Exhibit 10.2

LEASE
between
WFP TOWER B CO. L.P.,
as Landlord,
and
THE BANK OF NEW YORK MELLON,
as Tenant,
Dated as of June 25, 2014

Premises:
Brookfield Place
225 Liberty Street
New York, New York 10281

TABLE OF CONTENTS

i

ii

EXHIBITS
A	Description of Land
B	Floor Plan of the Above-Grade Premises
C	Rules and Regulations
D	Alterations Rules and Regulations
E	HVAC Specifications
F	Standard Cleaning Specifications
G	Floor Plan of the Basement Premises
H	Landlord’s Work
I	Form of Commencement Date Agreement
J	Form of Lender Nondisturbance Agreement
K	Form of Ground Lessor Nondisturbance Agreement
L	Rentable Square Feet and Usable Square Feet of the Premises
M	Form of Memorandum of Lease
N	List of Pre-Approved Contractors
O	Form of Subtenant Recognition Agreement
P	Passenger Elevator Specifications
Q	Superior Offer Space Rights
R	Chilled Water Specifications
S	Approved Local Unions
T-1	South End Signs
T-2	South End Desk Sign
T-3	Winter Garden Desk Sign
T-4	Lobby Elevator Bank Sign
U	Form of Operating Statement
V-1	South End Concierge Location
V-2	Winter Garden Concierge Location
W	Lockbox Account Instructions
X	Form of Sublease Consent
Y	Tax Comparison Buildings
Z	Certificate of Occupancy
AA	Bicycle Rack
BB	Confidentiality Agreement
CC	Termination of 800 AMP Feeder
CC-1	Location of E-DSWB-10A and E-DSWB-10B Switches and Emergency Distribution Switchboards
CC-2	Location of SWBD-8B Switch
DD	Location of Telecommunication Risers
EE	Example of First Contraction Payment Calculation
FF	Location of Security Risers
GG	250 Vesey Corridor Specifications

iii

INDEX OF DEFINED TERMS

23rd Floor Premises	1.01
250 Vesey Corridor	1.01
40% Casualty	22.03
A Owner	1.01
AAA	4.05(e)(ii)
Above-Grade Premises	1.01
Acceptance Notice	34.01(c)
Accepted Offer Space	34.01(c)
ADA	11.01(b)
Additional Collateral	10.01(a)
Additional Electric Capacity	5.04(b)
Additional Electric Capacity Systems	5.04(b)
Additional Rent	3.02
Additional Specialty Alterations	14.07(b)
Affiliate	1.01
After-Hours	17.01(a)(ii)
AHU’s	17.01(a)(iii)
Alterations	14.01(a)
Amex	1.01
Amex Bank	1.01
Annual Reserve Tonnage Charge	17.01(a)(iii)
Antenna	46.01(a)
Anticipated Commencement Date	2.04(d)
Anticipated FES Delivery Date	37.01(d)
Anticipated Inclusion Date	34.01(b)
Anticipated SES Delivery Date	38.01(d)
Anticipated Substantial Completion Date	2.04(c)
Applicable Percentage	28.02(a)(ii)
Approved Contractors List	14.01(g)
Arbiter	4.05(e)(ii)
Assessed Valuation	1.01
Assignment Profit	10.12(a)(i)
Audit Notice	4.05(e)(i)
Available	34.01(a)(i)
Available Electric Capacity	5.04(c)
B Owner	1.01
Bankruptcy Code	1.01
Base Electric Capacity	5.04(a)
Base Lease Year	1.01
Base Lease Year Statement	4.05(b)
Base Operating Amount	1.01
Base PILOT Amount	1.01
Base PILOT Reconciliation Notice	4.06(g)

iv

Base Rent	3.01(a)
Baseball Arbitrators	33.06(c)(i)
Basement Premises	1.01, 1.01
BB Water Capacity	17.01(a)(iii)
Benefits	32.11(a)
BFP	1.01
BID Charges	1.01
BNYM Tenant	14.01(d)
BOA	47.02(d)
BPCA	1.01
Brokers	18.01
Building	Preamble
Building Appurtenant Space	17.06
Building Systems	1.01
Business Days	17.01(a)(i)
Business Hours	17.01(a)(i)
Casualty	22.01
Casualty Restoration Period	22.03
Central Plant	1.01
Commencement Date	2.04
Commencement Date Agreement	2.04(e)
Commencement Date Notice	2.04(d)
Communications	31.01(a)
Conceptual Alterations	14.01(a)
Concessions Package	33.01(a)
Concierge	45.02
Concierge Option	45.01
Condemnation	23.01
Consumer Price Index	1.01
Contractor	11.03(b)
Corridor Construction Costs	14.10(c)
Corridor Work	1.01
Corridor Work Outside Date	14.10(a)
CPI	1.01
CPI Denominator	1.01
Curing Party	19.01
D Owner	1.01
Damage Notice Date	28.02(a)(ii)
Decorative Alterations	14.01(a)
Default Interest Charge	3.04(a)
Default Rate	3.04(a)
Deficiency	20.04 (e)
Depositary	12.06(b)
Dining Facility	6.01(ii)
Disconnect Switches	5.04(a)
DOB	14.01(e)

v

E-DSWB-10A and E-DSWB-10B Switches and Emergency Distribution Switchboards	47.01(b)
Electricity Audit Notice	5.01(d)
Electricity Billing Period	5.01(b)
Electricity Dispute Notice	5.01(d)
Elevator Lobby Signage	44.01
Embargoed Person	27.01(a)
Employment Benefit Commencement Date	32.11(h)(i)
Employment Benefit Period	32.11(h)(i)
Employment Credit	32.11(h)(i)
Estimate	33.04(a)
Estimate Notice	22.03
Estimates	33.04(a)
Estimator	22.03
Event of Default	20.01
Expiration Date	1.01
Extra Personnel	1.01
Failing Party	33.04(b)
Fair Market Rent	33.01(b)
FES Availability Notice	37.01(d)
FES Concessions Package	37.01(e)
FES Delivery Date	37.01(c)
FES Delivery Period	37.01(b)
FES Fair Market Rent	37.01(f)
FES Rescission Notice	37.05
Fifth PILOT Comparison Year	1.01
First Contraction Date	41.01
First Contraction Notice	41.02
First Contraction Option	41.01
First Contraction Outside Date	41.02
First Contraction Payment	41.02
First Contraction Space	41.01
First Contraction Transaction Costs	41.02
First Expansion Notice	37.02
First Expansion Option	37.02
First Expansion Space	37.01(a)
First PILOT Comparison Year	1.01
First Renewal Notice	33.02(b)
First Renewal Option	33.02(a)
First Renewal Outside Date	33.02(b)
First Renewal Premises	33.02(b)
First Renewal Term	33.02(a)
First Rent Abatement Period	3.01(c)
First Rent Credit Date	2.05(a)
First Rent Period	3.01(a)(i)
Five Year Renewal Option	33.02(a)

vi

Floor	1.01
FMR Negotiation Period	33.06(b)
Fourth Rent Period	3.01(a)(i)
Freight Elevator Business Hours	17.01(c)
GAAP	4.01(a)
Governmental Authority	1.01
Gross Sublease Loss	10.12(a)(ii)
Gross Sublease Profit	10.12(a)(ii)
Ground Lease	1.01
Ground Lessor	1.01
Ground Rents	1.01
Ground Tenant	1.01
Hazardous Materials	11.04(a)
High-Rise Floors	1.01
Holidays	17.01(a)(i)
HVAC	17.01(a)
Indemnified Parties	26.01
Indemnified Party	26.01
Initial Contraction Notice	40.01
Initial Contraction Option	40.01
Initial Expansion Notice	36.01(a)
Initial Expansion Option	36.01(a)
Initial Expansion Space	36.01(a)
Initial Expansion Space Commencement Date	36.01(b)
Initial Premises	1.01, 1.01
Initial Tenant Work	7.01(b)
Initial Term	1.01
Insurance Requirements	1.01
Land	Preamble
Landlord	Introduction
Landlord Delay	1.01
Landlord Service Option	45.05
Landlord’s Average Cost Per Kilowatt Hour	1.01
Landlord’s Base Cleaning	17.01(d)
Landlord’s Benefits Cooperation	32.11(a)
Landlord’s Designated Specialty Alterations Notice	14.07(b)
Landlord’s Expansion Work	1.01
Landlord’s Notice	33.06(a)
Landlord’s PILOT Reconciliation Notice	4.06(b)
Landlord’s PILOT Refund Notice	4.06(f)
Landlord’s Restoration Work	22.01
Landlord’s Saving Calculation	4.01(a)(xiv)
Landlord’s Specialty Alterations Restoration Work	28.01(b)
Landlord’s Tax Consultant	4.06(h)
Landlord’s Work	1.01
Late Delivery Termination Date	2.05(b)

vii

Late Delivery Termination Notice	2.05(b)
Lease	Introduction
Lease Year	1.01
Leasehold Improvements	1.01
LEED	14.08
Legal Requirements	11.01(b)
Lienable Contractors	7.01(a)(iii)
List	27.01(a)
Lobby Desk	45.01
Lobby Desks	45.01
Lobby Elevator Bank Sign	44.01
Lockbox Account Instructions	1.01
Material Alteration	14.01(a)
Mid-Rise Floors	1.01
Negotiation Period	33.04(c)
Net Worth Test	10.01(a)
New Tenant	28.02(a)(ii)
No Tax Contest Letter	4.06(h)
Non-Material Alterations	14.01(a)
Occupy	1.01
OFAC	27.01(a)
Offer Notice	34.01(b)
Offer Space	34.01(a)(ii)
Offer Space Concessions Package	34.01(a)(iii)
Offer Space Conditions	34.01(a)(i)
Offer Space Fair Market Rent	34.01(a)(iv)
Offer Space Inclusion Date	34.01(e)
Offer Space Option	34.01(c)
Offer Space Termination Notice	34.01(f)
OFI	47.02(d)
Operating Estimate	4.04
Operating Expenses	4.01(a)
Operating Share Denominator	1.01
Operating Statement	4.05(a)
PASNY	1.01
PASNY Contract	1.01
Payment Date	3.01(a)
Permitted Transfer	1.01
Permitted Users	1.01
Person	1.01
PILOT	1.01
PILOT Charges	1.01
PILOT Share Denominator	1.01
PILOT Statement	4.06(b)
PILOT Year	1.01
Port Authority Easement Agreement	1.01

viii

Pre-Approved Contractor	14.01(g)
Pre-Exercise Estimate Option	33.04(a)
Pre-Exercise Estimate Request	33.04(a)
Pre-Existing Hazardous Materials	4.01(b)(36)
Premises	1.01
Primary Block	33.01(c)
Primary Office Use	6.01
Prime Rate	1.01
Prohibited Person	27.01(b)
Prohibited Uses	6.02(a)
Project	1.01
Project Operating Agreement	1.01
Project Operating Charges	1.01
Property Manager	1.01
Punch List Items	2.04(b)
Real Property	Preamble
Recapture Sublease	10.08(f)
Recognition Agreement	10.2
Records	32
Register’s Office	1.01
REIT	32.1
Renewal Notice	33.03(b)
Renewal Option	33.03(a)
Renewal Options	33.03(a)
Renewal Portion	33.01(c)
Renewal Premises	33.03(b)
Renewal Term	33.03(a)
Rent	3.03
Rent Commencement Date	1.01
Rentable Square Feet of the Premises	1.01
Rescheduled Estimate Date	33.04(b)
Reserved Chilled Water Capacity	17.01(a)(iii)
Restoration Funds	22.06(b)(i)
Restroom Renovations	14.09
retail	6.02(a)
Rules and Regulations	13.01
Second Contraction Date	42.01
Second Contraction Notice	42.02
Second Contraction Option	42.01
Second Contraction Outside Date	42.02
Second Contraction Payment	42.02
Second Contraction Space	42.01
Second Contraction Transaction Costs	42.02
Second Expansion Notice	38.02
Second Expansion Option	38.02
Second Expansion Space	38.01(a)

ix

Second Renewal Notice	33.03(b)
Second Renewal Option	33.03(a)
Second Renewal Outside Date	33.03(b)
Second Renewal Premises	33.03(b)
Second Renewal Term	33.03(a)
Second Rent Abatement Period	3.01(d)
Second Rent Credit Date	2.05(a)
Second Rent Period	3.01(a)(i)
Secured Areas	17.09
Service Provider	32.10
Service Providers	10.01(c)
SES Availability Notice	38.01(d)
SES Concessions Package	38.01(e)
SES Delivery Date	38.01(c)
SES Delivery Period	38.01(b)
SES Fair Market Rent	38.01(f)
SES Rescission Notice	38.05
Shearson/Amex	1.01
Site Manager	1.01
SNDA	8.01(b)
South End Desk Sign	44.01
South End Lobby Desk	45.01
South End Signs	44.01
Specialty Alterations	14.07(a)
Specialty Alterations Amendment	14.07(c)
Specified Restoration Work	22.01
Specified Termination Date	2.05(b)
Stacking Plan	34.01(j)
Subject to CPI Adjustment	1.01
Sublease Costs	10.12(a)(ii)
Substantial Completion Acceptance Notice	2.04(c)
Substantial Completion Notice	2.04(c)
Substantially Completed	2.04(b)
Substantially Completes	2.04(b)
Subtenant	10.03
Successor Entity	10.01(b)
Successor Landlord	8.01(a)
Superior Instrument	8.01(f)
Superior Interest	8.01(f)
Superior Lease	8.01(a)
Superior Lessor	8.01(a)
Superior Loads	47.02(d)
Superior Mortgage	8.01(a)
Superior Mortgagee	8.01(a)
Superior Party	8.01(f)
Supplemental Units	17.01(a)(iii)

x

SWBD-8B Switch	5.04(b)
Tax Comparison Buildings	1.01
Tax Contest	4.06(h)
Ten Year Renewal Option	33.02(a)
Tenant	Introduction
Tenant Change	22.01
Tenant Delay	1.01
Tenant Entities	26.04
Tenant Generator Equipment	47.02(a)
Tenant Signage	44.01
Tenant’s Auditor	4.05(e)(i)
Tenant’s Broker	18.01
Tenant’s Cleaning Contractors	17.01(e)(iii)
Tenant’s Commencement Date Dispute Notice	2.04(d)
Tenant’s Concierge Conditions	45.03
Tenant’s Direct Electric Service Option	5.08
Tenant’s Electricity Bill	5.01(b)
Tenant’s Electricity Costs	1.01
Tenant’s Electricity Payment	5.01(b)
Tenant’s Main Data Communications Room	17.01(e)(iii)
Tenant’s Meters	5.08
Tenant’s Notice	33.06(a)
Tenant’s Offer Notice	10.08
Tenant’s Operating Payment	4.03
Tenant’s Operating Share	1.01
Tenant’s Parking Spaces	43.01
Tenant’s PILOT Payment	4.06(a)
Tenant’s PILOT Share	1.01
Tenant’s Preparation Work	2.04(f)
Tenant’s Property	15.02
Tenant’s Property Removal Obligation	28.01(b)
Tenant’s Regulators and Auditors	10.02(c)
Tenant’s Restoration Notice	28.01(b)
Tenant’s Restoration Work	22.01
Tenant’s Second Alterations Request	14.01(b)
Tenant’s Signage Conditions	44.01
Tenant’s Specialty Alterations Request Notice	14.07(b)
Tenant’s Statement	4.05(e)(ii)
Tenant’s Sublease Profit	10.12(a)(ii)
Tenant’s Submeters	1.01
Tenant’s Substantial Completion Dispute Notice	2.04(c)
Term	2.02
Third Rent Abatement Period	3.01(d)
Third Rent Credit Date	2.05(a)
Third Rent Period	3.01(a)(i)
Time	47.02(d)

xi

Total Rent	10.20(c)
Tower C Co.	1.01
Transfer Notice	10.09(a)
TRSCO	1.01
Unavoidable Delays	1.01
Untenantable	17.03(b)
Vertical Wiring	28.01(b)
Winter Garden Desk Sign	44.01
Winter Garden Lobby Desk	45.01
Work Allowance	7.01(a)
Zoning Resolution	1.01

xii

LEASE (this “Lease”), dated as of June 25, 2014 between WFP TOWER B CO. L.P., a New York limited partnership, having an office c/o Brookfield Financial Properties, L.P., 250 Vesey Street, 15th Floor, New York, New York 10281-1023 (“Landlord”), and THE BANK OF NEW YORK MELLON, a New York banking corporation, having an office at 101 Barclay Street – 15E, New York, New York 10286 (“Tenant”).
TO WITNESS THAT:
WHEREAS, Landlord is willing to lease to Tenant and Tenant is willing to hire from Landlord, on the terms hereinafter set forth, certain space in the office building located at 225 Liberty Street, New York, New York (which building, together with all additions and replacements thereto, is referred to herein as the “Building”) on the land more particularly described on Exhibit A (which land, together with the exclusive easements appurtenant thereto, is referred to herein as the “Land”; the Land and the Building and the plaza, the esplanade, all entranceways, access and egress points, sidewalks and curbs adjacent thereto or servicing the Land and the Building are collectively called the “Real Property”); and
NOW, THEREFORE, Landlord and Tenant agree as follows:

Article 1

TERMS AND DEFINITIONS
Section 1.01    Defined Terms. As used herein, the following terms shall have the respective meanings set forth below:
“Affiliate”, when used with respect to any Person, shall mean a Person that, directly or indirectly, controls, is controlled by or is under common control with such Person. For purposes of the foregoing definition, “control” (including “controlled by” and “under common control with”), when used with respect to a Person that is an entity, shall be deemed to mean the ownership, directly or indirectly, of at least 25% of all of the equity interests of such entity and the power to direct or cause the direction of the day-to-day management of such entity.
“Assessed Valuation” shall mean the amount for which the Real Property or Tax Comparison Building is or will become assessed when applicable pursuant to applicable provisions of the New York City Charter and of the Administrative Code of The City of New York for the purpose of imposition of real estate taxes.
“Bankruptcy Code” shall mean Title 11 of the United States Code, as amended from time to time.
“Base Lease Year” shall mean calendar year 2016.
“Base Operating Amount” shall mean Operating Expenses for the Base Lease Year, as same may be adjusted pursuant to Section 4.02.
“Base PILOT Amount” shall mean the PILOT Charges for the PILOT Year commencing on July 1, 2015 and ending on June 30, 2016; provided, that if the average annual increase in the Assessed Valuation of the Building for the 5 PILOT Years commencing with and including the First PILOT Comparison Year is more than 200 basis points greater than the average annual increase in the Assessed Valuation of the Tax Comparison Buildings (giving equal weight to each of the Tax Comparison Buildings) during the same period, then the Base PILOT Amount shall be increased to the amount necessary so that the average annual increase in the Assessed Valuation of the Building for such 5 PILOT Years shall be equal to the average annual increase in the Assessed Valuation of the Tax Comparison Buildings during such period plus 200 basis points, and Tenant’s PILOT Payments shall be adjusted as set forth in Section 4.06(g) below. By way of example only, if the Assessed Valuation of the Tax Comparison Buildings increases by an average of 5% per annum during such 5 PILOT Years, then the Base PILOT Amount will not be adjusted unless the Assessed Valuation of the Building during such period increased by an average of more than 7% per annum, and if so, then the Base PILOT Amount shall be adjusted to the amount necessary so that the average annual increase in the Building’s Assessed Valuation is equal to 7%.
“Basement Premises” has the meaning set forth in this Section 1.01 in the definition of “Premises”.

“BID Charges” shall mean (i) business improvement district charges and any similar charges imposed on the Building and/or the Land, and (ii) any reasonable and customary expenses incurred by Landlord in contesting the same, which expenses shall be allocated to the PILOT Year to which such expenses relate. Expenses incurred in contesting BID Charges shall be those reasonably and customarily incurred by landlords of first class office buildings in downtown Manhattan. BID Charges shall not include (x) any component of Operating Expenses or (y) any interest and/or penalties resulting from the late payment of BID Charges by Landlord.
“Building Systems” shall mean the systems servicing the Building (excluding distribution thereof within the Premises or within other portions of the Building leased or available for lease to tenants), including, without limitation, life safety (including Class E and emergency generators serving the Building, but excluding the Tenant Generator Equipment, if any, and excluding any other generator equipment dedicated to serving one or more specific tenants, as distinguished from tenants and/or the Building generally); base Building HVAC (including the air handling units and other equipment in the base Building mechanical equipment rooms of each Floor); base Building electric; base Building plumbing and standpipes; base Building management systems; and service elevators and passenger elevators.
“Central Plant” shall mean the central facility for the (i) production and distribution of condenser/chilled water to the Project, and (ii) distribution of steam to the Project.
“Commencement Date” has the meaning set forth in Section 2.04(a).
“Consumer Price Index” or “CPI” shall mean the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics of the United States Department of Labor, New York, N.Y. — Northern N.J.- Long Island, NY-NJ-CT-PA, All Items (1982–84 = 100), or any successor index thereto, appropriately adjusted. If the Consumer Price Index is converted to a different standard reference base or otherwise revised, then whenever the determination of a Consumer Price Index figure is called for herein, the Consumer Price Index shall be converted in accordance with the conversion factors published by the United States Department of Labor, Bureau of Labor Statistics, or, if such Bureau shall not publish the same, as the same may be published by Prentice-Hall, Inc. or any other nationally recognized publisher of similar statistical information reasonably satisfactory to Landlord and Tenant. If the Consumer Price Index ceases to be published, and there is no successor thereto, such other index as Landlord shall reasonably designate and Tenant shall reasonably approve shall be substituted for the Consumer Price Index.
“Corridor Work” shall mean (i) the renovation of the common corridors serving the 23rd Floor Premises to a condition consistent with the common corridor on the 26th floor of the building located at 250 Vesey Street, New York, New York, as such common corridor exists on the date of this Lease (the “250 Vesey Corridor”), and in accordance with the finishes set forth on Exhibit GG (which finishes shall be subject to change in Landlord’s discretion prior to Tenant’s submission to Landlord of plans and specifications in respect of the Corridor Work, provided any substitute finishes are of a reasonably comparable quality) and (ii) the demise of the 23rd Floor Premises in accordance with the floor plan of the 23rd Floor Premises set forth on Exhibit B-7.

“CPI Denominator” shall mean, unless otherwise stated, the Consumer Price Index in effect on the date of this Lease.
“Expiration Date” shall mean 11:59 p.m. on the last day of the month in which shall occur the day immediately preceding the 20th anniversary of the Commencement Date, as such date may be extended pursuant to any Renewal Option or such earlier date on which this Lease may be cancelled or terminated pursuant to any of the conditions or covenants of this Lease or pursuant to law.
“Extra Personnel” shall mean operating engineers, elevator operators and mechanics, loading dock guards, master mechanics, maintenance mechanics, teamster foremen, dockmasters, electricians, security personnel and other support personnel in each case contracted for or employed by or on behalf of Landlord.
“Fifth PILOT Comparison Year” shall mean the PILOT Year commencing on July 1, 2020 and ending on June 30, 2021.
“First PILOT Comparison Year” shall mean the PILOT Year commencing on July 1, 2016 and ending on June 30, 2017.
“Floor” shall mean, as applicable, the entire floor or a portion of the floor in the Building which is part of the Premises.
“Governmental Authority” shall mean the United States of America, the State of New York, New York City and any agency, department, commission, board, bureau, instrumentality or political subdivision of any of the foregoing, now existing or hereafter created, having jurisdiction over the Real Property, the Premises or any portions thereof.
“Ground Lease” shall mean the Agreement of Severance Lease, covering the Land and the Building, between Battery Park City Authority, as landlord, and Olympia & York Battery Park Company, as tenant, dated as of June 15, 1983, a memorandum of which lease was recorded in the Office of the Register of New York City (New York County) (the “Register’s Office”) on June 20, 1983, in Reel 696, at Page 495, which lease was assigned by Olympia & York Battery Park Company to Olympia & York Tower B Company (“Ground Tenant”) pursuant to that certain Assignment and Assumption of Severance Lease dated as of October 7, 1983, recorded in such Register’s Office on October 7, 1983 in Reel 724, at Page 1258, and which lease was further assigned by WFC Tower B Company (f/k/a Olympia & York Tower B Company) to WFP Tower B Co. L.P. pursuant to that certain Assignment and Assumption of Severance Lease dated as of November 21, 1996, recorded in such Register’s Office on November 27, 1996 in Reel 2396, Page 1897; and which lease was amended by: (a) unrecorded agreement, dated as of August 24, 1984, among Ground Lessor, Ground Tenant and Merrill Lynch & Co., Inc., which agreement is referred to in the recorded memorandum described in clause (b) below; (b) Amendment of Severance Lease, dated as of December 5, 1984, between Ground Lessor and Ground Tenant, a memorandum of which was recorded in such Register’s Office on April 1, 1985, in Reel 892, at Page 1204; (c) unrecorded agreement dated July 12, 1985, among Ground Lessor, Ground Tenant and Bankers Trust Company as Collateral Agent, which agreement is referred to in the recorded memorandum described in clause (d) below; (d) Amendment of Severance Lease, dated as of August 15, 1985, between Ground Lessor and Ground Tenant, a memorandum of which was recorded in such Register’s Office on May 19, 1986, in Reel 1065, Page 1548; (e) unrecorded agreement, dated as of January 30, 1987, among Ground Lessor, Ground Tenant and Bankers Trust Company as Collateral Agent, which agreement is referred to in the recorded memorandum described in clause (i) below; (f) unrecorded agreement, dated as of September 23, 1987, between Ground Lessor, Ground Tenant, Bankers Trust Company as Collateral Agent, Merrill Lynch & Co. Inc. and Merrill Lynch/WFC/L, Inc., which agreement is referred to in the recorded memorandum described in clause (i) below; (g) unrecorded agreement, dated as of December 1987, between Ground Lessor and Ground Tenant, which agreement is referred to in the recorded memorandum described in clause (i) below; (h) unrecorded agreement, dated as of June 30, 1988, among Ground Lessor and Ground Tenant, as referred to in the recorded memorandum described in clause (i) below; (i) Amendment of Severance Lease, dated as of July 14, 1988, between Ground Lessor and Ground Tenant, a memorandum of which was recorded in such Register’s Office on October 4, 1988 in Reel 1473, Page 2124, which memorandum also refers to the unrecorded agreements described in clauses (e), (f), (g) and (h) above; (j) unrecorded letter agreement, dated December 14, 1988, between Banker’s Trust Company as Collateral Agent, Ground Lessor and Ground Tenant; (k) Amendment to Development Guidelines, dated as of February 29, 2012, among Brookfield Properties One WFC Co. LLC, Ground Tenant, WFP Tower D. Co. L.P., American Express Company, Ground Lessor, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Merrill Lynch/WFC/L, Inc.; (l) Amendment of Severance Lease (Tower B), dated as of June 29, 2012, between Ground Lessor and Ground Tenant; (m) Amendment of Severance Lease (Tower B) dated as of May 29, 2013 between Ground Lessor and Ground Tenant; (n) Amendment of Severance Lease (Tower B) dated as of May 30, 2013 between Ground Lessor and Ground Tenant, a memorandum of which was recorded in such Register’s Office on July 11, 2013 as CRFN 2013000273272, which memorandum also refers to the unrecorded agreements described in clauses (j), (k), (l) and (m) above; (o) Amendment of Severance Lease (Tower B) dated as of September 27, 2013 between Ground Lessor and Ground Tenant, a memorandum of which will hereinafter be recorded in such Register’s Office; (p) Amendment of Severance Lease (Tower B) dated as of February 6, 2014 between Landlord and Tenant, a memorandum of which was submitted for recording in said Register’s Office, which memorandum also refers to the unrecorded agreement described in clause (o) above; and (q) Amendment of Severance Lease (Tower B) dated as of June 24, 2014 between Ground Lessor and Ground Tenant; and as the same may hereafter be entered into, extended, renewed, modified or amended from time to time. The Ground Lease shall also include any lease entered into pursuant to Section 10.14 of the Agreement of Severance Lease described in this definition or any similar agreement entered into for the benefit of a lender; and any reference in this Lease to an Article or Section of the Ground Lease shall mean the particular Article or Section of such Agreement of Severance Lease or of any lease or similar agreement entered into pursuant to Section 10.14 of such Agreement of Severance Lease, as the case may be.
“Ground Lessor” shall mean Battery Park City Authority or its successor under the Ground Lease.
“Ground Rents” shall mean, collectively, all rents and other amounts payable by Landlord under the Ground Lease including (i) the annual sums of base rent payable by Landlord as tenant under Section 3.01 of the Ground Lease, and (ii) the annual sums, if any, of percentage rent, retail rent and other rent payable with respect to the Project by Landlord, as tenant, under, respectively, Sections 3.04 and 3.05 of the Ground Lease.
“High-Rise Floors” shall mean floors 26 to 44 in the Building.
“Initial Premises” has the meaning set forth in this Section 1.01 in the definition of “Premises”.
“Initial Term” shall mean the period commencing on the Commencement Date and ending at 11:59 p.m. on the last day of the month in which shall occur the day immediately preceding the 20th anniversary of the Commencement Date.
“Insurance Requirements” shall mean the conditions and requirements of any insurance policy affecting the Real Property or any portion thereof and the rules, regulations, orders and other requirements of the New York Board of Underwriters and/or the New York Fire Insurance Rating Organization and/or any other similar body performing the same or similar functions and having jurisdiction or cognizance over the Building and/or the Premises, whether now or hereafter in force.
“Landlord Delay” with regard to Tenant’s performance of the Corridor Work and the Restroom Renovations in respect of the 23rd floor of the Building shall mean, (i) any actual delay in the substantial completion of Tenant’s obligations under Section 14.10 by reason of any intentional act, negligence or omission (where there is a duty to act) of any nature of Landlord or Landlord’s agents, employees, contractors, subcontractors or invitees or (ii) Landlord’s failure to deliver timely the 23rd Floor Premises on or before May 1, 2015 (as such date shall be extended by one day for each day that Landlord is delayed in delivering the 23rd Floor Premises to Tenant as a result of Tenant Delay). Tenant shall promptly notify Landlord after Tenant has actual knowledge of a Landlord Delay (and state in reasonable detail the basis of such Landlord Delay). Any period of Landlord Delay shall not exceed the time period Tenant was actually delayed as a result of such Landlord Delay and any simultaneous Landlord Delays shall be deemed to run concurrently, not consecutively, and shall not be “double” counted.
“Landlord’s Average Cost Per Kilowatt Hour” shall mean an amount equal to the quotient obtained by dividing (a) the actual total dollar amount billed by the electrical provider(s) servicing the Building for the relevant Electricity Billing Period (including any taxes, fuel rate adjustments, demand charges and surcharges, but excluding any interest and penalties for late payment, and less any credits, rebates, payments, discounts, refunds or other benefits (whether in cash, kind or other form) and specifically including any of the foregoing provided for or in connection with contracting with or renewing a contract with any such provider) actually received by Landlord whether included on such electrical bill or otherwise provided to Landlord), by (b) the total kilowatt hours of electricity used at the Building for such billing period determined by reference to the meter or meters measuring the same, carried to 6 decimal places.
“Landlord’s Expansion Work” shall mean, with respect to, as applicable, any Accepted Offer Space, the Initial Expansion Space, the First Expansion Space and the Second Expansion Space, Landlord’s Work as set forth on Exhibit H, except that (i) the parties acknowledge that the Demolition Plans are specific to the Initial Premises, but the demolition to be performed as part of Landlord’s Expansion Work shall be comparable to that shown on the Demolition Plans to the extent applicable to the floor(s) in question, (ii) the items excluded from Landlord’s demolition pursuant to clauses (a), (b) and (d) of Item #1 on Exhibit H are not applicable to Landlord’s Expansion Work and (iii) Item # 14 and Item #18 on Exhibit H need not be performed as part of Landlord’s Expansion Work.
“Landlord’s Work” shall mean the work described on Exhibit H.
“Lease Year” shall mean each calendar year that shall include any part of the Term.
“Leasehold Improvements” shall mean all leasehold improvements, Alterations and fixtures attached to or built into the Premises by, through or under Tenant. “Leasehold Improvements” shall also include all Alterations made by, through or under Tenant outside the Premises on the Real Property (including any equipment and cabling placed or installed by, through or under Tenant outside the Premises on the Real Property). Notwithstanding anything contained in this definition of “Leasehold Improvements” to the contrary, the term “Leasehold Improvements” shall not include (i) items of Landlord’s Work, (ii) items existing prior to the Commencement Date and (iii) Tenant’s Property.
“Lockbox Account Instructions” shall mean the instructions for the payment of Rent set forth on Exhibit W hereof, as the same may be added to or modified by Landlord from time to time.
“Mid-Rise Floors” shall mean floors 10 to 25 in the Building.
“Occupy” shall mean (for purposes of any provisions of this Lease under which any of Tenant’s rights are conditioned upon Tenant “occupying” or being “in occupancy of” a specific percentage or portion of the Premises), that Tenant shall be deemed to be occupying pursuant to this Lease the entire Premises except for all portions of the Premises which are either (a) subleased or licensed to a third party (excluding any such sublease or license under Section 10.01(c) or Section 10.02) or (b) not physically occupied by any Person and then being marketed for sublease or license by Tenant; provided, that if all or substantially all of the Premises (excluding any portions thereof subleased or licensed to, or occupied by, parties not under Section 10.01(c) or Section 10.02) are not physically occupied and Tenant has no good faith intention to return to a substantial portion of the Premises, then Tenant shall be deemed to be not occupying any of the Premises.
“Operating Share Denominator” has the meaning set forth in this Section 1.01 in the definition of “Rentable Square Feet of the Premises”.
“PASNY” shall mean the Power Authority of the State of New York and any successor or assign thereof.
“PASNY Contract” shall mean the agreement between Landlord and PASNY in effect as of the date hereof with respect to the provision of electrical service to the Building.

“Permitted Transfer” shall mean any subleasing of the Premises or assignment of this Lease that, in each case, in accordance with the express provisions of Article 10, does not require the consent of Landlord.
“Permitted Users” shall mean Tenant, Tenant’s Affiliates, Service Providers and Tenant’s Regulators and Auditors using or occupying the Premises pursuant to Section 10.01(c) or Section 10.02, Tenant’s permitted subtenants and licensees (including subtenants and licensees permitted without consent and subtenants and licensees to which Landlord has consented) and their respective officers, directors, partners, members, employees and business invitees.
“Person” shall mean and include, (a) with respect to Article 10, an individual, corporation, partnership, limited liability company, limited liability partnership, joint venture, trust or unincorporated association, and (b) with respect to all other Sections of this Lease, an individual, corporation, partnership, limited liability company, limited liability partnership, joint venture, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department, authority or agency thereof.
“PILOT Charges” shall mean (i) any and all “Payments in Lieu of Taxes” payable by Landlord to the Ground Lessor under the Ground Lease or the City of New York thereunder, as such term is defined in the Project Operating Agreement (“PILOT”), (ii) any and all BID Charges, and (iii) any expenses incurred by Landlord in contesting the assessed value of the Real Property (which expenses shall be those reasonably and customarily incurred by landlords of first class office buildings in downtown Manhattan), which expenses shall be allocated to the PILOT Year to which such expenses relate. PILOT Charges shall not include any interest and/or penalties resulting from the late payment of PILOT Charges by Landlord to the Ground Lessor under the Ground Lease.
“PILOT Share Denominator” has the meaning set forth in this Section 1.01 in the definition of “Rentable Square Feet of the Premises”.
“PILOT Year” shall mean each period of 12 months, commencing on the first day of July of each such period, in which occurs any part of the Term.
“Port Authority Easement Agreement” shall mean the Easement Agreement, dated as of September 1, 1981, among The Port Authority of New York and New Jersey, the Port Authority Trans-Hudson Corporation, BPC Development Corporation and Ground Lessor, recorded in the Register’s Office on October 27, 1981, in Reel 589, Page 868, as amended by Amendment to Easement Agreement dated as of February 8, 1982 and recorded in the Register’s Office on February 3, 1984 in Reel 762, Page 45, Second Amendment to Easement Agreement dated as of January 20, 1984 and recorded in the Register’s Office on February 3, 1984 in Reel 762, Page 65, Third Amendment to Easement Agreement dated as of March 26, 2001, by Fourth Amendment to Easement Agreement, dated as of January 3, 2011 and as the same may be further amended from time to time.
“Premises” shall mean the premises from time to time demised under this Lease. “Initial Premises” shall mean, collectively, the following spaces in the Building: (i) that portion of the 23rd floor of the Building substantially as shown on the floor plan annexed hereto as Exhibit

B-7 (the “23rd Floor Premises”), (ii) the entire rentable area of each of the 17th, 18th, 19th, 20th, 21st and 22nd floors of the Building, substantially as shown on the floor plans annexed hereto as Exhibits B-1 through B-6, respectively and (iii) that portion of the cellar level of the Building substantially as shown on the floor plan annexed hereto as Exhibit G (the “Basement Premises”). The Initial Premises, other than the Basement Premises, is sometimes referred to herein as the “Above-Grade Premises”. The term “Above-Grade Premises” shall not include the Basement Premises.
“Prime Rate” shall mean the average, at the time in question, of the rates announced as their respective prime commercial lending rates by Citibank, N.A. and JPMorgan Chase & Co. or their respective successors, and if such prime rates shall cease to be so announced by either or both of such banks, then the term “Prime Rate” shall mean the prime commercial lending rate for large commercial banks reported in The Wall Street Journal. Any interest payable with reference to the Prime Rate shall be adjusted on a daily basis, based upon the Prime Rate in effect at the time in question, and shall be calculated with respect to the actual number of days elapsed on the basis of a 365-day year. If (i) such prime commercial lending rates shall cease to be so announced by either or both of such banks, and (ii) The Wall Street Journal does not report the prime commercial lending rate for large commercial banks, then, the term “Prime Rate” shall mean a rate, reasonably determined by Landlord, from time to time, to be comparable to the rate that had formerly constituted the “Prime Rate” hereunder.
“Project” shall mean the “Brookfield Place” project of which the Building is a part, which comprises, inter alia, the buildings located at 200 Liberty Street, 225 Liberty Street, 200 Vesey Street and 250 Vesey Street, as well as the Central Plant, the Winter Garden, any pedestrian bridges and entranceways, access and egress points, sidewalks and curbs, and the plaza and esplanade adjacent to the North Cove, and any and all future additions and replacements thereto.
“Project Operating Agreement” shall mean the Project Operating Agreement dated as of June 15, 1983 among Battery Park City Authority (“BPCA”), Olympia & York Battery Park Company and Shearson/American Express, Inc. (“Shearson/Amex”), American Express Company (“Amex”), American Express International Banking Corporation (“Amex Bank”) and American Express Travel Related Services Company, Inc. (“TRSCO”), which agreement was recorded in the Register’s Office on June 20, 1983 in Reel 696, Page 597, as amended by that certain First Amendment of Project Operating Agreement dated as of November 21, 1996 among BPCA, New Tower A LP, WFP Tower B Co. L.P. (“B Owner”), WFP Tower D Co. L.P. (“D Owner”), Amex, American Express Bank, Ltd. (formerly known as Amex Bank), TRSCO, Lehman Brothers Inc. (formerly known as Shearson/Amex, and as successor-by-merger to Lehman Governmental Securities Inc.), Lehman Commercial Paper Incorporated, and Lehman Brothers Holdings Inc., which amendment was recorded in the Register’s Office on November 27, 1996 in Reel 2396, Page 1955, as amended by that certain Pavilion Agreement dated as of December 8, 2011 made by and between Brookfield Financial Properties, L.P. (“BFP”), Brookfield Properties One WFC Co. LLC (“A Owner”), B Owner, D Owner, Amex (for itself and on behalf of TRSCO and BFP Tower C Co. LLC (“Tower C Co.”), BPCA, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Merrill Lynch/WFC/L, Inc. and Merrill Lynch & Co. Inc., as amended by that certain Amendment to Development Guidelines dated as of February 29, 2012 made by and between, A Owner, B Owner, D Owner,

Amex, BPCA, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Merrill Lynch/WFC/L, Inc., and as amended by that certain letter agreement dated as of June 29, 2012 made by and between A Owner, B Owner, Tower C Co., D Owner, BPCA, Amex, TRSCO, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Merrill Lynch/WFC/L, Inc. and BFP, as amended by that certain Second Amendment to Project Operating Agreement dated as of May 29, 2013 by and among BPCA, A Owner, B Owner, Tower C Co., D Owner, TRSCO and Amex, which amendment was recorded in the Register’s Office on July 11, 2013 as CRFN 2013000273274, as amended by that certain Third Amendment to Project Operating Agreement dated as of May 29, 2013 by and among BPCA, A Owner, B Owner, Tower C Co., D Owner, TRSCO and Amex, which amendment was recorded in the Register’s Office on June 20, 2014 as CRFN 2014000211880, as amended and as assigned from time to time.
“Project Operating Charges” shall mean, for any period, the amounts payable for such period by Landlord, as lessee under the Ground Lease, pursuant to the Project Operating Agreement.
“Property Manager” shall mean Brookfield Financial Properties, L.P. or any successor manager of the Building.
“Rent Commencement Date” shall mean the date occurring in the 10th month after the Commencement Date which is the same numerical date in the month as the Commencement Date (except that if no same numerical date shall exist in such 10th month, the Rent Commencement Date shall be the last day of such 10th month) (as the same may be extended pursuant to Section 2.05).
“Rentable Square Feet of the Premises” shall mean for all purposes under this Lease the Rentable Square Feet of the Above-Grade Premises as set forth on Exhibit L annexed. Exhibit L also sets forth the Rentable Square Footage of each of the other Mid-Rise Floors and the High-Rise Floors and the useable square footage of the Mid-Rise Floors and the High-Rise Floors. The Rentable Square Footage and the useable square footage of any such space added to or removed from the Premises during the Term shall be as set forth on Exhibit L (or appropriate fraction thereof if such space is less than a full floor); provided, that in any determination of fair market rent for purposes of this Lease, such determination shall take into account any variation in the measurements set forth on Exhibit L from the loss factors then customary in the market. Tenant hereby acknowledges that it has independently determined the useable and rentable areas being leased hereunder, and that no representation, express or implied, has been or is being made by Landlord with respect to square footage (rentable or otherwise) contained in the Premises. Landlord and Tenant agree that the Building is conclusively deemed to contain 2,423,512 rentable square feet for the purpose of calculating Tenant’s Operating Share (the “Operating Share Denominator”) and 2,512,218 rentable square feet for the purpose of calculating Tenant’s PILOT Share (the “PILOT Share Denominator”); provided, however, that Tenant’s Operating Share and Tenant’s PILOT Share shall be recalculated in the event of any changes in the rentable area of the Premises or the Building due to the addition or the deletion of rentable space or the conversion of office space to retail space (and vice versa).

“Site Manager” shall mean the manager of those areas for which Landlord or its Affiliates is responsible pursuant to the Project Operating Agreement.
“Subject to CPI Adjustment”, with reference to a specified amount, shall mean the specified amount, multiplied by a fraction, the numerator of which shall be the Consumer Price Index for the calendar month preceding the date on which such amount is to be adjusted under the provision in question, and the denominator of which is the CPI Denominator.
“Tax Comparison Buildings” means the buildings set forth on Exhibit Y annexed hereto, together with the land on which such buildings are located; provided, however, that for purposes of determining whether the proviso in the definition of “Base PILOT Amount” is applicable, the term “Tax Comparison Buildings” shall exclude (i) the Tax Comparison Building having the highest average annual increase in its Assessed Valuation for the 5 PILOT Years commencing with and including the First PILOT Comparison Year and (ii) the Tax Comparison Building having the lowest average annual increase in its Assessed Valuation for the 5 PILOT Years commencing with and including the First PILOT Comparison Year.
“Tenant” shall mean the Person named as Tenant on the cover page and in the introductory paragraph hereof, and any successor or assign thereof (provided that nothing in this definition shall be construed as permitting any assignment or subletting or any other transfer otherwise prohibited by the terms of this Lease).
“Tenant Delay” shall mean any actual delay beyond the anticipated completion date for the matter at issue that Landlord may encounter in the performance of Landlord’s obligations under this Lease by reason of (i) any intentional act, negligence or omission (where there is a duty to act) of any nature of Tenant or Tenant’s agents, employees, contractors, subcontractors or invitees, including, without limitation, actual delays due to changes in or additions to Landlord’s Work and/or Landlord’s Restoration Work requested by Tenant, Tenant’s failure to timely submit information or to timely give authorizations or approvals required to be given by Tenant hereunder, (ii) postponement of any such work at the request of Tenant, or (iii) any long-lead time items requested by Tenant, provided that in the case of any such changes requested by Tenant or long-lead time items requested by Tenant, Landlord shall have promptly notified Tenant of the potential that same shall constitute a Tenant Delay and Tenant shall not have rescinded its request in writing within 2 days after such notice. Landlord shall promptly notify Tenant after Landlord has actual knowledge of a Tenant Delay (and state in reasonable detail the basis of such Tenant Delay). Any period of Tenant Delay shall not exceed the time period Landlord was actually delayed as a result of such Tenant Delay and any simultaneous Tenant Delays shall be deemed to run concurrently, not consecutively, and shall not be “double” counted.
“Tenant’s Electricity Costs” shall mean an amount equal to (i) Landlord’s Average Cost Per Kilowatt Hour for any relevant billing period, multiplied by (ii) the total kilowatt hours of electricity consumed by, through or under Tenant during such billing period, as measured by Tenant’s Submeters.
“Tenant’s Operating Share” for the Above-Grade Premises as of the date hereof shall mean 14.302%.

“Tenant’s PILOT Share” for the Above-Grade Premises as of the date hereof shall mean 13.797%%.
“Tenant’s Submeters” shall mean the electric submeters installed to measure the actual consumption of electricity by, through or under Tenant.
“Unavoidable Delays” shall mean delays incurred by any party due to (i) strikes, labor troubles, acts of God, enemy action, acts of terrorism or civil commotion, (ii) fire or other casualty, (iii) governmental preemption in connection with an emergency, or (iv) any other event or circumstance reasonably beyond the control of the party in question and not caused by the party in question or anyone acting through or on behalf of such party. Unavoidable Delays shall not include a party’s insolvency, financial condition or lack of funds.
“Zoning Resolution” shall mean the Zoning Resolution of the City of New York effective December 15, 1961, as amended.
Section 1.02    General Terms. (a) The terms “hereof,” “herein” and “hereunder,” and words of similar import, shall be construed to refer to this Lease as a whole (including the annexed Exhibits), and not to any particular Article, Section, Exhibit or provision, unless expressly so stated.
(b)    All words or terms used in this Lease, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender, as the context may require.
(c)    Wherever the word “including” appears in this Lease without the word “not” preceding it and without the phrase “but not limited to” or “without limitation” or a phrase having a similar meaning following it, it shall be deemed that the phrase “but not limited to” shall appear immediately following the word “including”. Likewise, wherever the word “include” appears in this Lease, in a similar grammatical context, without the word “not” preceding it and without the phrase “but not limited to” or “without limitation” or a phrase having a similar meaning following it, it shall be deemed to be followed by the phrase “but not be limited to” or “without limitation”.
Article 2

PREMISES; TERM
Section 2.01    Premises Demised. Landlord hereby demises to Tenant, and Tenant hereby hires and leases from Landlord, the Premises upon and subject to all of the terms, covenants, rentals and conditions provided for herein.
Section 2.02    Term. This Lease shall have a term (the “Term”) commencing on the Commencement Date and expiring, unless sooner terminated as herein provided or pursuant to law, on the Expiration Date.
Section 2.03    Condition of the Premises.

(a)    Tenant shall accept the Initial Premises on the Commencement Date in its then “as is” condition, except as set forth in Section 14.10(d) and subject to (i) the full completion after the Commencement Date (as distinguished from the Substantial Completion) of Landlord’s Work, (ii) the repair of any latent defects pursuant to Section 2.03(b) and (iii) the performance of Landlord’s ongoing repair obligations pursuant to Section 16.02. Furthermore, Landlord shall not be required to (x) perform any work or render any services to make the Building or the Initial Premises ready or suitable for Tenant’s initial occupancy, except as otherwise expressly provided in this Lease and subject to the full completion after the Commencement Date (as distinguished from the Substantial Completion) of Landlord’s Work, (y) contribute to the cost of any such work or services, except for the Work Allowance, and (z) provide any abatement of Base Rent or Additional Rent other than in respect of the First Rent Abatement Period in accordance with the provisions of Section 3.01(c) and the Second Rent Abatement Period and the Third Rent Abatement Period in accordance with the provisions of Section 3.01(d).
(b)    Landlord shall (i) perform and complete Landlord’s Work in a good and workmanlike manner using first quality materials and in compliance with applicable Legal Requirements, (ii) perform and complete Landlord’s Work at Landlord’s sole cost and expense, (iii) tender delivery of possession of the Initial Premises to Tenant in broom-clean condition and free of all tenancies and other rights of occupancy and (iv) repair any latent defects with respect to Landlord’s Work; provided, however, that, notwithstanding anything herein to the contrary, Tenant notifies Landlord of any such latent defects no later than 18 months after the Commencement Date (except that (x) latent defects shall not include items excluded from Landlord’s demolition obligation as set forth in Paragraph 1 of Exhibit H, and (y) Tenant may give notice to Landlord of any latent defects with respect to any HVAC units installed as part of Landlord’s Work at any time during which the same are covered by an applicable warranty). Tenant shall permit Landlord to enter the Premises for the purpose of (A) completing any applicable Punch List Items with respect to Landlord’s Work set forth in the schedule of Punch List Items prepared by Tenant pursuant to Section 2.04(c) (and Landlord shall complete any such Punch List Items in a prompt and timely manner) and (B) repairing any such latent defects. Landlord shall use commercially reasonable efforts to minimize any interference with the conduct of the Initial Tenant Work and, if applicable, with the conduct of Tenant’s business at the Premises, while performing any such work. Notwithstanding the foregoing, in no event shall Landlord be obligated to complete any such work on an overtime or premium pay basis and Landlord’s performance of any such work shall not be deemed a constructive eviction of Tenant or entitle Tenant to any diminution or abatement of Base Rent or Additional Rent payable by Tenant under this Lease.
Section 2.04    Commencement Date; Delivery of the Premises.
(a)    “Commencement Date” means the date on which Landlord shall have Substantially Completed Landlord’s Work and tendered delivery of possession of the entire Initial Premises to Tenant in broom-clean condition and free of all tenancies and other rights of occupancy (or such earlier date on which Tenant or any Person claiming by, through or under Tenant takes possession of the Initial Premises (or any part thereof) for the conduct of its business); provided, however, that, notwithstanding anything to the contrary contained in this Lease, in no event shall the Commencement Date occur prior to January 1, 2015.

(b)    Landlord may tender delivery of possession of groups of not less than 2 Floors of the Initial Premises to Tenant when Landlord has Substantially Completed the applicable Landlord’s Work on such Floors, but no earlier than January 1, 2015; provided, that the delivery of any such Floors alone shall not affect the Commencement Date, which shall occur only when Landlord has tendered delivery of possession of the entire Initial Premises to Tenant in broom-clean condition and free of all tenancies and other rights of occupancy with Landlord’s Work Substantially Completed. Notwithstanding the foregoing, Landlord may deliver a Substantial Completion Notice to Tenant at any time to initiate the inspection of Landlord’s Work by Landlord and Tenant and the sign-off by Tenant that Landlord’s Work has been Substantially Completed in accordance with the procedures set forth in Section 2.04(c), notwithstanding that no portion of the Premises may be delivered to Tenant earlier than January 1, 2015. “Substantially Completes” and “Substantially Completed” shall mean the completion of the applicable work in a good and workmanlike manner using first quality materials and in compliance with all Legal Requirements applicable to such work, except for any Punch List Items. “Punch List Items” shall mean details of construction and mechanical adjustment which are insubstantial or minor in character, the non-completion of which will have no more than a de minimis effect on (i) Tenant’s access to the applicable portion of the Premises or (ii) Tenant’s ability to commence and diligently perform, using ordinary construction practices (without the need for work on an overtime or premium pay basis), the Initial Tenant Work with respect to such portion of the Premises. Notwithstanding anything to the contrary contained herein, the performance by Landlord of item 19 on Exhibit H shall not be a condition to Substantial Completion by Landlord of Landlord’s Work. Such item of Landlord’s Work may be performed by Landlord concurrently with the performance by Tenant of the Initial Tenant Work, provided that Landlod shall not interefere with the performance by Tenant of the Initial Tenant Work (other than to a de minimis extent), and shall in any event be Substantially Completed on or before the completion of the Initial Tenant Work.
(c)    When Landlord anticipates that the applicable Landlord’s Work on any group of not less than 2 Floors of the Initial Premises shall be Substantially Completed, Landlord shall notify (a “Substantial Completion Notice”) Tenant of the date (an “Anticipated Substantial Completion Date”) on which Landlord expects such Landlord’s Work to be Substantially Completed at least 5 Business Days prior to any such Anticipated Substantial Completion Date. Within 10 Business Days after any such Anticipated Substantial Completion Date, Landlord and Tenant shall inspect the Landlord’s Work on the applicable Floors. If Tenant agrees that such Landlord’s Work has been Substantially Completed, (i) Tenant shall promptly execute and deliver to Landlord a writing to such effect (a “Substantial Completion Acceptance Notice”) and Tenant shall prepare a schedule of the Punch List Items with respect thereto (which schedule shall be delivered to Landlord during or promptly after the conclusion of such inspection); provided, however, that such Substantial Completion Acceptance Notice alone shall not affect the Commencement Date (which shall only occur in accordance with Section 2.04(a)) and (ii) Tenant may take possession of such Floors to perform the Initial Tenant Work, subject to Tenant’s compliance with all of the terms of this Lease (other than the covenants to pay Base Rent and Additional Rent provided for in Article 4), including Tenant’s indemnification obligations under this Lease and Tenant’s obligations to maintain insurance and deliver to Landlord evidence of such insurance pursuant to Article 12. Tenant shall conclusively be deemed to have agreed that the Anticipated Substantial Completion Date set forth in any Substantial Completion Notice was the date upon which Landlord Substantially Completed the subject Landlord’s Work, unless within 10 Business Days after Landlord and Tenant inspect the same, Tenant shall deliver a notice (“Tenant’s Substantial Completion Dispute Notice”) to Landlord specifying with reasonable detail the reasons why Tenant asserts that the conditions specified herein for the Substantial Completion of such Landlord’s Work have not been satisfied. If such dispute cannot be resolved within 30 days after the date Tenant has given Tenant’s Substantial Completion Dispute Notice to Landlord, then either party may submit the dispute to expedited arbitration in accordance with Article 21.
(d)    Landlord shall give Tenant notice (the “Commencement Date Notice”) of the date (the “Anticipated Commencement Date”) on which Landlord anticipates that all of Landlord’s Work shall be Substantially Completed at least 5 Business Days prior to the Anticipated Commencement Date. Tenant shall conclusively be deemed to have agreed that the Anticipated Commencement Date set forth in the Commencement Date Notice is the Commencement Date unless within 10 Business Days after the Anticipated Commencement Date set forth in the Commencement Date Notice, Tenant shall deliver a notice (“Tenant’s Commencement Date Dispute Notice”) to Landlord specifying with reasonable detail the reasons why Tenant asserts that the conditions specified herein for the occurrence of the Commencement Date have not been satisfied (provided that Tenant may not assert in any Tenant’s Commencement Date Dispute Notice that Landlord has not Substantially Completed Landlord’s Work with respect to any Floors for which Tenant has given Landlord a Substantial Completion Acceptance Notice). Pending the resolution of such dispute, Tenant shall pay rent to the extent payable with respect to the period in question and the parties shall conduct themselves based upon the assumption that the Commencement Date was the Anticipated Commencement Date set forth in the Commencement Date Notice, without prejudice to Tenant’s position. If it is resolved that the Commencement Date was not the Anticipated Commencement Date set forth in the Commencement Date Notice, any payments of rent paid by Tenant to Landlord for periods prior to the proper Rent Commencement Date shall be credited by Landlord against amounts first due under this Lease. If such resolution cannot be reached within 30 days after the date Tenant has given Tenant’s Commencement Date Dispute Notice to Landlord, then either party may submit the dispute to expedited arbitration in accordance with Article 21.
(e)    When the Commencement Date, the Rent Commencement Date and the Expiration Date, have been determined, Tenant or Landlord shall, at the other’s request, within 10 Business Days after such request is made, execute and deliver a Commencement Date Agreement, substantially in the form attached hereto as Exhibit I (“Commencement Date Agreement”), confirming such dates, but the failure of the parties to sign such Commencement Date Agreement shall not affect the Commencement Date, the Rent Commencement Date and the Expiration Date, so fixed or the validity of this Lease.
(f)    Tenant shall have the right, on reasonable notice to Landlord, at any time prior to the date on which possession of the Premises is delivered to Tenant, to enter the Premises for the purpose of taking measurements, chalking the floor and other surfaces, performing layouts and surveys and preparing plans and specifications (collectively, “Tenant’s Preparation Work”), subject to the reasonable consent of Landlord as to the timing of such entry and subject to Tenant’s compliance with all of the terms of this Lease (other than the covenants to pay Base Rent and Additional Rent provided for in Article 4), including Tenant’s indemnification obligations under this Lease and Tenant’s obligations to maintain insurance and deliver to Landlord evidence of such insurance pursuant to Article 12; provided, that Tenant shall not interfere with or delay the performance of Landlord’s Work. If Landlord shall so require, Tenant shall be accompanied by a representative of Landlord during any such access, and Landlord agrees to make a representative available at reasonable times on reasonable notice for such purpose upon the prior request of Tenant.
(g)    If for any reason Landlord shall be unable to deliver possession of the Premises (or any part thereof) to Tenant in accordance with the provisions of this Lease, then except as otherwise specifically provided in Section 2.05, Landlord shall have no liability to Tenant therefor and the validity of this Lease shall not be impaired, nor shall the Term be extended, by reason thereof. This Section shall be an express provision to the contrary for purposes of Section 223-a of the New York Real Property Law and any other law of like import now or hereafter in effect.
Section 2.05    Late Delivery.
(a)    Notwithstanding anything to the contrary contained in this Lease, if Landlord fails to tender delivery of possession of the entire Initial Premises to Tenant with Landlord’s Work Substantially Completed on or before the date (the “First Rent Credit Date”) that is sixty (60) days after the later to occur of (i) January 1, 2015, and (ii) the date on which Tenant shall have obtained any building permit required by applicable Legal Requirements to commence the performance of the Initial Tenant Work, delivered to Landlord all items necessary to schedule the commencement of such work with Landlord and requested a date for the commencement of such work, then Tenant shall be entitled to a credit against the Base Rent payable with respect to the entire Initial Premises equal to (x) for the period beginning on the date immediately after the First Rent Credit Date and ending on the date (the “Second Rent Credit Date”) that is 60 days thereafter, one (1) day of such Base Rent per day until Landlord has so tendered delivery of possession of the entire Initial Premises to Tenant, (y) from and after the day immediately after the Second Rent Credit Date and ending on the date (the “Third Rent Credit Date”) that is 60 days thereafter, two (2) days of such Base Rent per day until Landlord has so tendered delivery of possession of the entire Initial Premises to Tenant and (z) from and after the day immediately after the Third Rent Credit Date, three (3) days of such Base Rent per day until Landlord has so tendered delivery of possession of the Initial Premises to Tenant; provided, however, that each of the First Rent Credit Date, the Second Rent Credit Date and the Third Rent Credit Date shall be extended by one (1) day for each day that Landlord is delayed in performing Landlord’s Work as a result of Unavoidable Delay and/or Tenant Delay (and, in the event Landlord is delayed in performing such Landlord’s Work as a result of Unavoidable Delay and/or Tenant Delay while any rent credit is accruing hereunder, such rent credit shall cease accruing at all times during the continuance of any such Unavoidable Delay and/or Tenant Delay, except that in no event shall such cessation of the accrual of the rent credit exceed 90 days in the aggregate due to Unavoidable Delay). Any such rent credit to which Tenant is entitled pursuant to this Section 2.05(b) shall be applied, until fully depleted, against the first Rent due under this Lease from and after the Commencement Date.
(b)    In addition, and notwithstanding anything to the contrary contained in this Lease, if the Commencement Date has not occurred on or before January 1, 2016 (the “Late Delivery Termination Date”), then, in such event, Tenant shall have the right to terminate this Lease by notice (the “Late Delivery Termination Notice”) given to Landlord on or before the date that is 10 days after the Late Delivery Termination Date, time being of the essence, and such termination shall be effective upon the date (the “Specified Termination Date”) specified therefor in the Late Delivery Termination Notice (which Specified Termination Date shall not be less than 30 days after the date Tenant gives the Late Delivery Termination Notice to Landlord), unless the Commencement Date shall have occurred on or before the Specified Termination Date in which event the Late Delivery Termination Notice shall be null and void ab initio and this Lease shall remain in full force and effect; provided, however, that the Late Delivery Termination Date shall be extended by one day for each day that Landlord is delayed in performing Landlord’s Work as a result of Tenant Delay and/or Unavoidable Delay (except that in no event shall the Late Delivery Termination Date be extended by more than 365 days in the aggregate due to Unavoidable Delay).
(c)    The rights granted to Tenant under this Section 2.05 shall constitute Tenant’s exclusive remedies for Landlord’s failure to deliver to Tenant the Premises on or before any particular date.
Article 3

RENT
Section 3.01    Base Rent. (a)  Tenant shall pay to Landlord with respect to the Initial Premises, subject to the provisions of Article 36 and Article 40, base rent (the “Base Rent”) at the following annual rates in equal monthly installments in advance, commencing on the Rent Commencement Date and thereafter on the first day of each and every month during the Term (a “Payment Date”):
(i)    in respect of the Above-Grade Premises:

(A)
from the Rent Commencement Date to and including the last day of the month in which the day immediately preceding the 5th anniversary of the Rent Commencement Date occurs (the “First Rent Period”), at the rate of $18,716,778.00 per annum, payable in 12 equal monthly installments of $1,559,731.50;

(B)
from the day following the First Rent Period to and including the last day of the month in which the day immediately preceding the 10th anniversary of the Rent Commencement Date occurs (the “Second Rent Period”), at the rate of $20,449,813.00 per annum, payable in 12 equal monthly installments of $1,704,151.08;

(C)
from the day following the Second Rent Period to and including the last day of the month in which the day immediately preceding the 15th anniversary of the Rent Commencement Date occurs (the “Third Rent Period”), at the rate of $22,182,848.00 per annum, payable in 12 equal monthly installments of $1,848,570.67; and

(D)
from the day following the Third Rent Period to and including the Expiration Date (the “Fourth Rent Period)”, at the rate of $23,915,883.00 per annum, payable in 12 equal monthly installments of $1,992,990.25.

(ii)    in respect of the Basement Premises:

(A)	for the First Rent Period, at the rate of $5,600.00 per annum, payable in 12 equal monthly installments of $466.67;

(B)	for the Second Rent Period, at the rate of $6,400.00 per annum, payable in 12 equal monthly installments of $533.33;

(C)	for the Third Rent Period, at the rate of $7,200.00 per annum, payable in 12 equal monthly installments of $600.00; and

(D)	for the Fourth Rent Period, at the rate of $8,000.00 per annum, payable in 12 equal monthly installments of $666.67.
During each Renewal Term, the Base Rent shall be the amount provided therefor in Article 33. If the Base Rent increases on any day other than the first day of the month, then the Base Rent for such month shall be appropriately increased to take into account the actual number of days in such month from and after the effective date of any such increase in the Base Rent. If the day on which Base Rent is payable is a Saturday or Sunday, or a Holiday on which the banks in New York City are closed, Base Rent shall be due and payable on the next immediately succeeding day on which such banks are open.
(b)    Tenant shall pay all Rent as the same shall become due and payable under this Lease (i) in the case of Base Rent and recurring Additional Rent, by wire transfer of immediately available federal funds or by Automated Clearing House credit (provided that the origination of Automated Clearing House transactions complies with applicable Legal Requirements), in each case in accordance with the Lockbox Account Instructions, and (ii) in the case of all other sums, either by wire transfer or Automated Clearing House credit as aforesaid or by check (subject to collection) drawn on a United States bank having banking branches in the continental United States, in each case at the times provided herein and except as expressly set forth in this Lease, without notice or demand and, except as expressly set forth in this Lease, without set-off, deduction or counterclaim. All Rent shall be paid in lawful money of the United States to Landlord at its office in the United States or such other place in the United States as Landlord may from time to time designate in writing to Tenant. Tenant shall not be in default of Tenant’s obligation to pay any such Base Rent and Additional Rent if and for so long as Tenant shall timely comply with Landlord’s wire instructions in connection with such payments. Accordingly, if Tenant shall have timely complied with Landlord’s wire instructions in connection with any such payment, but the funds shall thereafter have been misdirected or not accounted for properly by the recipient bank designated by Landlord, then the same shall not relieve Tenant of its obligation to make the payment so wired, but shall toll the due date for such payment until the wired funds shall have been located. Except to the extent specifically otherwise provided in this Lease, all bills, invoices and statements rendered to Tenant with respect to this Lease shall be binding and conclusive on Tenant unless, within 270 days after receipt of same, Tenant notifies Landlord that it is disputing the same.
(c)    Notwithstanding anything contained in this Lease to the contrary, if an Event of Default occurs at any time during the period commencing on the Commencement Date and ending on the day immediately preceding the Rent Commencement Date (such period being referred to herein as the “First Rent Abatement Period”), then the Rent Commencement Date shall be deemed to have occurred on the date of such Event of Default; provided, however, that if Tenant cures such Event of Default and Landlord accepts such cure and does not exercise any right of Landlord under Article 20 to terminate this Lease or dispossess Tenant, then the Rent Commencement Date shall return to the date originally scheduled as the Rent Commencement Date before such Event of Default (and the First Rent Abatement Period shall be reinstated as the period commencing on the date of such cure and ending on the day immediately preceding the Rent Commencement Date and any Rent paid from the date of such Event of Default until the date of such cure shall be credited to Tenant). The foregoing shall not be deemed or construed to create any obligation of Landlord to accept the cure of any Event of Default or otherwise limit any of Landlord’s rights under Article 20 following an Event of Default.
(d)    In addition to the abatement of Base Rent during the First Rent Abatement Period, Base Rent shall be abated (i) for the first 4 full calendar months occurring in the Third Rent Period (such period being referred to herein as the “Second Rent Abatement Period”) and (ii) for the first 4 full calendar months occurring in the Fourth Rent Period (such period being referred to herein as the “Third Rent Abatement Period ”). Notwithstanding the foregoing, if an Event of Default occurs at any time during the Second Rent Abatement Period or the Third Rent Abatement Period, then the Second Rent Abatement Period or the Third Rent Abatement period, as applicable, shall be deemed to have expired on the date of such Event of Default; provided, however, that if Tenant cures such Event of Default and Landlord accepts such cure and does not exercise any right of Landlord under Article 20 to terminate this Lease or dispossess Tenant, then the Second Rent Abatement Period and/or Third Rent Abatement Period, as applicable, shall return to the period originally scheduled as the Second Rent Abatement Period or the Third Rent Abatement Period before such Event of Default (and the Second Rent Abatement Period or the Third Rent Abatement Period shall be reinstated as the period commencing on the date of such cure and ending on the day originally scheduled as the expiration of the Second Rent Abatement Period or the Third Rent Abatement Period and any Rent paid from the date of such Event of Default until the date of such cure shall be credited to Tenant). The foregoing shall not be deemed or construed to create any obligation of Landlord to accept the cure of any Event of Default or otherwise limit any of Landlord’s rights under Article 20 following an Event of Default.
Section 3.02    Additional Rent. All amounts other than Base Rent required under this Lease to be paid by Tenant, including Tenant’s Operating Payment, PILOT Charges, Tenant’s Electricity Costs and any fine, penalty or interest that may be imposed for nonpayment or late payment thereof, shall constitute additional rent (“Additional Rent”) and shall be paid when due in accordance with the terms of this Lease, without any abatement, set-off, deduction or counterclaim, except as may be specifically provided in this Lease. Unless another due date or time period is provided in this Lease, Additional Rent shall be paid by Tenant to Landlord within 30 days after a statement from

Landlord is delivered to Tenant that such Additional Rent is due. If Tenant shall fail to pay any Additional Rent when the same shall be due and payable in accordance with the terms hereof, Landlord shall have all rights, powers and remedies with respect hereto as are provided herein or by law in the case of nonpayment of any Base Rent.
Section 3.03    Survival of Rent Obligation. Tenant’s obligation to pay Base Rent and Additional Rent (collectively, “Rent”) during the Term as provided in this Lease, and any obligation of Landlord to refund an overpayment of same to Tenant, shall survive the expiration or earlier termination of this Lease.
Section 3.04    Default Interest. (a)  If any payment of Rent (which term, for purposes of this Section 3.04 only, shall exclude any charges imposed under this Section 3.04) is not paid (i) on the due date specified therefor in this Lease, or (ii) if no due date is specified but a number of days is expressly provided within which the item of Rent in question shall be paid, within such number of days, or (iii) if no due date or number of days for payment is set forth in this Lease with respect to the item of Rent in question, within 30 days after the date upon which demand therefor is made and, except in the case of Base Rent, such failure shall continue for 5 days after written notice from Landlord indicating that the same is past due, then interest (the “Default Interest Charge”) on the sums so overdue at an annual rate (the “Default Rate”) equal to the lesser of (A) the highest rate permitted by law and (B) 4% in excess of the Prime Rate, for the period from the day following the date or period referred to in clause (i), (ii) or (iii) (whichever is applicable) of this Section 3.04(a) to the date of actual payment, shall become due and payable to Landlord by Tenant after demand. In calculating the Default Interest Charge, the Default Rate shall accrue from the date such item of Rent was due (without regard to any grace period set forth in this Section 3.04(a), to and including the date of payment.
(b)    No failure by Landlord to insist upon the strict performance by Tenant of its obligations to pay any Default Interest Charge shall constitute a waiver by Landlord of its right to enforce the provisions of this Section 3.04 in any instance thereafter occurring. The provisions of this Section 3.04 shall not be construed in any way to extend any grace periods or notice periods or limit any remedies of Landlord that may be provided for in Article 20.
Section 3.05    Payment of Lesser Amount. No payment by Tenant or receipt or acceptance by Landlord of a lesser amount than the correct amount of any Rent shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance or pursue any other remedy in this Lease or at law.
Section 3.06    Legal Rent Restrictions. If any portion of the Rent payable under the terms and provisions of this Lease shall be or become uncollectible, reduced or required to be refunded because of any rent control or similar act or law enacted by a Governmental Authority, Tenant shall enter into such agreements and take such other commercially reasonable steps (without any additional expense or liability to Tenant) as Landlord may reasonably request and as may be legally permissible to permit Landlord to collect the maximum rents which from time to time during the continuance of such legal rent restriction may be legally permissible (and not in excess of the amounts reserved therefor under this Lease). Upon the termination of such legal rent restriction during the Term, (a) the Rent in question shall become and thereafter be payable in accordance with the amounts reserved herein for the periods following such termination, and (b) Tenant shall pay to Landlord, to the maximum extent legally permissible, an amount equal to the amount of the Rent in question which would have been paid pursuant to this Lease but was not paid due to such legal rent restriction together with interest on such amount at the Prime Rate from the date the Rent in question would have been paid to the date on which such amount is paid.
Article 4

OPERATING EXPENSES; PILOT
Section 4.01    Operating Expenses. (c) “Operating Expenses” shall mean, subject to the limitations hereinafter set forth, all costs and expenses (and taxes thereon, if any, provided that such taxes, or any portion thereof, shall not be included within PILOT Charges) paid or incurred by Landlord or on behalf of Landlord, without duplication and only to the extent properly allocable to the Real Property, in respect of the operation, cleaning, repair, replacement, safety (including fire safety), management, security and maintenance of the Real Property and, to the extent set forth below, the Project, and the services provided to occupants of the Building, computed using the accrual method of accounting, in accordance with generally accepted accounting principles consistently applied (“GAAP”), including, without limitation:
(i)    salaries, wages, bonuses and termination payments as required by any union contracts paid to, and the cost of any hospitalization, medical, surgical, union and general welfare benefits (including group life insurance), any pension, retirement or life insurance plans and other benefits or similar expenses relating to, the Building manager, his staff and other employees of Landlord or its Affiliates (including that portion of the salary, benefits and wages of the Site Manager that are properly allocable to the Building);
(ii)    social security, unemployment and other payroll taxes, and the cost of providing disability and workers’ compensation coverage imposed by any Legal Requirements, union contract or otherwise with respect to said employees;
(iii)    the cost of electricity (other than that furnished to space occupied or available to be occupied by tenants or other occupants of rentable areas in the Building), gas, hot water for heating, steam, water, chilled water, air conditioning and other fuel and utilities furnished to all tenants in reasonably proportionate amounts without express cost to such tenants or other occupants or furnished to the Real Property (or any common area thereof) but excluding the cost of any such utilities furnished exclusively to space occupied or available to be occupied by tenants or other occupants of rentable areas in the Building;
(iv)    the cost of casualty, rent, liability, fidelity and any other insurance required to be carried by Landlord under the Ground Lease and such other insurance (of a type customary for real property similar to the Real Property) as Landlord carries or hereafter carries with respect to the Real Property, all as reasonably allocated to the Real Property by Landlord in accordance with its current practices;

(v)    the cost of maintenance and painting common areas of the Building (but not any space occupied by tenants or available for occupancy by tenants);
(vi)    the cost or rental of all Building and cleaning supplies, tools, materials and equipment;
(vii)    the cost of uniforms, work clothes and dry cleaning for Building employees and personnel at and below the grade of Building manager;
(viii)    the costs and expenses attributable to window cleaning, concierge, security and fire safety personnel, services or maintenance of systems;
(ix)    charges of independent contractors rendering services or materials to the extent relating to the operations of the Real Property;
(x)    telephone and stationery to the extent related to the operation of the Real Property;
(xi)    legal, accounting and other professional fees and disbursements (including those incurred in the calculation and invoicing of Tenant’s Operating Payments, PILOT Charges and electricity payments owed by tenants pursuant to provisions comparable to Article 5 and in the enforcement of the Ground Lease on behalf of tenants generally of the Building); provided, that such fees and disbursements shall not be included to the extent that they are incurred by Landlord in connection with disputes with tenants or other occupants of the Building, including, without limitation, disputes related to the calculation of escalation payments similar in nature to the escalation rent payable hereunder, or the enforcement of leases, licenses or other occupancy agreements;
(xii)    the Building’s allocated share (as determined pursuant to the Project Operating Agreement) of Project Operating Charges with respect to the Project, less any reimbursements received by or credited to Landlord under the terms of the Project Operating Agreement (to the extent the reimbursed or credited amounts were included in Operating Expenses for any Lease Year); provided, that (x) any costs included in Project Operating Charges which are required to be capitalized in accordance with GAAP may only be included in Operating Expenses if same meet the requirements of clause (I), (II) or (III) of Section 4.01(a)(xiv), in which case such costs shall be amortized as provided for, and shall be subject to any applicable limit provided for, in Section 4.01(a)(xiv) and (y) the exclusions from Operating Expenses set forth in Section 4.01(b) below shall also be applicable to any costs and expenses relative to the Project which are included in Project Operating Charges; provided, that for this purpose the term “Landlord” as used in such exclusions shall also mean and include the landlord or owner of any other portion of the Project, and the term “Building” as used in such exclusions shall also mean and include the Project;
(xiii)    the cost of common area decorations in the Building (subject to any sharing agreement under the Project Operating Agreement);
(xiv)    the cost of all alterations, repairs, replacements and/or improvements made at any time by or on behalf of Landlord, whether structural or non-structural, ordinary or extraordinary, foreseen or unforeseen, and whether or not required by this Lease, and all tools and equipment related thereto; provided, that if in accordance with GAAP, any of the costs referred to in this clause (xiv) are required to be capitalized, then such costs shall not be included in Operating Expenses unless they (I) are required by any Legal Requirements (x) enacted on or after the date of this Lease or (y) enacted prior to the date of this Lease but with respect to which the obligation to comply first arises after the date of this Lease (as opposed to an obligation that arose before the date of this Lease but which did not have to be complied with until after the date of this Lease), (II) are intended to reduce expenses that would otherwise be included in Operating Expenses or (III) constitute a replacement of any component part of the Building Systems which in Landlord’s reasonable judgment is prudent to make in lieu of repairs to the replaced item(s), in which event the cost thereof, together with interest on such costs under clauses (I) and (III) above at the Prime Rate in effect on December 31 of the Lease Year in which such costs were incurred, shall be amortized on a level payment basis (including principal and, as applicable, interest) and included in Operating Expenses commencing when the item in question is put into service and continuing over the useful life of the item in question (as determined in accordance with GAAP); provided, that no such costs shall be included in Operating Expenses for the Base Lease Year. The annual amount so included in Operating Expenses for any year on account of any such capital improvement or capital item under clause (II) of this clause (xiv), shall not exceed Landlord’s reasonable calculation (“Landlord’s Saving Calculation”), made after the end of such year, of the actual savings in Operating Expenses achieved by such capital improvement or capital item in such year. Landlord’s Savings Calculation shall be supported by an analysis prepared by a reputable third party engineer or consultant on behalf of Landlord in accordance with commercially reasonable industry standards with respect to the applicable item (and which analysis, at Tenant’s request, shall be furnished by Landlord to Tenant);
(xv)    costs and expenses properly allocated by Landlord to areas in the Project that are used for Building management offices, storage areas, workshops or similar purposes, provided, that such areas are in portions of the Project that are designated as rentable to tenants and also provided that (x) such costs are for the purpose of managing the Building only and not any other real property unless properly allocated, (y) such rent for such areas shall not exceed (and in the Base Lease Year shall not be less than) the then fair market rental value for any such space (based upon recently completed transactions in the Building) and that the amount of space allocated for the Building management office, storage areas, workshops or similar purposes shall not exceed the lesser of (A) 4,500 rentable square feet and (B) the actual rentable square footage of space so allocated for the Base Lease Year, and (z) the exclusions from Operating Expenses set forth in Section 4.01(b) below shall also be applicable to any costs and expenses under this clause (xv), except that for this purpose the term “Landlord” as used in such exclusions shall also mean and include the landlord or owner of any other portion of the Project, and the term “Building” as used in such exclusions shall also mean and include the Project;
(xvi)    levies and assessments, fees, dues, and other similar or like charges paid to civic or other real estate organizations;
(xvii)    all other costs and expenses properly allocated by Landlord to the operation, cleaning, repair, replacement, safety (including fire safety), management, security and maintenance of the Land and Building and the entranceways, access and egress points, sidewalks, curbs, plazas and other areas forming a part of or adjoining or servicing the Land and the Building, in accordance with the standards applicable to a first-class office building in downtown Manhattan; and
(xviii)    management fees equal to 2.5% of gross revenues derived from the Building (regardless of whether the actual management fee paid by Landlord is more or less than such amount); provided, that any rentable space in the Building that is either (A) not subject to a lease or (B) subject to a lease under which the tenant is not then paying fixed or base rent (including, e.g., this Lease during the First Rent Abatement Period, the Second Rent Abatement Period and the Third Rent Abatement Period), shall be deemed to be paying fixed or base rent at the same rate per rentable square foot as the Base Rent then being paid by Tenant under this Lease in respect of the Initial Premises (or, when applying this clause (B) to (x) the First Rent Abatement Period, $54.00 per Rentable Square Foot per annum with respect to the Above-Grade Premises and $35.00 with respect to the Basement Premises, (y) the Second Rent Abatement Period, $64.00 per Rentable Square Foot per annum with respect to the Above-Grade Premises and $45.00 with respect to the Basement Premises and (z) the Third Rent Abatement Period, $69.00 per Rentable Square Foot per annum with respect to the Above-Grade Premises and $50.00 with respect to the Basement Premises), and further provided that the methodology used to calculate the Base Lease Year management fees shall also be used to calculate any subsequent Lease Year management fees, regardless of a change in ownership.
(d)    Notwithstanding anything contained to the contrary in Section 4.01(a), “Operating Expenses” shall exclude or have deducted from them, as applicable:
(1)    salaries, wages, compensation and benefits of: (a) any employee (whether paid by Landlord or the Property Manager): (x) above the grade of Building manager or similarly designated on-site individual who has responsibility for the management of the Building (except that that portion of the salary, benefits and wages of the Site Manager which is properly allocable to the Building shall be included in Operating Expenses), or (y) who does not devote substantially all of his or her time to the Building, unless such wages, salaries and benefits of any such employee at or below the grade of Building manager who does not devote substantially all of his/her time to the Building are equitably prorated to reflect a reasonable allocation of time spent on operating, managing or otherwise servicing the Building, (b) any officer, member or partner of Landlord or its affiliates, or (c) clerks, attendants or other persons or entities in commercial concessions, if any, operated by Landlord or any affiliate thereof;
(2)    capital expenditures per GAAP other than those permitted in clause (xiv) of Section 4.01(a);
(3)    amounts received or recoverable by Landlord (or would have been received had Landlord carried the required insurance) through proceeds of insurance or condemnation proceedings to the extent they are compensation for sums otherwise included in Operating Expenses;

(4)    costs incurred in performing work for or furnishing services to any tenant or occupant of the Building, including any work or other allowance to any tenant for its installation, whether at such tenant’s or occupant’s or Landlord’s expense, to the extent that such work or services are in excess of any work or services that Landlord is obligated to perform for or furnish to Tenant at no extra cost to Tenant (it being understood that work or services that Landlord is obligated to perform for or furnish to Tenant does not include Landlord’s Work or the Work Allowance);
(5)    depreciation, amortization and other non-cash charges, except as provided above in clause (2) of this Section 4.01(b);
(6)    brokerage commissions, advertising and promotional expenses and legal or other fees and expenses incurred in leasing or attempting to lease any portion of the Building or incurred in any sale or attempted sale of the Building or any interest therein or any portion thereof;
(7)    the cost of electricity furnished to Tenant pursuant to Article 5 and chilled water furnished to Tenant pursuant to Section 17.01, and the cost of electricity, steam, natural gas or chilled water furnished to any other tenant or other occupant;
(8)    financing or refinancing costs (including brokers’, bankers’ and attorneys’ fees and disbursements), prepayment premiums and principal and interest payments and penalties in respect of any indebtedness, except as provided above in clause (2) of this Section 4.01(b);
(9)    any taxes or other amounts included in PILOT Charges and any interest and/or penalties resulting from the late payment of PILOT Charges by Landlord to the Ground Lessor under the Ground Lease;
(10)    the cost of any item included in Section 4.01(a) above to the extent that Landlord is entitled to reimbursement or indemnification for such cost by a tenant or any other party, other than by payment of such tenant’s share under provisions comparable to this Article 4 (regardless of whether or not reimbursement is calculated over a base year), including, without limitation, any amounts paid by Tenant under this Lease to Landlord;
(11)    succession, gains, estate, recording, transfer, inheritance, excise, excess profits, occupancy or rent, gift, stamp, foreign ownership or control, income, franchise, capital, payroll (other than such taxes as are described in Section 4.01(a)(ii)) and doing-business taxes payable by Landlord or any charges and/or taxes which are payable by individual tenants;
(12)    legal fees, brokerage commissions and other transaction costs and expenses incurred by Landlord in connection with a sale or transfer of its interest in the Building or the Real Property or in any Person or entity of whatever tier owning an interest therein;

(13)    fees to any Affiliate of Landlord to the extent the same are in excess of market rates (subject, however, to Section 4.01(a)(xviii));
(14)    costs of any repairs, replacements or modifications to the Premises or the Real Property (A) to the extent Landlord is, or is entitled to be, reimbursed or compensated therefor by insurance proceeds or condemnation awards, or (B) for which Landlord would have been compensated by insurance had Landlord carried all the coverages required to be carried by Landlord under the Ground Lease;
(15)    payments owed by Landlord under the Project Operating Agreement (other than Project Operating Costs expressly permitted hereby); any late charges imposed under the Project Operating Agreement by reason of Landlord’s failure timely to comply with its obligations thereunder; and charges incurred in removing equitable liens properly imposed on the Real Property under Section 4.11(b) of the Project Operating Agreement;
(16)    arbitration, auditing and legal fees and expenses which are (A) unrelated to the repair, replacement, safety, maintenance, management, operation, cleaning or security of the Building and unrelated to the preparation of statements required pursuant to additional rent or lease escalation provisions, (B) required pursuant to the Ground Lease or Project Operating Agreement or (C) those related to the leasing of rentable space, disputes with tenants or occupants or with any Superior Lessor or Superior Mortgagee or any party to the Project Operating Agreement, the prosecution or defense of any action involving any tenant or occupant at the Building or any Superior Lessor or Superior Mortgagee or party to the Project Operating Agreement, and the modification or extension of any mortgage or any ground, underlying or superior lease;
(17)    Ground Rents and any rent, additional rent or other charge under any lease or sublease assumed, directly or indirectly, by Landlord, other than any sums (such as insurance premiums) payable thereunder that would otherwise constitute Operating Expenses hereunder;
(18)    the cost of any judgment, settlement or arbitration award resulting from any tort liability, including without limitation, any deductible under any liability insurance policy and all related legal fees and disbursements;
(19)    expenditures on account of Landlord’s acquisition or sale of any air rights or development rights or any other real property interests pertaining to the Real Property or the Project, including related legal fees and disbursements;
(20)    the cost of installing, operating and maintaining any communications or other dishes or antennas on the roof of the Building which are unrelated to the maintenance, management, operation and security of the Building or any specialty service or amenity such as an observatory, broadcasting facility, or club;
(21)    the cost of enforcing any obligations of other tenants or occupants of the Building;

(22)    the cost of any work or service performed for any facility other than the Real Property or any portion thereof;
(23)    the cost of any expansions to the Building after the date hereof and any costs arising therefrom (including, without limitation, increased PILOT Charges and Operating Expenses, unless, regarding PILOT Charges and Operating Expenses only, (A) the Rentable Square Footage of such expansion is included in computing the denominator for purposes of Tenant’s PILOT Share and Tenant’s Operating Share and (B) the Base PILOT Amount and Base Operating Amount are grossed up to the amounts (from and after the inclusion in such denominators of such Rentable Square Footage) to the amount they reasonably would have been had the Building included such additional Rentable Square Footage in the Base Lease Year and in the PILOT Year commencing July 1, 2015 and ending June 30, 2016, in which case such PILOT Charges and Operating Expenses shall be included therein);
(24)    expenses (including, without limitation, attorney’s fees and overtime pay) incurred in curing a default by Landlord under this Lease or any other lease of space in the Building, a contract for services at the Building, or under any mortgage or insurance policy affecting the Building to the extent that such expenses are greater than the expenses Landlord would have incurred had Landlord performed such obligation timely;
(25)    any off-site general and administrative expenses not associated with the operation of the Real Property;
(26)    any bad debt loss, rent loss or reserves for bad debts or rent loss;
(27)    all costs associated with the operation of the business of the entity which constitutes Landlord, as the same are distinguished from the costs of operation of the Real Property;
(28)    to the extent that any costs that are otherwise includable in Operating Expenses are incurred with respect to both the Real Property and other properties, there shall be excluded from Operating Expenses a fair and reasonable percentage thereof that is properly allocable (or otherwise allocated) to such other properties;
(29)    costs to acquire works of fine art to the extent that such costs exceed the costs of decorative art work customarily found in first class office buildings in downtown Manhattan (but nothing contained herein shall be deemed to preclude Landlord from including as an Operating Expense the cost to clean, maintain and secure any such works of art);
(30)    without limiting the generality of any provision of this Article, the construction or other capital costs of the following projects: (I) the structural expansion on the eastern side of the Winter Garden to provide a climate controlled/weather protected entry point for pedestrians at the western terminus of the WTC East/West Connector, (II) the reconfiguration of the Winter Garden to accommodate the new pedestrian traffic pattern accessing the WTC East/West Connector, (III) the reconfiguration of the lobby level and street level of the Building to the west of the Building core that is currently common corridor and retail space to accommodate a quick service dining terrace with vendors and public seating on the lobby level and a fresh food market with related restaurants and outdoor dining on the street level, and (IV) the West Street underpass;
(31)    expenses directly resulting from the gross negligence or willful misconduct of Landlord, the Property Manager, Ground Lessor or any Superior Party or their agents, servants or employees;
(32)    reserves of any kind;
(33)    the costs of repairs, replacements or other work occasioned by the exercise of eminent domain;
(34)    costs incurred for or on account of any alterations performed by any tenant including: (i) costs of reviewing plans and specifications and/or inspecting or supervising work, (ii) costs of any services provided to such tenant in connection therewith, or (iii) utility shutdowns;
(35)    any overhead (including general and administrative expenses) or profit increments to Landlord for services otherwise includable in Operating Expenses; provided, that with respect to services provided by Affiliates of Landlord, the cost of such services may include overhead and profit so long as such cost does not violate clause (13) above;
(36)    any costs incurred in installing or owning any conference facilities, fitness centers, dining facilities or transportation services, unless such improvements are offered for use by tenants of the Building generally without the charge of a specific fee for such use;
(37)    costs associated with the removal, encapsulation or other treatment of any materials characterized as of the date hereof as Hazardous Materials (“Pre-Existing Hazardous Materials”), other than any such costs with respect to (i) vermiculite in or about the public or common areas of the Building and (ii) any Pre-Existing Hazardous Materials in or about the public or common areas of the Building (other than asbestos) used in compliance with all applicable Legal Requirements in the ordinary course of operating and maintaining the Building, all of which costs may, subject to the other applicable provisions of this Section 4.01, be included in Operating Expenses;
(38)    Intentionally Omitted;
(39)    costs of any awards, judgments or settlements of damage claims paid by Landlord (or by any Person incurring any expenses with respect to the Project which are otherwise includable in Operating Expenses) resulting from any tort liability and the costs of Landlord in defending itself in any legal action filed against Landlord alleging any such liability including, without limitation, all related legal fees and disbursements and any deductible under any general commercial liability insurance policy;
(40)    costs, fines, penalties, legal fees, liens or costs of litigation incurred due to the late payment of taxes, utility bills or other costs (including ground rents) incurred by Landlord’s failure to make such payments when due;
(41)    any costs, other than costs relating to the common areas of the Building, incurred in connection with any space in the Building devoted to retail use, which costs shall be reasonably allocated by Landlord (it being understood that, as reasonably determined by Landlord, (x) the costs of operating and maintaining the common areas adjoining such retail areas may be included in Operating Expenses and (y) costs incurred by Landlord for insurance and other costs which are incurred in connection with the retail areas together with the other portions of the Building (and not separately for such retail areas), shall not be excluded from Operating Expenses pursuant to this clause (41));
(42)    costs relating to withdrawal liability or unfunded pension liability under any multi-employer pension plan act or similar laws;
(43)    costs and expenses that would not have been incurred but for an obligation to indemnify any Building tenant or occupant (including Tenant), pursuant to its lease or otherwise, to the extent that such costs and expenses are greater than the costs and expenses Landlord would have incurred in the absence of any such obligation;
(44)    costs arising from Landlord’s charitable or political contributions, except as otherwise permitted pursuant to clause (xvi) of Section 4.01(a);
(45)    costs that Landlord incurs in operating an ancillary service in the Building in respect of which users pay a separate charge (such as a shoe shine stand, a newsstand or a stationery store), including any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord;
(46)    any interest, fine, penalty, fee or other late charge payable by Landlord, except to the extent a late payment by Landlord was incurred with respect to a payment which was the responsibility of Tenant hereunder and which Tenant did not make in a timely fashion or did not make at all; and
(47)    expenses of relocating or moving any tenant(s) of the Building.
Any permitted costs or expenses (i) shall be calculated in accordance with GAAP and included in Operating Expenses for any year no more than once (notwithstanding that such costs or expenses may fall under more than one of the permitted categories of Operating Expenses) and (ii) which should be allocated, in accordance with GAAP, between the Building, on the one hand, and any other property owned by Landlord or an Affiliate of Landlord, on the other hand, shall be properly allocated in accordance therewith.

Section 4.02    Adjustments to Operating Expenses. If during any Lease Year (including, without limitation, the Base Lease Year) (a) any space on or above the 3rd floor of the Building shall be vacant or unoccupied, and/or (b) the tenant or occupant of any space on or above the 3rd floor of the Building undertook to perform work or services therein in lieu of having Landlord (or Landlord’s Affiliates) perform the same and the cost thereof would have been included in Operating Expenses, then, in any such event(s), the Operating Expenses for such period shall be increased by an amount equal to the additional Operating Expenses that would reasonably have been incurred if such space had been 100% occupied or if Landlord (or Landlord’s Affiliates) had performed such work or services, as the case may be.
Section 4.03    Operating Payment. Commencing on the Rent Commencement Date, for each Lease Year after the Base Lease Year, Tenant shall pay to Landlord in accordance with Sections 4.04, 4.05 and 4.07 below (“Tenant’s Operating Payment”), Tenant’s Operating Share of the amount, if any, by which Operating Expenses for such Lease Year exceed the Base Operating Amount.
Section 4.04    Estimates of Operating Payments. For each Lease Year after the Base Lease Year, Landlord may furnish to Tenant a written statement setting forth Landlord’s estimate of Tenant’s Operating Payment (an “Operating Estimate”) for such Lease Year. Tenant shall pay to Landlord on each Payment Date during each Lease Year an amount equal to 1/12th of the Operating Estimate for such Lease Year. If Landlord has not furnished an Operating Estimate prior to the commencement of any such Lease Year, then (a) assuming an Operating Estimate had been furnished with respect to a previous Lease Year, until the first Payment Date following the month in which a current Operating Estimate is furnished to Tenant, Tenant shall pay to Landlord on each Payment Date an amount equal to the monthly sum payable by Tenant to Landlord under this Section 4.04 in respect of the last month of the preceding Lease Year; and (b) regardless of whether an Operating Statement had been previously furnished, promptly after an Operating Estimate is furnished to Tenant or together therewith, Landlord shall give notice to Tenant stating whether the aggregate amount of the installments of Tenant’s Operating Payment previously made for such Lease Year (if any) is more or less than the aggregate amount of the installments of Tenant’s Operating Payment that should have been made for such Lease Year in accordance with such Operating Estimate; and (i) if there shall be a deficiency, Tenant shall pay the amount thereof within 30 days after delivery of such Operating Estimate, or (ii) if there shall have been an overpayment, Landlord, at Tenant’s election, if elected by Tenant by notice given to Landlord within 15 days after the date Landlord has given the Operating Estimate to Tenant or, if such notice shall not be timely given by Tenant, then, at Landlord’s election, shall either refund to Tenant the amount thereof within 30 days after the delivery of such Operating Estimate or credit Tenant against the Rent subsequently payable under this Lease with the amount of such excess (so long as there are sufficient Rent payments remaining to be paid by Tenant to satisfy such credit); and (iii) on the first Payment Date following the month in which such Operating Estimate is furnished to Tenant, and monthly thereafter throughout the remainder of such Lease Year, Tenant shall pay to Landlord an amount equal to 1/12th of Tenant’s Operating Payment shown on such Operating Estimate. Landlord may at any time or from time to time furnish to Tenant a revised Operating Estimate (but in no event more than once per calendar year) and, in such case, Tenant’s Operating Payment for such Lease Year shall be adjusted and paid or refunded, as applicable, substantially in the same manner as provided in the preceding sentence.
Section 4.05    Landlord’s Annual Operating Statement. (a) Within 180 days after the end of each Lease Year following the Base Lease Year, Landlord shall endeavor to furnish to Tenant Landlord’s statement in respect of Operating Expenses for such Lease Year (an “Operating Statement”). Currently, the form of Operating Statement used by Landlord is substantially in the form attached hereto as Exhibit U. Landlord reserves the right, from time to time, to change the form of Operating Statement provided such changes do not result in less information and/or fewer categories of Operating Expenses being provided than is provided in Exhibit U. If any Operating Statement shall show that the sums paid by Tenant under Section 4.04 exceeded Tenant’s Operating Payment owed for such Lease Year, Landlord, at Tenant’s election, if elected by Tenant by notice given to Landlord within 15 days after the date Landlord has given the Operating Statement to Tenant or, if such notice shall not be timely given by Tenant, then, at Landlord’s election, shall either refund to Tenant the amount thereof within 30 days after the delivery of such Operating Statement or credit Tenant against the Rent subsequently payable under this Lease with the amount of such excess (so long as there are sufficient Rent payments remaining to be paid by Tenant to satisfy such credit). If any Operating Statement shall show that the sums so paid by Tenant were less than Tenant’s Operating Payment owed for such Lease Year, Tenant shall pay the amount of such deficiency within 30 days after the delivery of such Operating Statement.
(b)    Within 180 days after the end of the Base Lease Year, Landlord shall endeavor to furnish to Tenant Landlord’s statement in respect of Operating Expenses for such Base Lease Year (the “Base Lease Year Statement”), which Base Lease Year Statement shall be substantially in the same form and contain the same categories of Operating Expenses as the form of Operating Statement.
(c)    Landlord’s failure to render an Operating Statement with respect to any Lease Year shall not prejudice Landlord’s right to thereafter render an Operating Statement with respect thereto or with respect to any subsequent Lease Year; provided, that if Landlord shall fail to render an Operating Statement to Tenant with respect to any Lease Year within 2 years after the end of such Lease Year, then (i) Landlord shall be deemed to have waived any further right to collect an underpayment by Tenant of Operating Expenses for such Lease Year (but in no event shall the foregoing relieve Landlord of its obligation to deliver an Operating Statement to Tenant or pay any excess owed to Tenant in accordance with this Section 4.05) and (ii) Tenant’s obligation to pay Additional Rent under this Article 4 in respect of Operating Expenses shall thereafter be suspended subject to retroactive reinstatement (subject to clause (i) above) when Landlord furnishes an Operating Statement for such Lease Year.
(d)    Landlord’s failure to render the Base Lease Year Statement shall not prejudice Landlord’s right to thereafter render such Base Lease Year Statement; provided, that (i) Tenant shall not be required to pay any deficiency for any Lease Year under Section 4.05(a) until Tenant shall have received the Base Lease Year Statement and (ii) if Landlord shall fail to render the Base Lease Year Statement within 2 years after the end of the Base Lease Year, then Tenant’s obligation to pay Additional Rent under this Article 4 in respect of Operating Expenses shall be suspended subject to retroactive reinstatement (subject to clause (i) above) when Landlord furnishes the Base Lease Year Statement.
(e)    (i)    Tenant, upon notice given to Landlord (an “Audit Notice”) within 270 days after Tenant’s receipt of an Operating Statement for any Lease Year after the Base Lease Year, may elect to have Tenant’s designated (in such notice) auditor (which may be such Person as Tenant elects) (“Tenant’s Auditor”) examine such of Landlord’s books and records (collectively, the “Records”) as are relevant to the Operating Expenses for such Lease Year for a period not to exceed 120 days following the date on which all of the relevant Records are first made available to Tenant’s Auditor as provided in this Section 4.05(e)(i) in response to Tenant’s notice as aforesaid. Tenant, upon giving to Landlord an Audit Notice within 270 days after Tenant’s receipt of the Base Lease Year Statement, may elect to have Tenant’s Auditor examine such of the Records as are relevant to Operating Expenses for the Base Lease Year for a period of 120 days following the date on which all of the relevant Records are first made available to Tenant’s Auditor as provided for in this Section 4.05(e)(i) in response to the Audit Notice as aforesaid. Notwithstanding the foregoing, (A) Tenant may delay its giving of the Audit Notices and examination of the Records with respect to the Base Lease Year and with respect to, as elected by Tenant, the first, second and/or third Lease Years after the Base Lease Year until after Tenant has received the Base Lease Year Statement and the Operating Statements for, as applicable based on Tenant’s election, the first, second and third Lease Years after the Base Lease Year, (B) with respect to the Base Lease Year and such first, second and/or third Lease Years, the 270 day periods provided for above and below shall run from the last day on which Tenant has received the Base Year Lease Statement and the Operating Statements for such first, second and/or third Lease Years (as applicable based on Tenant’s election) and (C) with respect to the Base Lease Year and such first, second and/or third Lease Years, the 120 day periods provided for above and below shall run from the day on which all of the relevant Records for the Base Lease Year and, as applicable based on Tenant’s election, the first, second and third Lease Years after the Base Lease Year have been made available to Tenant’s Auditor as provided for in this Section 4.05(e)(i) in response to Tenant’s notices as aforesaid. As a condition to Tenant’s right to have the Records examined for any Operating Statement, Tenant shall pay all sums required to be paid in accordance with the Operating Statement in question. If Tenant shall not give an Audit Notice within such applicable 270 day periods described above following Tenant’s receipt of the Base Lease Year Statement or any Operating Statement, then such statement shall be conclusive and binding upon Tenant absent fraud on the part of Landlord or any person acting on behalf of Landlord. For the avoidance of doubt, Tenant acknowledges that Tenant shall have the right to examine the Records with respect to the Base Lease Year one time and, as provided above, may do so with its examination of the Records with respect to, as elected by Tenant, the first, second and/or third Lease Years after the Base Lease Year as aforesaid. Tenant and Tenant’s employees, representatives (including attorneys and accountants) and Tenant’s Auditor shall treat all Records as confidential, except as required by law or in connection with any proceeding under this Section 4.05 or other enforcement of Tenant’s right under this Lease, and, upon request by Landlord such parties, shall confirm such confidentiality obligation in writing pursuant to a reasonable confidentiality agreement that shall be substantially in the form attached hereto as Exhibit BB.
(ii)    Tenant, within 180 days after the date on which all of the applicable Records are first made available as provided above in Section 4.05(e)(i), may send a notice

(“Tenant’s Statement”) to Landlord that Tenant disagrees with (A) the applicable Operating Statement, specifying in reasonable detail the basis for Tenant’s disagreement and providing to the extent reasonably possible the amount of the Tenant’s Operating Payment that Tenant claims should have been correctly paid and/or (B) if applicable, the Base Lease Year Statement, specifying in reasonable detail the basis for Tenant’s disagreement and providing to the extent reasonably possible the Base Operating Amount that Tenant claims is correct. If Tenant fails to deliver a Tenant’s Statement within such 180 day period, then such Operating Statement or Base Lease Year Statement, as the case may be, shall be conclusive and binding on Tenant absent fraud on the part of Landlord or any person acting on behalf of Landlord. If Tenant delivers a Tenant Statement within such 180 day period, then Landlord and Tenant shall attempt to resolve such disagreement. If they are unable to do so, then provided that the amount of the Tenant’s Operating Payment Tenant claims is correct is more than 5% different from the amount of the Tenant’s Operating Payment Landlord claims is correct, Tenant may notify Landlord, within 120 days after the date on which Tenant furnishes Tenant’s Statement, that Tenant desires to have such disagreement determined by a certified public accountant (the “Arbiter”) whose determination made in accordance with this Section 4.05(e)(ii) shall be binding upon the parties. If Tenant timely delivers a Tenant’s Statement, the disagreement referenced therein is not resolved by the parties and Tenant fails to notify Landlord of Tenant’s desire to have such disagreement determined by an Arbiter within the 120 day period set forth in the preceding sentence, then the Operating Statement or Base Lease Year Statement to which such disagreement relates shall be conclusive and binding on Tenant absent fraud on the part of Landlord or any person acting on behalf of Landlord. The cost of the Arbiter shall be borne equally by Landlord and Tenant; provided, that (A) if the determination of the Arbiter is that Operating Expenses for the applicable Lease Year were not overstated by more than 3% (or in the case of the Base Lease Year were not understated by more than 3%), then Tenant shall pay the cost of the Arbiter and (B) if the determination of the Arbiter is that Operating Expenses for the applicable Lease Year were overstated by more than 5% (or in the case of the Base Lease Year were understated by more than 5%), then Landlord shall pay the cost of the Arbiter. The Arbiter shall be a certified public accountant who has at least 5 years of experience in commercial real estate accounting and is a member of an independent certified public accounting firm comprised of at least 15 members who shall be certified public accountants. If Landlord and Tenant shall be unable to agree upon the designation of the Arbiter within 15 days after notice from one party to the other requesting agreement as to the designation of the Arbiter, then either party shall have the right to request that the American Arbitration Association (or any organization which is the successor thereto) (the “AAA”) designate as the Arbiter a certified public accountant having the qualifications described above in this Section 4.05(e)(ii), and the cost of such certified public accountant shall be borne as provided above in the case of the Arbiter designated by Landlord and Tenant. Any determination made by an Arbiter in accordance with this Section 4.05(e)(ii) shall set forth the correct Operating Expenses and Operating Payment for the Lease Year in question and/or the correct Base Operating Amount and shall be conclusive and binding upon the parties. Notwithstanding anything to the contrary set forth herein, (x) the determination of the Operating Expenses and Operating Payment by the Arbiter shall not exceed the amount determined to be due in the first instance by the Operating Statement, nor shall such determination be less than the amount claimed to be correct by Tenant in Tenant’s Statement and (y) the determination of the Base Operating Amount by the Arbiter shall not be less than the amount set forth in the Base Lease Year Statement or more than the amount set forth in the Tenant’s Statement, and any determination which does not comply with the foregoing shall be null and void and not binding on the parties. In rendering such determination the Arbiter shall not add to, subtract from or otherwise modify the provisions of this Lease, including the immediately preceding sentence. Pending the resolution of any contest pursuant to this Section 4.05(e)(ii), and as a condition to Tenant’s right to prosecute such contest, Tenant shall pay all sums required to be paid in accordance with the Operating Statement in question.
(iii)    If, as a result of Tenant’s review of the Records or an arbitration described in Section 4.05(e)(ii), (A) it is determined that Landlord overstated Operating Expenses for any Lease Year or understated the Base Operating Amount, then Landlord shall reimburse Tenant the amount overpaid by Tenant, and if such overpayment was in an amount exceeding 3% of the total Operating Expenses for the applicable Lease Year, then such reimbursement shall be made together with interest thereon at the Default Rate from July 1 of the Lease Year in question to the date of reimbursement by Landlord and (B) if it is determined that Landlord overstated Operating Expenses for any Lease Year, or understated the Base Operating Amount in the Base Lease Year, in either case, by more than 5%, then Landlord shall reimburse Tenant for the actual out-of-pocket costs paid to Tenant’s Auditor for conducting the audit in question; provided, that if Tenant compensated Tenant’s Auditor on a contingency basis, then Landlord shall be required to so reimburse Tenant only for the lesser of (x) the compensation so paid to Tenant’s Auditor and (y) the amount that Tenant would have had to pay to Tenant’s Auditor if Tenant’s Auditor had been compensated at a fixed hourly rate equal to then prevalent rates in the market.
Section 4.06    PILOT Payment. (a) Commencing on the Rent Commencement Date, if PILOT Charges for any PILOT Year (or portion thereof) shall exceed the Base PILOT Amount, Tenant shall pay to Landlord a sum (“Tenant’s PILOT Payment”) equal to Tenant’s PILOT Share of the amount by which PILOT Charges payable for such PILOT Year (the first and last of such payments to be prorated in accordance with Section 4.07(b)) are greater than the Base PILOT Amount.
(b)    Landlord may furnish Tenant, prior to the commencement of each PILOT Year, with a written statement (a “PILOT Statement”) setting forth Landlord’s reasonable estimate of Tenant’s PILOT Payment for such PILOT Year. Tenant shall pay to Landlord on each Payment Date during such PILOT Year, an amount equal to 1/12th of Landlord’s estimate of Tenant’s PILOT Payment for such PILOT Year. If Landlord has not furnished Tenant with a PILOT Statement for a particular PILOT Year or if Landlord shall furnish any such estimate for a PILOT Year subsequent to the commencement thereof, then (i) until the first Payment Date following the date on which a PILOT Statement is furnished for such PILOT Year to Tenant, Tenant shall pay to Landlord on each Payment Date an amount equal to the monthly installment payable by Tenant to Landlord under this Section 4.06 in respect of the last month of the preceding PILOT Year, and (ii) promptly after any PILOT Statement is furnished to Tenant or together therewith, Landlord shall give notice to Tenant stating whether the aggregate amount of the installments of Tenant’s PILOT Payment previously made for such PILOT Year (if any) is more or less than the aggregate amount of the installments of Tenant’s PILOT Payment that should have been made for such PILOT Year in accordance with such PILOT Statement, and (x) if there shall be a deficiency, Tenant shall pay the amount thereof within 30 days after delivery of such PILOT Statement, or (y) if there shall have been an overpayment, Landlord, at Tenant’s election, if elected by Tenant by notice given to Landlord within 15 days after the date Landlord has given such PILOT Statement to Tenant or, if such notice shall not be timely given by Tenant, then, at Landlord’s election, shall either refund to Tenant the amount thereof within 30 days after the delivery of such PILOT Statement, or credit Tenant against the Rent subsequently payable under this Lease with the amount of the overpayment (so long as there are sufficient Rent payments remaining to be paid by Tenant to satisfy such credit), and (z) on the first Payment Date following the date on which such PILOT Statement is furnished to Tenant, and on each Payment Date thereafter during the remainder of such PILOT Year, Tenant shall pay to Landlord an amount equal to 1/12th of Tenant’s PILOT Payment shown on such PILOT Statement. Landlord may at any time or from time to time (but in no event more than once per calendar year of the Term) furnish to Tenant a revised PILOT Statement and, in such case, Tenant’s PILOT Payment for such PILOT Year shall be adjusted and paid or refunded (or credited), as the case may be, substantially in the same manner as provided in the preceding sentence. Within a reasonable period following the date on which Landlord becomes aware of the PILOT Charges for a PILOT Year or any adjustments thereto as the result of a tax contest or otherwise, Landlord shall give notice to Tenant (“Landlord’s PILOT Reconciliation Notice”) stating whether the aggregate amount of the installments of the estimated Tenant’s PILOT Payment previously made for such PILOT Year is more or less than the actual Tenant’s PILOT Payment required to be made for such PILOT Year, and (I) if there shall be a deficiency, Tenant, shall pay the amount thereof within 30 days after demand therefor, or (II) if there shall have been an overpayment, Landlord, at Tenant’s election, if elected by Tenant by notice given to Landlord within 15 days after the date Landlord has given Landlord’s PILOT Reconciliation Notice to Tenant or, if such notice shall not be timely given by Tenant, then, at Landlord’s election, shall either refund to Tenant the amount thereof within 30 days after the delivery of such Landlord’s PILOT Reconciliation Notice, or credit Tenant against the Rent subsequently payable under this Lease with the amount of the overpayment (so long as there are sufficient Rent payments remaining to be paid by Tenant to satisfy such credit). Each PILOT Statement and Landlord’s PILOT Reconciliation Notice shall be accompanied by copies of the PILOT invoice rendered to Landlord by the Ground Lessor for PILOT Charges for any PILOT Year.
(c)    Landlord’s failure to render a PILOT Statement or a Landlord’s PILOT Reconciliation Notice with respect to any PILOT Year at the times contemplated herein shall not prejudice Landlord’s right to thereafter render a PILOT Statement or a Landlord’s PILOT Reconciliation Notice with respect thereto or with respect to any subsequent PILOT Year; provided, that if Landlord shall fail to render a Landlord’s PILOT Reconciliation Notice to Tenant with respect to any PILOT Year within 2 years after the end of such PILOT Year, then (i) Landlord shall be deemed to have waived any further right to collect an underpayment by Tenant of PILOT Charges for such PILOT Year (but in no event shall the foregoing relieve Landlord of its obligation to deliver a Landlord’s PILOT Reconciliation Notice to Tenant or pay any excess owed to Tenant in accordance with this Section 4.06) and (ii) Tenant’s obligation to pay Additional Rent under this Article 4 in respect of PILOT Charges shall thereafter be suspended subject to retroactive reinstatement (subject to clause (i) above) when Landlord furnishes a Landlord’s PILOT Reconciliation Notice for such PILOT Year.
(d)    Each Landlord’s PILOT Reconciliation Notice and each Base PILOT Reconciliation Notice shall be conclusive and binding upon Tenant unless within 270 days after receipt thereof Tenant shall notify Landlord that it disputes the correctness of such Landlord’s PILOT

Reconciliation Notice, specifying those respects in which it is claimed to be incorrect (it being agreed, however, that Tenant shall have no right to dispute or contest the Assessed Valuation of the Building), and except as so specified, every Landlord’s PILOT Reconciliation Notice shall be conclusive and binding upon Tenant.
(e)    Notwithstanding anything contained herein to the contrary, if the PILOT Charges comprising the Base PILOT Amount are reduced as a result of an appropriate proceeding or otherwise, such PILOT Charges as so reduced shall for all purposes be deemed to be the Base PILOT Amount and Landlord shall notify Tenant of the amount by which the Tenant’s PILOT Payments previously made were less than the Tenant’s PILOT Payments required to be made under this Section 4.06, and Tenant shall pay the deficiency within 30 days after demand therefor.
(f)    If Landlord shall receive a refund of PILOT Charges for any PILOT Year, Landlord shall promptly notify (“Landlord’s PILOT Refund Notice”) Tenant thereof and Landlord, at Tenant’s election, if elected by Tenant by notice given to Landlord within 15 days after the date Landlord has given such Landlord’s PILOT Refund Notice to Tenant or, if such notice shall not be timely given by Tenant, then, at Landlord’s election, shall either pay to Tenant, or credit against the Rent subsequently payable under this Lease (so long as there are sufficient Rent payments remaining to be paid by Tenant to satisfy such credit), Tenant’s PILOT Share of the net refund (after deducting from such total refund the actual, reasonable out-of-pocket costs and expenses of obtaining the same, including, without limitation, appraisal, accounting and attorneys' fees and disbursements, to the extent that such costs and expenses were not theretofore included in PILOT Charges); provided, such payment or credit to Tenant shall in no event exceed the PILOT Payment paid by Tenant for such PILOT Year.
(g)    Promptly after the Fifth PILOT Comparison Year (or within 30 days after notice from Tenant if Landlord has not given a Base PILOT Reconciliation Notice to Tenant within 120 days after the Fifth PILOT Comparison Year), Landlord shall determine whether or not the proviso in the definition of “Base PILOT Amount” is applicable and shall notify Tenant thereof (a “Base PILOT Reconciliation Notice”), which notice shall include Landlord’s computation thereof (and supporting documentation), and if such computation results in a modification of the Base PILOT Amount, shall include a recomputation of all Tenant’s PILOT Payments required to be made by Tenant commencing with and including the First PILOT Comparison Year. If there shall have been an overpayment, Landlord, at Tenant’s election, if elected by Tenant by notice given to Landlord within 15 days after the date Landlord has given a Base PILOT Reconciliation Notice to Tenant or, if such notice shall not be timely given by Tenant, then, at Landlord’s election, shall either refund to Tenant the amount thereof, within 30 days after the delivery of such notice, or credit Tenant against the Rent subsequently payable under this Lease the amount of the overpayment (so long as there are sufficient Rent payments remaining to be paid by Tenant to satisfy such credit). Thereafter, Landlord shall deliver to Tenant from time to time additional Base PILOT Reconciliation Notices promptly upon the final determination of the Assessed Valuation of the Building or of any of the Tax Comparison Buildings for the 5 PILOT Years commencing with and including the First PILOT Comparison Year, and the parties shall make any necessary adjustment to Tenant’s PILOT Payments paid by Tenant as aforesaid.

(h)    Landlord shall, with respect to each PILOT Year, file an Application for Correction and pursue diligently and in good faith a proceeding seeking a reduction in the Assessed Valuation of the Building (a “Tax Contest”); provided, however, that Landlord shall not be required to pursue a Tax Contest if Landlord obtains with respect to such PILOT Year a letter (a “No Tax Contest Letter”) from a recognized certiorari attorney or consultant (such attorney or consultant, “Landlord’s Tax Consultant”) that in such Person’s opinion it would not be advisable or productive to pursue a Tax Contest. Landlord shall furnish Tenant with a copy of each No Tax Contest Letter obtained by Landlord promptly after Landlord obtains the same. Upon Tenant’s request made within 30 days after the date Landlord furnishes Tenant with a copy of a No Tax Contest Letter, Landlord shall allow Tenant, at Tenant’s sole cost and expense, to consult with Landlord’s Tax Consultant regarding the applicable No Tax Contest Letter; provided, however, that in no event shall Landlord be required to pursue a Tax Contest as a result of any such consultation. In the event Landlord brings or settles a Tax Contest for the Base PILOT Year in conjunction with a Tax Contest for another PILOT Year prior to or after the Base PILOT Year, Landlord shall not arbitrarily settle the taxes for the Base PILOT Year and other years by placing a disproportionate amount of the savings in the Base PILOT Year.
Section 4.07    Prorations of Tenant’s Operating Payments and Tenant’s PILOT Payments. (a)  If the Rent Commencement Date or the Expiration Date shall occur on a date other than January 1 or December 31, any Additional Rent owed under Section 4.03 for the Lease Year in which the Rent Commencement Date occurs or the last Lease Year, respectively, shall be apportioned in that percentage which the number of days in the period from the Commencement Date to December 31 (with respect to the Lease Year in which the Rent Commencement Date occurs) or from January 1 to the Expiration Date (with respect to the last Lease Year), both inclusive, shall bear to the total number of days in such Lease Year (based on a year of, as applicable, 365 or 366 days).
(b)    If the Rent Commencement Date or the Expiration Date shall occur on a date other than July 1 or June 30, any Additional Rent owed under Section 4.06 for the PILOT Year in which the Rent Commencement Date occurs or the last PILOT Year, respectively, shall be apportioned in that percentage which the number of days in the period from the Commencement Date to June 30 (with respect to the PILOT Year in which the Rent Commencement Date occurs) or from July 1 to the Expiration Date (with respect to the last PILOT Year), both inclusive, shall bear to the total number of days in such PILOT Year (based on a year of, as applicable, 365 or 366 days).
(c)    In the event of the expiration or termination of this Lease, any such Additional Rent owed or to be refunded under this Article 4 shall be paid within 30 days after submission of an Operating Statement or PILOT Statement, as the case may be, and the rights and obligations of Landlord and Tenant under the provisions of this Article 4 with respect to any Additional Rent (including Tenant’s rights under Section 4.05(c), Section 4.06(b) and Section 4.06(c)) shall survive the expiration or termination of this Lease, except as expressly provided to the contrary in Sections 4.05(c), 4.05(d) and 4.06(c).
Section 4.08    General. If the Building shall be condominiumized, then Tenant’s Operating Payments and PILOT Payments shall, if necessary, be equitably adjusted such that Tenant shall thereafter continue to pay the same share of the PILOT Charges and Operating Expenses of the Building as Tenant would pay in the absence of such condominimization.
Article 5

ELECTRICITY
Section 5.01    Tenant’s Electricity Costs. (a)  Subject to the terms and conditions set forth in this Article 5, Landlord shall provide to Tenant, and Tenant shall obtain from Landlord, electricity for the Premises on a submetered basis. Tenant shall pay to Landlord monthly in accordance with Section 5.01(b), an amount equal to 102% of Tenant’s Electricity Costs for electricity used in the Premises.
(b)    Landlord shall deliver to Tenant a monthly bill (“Tenant’s Electricity Bill”) for an amount equal to 102% of Tenant’s Electricity Costs for the period commencing with the day following the last day covered in any previous bill (“Electricity Billing Period”) delivered by Landlord under this Section 5.01(b), and Tenant shall pay the amount set forth in such bill (“Tenant’s Electricity Payment”) within 30 days after such bill is delivered to Tenant. Each Tenant’s Electricity Bill will be accompanied by a summary of the meter readings for each of Tenant’s Submeters and a copy of Landlord’s bill for the entire Building (other than any portions of the Building receiving direct electric service) from the applicable utility company for the purpose of permitting Tenant to confirm Landlord’s charges for electricity. Tenant and its representatives shall have access to Tenant’s Submeters from time to time during the Term of this Lease (but not more frequently than once per month) on at least one days’ notice (which need not be in writing) for the purpose of verifying Landlord’s meter readings.
(c)    Landlord’s failure to render Tenant’s Electricity Bill with respect to any Electricity Billing Period shall not prejudice Landlord’s right to thereafter render Tenant’s Electricity Bill with respect to such Electricity Billing Period or with respect to any subsequent Electricity Billing Period; provided, that if Landlord shall fail to render a Tenant’s Electricity Bill to Tenant with respect to any Electricity Billing Period within 2 years after the end of such Electricity Billing Period, Landlord shall be deemed to have waived any further right to collect Tenant’s Electricity Payment for such Electricity Billing Period.
(d)    Tenant shall have the right to examine such of the Records as are relevant to any or all of Tenant’s Electricity Bills rendered during the Operating Year (or, if applicable, the Base Lease Year) in which the Electricity Billing Periods covered thereby ends upon notice (an “Electricity Audit Notice”) to Landlord given on or before the last day that Tenant is permitted to give an Audit Notice with respect to such Operating Year (or, if applicable, the Base Lease Year), which notice shall set forth the Electricity Billing Periods covered thereby with respect to which Tenant desires to review the relevant Records. Tenant may only examine the Records relevant to such periods pursuant to a single examination (and not on a monthly basis). Any Tenant’s Electricity Bills with respect to which Tenant shall not have timely given Landlord an Electricity Audit Notice shall be conclusive and binding upon Tenant. If Tenant gives an Electricity Audit Notice then Landlord shall promptly provide such Records to Tenant and/or Tenant’s Auditor (including Records relevant to the determination of Landlord’s Average Cost per Kilowatt Hour for the relevant

Electricity Billing Periods and Records relevant to the determination of total kilowatt hours of electricity used in the Premises and the Building during such Electricity Billing Periods). Any such Tenant’s Electricity Bills as to which Tenant timely gives an Electricity Audit Notice shall be conclusive and binding upon Tenant unless (i) within 180 days after such Records are provided to Tenant, Tenant notifies Landlord (an “Electricity Dispute Notice”) that Tenant disputes the correctness of such Tenant’s Electricity Bills and (ii) such notice specifies to the extent reasonably possible those respects in which such Tenant’s Electricity Bills are claimed to be incorrect and, except as so specified, the Tenant’s Electricity Bills shall be conclusive and binding upon Tenant. Any dispute as to which Tenant has timely notified Landlord pursuant to the above provisions of this Section 5.01(d) that is not resolved within 90 days after the giving of such Electricity Dispute Notice by Tenant may be submitted by either Landlord or Tenant for resolution by arbitration in accordance with the provisions of Section 4.05(e)(ii)-(iii), modified as appropriate. If it is determined that Tenant has overpaid or underpaid, then Landlord or Tenant, respectively, shall refund or pay to the other the amount so determined to be due or owed within 30 days after such determination. At Tenant’s election, if elected by Tenant by notice given to Landlord within 15 days after such determination, in lieu of a refund, and so long as there are sufficient Rent payments remaining to be paid by Tenant to satisfy such refund, Landlord shall credit Tenant with any amount due it against the Rent subsequently payable under this Lease. As a condition to Tenant’s right to have the Records examined for any Tenant’s Electricity Bills, Tenant shall pay all sums required to be paid in accordance with the Tenant’s Electricity Bills in question.
(e)    Tenant acknowledges that the PASNY Contract is a month-to-month contract at the discretion of PASNY. Landlord shall not voluntarily terminate such month-to-month contract and shall endeavor in good faith to renew the PASNY Contract upon current market rates, terms and conditions; provided, that, notwithstanding the foregoing, (i) Landlord shall have the right to exercise any and all of its rights and remedies under the PASNY Contract as a result of any default of PASNY in the performance of its obligations under the PASNY Contract, (ii) in no event shall PASNY’s termination of the PASNY Contract or Landlord’s failure to renew the PASNY Contract affect this Lease, constitute a default of Landlord in the performance of its obligations under this Lease or otherwise subject Landlord to any liability to Tenant, and (iii) upon the expiration of the PASNY Contract, Landlord shall have the right, in its sole and absolute discretion, to select another entity or entities which it desires to have as the electrical service provider to the Building (including the Premises) so long as such providers provide service suitable for a first class office building and do not charge in excess of then current market rates (and Tenant shall not have the right to select the same or participate in the selection of the same, except and to the extent that any Legal Requirements mandate that Tenant shall have any such rights).
Section 5.02    Maintenance of Submeters. (a) Tenant, at Tenant’s expense, shall connect all capacity or distribution into Tenant’s Submeters, it being agreed that the compartment air handling units and VAV boxes exclusively serving the Premises shall be connected to Tenant’s Submeters. Tenant’s Submeters shall be procured and installed by Landlord, prior to the Commencement Date as part of Landlord’s Work, but at Tenant’s expense. Tenant shall reimburse Landlord, within 30 days after demand, for the cost and expense incurred by Landlord in procuring and installing Tenant’s Submeters; provided, however, that in no event shall Tenant be required to reimburse Landlord more than $3,000 per submeter on account thereof. Tenant, at Tenant’s expense, shall maintain, repair and replace, as necessary, Tenant’s Submeters. Tenant’s Submeters shall only measure the electricity consumed by, through or under Tenant.
(b)    If submetering of electricity in the Building is hereafter prohibited by any Legal Requirements hereafter enacted, by any order or ruling of the Public Service Commission of the State of New York, or by any judicial decision of any appropriate court, at the request of Landlord, Tenant shall promptly apply to the appropriate public utility company servicing the Building for direct electric service. Notwithstanding the foregoing, Landlord shall bear all costs and expenses necessary to comply with all rules and regulations of such public utility company in connection with Tenant’s application for direct electric service, and if Tenant incurs any such cost or expense, Landlord shall reimburse Tenant for such amounts within 30 days after written demand to Landlord. Upon the commencement of such direct service, Landlord shall be relieved of any further obligation to furnish electricity to Tenant pursuant to this Lease. Landlord shall permit the existing wires, conduits and electrical equipment used to provide electricity to the Premises to be used for Tenant’s electric service, such that Tenant shall be provided with at least the same electrical capacity as it had immediately prior to such change. Any additional riser or risers, feeders or service to supply Tenant’s electrical requirements will be installed by Landlord, at the sole cost and expense of Landlord, subject to inclusion in Operating Expenses in accordance with Section 4.01(a)(xiv) above.
Section 5.03    Additional Taxes. If any tax is imposed by any Governmental Authority upon Landlord’s receipt of moneys from the furnishing of electricity to Tenant hereunder, Tenant shall pay such taxes to Landlord within 30 days after Landlord’s demand therefor (provided, that Tenant shall not be obligated under the foregoing to pay any income taxes payable by Landlord to the extent that such income taxes arise from Landlord having profited on the furnishing of electricity to Tenant nor shall the foregoing be construed to require Tenant to be charged more than once for any tax otherwise reimbursed to Landlord under this Lease, as for example, any tax included in Landlord’s Average Cost Per Kilowatt Hour).
Section 5.04    Usage. (a)  Landlord, as part of Landlord’s Work, shall provide the vertical risers, electrical conductors, taps, bus ducts and disconnect switches required to supply the Available Electric Capacity to bus duct disconnect switches (the “Disconnect Switches”) located in the electrical closets on each Floor (as the same may be increased or decreased through the exercise by Tenant of any right or option under this Lease). Landlord shall maintain such equipment to and including the Disconnect Switches in accordance with Section 16.02 so as to supply, subject to Section 17.03, to such electrical closets throughout the Term the Available Electric Capacity. The “Base Electric Capacity” means, with respect to each Floor of the Above-Grade Premises (as the same may be increased or decreased through the exercise by Tenant of any right or option under this Lease), 8 watts of demand load per usable square foot thereof (including electric power used for the base Building air handling units on each such Floor).
(b)    In addition to the Base Electric Capacity, Landlord shall provide and maintain, at Landlord’s sole cost (but subject to inclusion in Operating Expenses in accordance with the provisions of Article 4 above), one 800 amp, 277/480 volt switch located in the switchboard designated “SWBD-8B” located as shown on Exhibit CC-2 (“SWBD-8B Switch”) to furnish additional electrical capacity to the Premises for Tenant’s supplementary air conditioning units and for such other purposes as Tenant shall deem appropriate (the “Additional Electric Capacity”). Tenant, at Tenant’s sole cost, shall install and maintain any risers and all other equipment (other than the SWBD-8B Switch) necessary or appropriate to bring the Additional Electric Capacity to the Premises (“Additional Electric Capacity Systems”). Landlord shall permit Tenant to utilize the feeders existing on the date of this Lease originating from the aforementioned switchboard that serves the Premises and terminating in DP-HV-23 as shown on Exhibit CC; provided that Landlord makes no representations or warranties regarding the condition of such feeders.
(c)    Tenant shall be responsible, at its sole cost and expense, for all power distribution within the Premises (including installing all transformers and panels in connection therewith). Tenant’s use of electricity in the Premises shall not at any time exceed the total of the Base Electric Capacity and the Additional Electric Capacity (collectively, the “Available Electric Capacity”), nor shall Tenant connect to the base Building electrical systems any electrical equipment capable of drawing more than the Available Electric Capacity.
(d)    Except as provided herein, Tenant shall not make or perform, or permit the making or performing of, any Alterations to wiring installations or other electrical facilities in or serving the Premises, or add any substantial electrical equipment in the Premises that would cause the consumption of electricity in excess of the Available Electric Capacity, without complying with all of the applicable provisions of this Lease governing Alterations, including the requirement that Tenant obtain Landlord’s prior written approval of the plans and specifications for such work. Should Landlord grant any such approval, all additional risers or other equipment required (including additions to or the rewiring of Tenant’s Submeters) to supply Tenant with electricity in excess of the Available Electric Capacity shall be installed by Tenant at Tenant’s expense and in accordance with all of the terms, covenants and conditions of this Lease, including the provisions of Article 14. Landlord shall not withhold its consent to Tenant’s use of electric current in excess of the Available Electric Capacity and the installation of such additional risers, feeders or other proper or necessary equipment required in connection therewith if, in Landlord’s sole discretion exercised in good faith: (i) allocated power is available in the Building for use by Tenant taking into account the needs of any existing or future tenants or occupants and Landlord’s own needs; and (ii) the installation of such additional risers, feeders or other proper or necessary equipment will not cause permanent damage or injury to the Building or the Premises, or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations, repair or expense or interfere with or disturb other tenants or occupants of the Building.
Section 5.05    Failure or Defect in Supply. Except as provided in Section 17.03(b) below, Landlord shall not be liable in any way to Tenant for any failure or defect in the supply or character of electricity furnished to Tenant by reason of any requirement, act or omission of the public utility or other provider furnishing the Premises with electricity or for any other reason not attributable to the negligence or willful misconduct of Landlord or any of its agents, contractors or employees. Notwithstanding the foregoing, Landlord shall prosecute any work necessary to restore any failure or defect in supply diligently and continuously so as to minimize the duration of such service stoppage or disruption.
Section 5.06    Replacement of Lamps and Bulbs. Tenant, at Tenant’s expense or, at Tenant’s option, Landlord, at Tenant’s expense, shall furnish and install all replacement lighting tubes, lamps,

bulbs and ballasts which Tenant shall require in the Premises. Notwithstanding anything to the contrary contained herein, any work or services to be performed or supplied under this Section 5.06 with respect to the replacement of ballasts or wiring may only be performed and supplied by a licensed electrician approved by Landlord (which approval shall not be unreasonably withheld) or by the lighting contractor designated by Landlord for the Building. The installation of replacement lighting tubes, lamps and bulbs which Tenant shall require in the Premises may be performed, subject to the provisions of Section 32.09 below, by Tenant’s employees or by Tenant’s third-party porters or vendors.
Section 5.07    Redistribution of Electricity.    Subject to compliance with Article 14 and any other applicable provisions of this Lease, Tenant shall have the right, at Tenant’s cost, to redistribute electricity among different Floors of the Premises. Notwithstanding anything to the contrary that may be set forth in this Lease, Tenant shall not be obligated to restore any such redistribution of electricity on the Expiration Date or sooner termination of this Lease with respect to any space from which electricity was redistributed.
Section 5.08    Tenant’s Option for Direct Electric Service. Notwithstanding anything to the contrary contained in this Lease, in lieu of obtaining electric service to the Premises from Landlord on a submetered basis, Tenant shall have the option to apply for direct electric service to the Premises from any public utility company selected by Tenant in its sole discretion (“Tenant’s Direct Electric Service Option”). Tenant’s Direct Electric Service Option shall be exercisable by notice given by Tenant to Landlord at any time during the Term after the substantial completion of the Initial Tenant Work. If Tenant exercises Tenant’s Direct Electric Service Option, then, notwithstanding anything to the contrary contained in this Lease, (i) Tenant shall apply for and obtain direct electric service to the Premises from a public utility company selected by Tenant in its sole discretion, (ii) Tenant shall procure and install direct electric meters to measure Tenant’s actual consumption of electricity (“Tenant’s Meters”), (iii) subject to Article 7, Tenant shall bear all costs and expenses to procure and install Tenant’s Meters, and to maintain Tenant’s meters throughout the Term, as well as all other costs and expenses associated with obtaining such direct electric service (including all costs and expenses necessary to comply with all rules and regulations of the applicable public utility company in connection with Tenant’s application for direct electric service), (iv) Landlord shall permit the existing wires, conduits and electrical equipment used to provide electricity to the Premises to be used for Tenant’s electric service as well as any wires, conduits and electrical equipment installed by Landlord as part of Landlord’s Work, and (v) upon the commencement of such direct service, Landlord and/or the meter company designated by Landlord shall be relieved of any further obligation to furnish electricity to Tenant pursuant to this Lease.
Section 5.09    Benefits. If Tenant is then obtaining electric service to the Premises from Landlord on a submetered basis and obtains any benefits from any public utility company furnishing electricity to the Building, Landlord shall pass all of such benefits through to Tenant if such benefits are specific to Tenant (otherwise such benefits will be passed through to Tenant on a pro-rata basis).

Article 6

USE OF PREMISES
Section 6.01    Permitted Uses. The Above-Grade Premises may be used and occupied solely as general and executive offices (the “Primary Office Use”), and, incidental thereto, such ancillary uses in connection therewith as shall be reasonably required in the operation of the business conducted therein and for no other use or purpose whatsoever; provided, that in no event shall the Premises be used for any of the Prohibited Uses or any other use prohibited under this Lease and provided further, that such ancillary uses are (a) ancillary to the Primary Office Use, (b) primarily for the use of Permitted Users and operations within the Building, and (c) permitted in accordance with all Legal Requirements and Insurance Requirements (it being acknowledged that Landlord makes no representation that any of such ancillary uses are so permitted). Subject to the preceding proviso, such ancillary uses may include, without limitation:
(i)    training facilities and classrooms in connection with training programs for Permitted Users;
(ii)    an exercise facility for use only by Permitted Users; provided, that (A) the entire floor on which any such exercise facility is located and the entire floor immediately below the floor on which such exercise facility is located shall, at the time of installation of such facility, be leased to Tenant and (B) Tenant shall cause such exercise facility to be constructed so that no noise or vibration will emanate from the Premises to portions of the Building outside the Premises, including the floor immediately below the floor on which such exercise facility is located if such floor is at any time not leased to Tenant, beyond a de minimis extent;
(iii)    kitchens, cafeterias, and dining facilities for the preparation and sale of food and beverages by Tenant’s food vendors for the use of Permitted Users (each, a “Dining Facility”); provided, that in the case of each such Dining Facility where cooking will be done (other than any Dining Facility where only microwave cooking or reheating will be done by any means so long as no exhaust is required for such reheating by applicable Legal Requirements) (A) if such Dining Facility shall be located on a Floor directly above any space in the Building not leased to Tenant, Landlord shall have the right to approve, in Landlord’s sole discretion, the location of any utility lines serving each such Dining Facility (including, without limitation, any water lines), which utility lines Tenant acknowledges may not be located above any critical areas of any other tenant or occupant of the Building (including any computer rooms), (B) the kitchen in such Dining Facility shall have a dedicated exhaust system and all flues, vents, grease traps, and ansul systems and other similar items consistent in all material respects with the standards of comparable first-class office buildings in downtown Manhattan, (C) all ducts and flues for such kitchen shall be installed within the Premises and shall follow a path through the Building, and shall exit the Building from a location, all as reasonably determined by Landlord, (D) Tenant shall clean all grease traps, (E) Tenant shall bag all wet garbage, place such garbage in containers that are designed to prevent the escape of odors, and provide for a refrigerated waste facility to store such garbage pending disposal, and (F) Tenant shall contract with an exterminator (such exterminator to be subject to Landlord’s reasonable approval) to seek to exterminate vermin and rodents on a regular basis as part of a program to keep the Premises free of vermin and rodents by reason of the operation of each such Dining Facility; and provided further, that in the case of each such Dining Facility, whether or not cooking will be done, (x) Tenant shall cause such facility to be properly ventilated so that no odor will emanate from the Premises to portions of the Building outside the Premises and (y) Tenant shall otherwise maintain and operate each such facility consistent with the standards of comparable first-class office buildings in downtown Manhattan; Tenant acknowledges that notwithstanding that Tenant may operate Dining Facilities as a permitted ancillary use under this clause (iii), Tenant may operate a Dining Facility needing a dedicated exhaust system only to the extent that the Building shall have facilities to accommodate such dedicated exhaust system, as reasonably determined by Landlord, and Landlord shall have no liability to Tenant if the Building is unable to accommodate such dedicated exhaust system and Tenant is unable to operate such a Dining Facility;
(iv)    duplicating and photographic reproduction facilities;
(v)    a data center;
(vi)    childcare facilities for use only by Permitted Users;
(vii)    mail room facilities;
(viii)    board rooms, conference rooms, meeting rooms, conference centers and facilities and auditoria for use by Permitted Users;
(ix)    secured facilities for the storage of equipment, books, records, files and other items;
(x)    private banking, wealth management, insurance sales, brokerage and other financial services, including private banking services, investment advisory and management services and investment custody services; provided, that none of such services is offered to the general public on a “retail” basis;
(xi)    trading floor / securities trading;
(xii)    facilities containing executive showers; provided, that (A) any such facilities shall be installed in an area of the Premises reasonably acceptable to Landlord, (B) any such facilities shall be designed in such a manner so as to minimize the occurrence of any water leaks, (C) Tenant shall install, or cause to be installed, at Tenant’s expense, a membrane waterproofing system throughout all areas of the Premises containing such facilities, which shall be maintained by Tenant throughout the Term in good working order, (D) Tenant shall be solely responsible at Tenant’s expense throughout the Term for (1) preserving the watertight integrity of such facilities and (2) (subject to Section 12.04) all leaks from such facilities to all areas of the Building beneath the Premises and any damage caused thereby and (E) if any water leaks occur from such facilities, Tenant, upon Landlord’s request, shall promptly cease the use of the item(s) causing the leak and shall promptly and diligently perform at Tenant’s expense any work or alteration reasonably requested by Landlord to remedy such problem; and

(xiii)    medical offices for routine examination and treatment (including, but not limited to, physical therapy and related services) of any Permitted User’s employees; provided, however, that no narcotics, prescription pharmaceuticals or controlled substances may be used or dispensed in regard to providing such services.
Section 6.02    Prohibited Uses. (a)  Tenant shall not use or occupy the Premises or any part thereof, or permit or suffer the Premises or any part thereof to be used or occupied for any of the following (collectively, the “Prohibited Uses”): (i) a retail banking, trust company, or safe deposit business (except that Tenant may conduct a safe deposit business ancillary to Tenant’s private banking services and management services), (ii) a retail savings bank, a retail savings and loan association, or a retail loan company, (iii) the retail sale of travelers’ checks and/or foreign exchange, (iv) a retail stock brokerage office or for stock brokerage purposes (it being agreed that for the purposes of this Lease, the term “retail” shall refer to a business whose primary patronage are members of the general public), (v) a restaurant, bar or for the sale of food or beverages (except for the sale of food and beverages to Permitted Users and except for vending machines), (vi) photographic reproductions and/or offset printing (except that Permitted Users may use part of the Premises for photographic reproduction, solely in connection with its or their business), (vii) an employment or travel agency (except that Permitted Users may use part of the Premises for a travel agency serving their employees), (viii) a school or classroom; provided, that Permitted Users shall be permitted to conduct training ancillary and incidental to the Primary Office Use, (ix) medical or psychiatric offices (other than as set forth in Section 6.01(xii)), (x) conduct of an auction (except that if the Tenant hereunder or a subtenant is a law firm, then such Tenant or such subtenant may conduct auctions of a type incidental to such Tenant’s or such subtenant’s legal practice; provided, that such auctions shall not be open for attendance by the general public or excessive numbers of people), (xi) gambling activities, (xii) conduct of obscene, pornographic or similar disreputable activities, (xiii) offices of any stock exchange or for any purpose by any stock exchange, offices of any agency, department or bureau of the United States Government, any state or municipality within the United States or any foreign government, or any political subdivision of any of them (except as otherwise provided in Section 10.02(c)), (xiv) offices of any charitable, religious, union or other not‑for‑profit organization, (xv) offices of any tax exempt entity within the meaning of Section 168(h)(2) of the Internal Revenue Code of 1986, as amended, or any successor or substitute statute, or rule or regulation applicable thereto, (xvi) a barber shop, beauty salon or manicure shop, (xvii) offices of a public utility company, (xviii) as reservation center(s) for airlines or travel agencies, (xix) for clerical support services (except as such services are used in connection with the business of Permitted Users) or offices of public stenographers or public typists, or (xx) for any purpose by the Federal Reserve Bank of New York (except as otherwise provided in Section 10.02(c)) or for a trading floor or headquarter facilities for the New York Stock Exchange.
(b)    The Premises shall not be used for any unlawful business or purpose or in an unlawful manner or for any dangerous or noxious trade or business, or for any purpose which would detract from the first-class character of the Building, create unreasonable or excessive elevator or floor loads, impair or interfere with any of the Building operations or the proper and economic heating, ventilation, air-conditioning, cleaning, repair, maintenance, operation or other servicing of the Building and/or its systems, facilities and equipment, constitute a public or private nuisance, interfere with any other tenant or Landlord, or impair the appearance of the Building, or for any purpose or in any way in violation of the certificates of occupancy for the Building in effect from time to time during the Term or of any Legal Requirements or which may make void or voidable any insurance then in force on the Building. Tenant shall take, immediately upon the discovery of any such prohibited use, all necessary steps, legal and equitable, to compel the discontinuance of such use (including exercising all of its rights and remedies against any subtenants that may be responsible for such use). Landlord shall endeavor to include provisions substantially similar to those set forth in this Section 6.02(b) in the leases of other office tenants hereafter entered into in the Building.
(c)    Tenant shall not suffer or permit the Premises or any portion thereof to be used by the public without restriction or in such manner as might reasonably tend to impair title to the Building or any portion thereof, or in such manner as might reasonably make possible a claim or claims of adverse usage or adverse possession by the public, as such, or of implied dedication of the Building or any portion thereof.
(d)    If any licenses, permits and/or authorizations of any Governmental Authorities (other than a certificate of occupancy permitting office use) shall be required for the proper and lawful conduct in the Premises or any part thereof of the business of Tenant (or any Person claiming by, through or under Tenant), then Tenant, at its expense, shall duly procure and thereafter maintain such licenses, permits and authorizations and submit the same to Landlord for inspection. Tenant shall at all times comply with the terms and conditions of each such license, permit and authorization. Landlord shall cooperate with Tenant in the process of obtaining any such license or permit, or in modifying or amending the certificate of occupancy for the Building, including, without limitation, by executing and delivering any applications, reports or related documents as may be reasonably requested by Tenant in connection therewith; provided, however, that such applications, reports and documents do not cause Landlord to incur any liability. Within 30 days after demand, Tenant shall reimburse Landlord, as Additional Rent, for any and all reasonable out-of-pocket costs and expenses actually incurred by Landlord in connection with such cooperation or otherwise in connection with obtaining any such license or permit or any such modification or amendment of any certificate of occupancy for the Building. The foregoing provisions shall not be deemed to be Landlord’s consent to any Alterations or Landlord’s consent to a use of the Premises not otherwise expressly permitted hereunder nor to require Landlord to effect any such modifications or amendments of any certificate of occupancy. Landlord shall maintain in effect for the duration of the Term a certificate of occupancy permitting office use in the Premises.
(e)    Tenant shall not at any time use or occupy the Premises or the Building, or suffer or permit anyone to use or occupy, the Premises, or do anything in the Premises, Land or the Building, or permit anything to be done in the Premises, in any manner (i) which violates the restrictions as to use and occupancy expressly set forth in this Article 6, (ii) which causes or will cause injury to the Building or any equipment, facilities or systems therein, (iii) which constitutes a violation of any Legal Requirements or Insurance Requirements, or (iv) which violates any of Tenant’s other obligations under this Lease. Attached hereto as Exhibit Z is the current certificate of occupancy of the Building, which Landlord shall renew or replace as necessary so that a certificate of occupancy of the Building remains in effect during the Term.

Section 6.03    Basement Premises. (a) The Basement Premises shall be used solely for the purposes of faciliating Tenant’s security procedures at the Premises, including the stationing of a security officer, dog handler and/or a security dog in the Basement Premises. Tenant shall be permitted, subject to the applicable provisions of this Lease, to bring heat to the Basement Premises and to install a lock on the door of the Basement Premises.
(b)    Landlord, at any time, may elect by notice to Tenant to substitute for the Basement Premises other space in the Building (the “Substitute Premises”) designated by Landlord at or below grade, provided that the Substitute Premises is of a comparable size and condition (including the provision of heat in the Substitute Premises if Tenant has installed heat in the Basement Premises) to the Basement Premises and is suitable for the foregoing use. Landlord’s notice shall be accompanied by a plan of the Substitute Premises, and such notice or the plan shall set forth the usable square foot area of the Substitute Premises. Tenant shall vacate and surrender the Premises and shall occupy the Substitute Premises promptly (and, in any event, not later than 10 days) after Landlord sends such notice to Tenant. Tenant shall pay the same Base Rent on a per useable square foot basis with respect to the Substitute Premises as were payable with respect to the Basement Premises. Landlord shall have no liability to Tenant by reason of any such relocation, including, without limitation, as a result of any inconvenience or interference with Tenant’s business, but Landlord shall, at Landlord’s expense, promptly reimburse Tenant for any other actual and reasonable out-of-pocket costs incurred by Tenant in connection with Tenant’s move from the Basement Premises to the Substitute Premises provided such costs are approved by Landlord in advance, which approval shall not be unreasonably withheld.
(c)    From and after the date that Tenant shall actually vacate and surrender the Basement Premises to Landlord, this Lease (i) shall no longer apply to the Basement Premises, except with respect to obligations which accrued on or prior to such surrender date, and (ii) shall apply to the Substitute Premises as if the Substitute Premises had been the space originally demised under this Lease.
Section 6.04    Special Permits. Notwithstanding anything to the contrary in this Article 6 or elsewhere in this Lease, neither the Premises, nor any part thereof, shall be used, without the prior consent of Landlord and the Ground Lessor, for any purpose which would require a “special permit” as such term is defined in the Zoning Resolution.
Article 7

WORK ALLOWANCE
Section 7.01    Work Allowance.
(a)    Landlord shall reimburse Tenant (or, as described below, pay as directed by Tenant) for the cost of the Initial Tenant Work, which shall be performed in accordance with the requirements of Article 14, in the amount (the “Work Allowance”) of $29,980,514.71 (including $1,750,000.00 (i.e., $250,000 per floor on which the Above-Grade Premises are located) for the Restroom Renovations), subject to the provisions of Article 40; provided, that Landlord may withhold (i) $1,000,000.00 of the Work Allowance until substantial completion of the Initial Tenant

Work, upon which $750,000.00 of such amount shall be disbursed to Tenant upon Tenant’s compliance with Section 7.01(a)(i) – (iii) set forth below provided no Event of Default shall then exist, and (ii) $250,000.00 of such $1,000,000.00 until Tenant delivers to Landlord all of the documents described in clauses (w), (x), (y) and (z) of Section 7.01(a)(iv) and provided no Event of Default shall then exist. Notwithstanding anything contained herein to the contrary, only up to a maximum of 20% of the Work Allowance may be applied to Tenant’s permit and filing fees, designers’, and architects’, engineers’, project management and other professional fees and other so-called “soft costs” incurred in connection with the performance of the Initial Tenant Work. Tenant shall pay all costs and expenses for or in connection with the Initial Tenant Work in excess of the Work Allowance. Provided no Event of Default shall then exist, Landlord shall pay the Work Allowance (subject to the retention specified above), from and after the Commencement Date (except with respect to soft costs, which may be drawn prior to the Commencement Date and without the obligation to refund the same if this Lease is terminated prior to the Commencement Date pursuant to Section 2.05, Article 22 or Article 23), by reimbursing Tenant (or, at Tenant’s option, by paying directly to Tenant’s contractors or other vendors, not to exceed 5 contractors or other vendors per requisition) from time to time during the progress of the Initial Tenant Work (but not more than once per month) within 30 days after a written request from Tenant, which request shall be accompanied by the following:
(i)    A certificate on AIA G-702 / 703 forms signed by either Tenant or Tenant’s architect, except that such certificate shall not be required for soft costs;
(ii)    Itemized bills for costs of the Initial Tenant Work submitted by contractors, architects, engineers and/or suppliers of the services or materials rendered in connection with the Initial Tenant Work;
(iii)    Waivers of liens (in recordable form and in a form reasonably satisfactory to Landlord) evidencing the payment for all work and materials for which Tenant previously applied to Landlord for payment, executed and acknowledged by the contractors, subcontractors, suppliers and other service providers which are entitled by statute to file mechanic’s liens (collectively, “Lienable Contractors”); provided, that if one or more such lien waivers in respect of work costing not more than $25,000.00 with respect to any one Lienable Contractor are not available, Tenant may instead provide a certificate that the amount in question has been paid but that the applicable Lienable Contractor has failed or refused to provide a lien waiver; and
(iv)    With respect to the final request for payment of the Work Allowance, Tenant shall deliver to Landlord in addition to the items specified above, (w) “as built” plans and specifications with respect to all mechanical, electrical and plumbing work performed as part of the Initial Tenant Work, and design drawings marked to show major changes for all other work performed as part of the Initial Tenant Work, in each case, in CAD files on diskette or other media, by e-mail sent to Landlord at Tenantplan@brookfield.com in AutoCAD.DWG format, and on paper; (x) a certificate signed by an officer of Tenant or Tenant’s architect certifying that all of the Initial Tenant Work has been satisfactorily completed substantially in accordance with the plans and specifications previously approved by Landlord, (y) a general release from Tenant’s general contractor releasing Landlord and Tenant from all liability for the Initial Tenant Work and “final”

lien waivers (in recordable form and in a form reasonably satisfactory to Landlord) from all Lienable Contractors performing the Initial Tenant Work (provided, that if one or more such lien waivers in respect of work costing not more than $25,000.00 with respect to any one Lienable Contractor are not available, Tenant may instead provide a certificate that the amount in question has been paid but that the applicable Lienable Contractor has failed or refused to provide a lien waiver), and (z) all Building Department sign-offs, approvals and inspection certificates and any permits required to be issued by the Building Department or any other governmental entities having jurisdiction thereover.
(b)    “Initial Tenant Work” means the Alterations shown on the plans and specifications approved by Landlord and performed by Tenant in and to the Initial Premises to prepare the same for the initial use and occupancy by Tenant, including low voltage cabling, voice data cabling, and other telecommunications and IT infrastructure, but shall not include other business or trade fixtures, machinery, equipment, furniture or other articles of personal property. Initial Tenant Work are Alterations under this Lease and shall be governed by Article 14, except to the extent of any inconsistent provisions contained in this Article 7.
(c)    The right to receive the Work Allowance as set forth in this Section 7.01 shall be for the exclusive benefit of Tenant, it being the express intent of the parties hereto that in no event shall such right be conferred upon or for the benefit of any third party, including, without limitation, any subtenant, contractor, subcontractor, materialman, laborer, architect, engineer, attorney or any other person, firm or entity, except that Tenant may make such funds available to any Subtenant.
(d)    Notwithstanding anything to the contrary contained in Section 7.01(a), if any monetary Event of Default exists at the time any payment by Landlord is required to be made pursuant to Section 7.01(a), then Landlord may offset the amount of such arrearages against the payment due from Landlord under Section 7.01(a).
(e)    Provided that Tenant shall have substantially completed the Initial Tenant Work, any portion of the Work Allowance that was not disbursed in connection with the Initial Tenant Work shall be credited against the Base Rent payable by Tenant after the later of (i) the Rent Commencement Date or (ii) the date of such substantial completion.
(f)    If, pursuant to Article 33, 34, 36, 37 or 38 Tenant is to receive a Concessions Package, then the provision of this Section 7.01 and 7.02 shall be applicable to the work allowance included in any Concession Package, mutatis mutandis, except that, for such purpose, (i) the figures $1,000,000.00, $750,000.00 and $250,000.00 shall be adjusted by multiplying each by the fraction whose numerator is the amount of such work allowance and whose denominator is the amount of the Work Allowance (as set forth in Section 7.01(a)), (ii) solely for purposes of this Article 7, the term “Initial Tenant Work” shall be deemed to refer to the work (if any) performed by Tenant in connection with the renewal of this Lease (in the case of Article 33) or to prepare the additional premises for occupancy (in the case of Article 34, 36, 37 or 38), and (iii) Section 7.01(e) shall be deemed to refer to the Base Rent next payable with respect to such space.

Section 7.02    Tenant’s Remedies. If Landlord fails to pay all or any part of any installment of the Work Allowance as required in accordance with the provisions of this Article 7, and such failure shall continue for 30 days after Tenant’s notice to Landlord that the same is past due and setting forth Tenant’s intent to offset the amount not paid against Rent, then, as Tenant’s sole remedy therefor (a) such unpaid amount of the Work Allowance shall bear interest at the Default Rate from the due date until paid or recovered by offset, and (b) Tenant may offset the unpaid amount of such installment of the Work Allowance, and such interest, against subsequent installments of Base Rent and Additional Rent coming due under this Lease; provided, that if within 15 days after Tenant’s notice to Landlord that the same is overdue Landlord, acting in good faith, notifies Tenant that Landlord disputes its obligation to pay such unpaid amount of the Work Allowance (which notice shall specify the basis for Landlord’s dispute in reasonable detail and the portion of such installment of the Work Allowance to which such dispute relates), then Tenant shall not have the right to offset the portion of such installment of the Work Allowance so disputed, or interest thereon, until and only if and to the extent such dispute is resolved in Tenant’s favor pursuant to expedited arbitration (which either Landlord or Tenant may initiate pursuant to the terms of Article 21 of this Lease) and Landlord fails to pay such disputed amount to Tenant within 10 days thereafter.
Article 8

SUBORDINATION AND CONSENT OF SUPERIOR PARTIES
Section 8.01    Subordination.
(a)    Subject to the provisions of Section 8.01(b) below, this Lease is subject and subordinate to each mortgage (a “Superior Mortgage”) and each underlying lease (a “Superior Lease”) which may now or hereafter affect all or any portion of the Project or any interest therein. The lessor under a Superior Lease is called a “Superior Lessor” and the mortgagee under a Superior Mortgage is called a “Superior Mortgagee”. Tenant shall execute, acknowledge and deliver any instrument reasonably requested by Landlord, a Superior Lessor or Superior Mortgagee and reasonably acceptable to Tenant to evidence such subordination, but no such instrument shall be necessary to make such subordination effective. Tenant shall execute any amendment of this Lease requested by a Superior Mortgagee or a Superior Lessor, provided such amendment shall not result in any increase in Tenant’s obligations under this Lease or any reduction in the rights or benefits available to Tenant, in each case except to a de minimis extent. In the event of the enforcement by a Superior Mortgagee of the remedies provided for by law or by such Superior Mortgage, or in the event of the termination or expiration of a Superior Lease, Tenant, upon the election of such Superior Mortgagee, Superior Lessor or any person succeeding to the interest of such mortgagee or lessor (each, a “Successor Landlord”), shall attorn to, or enter into a direct lease on identical terms with such Successor Landlord for the balance of the unexpired term of this Lease; provided, that any Successor Landlord shall not be, unless there shall be an SNDA then in effect, in which event it shall control in lieu of the following, (i) liable for any act, omission or default of any prior landlord (including, without limitation, Landlord); (ii) liable for the return of any monies paid to or on deposit with any prior landlord (including, without limitation, Landlord), except to the extent such monies or deposits are delivered to such Successor Landlord; (iii) subject to any offset, claims or defense that Tenant might have against any prior landlord (including, without limitation, Landlord);

provided, that, notwithstanding the foregoing, (A) any such Successor Landlord shall be subject to Tenant’s interest and offset rights under Section 7.02 with respect to any failure to pay any work allowance payable under this Lease (regardless of whether the failure giving rise thereto was prior landlord’s failure or Successor Landlord’s failure) and (B) any such Successor Landlord shall be subject to Tenant’s offset rights under Section 10.08(f) (regardless of whether the failure giving rise thereto was prior landlord’s failure or Successor Landlord’s failure); (iv) bound by any Rent which Tenant might have paid for more than one month in advance of its due date to any prior landlord (including, without limitation, Landlord) unless actually received by such Successor Landlord; (v) bound by any covenant to perform or complete any construction in connection with the Project or the Premises or to pay any sums to Tenant in connection therewith; or (vi) bound by any waiver or forbearance under, or any amendment, modification, abridgement, cancellation or surrender of, this Lease made without the consent of the Superior Lessor or Superior Mortgagee, as applicable. Upon request by such Successor Landlord, Tenant shall execute and deliver an instrument or instruments, reasonably requested by such Successor Landlord, confirming the attornment provided for herein, but no such instrument shall be necessary to make such attornment effective.
(b)    Concurrently with the execution and delivery of this Lease, Tenant and the Superior Mortgagee existing on the date of this Lease have entered into a subordination, non-disturbance and attornment agreement (an “SNDA”) in the form annexed hereto as Exhibit J, and Tenant and Ground Lessor have entered into an SNDA in the form annexed hereto as Exhibit K. Notwithstanding the provisions of Section 8.01(a), Tenant’s obligation to subordinate its interest in this Lease to any future Superior Mortgage or future Superior Lease is expressly conditioned upon Tenant’s receipt from the Superior Mortgagee or Superior Lessor of an SNDA in substantially the same form as those annexed to this Lease. If any such Superior Mortgagee or Superior Lessor executes and delivers an SNDA in proper form in accordance with the preceding sentence, and Tenant either fails or refuses to execute and deliver such SNDA within 10 Business Days following Landlord’s delivery of such SNDA, this Lease shall be subject and subordinate to such Superior Mortgage or Superior Lease and Landlord shall have no further obligation to obtain an SNDA from such Superior Mortgagee or Superior Lessor; provided, however, that if Tenant shall thereafter enter into any such SNDA then such SNDA will control with respect to the subordination of this Lease to the applicable Superior Interest.
(c)    Tenant shall not, without the prior written consent of each Superior Lessor and each Superior Mortgagee, pay Rent for more than one month in advance of its due date.
(d)    If the Ground Lease is terminated, upon the request of the Ground Lessor, Tenant shall promptly deliver to the Ground Lessor (i) “as built” drawings with respect to any mechanical, electrical or plumbing work in the Premises performed or caused to be performed by Tenant (and design drawings marked to show major changes with respect to all other work in the Premises performed or caused to be performed by Tenant), (ii) if any construction, alteration, renovation and/or restoration work by Tenant with respect to the Premises or any part thereof is then proposed or in progress, Tenant’s drawings and specifications, if any, for such work, and (iii) if any construction, alteration, renovation and/or restoration work by Landlord for Tenant with respect to the Premises or any part thereof was performed or is then proposed or in progress, the

“as built” drawings, if any, or the drawings and specifications, if any, as the case may be, for such work in Tenant’s possession.
(e)    This Lease and Tenant’s rights hereunder shall also be subject and subordinate to (i) the Project Operating Agreement and the Port Authority Easement Agreement as the same hereafter may be modified, amended, extended or renewed from time to time, and the other matters to which the Ground Lease is or shall be subordinate; and (ii) any rights, privileges or easements now or hereafter granted to any utility companies or others pursuant to the Ground Lease or in order to obtain or provide for utilities or services from utility companies or others and/or access or means of ingress and egress to the Land and/or the Building.
(f)    Any interest to which this Lease is subject and subordinate is herein called a “Superior Interest”; the instrument creating or evidencing a Superior Interest is herein called a “Superior Instrument”; and the holder of a Superior Interest is herein called a “Superior Party”. Tenant shall not omit to do anything that Tenant is obligated to do under the terms of this Lease so as to cause Landlord to be in default under any Superior Instrument. Landlord represents and warrants to Tenant that if Tenant complies with the provisions of this Lease, Tenant will be in compliance with the provisions of all Superior Instruments, including the existing Superior Mortgage, the Ground Lease, the Project Operating Agreement and the Port Authority Easement Agreement. Notwithstanding anything contained in this Lease to the contrary, in no event shall Landlord amend any Superior Instrument without the prior written consent of Tenant, except that Landlord shall have the right to amend any Superior Instrument without the consent of Tenant if doing so will have no effect, or no more than a de minimis effect on Tenant’s rights and obligations under this Lease. Upon Tenant’s request, Landlord shall promptly furnish to Tenant any amendments to the Ground Lease, the Project Operating Agreement and/or the Port Authority Easement Agreement hereafter entered into by Landlord.
Section 8.02    Notice to Superior Mortgagees. If any act or omission of Landlord would give Tenant the right, immediately or after lapse of a period of time, to cancel or terminate this Lease (other than under an express right of cancellation or termination provided for herein), to an abatement of Rent (other than under an express right of abatement provided for herein), or to claim a partial or total eviction, Tenant shall not exercise such right (a) until it has given notice of such act or omission to Landlord and to each Superior Mortgagee whose name and address shall previously have been furnished to Tenant, and (b) until a reasonable period for remedying such act or omission shall have elapsed following the giving of such notice and following the time when such Superior Mortgagee shall have become entitled under such Superior Mortgage to remedy the same (which reasonable period, if required by any Superior Mortgagee, shall in no event be less than the period to which Landlord would be entitled under this Lease or otherwise, after similar notice, to effect such remedy); provided, that such Superior Mortgagee shall, following its receipt of such notice from Tenant, with due diligence (i) give Tenant notice of intention to remedy such act or omission and (ii) commence and continue to remedy such act or omission to the extent it is able to do so without possession of the Building, and if unable to do so without possession, seek possession, directly or through a receiver, and upon obtaining possession of the Building, commence and continue to remedy such act or omission. Unless otherwise provided in the applicable SNDA, in no event shall such cure period granted to such Superior Mortgagee exceed 60 days more than the period so granted to Landlord to cure such act or omission.
Article 9

QUIET ENJOYMENT
Section 9.01    Covenant of Quiet Enjoyment. (a)  So long as this Lease is in full force and effect, and there shall be no Event of Default hereunder, Tenant shall peaceably and quietly have, hold and enjoy the Premises, subject nevertheless to the terms and conditions of this Lease. This covenant shall be construed as a covenant running with the Premises, but not, subject to Section 25.02, as a personal covenant of Landlord, except to the extent of Landlord’s interest in the Building and for only so long as such interest shall continue, and thereafter this covenant shall be binding only upon subsequent successors in interest of Landlord’s interest in the Building to the extent of their respective interests, as and when they shall acquire the same and only for so long as they shall retain such interest.
(b)    Landlord shall use commercially reasonable efforts to enforce against any tenant the rules of the Building and the provisions of such tenant’s lease if the violation of the same shall materially adversely affect Tenant’s use and occupancy of the Premises for the ordinary conduct of Tenant’s business beyond a de minimis extent, after Tenant notifies Landlord of such violation, specifying in reasonable detail the tenant violating the rules of the Building and the manner in which Tenant’s use is being so materially adversely affected.
Article 10

ASSIGNMENT, SUBLETTING AND MORTGAGES
Section 10.01    Consent Required. (a)  Subject to the further provisions of this Article 10, neither this Lease nor the term and estate hereby granted, nor any part hereof or thereof, shall be assigned, mortgaged, pledged, encumbered or otherwise transferred voluntarily, involuntarily, by operation of law or otherwise, and neither the Premises, nor any part thereof, shall be subleased, licensed, used or occupied by any person or entity other than Tenant or be encumbered in any manner by reason of any act or omission on the part of Tenant, and no rents or other sums receivable by Tenant under any sublease of all or any part of the Premises shall be assigned or otherwise encumbered without the prior consent of Landlord. The direct or indirect transfer of control of Tenant and/or its direct or any remote parent (however accomplished, including, by way of example only, the admission of new partners or members or withdrawal of existing partners or members, or transfers of interests in distributions of profits or losses of Tenant and/or its direct parent, transfer of stock, issuance of additional stock, redemption of stock, stock voting agreement, or change in classes of stock and including, without limitation, and by way of example only, the transfer of a majority of the outstanding capital stock of a company, which company owns 100% of a second tier company, which in turn owns 51% of the outstanding capital stock of a corporate tenant under this Lease) shall be deemed an assignment of this Lease regardless of whether the transfer is made by one or more transactions, or whether one or more persons or entities hold the controlling interest prior to the transfer or afterwards; provided, that this sentence (and the provisions of Section 10.08,

Section 10.09 and Section 10.12) shall not be applicable and the consent of Landlord shall not be required if such transfer of control is for an independent valid business purpose not primarily designed to effectuate an assignment of this Lease and not to avoid any obligations under this Lease and if, immediately after giving effect to such transfer of control, Tenant shall continue to have an aggregate net worth (computed in accordance with GAAP) equal to the lesser of (i) the net worth of Tenant immediately prior to such transaction and (ii) One Billion and 00/100 Dollars ($1,000,000,000) (the “Net Worth Test”), and reasonable proof thereof shall be provided to Landlord within 10 days after the effective date of such transfer of control. No assignment or other transfer of this Lease and the term and estate hereby granted, and no subletting of all or any portion of the Premises shall relieve Tenant of the obligation to obtain Landlord’s prior consent to any further assignment, other transfer or subletting. Any assignment or sublet in violation of this Article 10 shall be void and of no force or effect. Notwithstanding anything to the contrary contained herein, (x) the transfer of the outstanding equity interests of Tenant or of Tenant’s direct or indirect parent by persons or parties though the “over the counter market” or through any recognized securities exchange or pursuant to an initial public offering (other than those deemed “insiders” within the meaning of the Securities Exchange Act of 1934, as amended) shall not be deemed an assignment of this Lease and (y) the transfer of the outstanding equity interests of the Tenant named in this Lease or any direct or indirect parent of the Tenant named in this Lease shall not be deemed an assignment of this Lease. Notwithstanding anything to the contrary contained in this Lease, if Tenant shall fail to satisfy the Net Worth Test, then Tenant may provide Landlord with Additional Collateral to satisfy such Net Worth Test. The term “Additional Collateral” shall mean (i) a cash security deposit, marketable securities or a letter of credit in an amount and form and issued by a bank, in each case reasonably acceptable to Landlord or (ii) such other collateral acceptable to Landlord in its sole discretion. Such Additional Collateral shall be evidenced by documentation in form and substance reasonably acceptable to Landlord, which documentation shall provide that if, after the issuance of the Additional Collateral, Tenant satisfies the Net Worth Test without regard to the Additional Collateral, such Additional Collateral then held by Landlord shall be released to Tenant or the Person lawfully entitled thereto.
(b)    Notwithstanding anything to the contrary contained in this Lease, the provisions of Sections 10.01(a), 10.08, 10.09 and 10.12 shall not apply with respect to, and the consent of Landlord shall not be required with respect to, an assignment (or deemed assignment) of this Lease to an entity (a “Successor Entity”) (i) created by merger, reorganization or recapitalization of or with Tenant or (ii) acquiring all or substantially all of Tenant’s assets; provided, in the case of both clause (i) and clause (ii), that (A) the Successor Entity assumes by written instrument reasonably satisfactory to Landlord all of Tenant’s obligations under this Lease (or Tenant has delivered to Landlord evidence, reasonably satisfactory to Landlord, that such assumption has occurred by operation of law), (B) the applicable transaction is for an independent valid business purpose not primarily designed to effectuate an assignment of this Lease and not to avoid any obligations under this Lease and (C) the Successor Entity shall, immediately after giving effect to such assignment, satisfy the Net Worth Test. Within 20 days after the effective date of such assignment, Tenant shall notify Landlord thereof, which notice shall describe the transaction in reasonable detail and include (x) such current financial information as reasonably required in order to prove that the Net Worth Test set forth above has been satisfied, including, without limitation, its most recent financial statements if such financial statements are available and if not, such other reasonable evidence of the same (which, unless the same are already in the public domain, Landlord shall keep confidential except as required by law) and (y) if applicable, an executed copy of the assignment agreement.
(c)    Notwithstanding anything to the contrary contained in this Lease, the provisions of Sections 10.01(a), 10.08, 10.09 and 10.12 shall not apply with respect to, and the consent of Landlord shall not be required with respect to, (x) the licensing by Tenant of up to 10% of the Rentable Square Feet of the Premises in the aggregate to licensees of a type and quality consistent with the existing tenants and occupants of the Building from time to time and who have an ongoing business relationship with Tenant or with an Affiliate of Tenant and (y) the use of portions of the Premises by Service Providers and Tenant’s Regulators and Auditors; provided, that Tenant shall give Landlord notice in accordance with Article 31 and such license or use shall comply with the following provisions:
(i)    such license or use shall be without the installation of any separate entrance from the elevator lobby serving such Floor;
(ii)    such license or use shall not create any material increase in traffic in the use of the common areas of the Building over the amount of such traffic that would be generated if Tenant itself occupied the space in question;
(iii)    such license or use shall be for a term ending no later than one day prior to the Expiration Date;
(iv)    no such licensee or user may assign its rights or further license or permit the use of the space that is the subject of such license or use;
(v)    each such license or use shall be subject and subordinate to all of the terms, covenants, conditions and provisions of this Lease;
(vi)    all acts, omissions and operations of the licensee or user shall be deemed acts, omissions and operations of Tenant;
(vii)    no such licensee or user shall perform any Alterations;
(viii)    Tenant shall deliver to Landlord a notice prior to any such licensee or user taking occupancy advising Landlord of the name of such licensee or user, the relationship to Tenant and the character and nature of the business to be conducted by the licensee or user in the Premises, the location of the area within the Premises to be occupied and the expected duration of the same, and, if a license agreement is executed, a copy of such applicable written license; and
(ix)    Tenant shall, within 10 days after receipt of notice from Landlord, revoke such license or terminate such use if Landlord notifies Tenant that, in Landlord’s reasonable discretion, such licensee is not a user of a type and quality consistent with the existing tenants and occupants of the Building, does not meet the requirements of the use provisions of Article 6 of this Lease and/or is disturbing harmony with any tenant or occupant of the Project or causing or contributing to any disruption or dispute, and, in connection therewith, Tenant shall indemnify, defend and hold harmless Landlord from and against any and all loss, liability, damages, costs and expenses (including, without limitation, reasonable attorneys’ fees and disbursements) resulting from any claims that may be made against Landlord by any such licensee or user or by any brokers or other persons claiming a commission or similar compensation in connection with such license or use. The foregoing indemnity shall be governed by the provisions of Section 26.01 of this Lease.
“Tenant’s Regulators and Auditors” means, collectively, any governmental or quasi-governmental entity having supervisory responsibility or jurisdiction over Tenant or Tenant’s Affiliates (including, without limitation, any governmental or quasi-governmental entity who examines, audits or regulates banks or other financial institutions, including the Federal Reserve Board of the United States of America) and any auditors of Tenant or Tenant’s Affiliates, in each case only to the extent that such entities or auditors are engaged in their responsibilities with respect to Tenant.
“Service Providers” means, collectively, providers to Tenant or to Affiliates of Tenant of outsourced services (including catering, mailroom, file room and photocopying services).
Section 10.02    Affiliate Transactions; No Partial Assignments.
(a)    Provided no Event of Default shall exist, Tenant shall have the right, upon 10 Business Days prior notice to Landlord, but without Landlord’s consent, to assign all of Tenant’s interest in this Lease, or to sublet all or a portion of the Premises to any Affiliate of Tenant (subject, however, to all of the other terms of this Article 10, including Sections 10.02(b), 10.03 and 10.04, but specifically excluding Sections 10.01(a), 10.08, 10.09 and 10.12); provided that (i) in the case of an assignment, the assignee assumes by written instrument reasonably satisfactory to Landlord all of Tenant’s obligations under this Lease, and (ii) no assignment or transfer of interest in this Lease to an Affiliate shall be permitted where the primary purpose of such assignment or transfer of interest is to transfer the estate hereby granted or to permit occupancy of the Premises to or by a third party in avoidance of the prohibition on assignment, transfer or use and occupancy contained in this Article 10. Notwithstanding the foregoing, if at any time thereafter the assignee or sublessee shall cease to be an Affiliate of Tenant, then Tenant shall be required to obtain Landlord’s consent to the continuation of such assignment or subletting as provided herein, unless such former assignee or sublessee shall then satisfy the Net Worth Test. Within 10 days after the effective date upon which the former Affiliate shall cease to be an Affiliate of Tenant, Tenant shall notify Landlord thereof (which notice shall describe the transaction causing such cessation in reasonable detail and include such financial information as reasonably required in order to prove that such former assignee or sublessee shall then satisfy the Net Worth Test).
(b)    Notwithstanding anything herein that may be construed to the contrary, (i) no partial assignments of this Lease, or any of Tenant’s rights or options under this Lease, shall be permitted, and (ii) none of Tenant’s rights or options under this Lease may be assigned except to the assignee under an assignment of this Lease to which Landlord has consented or which is permitted without Landlord’s consent (and then, in the case of an assignee who is not a Successor Entity or Affiliate of Tenant, only to the extent the provisions of this Lease do not limit the benefits of, and/

or the right to exercise, any such rights or options to the Tenant named in this Lease or its Successor Entity or Affiliate of Tenant).
(c)    For purposes of this Lease, any Affiliate of Tenant may use or occupy the Premises with Tenant without entering into a sublease with Tenant and, in any such event, shall be deemed to be a corporate division or department of Tenant and not a separate entity (provided that the cessation of such Affiliate relationship while such occupancy is continuing shall be deemed a transaction to which all of the terms of this Article 10 shall apply (and accordingly, such Affiliate shall not be entitled to recognition by Landlord as a subtenant), except that Tenant shall not be required to obtain Landlord’s consent to a sublease by Tenant to such former Affiliate so long as such former Affiliate of Tenant shall then satisfy the Net Worth Test. Within 10 days after such date upon which the former Affiliate shall cease to be an Affiliate of Tenant, Tenant shall notify Landlord thereof (which notice shall describe in reasonable detail the transaction causing the cessation of such Affiliate relationship and include such financial information as reasonably required in order to prove that such former Affiliate shall then satisfy the Net Worth Test). Tenant shall be fully responsible for any defaults or Events of Default caused by or due to any act or omission of such Affiliate.
Section 10.03    No Release. If this Lease is assigned, whether or not in violation of the provisions of this Lease, Landlord may collect rent from the assignee. If the Premises or any part thereof are sublet or used or occupied by anybody other than Tenant, whether or not in violation of this Lease, Landlord may, if an Event of Default has occurred and is continuing, collect rent from the subtenant or occupant. In either event, Landlord shall apply the net amount collected to the Rent herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of any of the provisions of this Article 10, or the acceptance of the assignee, subtenant or occupant as a subtenant or the tenant hereunder, or a release of Tenant from the performance of its obligations under this Lease. The consent by Landlord to the assignment, subletting or use or occupancy by others of the Premises shall not in any way be considered to relieve Tenant (or any Subtenant) from obtaining the express written consent of Landlord to any other or further assignment, subletting or use or occupancy not expressly permitted by this Article 10. Consent to any assignment and/or further subletting by a subtenant shall be granted or denied by Landlord using the same standards under this Lease as applicable to a similar request therefor by Tenant hereunder. References in this Lease to use or occupancy by others (that is, by anyone other than Tenant) shall not be construed as limited to use or occupancy by subtenants and those claiming under or through subtenants, but as also including use or occupancy by licensees, concessionaires, operators and others claiming any right of use or occupancy, immediately or remotely, or claiming any other right of possession or occupancy (all such Persons are each herein referred to as a “Subtenant”).
Section 10.04    Assignments, Subleasing and Other Transfers. Except in connection with an assignment to a Successor Entity where Tenant has delivered evidence, satisfactory to Landlord, that such assumption has occurred by operation of law (as set forth in Section 10.01(b)), any assignment, whether made with Landlord’s consent or without Landlord’s consent, shall not be effective until the assignee shall execute, acknowledge and deliver to Landlord an agreement in form and substance reasonably satisfactory to Landlord, whereby the assignee shall unconditionally assume the obligations to be performed by Tenant under this Lease and whereby the assignee shall agree that the provisions in Article 10 shall, notwithstanding such assignment or transfer, continue to be binding upon it including in respect of all future assignments, subleases and other transfers. The original-named Tenant, and each assignee thereof, covenants that, notwithstanding any assignment, subletting or other transfer, whether or not in violation of the provisions of this Lease, and notwithstanding the acceptance of any Rent by Landlord from an assignee, subtenant, transferee, or any other party, and further, notwithstanding any amendment or modification of this Lease subsequent to the date of any assignment, the original-named Tenant, and each assignee thereof, shall remain jointly and severally liable for the payment of all Rent and all other sums due under this Lease and for the other obligations of this Lease on the part of Tenant to be performed or observed throughout the Term.
Section 10.05    Obligations of Tenant Unaffected by Assignment. The liability of Tenant and any immediate or remote assignee or successor in interest of Tenant for the due performance of the obligations of this Lease on Tenant’s part to be performed or observed (a) shall be joint and several, (b) shall not be discharged, released or impaired in any respect by any agreement or stipulation made by Landlord extending the time of, or modifying any of the obligations of, this Lease, or by any waiver or failure of Landlord to enforce any of the obligations of this Lease and (c) shall not be impaired or otherwise affected by any event, proceeding, action or failure to act, with or without notice to, or the knowledge or consent of, Tenant or any such immediate or remote assignee or successor in interest of Tenant, including (i) any waiver, consent, indulgence, forbearance, lack of diligence, action or inaction on the part of Landlord in enforcing this Lease; or (ii) any bankruptcy, insolvency, reorganization, arrangement, liquidation, rehabilitation or similar or dissimilar proceeding involving or affecting any immediate or remote (x) successor-in-interest of Tenant, or (y) assignee of Tenant’s interest in this Lease, including any termination or rejection of this Lease in connection with such proceedings (and any limitation on the liability of any assignee in such proceeding shall not diminish or limit the liability of Tenant or any other immediate or remote assignee or successor in interest of Tenant), and in the event any assignee shall become a debtor under the Bankruptcy Code, Tenant shall have no right of subrogation as against such assignee.
Section 10.06    Tenant Liable for Subtenant. Each sublease pursuant to this Article 10 shall expressly be subject to all of the covenants, agreements, terms, provisions and conditions contained in this Lease. Tenant shall be fully liable for all acts and omissions of any Subtenant or anyone claiming under or through any Subtenant that shall be in violation of any of the obligations of this Lease, and any such violation shall be deemed to be a violation by Tenant.
Section 10.07    Listings of No Effect. The listing of any name other than, or in addition to, that of Tenant, whether on the doors of the Premises or the directory for the Building, or otherwise, shall not operate to vest any right or interest in this Lease or in the Premises, nor shall it be deemed to be the consent of Landlord to any assignment, subletting or other transfer of this Lease or to any sublease of the Premises or any part thereof or to the use or occupancy thereof by others.
Section 10.08    Notice to Landlord. (a) If Tenant desires to assign this Lease or sublet all or part of the Premises (other than an assignment or sublease that does not require Landlord’s consent in accordance with Sections 10.01 or 10.02), Tenant shall give to Landlord notice (“Tenant’s Offer

Notice”) thereof, specifying (i) in the case of a proposed subletting, the location, configuration and size of the space to be sublet and the term of the subletting of such space, (ii) (A) in the case of a proposed assignment, Tenant’s good faith offer of the consideration Tenant desires to receive or pay for such assignment or (B) in the case of a proposed subletting, Tenant’s good faith offer of the fixed annual rent and additional rent which Tenant desires to receive for such proposed subletting (including the manner in which Tenant desires to be reimbursed for Tenant’s Operating Payment, Tenant’s PILOT Payment (including any applicable base years) and electricity), any free rent periods, work contributions and allowances, all other contributions and allowances, and other concessions Tenant is willing to give, (C) all other material economic and financial terms that Tenant proposes be included in the transaction, and (D) except in the case of a proposed assignment, any requirements with respect to obtaining Tenant’s consent to any alterations to the space and/or the condition in which such space shall be returned to Tenant (including any requirement that such space be returned to the condition existing at the commencement of such sublease), and (iii) the proposed assignment or sublease commencement date. Tenant’s Offer Notice may be given prior to or together with any Transfer Notice, but if given together, then the time periods for Landlord to respond set forth in Section 10.09(b) below shall apply in lieu of that set forth in Section 10.08(b) below.
(b)    Tenant’s Offer Notice shall be deemed an offer from Tenant to Landlord whereby Landlord may, at Landlord’s option, (i) sublease (or have an Affiliate of Landlord designated by Landlord sublease) such space from Tenant (if the proposed transaction is a sublease of all or part of the Premises), (ii) have this Lease assigned to Landlord (or an Affiliate of Landlord designated by Landlord) or terminate this Lease (if the proposed transaction is an assignment or a sublease of all or substantially all of the Premises) or (iii) terminate this Lease with respect to the space covered by the proposed sublease (if the proposed transaction is a sublease of part of the Premises for all or substantially all of the remainder of the Term (for purposes of this Section 10.08, a sublease shall be deemed to be for substantially all of the remainder of the Term if it is to expire, inclusive of any renewal or extension options, no earlier than 6 months prior to the then scheduled expiration of the Term). Such options may be exercised by Landlord by notice to Tenant within 30 days after a Tenant’s Offer Notice, together with all information required pursuant to Section 10.08(a), shall have been given by Tenant to Landlord.
(c)    If Landlord exercises its option under Section 10.08(b)(ii) to terminate this Lease, then (i) this Lease shall terminate on the proposed assignment effective date or sublease commencement date specified in the applicable Tenant’s Offer Notice, (ii) all Rent shall be paid and apportioned to such date, (iii) if such Tenant’s Offer Notice provides that Tenant is to receive any consideration for the proposed assignment or sublease, then Landlord shall pay such consideration to Tenant as and when stated in such Tenant’s Offer Notice less any concessions, if any, provided in such Tenant’s Offer Notice that Tenant was willing to pay or grant in connection with the proposed assignment or sublease, (iv) if such Tenant’s Offer Notice provides that Tenant will pay any consideration or grant any concessions in connection with the proposed assignment or sublease, then Tenant shall pay such consideration and/or grant any such concessions to Landlord (or Landlord’s designee) on the date Tenant assigns this Lease to Landlord (or Landlord’s designee) less the consideration, if any, provided in such Tenant’s Offer Notice that Tenant desired to receive for such assignment or sublease, (v) Landlord (or its designee) shall recognize all existing subleases in accordance with Section 10.11(c), (vi) notwithstanding any provision of this Lease to the contrary, if such Tenant’s Offer Notice provides that Tenant shall have no obligation to remove or restore any Specialty Alterations, then Tenant shall have no such obligation and (vii) Landlord and Tenant shall have no further obligation or liability to the other, other than liabilities that accrued, or relate to periods, prior to such termination and except for Landlord’s obligations under the preceding clause (v), clause (vi) and Section 10.11(c).
(d)    If Landlord exercises its option under Section 10.08(b)(ii) to have this Lease assigned to it (or its designee), then (i) Tenant shall assign this Lease to Landlord (or Landlord’s designee) by an assignment in form and substance reasonably satisfactory to Landlord and Tenant, effective on the date that is the proposed assignment or sublease commencement date specified in the applicable Tenant’s Offer Notice, (ii) if such Tenant’s Offer Notice provides that Tenant is to receive any consideration for the proposed assignment then Landlord (or Landlord’s designee) shall pay such consideration to Tenant as and when stated in such Tenant’s Offer Notice less any consideration or concessions, if any, provided in such Tenant’s Offer Notice that Tenant was willing to pay or grant in connection with the proposed assignment or sublease, (iii) if such Tenant’s Offer Notice provides that Tenant will pay any consideration or grant any concessions in connection with the proposed assignment or sublease, then Tenant shall pay such consideration and/or grant any such concessions to Landlord (or Landlord’s designee) on the date Tenant assigns this Lease to Landlord (or Landlord’s designee) less the consideration, if any, provided in such Tenant’s Offer Notice that Tenant desired to receive for such assignment or sublease, (iv) Landlord (or its designee) shall recognize all existing subleases, and (v) Landlord and Tenant shall have no further obligation or liability to the other, other than liabilities that accrued, or relate to periods, prior to such termination.
(e)    If Landlord exercises its option under Section 10.08(b)(iii) to terminate this Lease with respect to the space covered by a proposed sublease, then (i) this Lease shall terminate with respect to such part of the Premises on the effective date of the proposed sublease, (ii) from and after such date the Rent shall be adjusted, based upon the proportion that the Rentable Square Footage of the Premises remaining bears to the total Rentable Square Feet of the Premises, (iii) Tenant shall pay to Landlord, within 30 days after demand, the reasonable out-of-pocket costs actually incurred by Landlord in demising separately such part of the Premises and in complying with any Legal Requirements relating to such demise (unless such Tenant’s Offer Notice provides that the applicable subtenant will perform and pay for such demising work), (iv) if the economic terms set forth in Tenant’s Offer Notice would result in a Tenant’s Sublease Profit, then Landlord shall pay such Tenant’s Sublease Profit as and when the same would have been received by Tenant and (v) Landlord and any person claiming by, through or under Landlord shall have commercially reasonable means of ingress to and egress from such space and the unrestricted right to access and use the restrooms on the floor that the remaining Premises are located on (notwithstanding the fact that prior to such termination the Premises may have contained all of the rentable area on such floor).
(f)    If Landlord exercises its option under Section 10.08(b)(i) to sublet the space Tenant desires to sublet, such sublease to Landlord or its designee as provided in Section 10.08(b)(i) as subtenant (the “Recapture Sublease”) shall be in form and substance reasonably satisfactory to Landlord and Tenant at the rental set forth in the applicable Tenant’s Offer Notice with respect to such sublet space, and shall be for the term set forth in the applicable Tenant’s Offer Notice, and:
(i)    shall be subject to all of the terms and conditions of this Lease except such as are irrelevant or inapplicable, and except as otherwise expressly set forth to the contrary in this Section 10.08(f);
(ii)    shall be upon the same terms and conditions as those contained in the applicable Tenant’s Offer Notice and otherwise on the terms and conditions of this Lease, except such as are irrelevant or inapplicable and except as otherwise expressly set forth to the contrary in this Section 10.08(f);
(iii)    shall permit the subtenant under the Recapture Sublease, without Tenant’s consent, freely to assign the Recapture Sublease to an Affiliate of Landlord (and not otherwise) or to sublet to any Person all or any part of the space covered by the Recapture Sublease;
(iv)    except as otherwise provided in Tenant’s Offer Notice, shall permit the subtenant under the Recapture Sublease, without Tenant’s consent, to make (and permit its assignee or further subtenant to make) any and all alterations and improvements in the space covered by the Recapture Sublease (provided that, if and to the extent so required by Tenant’s Offer Notice in the case of a sublease for less than substantially all of the remainder of the Term, Landlord shall (or shall cause the subtenant under the Recapture Sublease to) remove such alterations and improvements and return such space to Tenant at the end of the term of the Recapture Sublease in the same condition as existed prior to the Recapture Sublease, excepting only reasonable wear and tear); and
(v)    shall provide that (1) the parties to the Recapture Sublease expressly negate any intention that any estate created under such sublease be merged with any other estate held by either of such parties, (2) the sublet space may be used for any purpose permitted by this Lease, (3) Landlord, at Tenant’s expense (unless otherwise provided in Tenant’s Offer Notice), may make such alterations as may be required or deemed necessary by Landlord to demise separately the subleased space and to comply with any Legal Requirements relating to such demise and (4) Tenant shall and will at all times provide and permit reasonably appropriate means of ingress to and egress from such space so sublet by Tenant to Landlord or its designee and grant Landlord and any person claiming by, through or under Landlord the unrestricted right to access and use the restrooms located on the floor on which such subleased space is located.
Tenant shall have no responsibility for, or liability to Landlord or any other person, with respect to any act or omission of the subtenant under the Recapture Sublease, or any assignee or further subtenant, and no such act or omission shall constitute or give rise to a default or Event of Default under this Lease, and performance by Landlord or such Person, assignee or subtenant under such Recapture Sublease shall be deemed performance by Tenant of a similar obligation under this Lease related to the space covered by such Recapture Sublease. Landlord shall indemnify, defend and hold harmless Tenant from and against any loss, liability, cost, claim, damage or expense (including reasonable attorneys’ fees and costs) arising out of the use or occupancy of the space covered by such Recapture Sublease by Landlord or any other person, or any assignee or further subtenant, except to the extent of the negligence or willful misconduct of Tenant or its agents, invitees, representatives or contractors. Tenant shall be entitled to offset against the rent payable under this Lease any and all rent, additional rent or other sums coming due under the Recapture Sublease or under the provisions of this Section 10.08(f) not paid by Landlord or Landlord’s designee to Tenant when due.
(g)    (i)    In the case of a proposed sublease, Tenant shall not sublet any space to a third party on terms which would result in the subtenant paying a rental which is less (on a net effective per rentable square foot per annum basis considering all relevant factors) than 90% of the rental (on a net effective per rentable square foot per annum basis considering all relevant factors) specified in Tenant’s Offer Notice with respect to such space, without complying once again with all of the provisions of this Section 10.08 (including the giving of a new Tenant’s Offer Notice to Landlord) and re-offering such space to Landlord on terms which would result in Landlord paying such lower rental (on a net effective per rentable square foot per annum basis).
(ii)    In the case of a proposed assignment, Tenant shall not assign this Lease to a third party on terms which would result in the assignee paying (on a net effective per rentable square foot per annum basis considering all relevant factors, including the Rent payable under this Lease and the consideration and concessions to be paid or received by the assignee) less than 90% of what the assignee would pay (on a net effective per rentable square foot per annum basis considering all relevant factors, including the Rent payable under this Lease and the consideration and concessions to be paid or received by the assignee) if such assignment had been consummated on the terms set forth in Tenant’s Offer Notice, without complying once again with all of the provisions of this Section 10.08 (including the giving of a new Tenant’s Offer Notice to Landlord) and re-offering to assign this Lease to Landlord on terms which would result in Landlord paying such lower amount (on a net effective per rentable square foot per annum basis considering all relevant factors, including the Rent payable under this Lease and the consideration and concessions to be paid or received by the assignee).
Section 10.09    Assignment and Subletting Procedures. (a) If Tenant delivers to Landlord a Tenant’s Offer Notice with respect to any proposed assignment of this Lease or subletting of all or part of the Premises and Landlord does not timely exercise any of its options under Section 10.08, and Tenant then or thereafter desires to assign this Lease or sublet all or a portion of the space specified in Tenant’s Offer Notice, then Tenant shall notify Landlord (a “Transfer Notice”) of such desire, which Transfer Notice shall contain Tenant’s request for Landlord’s consent to such assignment or subletting and shall be accompanied by (1) a fully executed original counterpart of the proposed assignment or sublease, and of all related agreements, the effective date of which shall be at least 30 days after the giving of the Transfer Notice, (2) a statement setting forth in reasonable detail the identity of the proposed assignee or subtenant, the nature of its business and its proposed use of the Premises, (3) current financial information with respect to the proposed assignee or subtenant, including, without limitation, its most recent financial statements (which, unless the same is already in the public domain, Landlord shall keep confidential except as required by law) and (4) such other information as Landlord may reasonably request, and Landlord’s consent to the proposed assignment or sublease shall not be unreasonably withheld or conditioned, provided that:

(i)    such Transfer Notice shall be delivered to Landlord together with or within 365 days after the delivery to Landlord of the applicable Tenant’s Offer Notice;
(ii)    in Landlord’s reasonable judgment, the proposed assignee or subtenant is engaged in a business and the Premises will be used in a manner which (1) are in keeping with the standards of a first-class office building in downtown Manhattan, (2) are limited to the uses permitted under Article 6 hereof, and (3) will not violate any restriction as to use contained in this Lease;
(iii)    in Landlord’s reasonable judgment, the proposed assignee or subtenant is a reputable Person and has sufficient financial ability to meet its liabilities and obligations under the assignment or sublease, reasonable evidence of which shall have been furnished to Landlord;
(iv)    the fully executed original counterpart of the proposed assignment or sublease accompanying the Transfer Notice (A) is reasonably satisfactory to Landlord, (B) complies with Section 10.08(g), (C) has a commencement or effective date no later than 365 days after the commencement or effective date set forth in Tenant’s Offer Notice, (D) in the case of a sublease, has either (x) a term substantially similar in length to the term set forth in Tenant’s Offer Notice, or (y) an expiration date within 365 days of the expiration date provided for in Tenant’s Offer Notice and (E) is consistent, in all material respects, with the information contained in the applicable Tenant’s Offer Notice relating to control on alterations and the condition in which the space is to be returned to Tenant;
(v)    such sublease shall provide that no rental or any other payments for use, occupancy or utilization of the premises demised thereunder shall be based in whole or in part on the net income or profits derived by any Person therefrom, and such sublease or assignment shall provide that the proposed assignee or subtenant may not assign its interest in this Lease or such sublease, as applicable, or sublet the premises demised thereunder, except as otherwise provided herein;
(vi)    within the 5 years immediately preceding the Transfer Notice, the proposed assignee or subtenant has not committed an act of insolvency or bankruptcy;
(vii)    neither the proposed assignee or subtenant nor any of its Affiliates is a tenant or subtenant in the Building; provided, that Landlord or Landlord’s Affiliate has a comparable amount of comparable space available in the Building, or anticipates based on then scheduled lease expirations having a comparable amount of comparable space within a period not later than 4 months after the proposed commencement date of the applicable sublease or assignment, which (in either case) Landlord or Landlord’s Affiliate is then willing to lease to such proposed subtenant or assignee for a comparable term;
(viii)    neither the proposed assignee or subtenant nor any of its Affiliates is a Person from whom, within the 3 months prior to such Transfer Notice, Landlord has received a written proposal to lease space in the Building or a written acceptance of a Landlord proposal to lease space in the Building; provided, that Landlord or Landlord’s Affiliate has a comparable amount of comparable space available in the Building, or anticipates based on then scheduled lease expirations having a comparable amount of comparable space within a period not later than 4 months after the proposed commencement date of the applicable sublease or assignment, and which Landlord or Landlord’s Affiliate is then willing to lease to such proposed subtenant or assignee for a comparable term;
(ix)    there shall not be more than 4 occupants per full Floor of the Above-Grade Premises (exclusive of Tenant’s Affiliates, Service Providers, Tenant’s Regulators and Auditors and/or licensees using or occupying the Premises pursuant to Section 10.01(c) or Section 10.02);
(x)    the nature of the use or occupancy of the proposed assignee or subtenant will not cause a materially greater demand on the Building Systems;
(xi)    the proposed assignee or subtenant will not, in Landlord’s reasonable judgment, present a greater security risk to the Project including the Premises;
(xii)    in the case of a proposed sublease, the area to be sublet thereunder includes at least 80% of the area specified in the applicable Tenant’s Offer Notice and is no larger than 120% of the area specified in the applicable Tenant’s Offer Notice;
(xiii)    Tenant shall reimburse Landlord, within 30 days after demand, for any reasonable and actual out-of-pocket costs incurred by Landlord in connection with such assignment or sublease, including, without limitation, the costs of making investigations as to the acceptability of the proposed assignee or subtenant, and reasonable attorneys’ fees and disbursements incurred in connection with any requested consent, whether or not such transaction shall be consummated; and
(xiv)    such sublease or assignment expressly provides that the assignment or sublease in question is conditioned on, and shall not be effective without, the consent of Landlord, which consent shall be in the form of Exhibit X annexed hereto.
(b)    If Landlord fails to either approve or disapprove Tenant’s request, made in accordance with Section 10.09(a), for Landlord’s consent to an assignment or sublease within 15 days (or 30 days if Tenant gives a Tenant’s Offer Notice concurrently with the Transfer Notice) after Tenant gives to Landlord a Transfer Notice accompanied by all of the documents, statements and information required to accompany the Transfer Notice pursuant to Section 10.09(a), then provided that Tenant sends Landlord a 2nd notice enclosing Tenant’s original request and stating in bold capital letters: “IF LANDLORD FAILS TO RESPOND TO THIS REQUEST FOR CONSENT TO ASSIGNMENT OR SUBLEASE (AS THE CASE MAY BE) WITHIN 5 BUSINESS DAYS OF RECEIPT OF THIS NOTICE, THEN LANDLORD’S CONSENT TO SUCH ASSIGNMENT OR SUBLEASE (AS THE CASE MAY BE) SHALL BE DEEMED GRANTED IN ACCORDANCE WITH SECTION 10.09(b) OF THE LEASE,” and Landlord fails to either approve or disapprove the request after the expiration of such 5 Business Day period, Landlord’s consent to such assignment or sublease shall be deemed given as Tenant’s sole and exclusive remedy for Landlord’s failure to respond to Tenant’s request, made in accordance with Section 10.09(a), for Landlord’s consent to an assignment or sublease.
Section 10.10    Manner of Offering Space. Tenant shall not publicly advertise in any medium the availability of this Lease for assignment or the availability of the Premises or any portion thereof for subleasing without prior notice to and approval by Landlord (which approval shall not be unreasonably withheld). No advertisement shall state the then Rent or the proposed rental or assignment consideration. This Section 10.10 shall not be applicable to listing to brokerage industry online listing services (e.g. Co-Star) or to flyers, brochures or other standard marketing materials or computer databases customarily utilized by real estate brokers in Manhattan that in each case do not state the then Rent or the proposed rental or assignment consideration.
Section 10.11    Additional Assignment and Sublease Requirements. With respect to each and every sublease or assignment authorized or otherwise permitted by Landlord under the provisions of this Lease, regardless of whether Landlord’s express consent is necessary, it is further agreed:
(a)    No subletting shall be for a term (including renewal or extension options) ending later than one day prior to the expiration of the Term.
(b)    No subtenant or assignee shall take possession of the Premises or any part thereof until an executed counterpart of such sublease or assignment has been delivered to Landlord (except as otherwise provided in Section 10.01 and excluding occupancy by Permitted Users), and any Landlord consent required hereunder shall have been obtained.
(c)    Each sublease shall provide (i) that it is subject and subordinate to this Lease, and the matters to which this Lease is or shall be subordinate, (ii) that except as provided in clause (v) of this Section 10.11(c) or as otherwise provided in a Recognition Agreement or in Section 10.08(c) or Section 10.08(d), such sublease shall terminate and be of no further force and effect upon any termination, surrender or cancellation of this Lease (including by reason of any agreed upon termination of this Lease by Landlord and Tenant), (iii) that the subtenant will not pay any rent or other sums under the sublease for more than one month in advance of the due date for any corresponding Rent obligation under this Lease, and (iv) on the termination of this Lease pursuant to Article 20, upon Landlord’s request, the subtenant will promptly deliver to Landlord “as-built” drawings (or comparable redlined shop drawings) of any construction, alteration, renovation and/or restoration work such subtenant performed or caused to be performed in the space demised under such subtenant’s sublease, and (A) if any construction, alteration, renovation and/or restoration work with respect to such space is then proposed or in progress, such subtenant’s drawings and specifications, if any, for such work, and (B) if any construction, alteration, renovation and/or restoration work by Tenant for such subtenant with respect to such space was performed or is then proposed or in progress, the “as-built” drawings, if any, or the drawings and specifications, if any, as the case may be, for such work in such subtenant’s possession, and (v) that in the event of any such termination or any surrender or cancellation of this Lease or any re-entry or dispossess by Landlord under this Lease, Landlord may, at its sole option except as provided in a Recognition Agreement or in Section 10.08(c) or Section 10.08(d) or in Landlord’s written consent to the applicable sublease as provided in Exhibit X, take over all of the right, title and interest of Tenant, as sublessor, under such sublease, and such subtenant shall, at Landlord’s option, attorn to Landlord pursuant to the then executory provisions of such sublease, except that Landlord shall not be (1) liable for any previous act or omission of Tenant under such sublease, (2) subject to any credit, offset, claim, counterclaim, demand or defense, which theretofore accrued to such subtenant against Tenant, (3) liable for any security deposited by such subtenant that has not been transferred as such to Landlord, (4) bound by any previous modification of such sublease not consented to in writing by Landlord or by any previous prepayment of more than one month’s rent, (5) bound by any covenant to undertake or complete any construction of the premises or any portion thereof demised by such sublease, (6) bound by any obligation to make any payment to or on behalf of the subtenant, it being expressly understood that Landlord shall not be bound by any obligation to make payment to or on behalf of a subtenant with respect to construction performed by or on behalf of such subtenant with regard to the premises demised under such sublease, (7) responsible for any monies owing by Landlord to Tenant or (8) required to remove any Person occupying the Premises or any part thereof. If this Lease is terminated or assigned under Section 10.08(c) or Section 10.08(d), Landlord (or, Landlord’s designee, in the case of an assignment to Landlord’s designee under Section 10.08(d)) shall take over all existing subleases as provided for above, except that clauses (5), (6), (7) and (8) above and, with respect to any related right of offset, clause (2) above, shall not be applicable in such a case.
(d)    Each sublease shall provide that the subtenant may not assign its rights thereunder or further sublet the space demised under the sublease, in whole or in part, except in compliance with all of the terms and provisions of this Article 10. Without limiting the generality of the foregoing, Landlord’s consent shall not be required with respect to any transaction which, if undertaken by Tenant, would be permitted without consent under Section 10.01 or Section 10.02.
(e)    Each sublease and assignment shall contain written representations, covenants and agreements with respect to the subtenant or assignee substantially similar to those set forth in Article 27 of this Lease with respect to Tenant.
Section 10.12    Allocation of Assignment Profit and Subleasing Profit. (a)  If Landlord’s consent to any assignment of this Lease or to any sublease shall be required hereunder and shall have been given, Tenant shall, in consideration therefor, pay to Landlord:
(i)    In the case of any such assignment, an amount equal to 50% of the amount (which amount is herein called the “Assignment Profit”) by which (x) all sums and other consideration actually paid to Tenant and any of its Affiliates by or on behalf of the assignee for or by reason of such assignment (including sums paid for the sale or rental of Leasehold Improvements, fixtures, equipment, furniture, furnishings or other personal property, and, if such consideration is paid in installments, any interest paid on such installments) exceeds (y) the aggregate of (1) reasonable legal and advertising fees and expenses, transfer taxes and customary brokerage commissions paid by Tenant in connection with such assignment and sums payable to Landlord pursuant to Section 10.09(a)(xiii) of this Lease, (2) net payments for any leasehold improvements made for the assignee by Tenant and construction costs related thereto (or allowances in lieu thereof paid by Tenant) pursuant to the terms of such assignment and other out-of-pocket cash concessions made by Tenant pursuant to the terms of such assignment, (3) the unamortized cost (in excess of the Work Allowance (assuming the Work Allowance to have been applied evenly on a per Rentable Square Foot basis over the entire Initial Premises)) of the Initial Tenant Work and any other Alterations in the Premises (unless demolished by the assignee within 9 months after the effective date of such assignment), based on the amortization of such cost on a straight-line basis from the Rent Commencement Date over the Initial Term of this Lease (in the case of the Initial Tenant Work) or from the date placed in service over the balance of the initial or other term of this Lease during which made (in the case of other Alterations), (4) in the case of a sale of Tenant’s equipment, furniture, furnishings or other personal property to the assignee, the then-unamortized or undepreciated cost thereof determined on the basis of Tenant’s federal income tax returns, and (5) the Base Rent and Additional Rent paid pursuant to Article 4 of the Lease commencing on the date Tenant shall have vacated the entire Premises and ending on the earlier of (x) the 90th day thereafter and (y) the day immediately preceding the effective date of the assignment. The amounts payable to Landlord under this clause (i) shall be due and payable within 10 days after Tenant’s or any of its Affiliates’ receipt of payment from or on behalf of the assignee (including any amounts received as damages or other sums from such assignee on account of such assignee’s default in connection with said assignment).
(ii)    In the case of any such sublease, any Gross Sublease Profit for any month during the term of the sublease shall be applied as follows: first, retained by Tenant until it has recovered any Gross Sublease Loss from all earlier months of the term of such sublease, second, retained by Tenant until it has recovered its Sublease Costs, and third, 50% retained by Tenant (“Tenant’s Sublease Profit”) and 50% paid by Tenant to Landlord. As used herein the term “Gross Sublease Profit” and “Gross Sublease Loss” shall mean, for any month for any sublease, the excess or deficiency, as the case may be, between (x) any rents, additional charges or other consideration actually paid to Tenant or any of its Affiliates under or by reason of the sublease (and any related instruments) by or on behalf of the subtenant (including sums paid for the sale or rental of Leasehold Improvements, fixtures, equipment, furniture, furnishings or other personal property) and any sums received by Tenant or any of its Affiliates from or on behalf of the subtenant on account of profits received by such subtenant from an underletting) and (y) the aggregate of (1) the Rent and all other sums to be paid by Tenant under this Lease for such month in respect of the space covered by the sublease (at the rate per Rentable Square Foot payable by Tenant hereunder), (2) in the case of a sale of Tenant’s equipment, furniture, furnishings or other personal property, the then-unamortized or undepreciated cost thereof determined on the basis of Tenant’s federal income tax returns, (3) in the case of the rental of Tenant’s equipment, furniture, furnishing or other personal property, the amortization or depreciation thereof during such month determined on the basis of Tenant’s federal income tax return, (4) the amortization or depreciation during such month of all costs (hard and soft) incurred by Tenant (and not reimbursed by the Work Allowance (assuming the Work Allowance to have been applied evenly on a per Rentable Square Foot basis over the entire Initial Premises)) for the Initial Tenant Work or other Alterations in the space covered by the sublease (excluding Alterations made in connection with such sublease), determined by amortizing or depreciating such costs on a straight-line basis over the Initial Term of this Lease, commencing on the Rent Commencement Date (in the case of the costs of the Initial Tenant Work) or the in-service date (for other Alterations), unless Tenant or the subtenant demolishes such Initial Tenant Work or Alterations within 9 months after the effective date of such sublease, and (5) the Base Rent and Additional Rent under Article 4 paid by Tenant in respect of the space covered by the sublease (at the rate per Rentable

Square Foot payable by Tenant hereunder) commencing on the date Tenant shall have vacated such space and ending on the earlier of (x) the 90th day thereafter and (y) the day immediately preceding the commencement date of the sublease. The term “Sublease Costs” shall mean the reasonable legal and advertising fees and expenses, transfer taxes, customary brokerage commissions, the sums payable to Landlord pursuant to Section 10.09(a)(xiii) of this Lease, the costs of any Alterations performed by Tenant in connection with the sublease, and any work allowances paid by Tenant and any other out-of-pocket cash concessions made by Tenant in connection with the sublease. Any amount payable to Landlord under this Section 10.12(a)(ii) in respect of any month, shall be paid within 20 days after the actual receipt by Tenant. If, however, the sublease is terminated, Tenant’s obligation to pay further sums to Landlord shall terminate except with regard to any damages or other sums thereafter received by Tenant from such subtenant to the extent attributable to any rents or other amounts included in the Gross Sublease Profit calculation, which shall be treated as if such damages were sublease rents.
(b)    Together with any requests for Landlord’s consent to an assignment or sublease or with Tenant’s Transfer Notice to be given to Landlord pursuant to Section 10.08(a), as the case may be, Tenant shall furnish Landlord with such information and documents relating to the estimated calculation of Assignment Profit and Gross Sublease Profit as shall be reasonably appropriate to enable Landlord to verify the same, and Tenant shall promptly furnish Landlord with such additional information or documents related thereto as Landlord may reasonably request. Any dispute arising under or in connection with any provision of this Section 10.12 shall be determined by expedited arbitration pursuant to Article 21. In the event the arbitration determines that the monthly amount owed by Tenant to Landlord under this Section 10.12 exceeds the monthly amount claimed to be so owed by Tenant, then Tenant shall pay Landlord any such deficiency together with interest thereon at the Prime Rate from the date such amount (or portion thereof) was owed to the date paid. In the event the arbitration determines that the monthly amount owed by Tenant to Landlord under this Section 10.12 is less than the monthly amount paid by Tenant, then Landlord shall pay Tenant any such deficiency together with interest thereon at the Prime Rate from the date such amount (or portion thereof) was paid to the date paid by Landlord. The obligations and the remedies of Landlord and Tenant under this Section 10.12 shall survive the expiration or earlier termination of the Term.
Section 10.13    Tenant’s Enforcement. Tenant shall use commercially reasonable efforts to cause any Subtenant to comply with its obligations under its sublease, except to the extent that Tenant determines to waive the same (but no such waiver shall diminish or detract from the obligation of Tenant or such subtenant to comply with the applicable provisions of this Lease). Notwithstanding the foregoing, (a) Tenant shall have the right, without Landlord’s consent, to accept any early surrender of any sublease, in whole or in part; and (b) Landlord shall not unreasonably withhold its consent to any modification of any sublease to which Landlord has previously consented; provided, that any such modification which extends the term shall be subject to Landlord’s rights under Section 10.08 as if it were a new sublease and any modification which expands the premises covered thereby shall be subject to Landlord’s rights under Section 10.08 with respect to such expanded portion as if it were a new sublease.

Section 10.14    Responsibility for Subtenants. The fact that a violation or breach of any of the terms, provisions or conditions of this Lease results from or is caused by an act or omission by any Subtenant shall not in any respect relieve Tenant of Tenant’s obligations to cure the same.
Section 10.15    Assignment of Sublease Rents. To secure the prompt and full payment by Tenant of the Rent and all other sums due hereunder and the faithful performance by Tenant of all the other terms and conditions herein contained on its part to be kept and performed, Tenant hereby collaterally assigns, transfers and sets over unto Landlord, subject to the conditions hereinafter set forth in this Section 10.15, all of Tenant’s right, title and interest in and to all subleases, and hereby confers upon Landlord, its agents and representatives, a right of entry in, and sufficient possession of, the sublease premises to permit and ensure the collection by Landlord of the rents and other sums payable under the subleases, and further agrees that the exercise of the right of entry and qualified possession by Landlord shall not constitute an eviction of Tenant from the Premises or any portion thereof; provided, that such assignment shall become and remain operative and effective only if (a) an Event of Default shall occur and be continuing, or (b) this Lease and the Term shall be canceled or terminated pursuant to the terms, covenants and conditions hereof, or (c) there occurs repossession under a dispossess warrant or other judgment, order or decree of a court of competent jurisdiction and then only as to such of the subleases that Landlord may elect to take over and assume. Notwithstanding anything contained in this Section 10.15 to the contrary, the provisions of this Section 10.15 shall be subject to the provisions of Section 10.11(c).
Section 10.16    Delivery of Sublease Schedule. Tenant shall deliver to Landlord, promptly upon Landlord’s written request, a schedule of any subleases and occupancy agreements which shall include the name of the Subtenant, the expiration date, a description of any renewal options, rentals and any other information relating to such subleases or occupancy agreements which Landlord may reasonably request.
Section 10.17    Indemnification by Tenant. If Landlord shall decline to give its consent to any proposed assignment, sublease or other use or occupancy agreement for which such consent shall be required and such consent shall have been properly declined under this Article 10, or if Landlord shall exercise any of its options under Section 10.08 of this Lease, Tenant shall indemnify, defend and hold harmless Landlord and its officers, employees and agents against and from any and all loss, liability, damages, costs and expenses (including reasonable attorneys’ fees) resulting from any claims that may be made against any such Persons by the proposed assignee or Subtenant or by any brokers or other Persons claiming a commission or similar compensation in connection with the proposed assignment, sublease or other use or occupancy agreement.
Section 10.18    Assumption by Assignee in Bankruptcy. Any person or entity to which this Lease may be assigned pursuant to the provisions of Section 365 of the Bankruptcy Code shall be deemed without further act or deed to have assumed all of the obligations arising under this Lease on and after the date of such assignment. Any such assignee shall, promptly after demand, execute and deliver to Landlord an instrument confirming such assumption. The provisions of this Section 10.18 shall not in any way be construed as Landlord’s advance consent to any such assignment.
Section 10.19    OFAC Information. In connection with any proposed assignment of this Lease or any sublease, Tenant shall provide to Landlord the names of the persons holding an ownership interest in any proposed assignee or sublessee, as applicable, for purposes of compliance with Presidential Executive Order 13224 (issued September 24, 2001), as amended. The obligation contained in the preceding sentence shall not apply to any Affiliate of Tenant or any publicly owned company.
Section 10.20    Subtenant Recognition Agreement. Landlord agrees to enter into a subordination, recognition and attornment agreement (“Recognition Agreement”), in form and substance substantially similar to the form annexed hereto as Exhibit O, for the benefit of any subtenant subleasing one (1) full Floor or more of the Premises, provided all of the following conditions precedents are satisfied:
(a)    The proposed sublease is a bona-fide, arm’s-length sublease with a reputable party that is not an Affiliate of Tenant and otherwise appropriate for the first-class character of the Building and reasonably acceptable to Landlord, whose financial strength is reasonably satisfactory to Landlord, considering the financial obligations to be undertaken by such party pursuant to such sublease;
(b)    The subleased space (a) is all on the bottom or the top of the block (or one of the blocks) of space being leased to Tenant hereunder, (b) is contiguous to a full floor being subleased by one or more subtenants that received a Recognition Agreement so long as, in the case of this clause (b), the sublease term of the subtenant requesting the Recognition Agreement is no longer (with renewals) than the sublease term (without renewals) of such other subtenant that already has a Recognition Agreement (unless such subtenant agrees, in the Recognition Agreement, that in order to take advantage of the non-disturbance provisions of the Recognition Agreement, at the time when its possession hereunder would otherwise be subject to disturbance by reason of Tenant’s default hereunder, to reduce the term (with renewals) of its sublease to no longer than the term (without renewals) of such other subtenant) or (c) is a full Floor not contiguous to another full Floor;
(c)    The proposed sublease and Recognition Agreement provides that the allocable monthly fixed rental, tax and expense escalation payments and Additional Rental payments (collectively, “Total Rent”) payable at all times after the effective date of attornment to Landlord shall be equal to the greater of (i) the allocable monthly payments of Total Rent payable by Tenant to Landlord under this Lease (for the space covered by the proposed sublease) for the balance of the then remaining Term from and after such date of attornment and (ii) the monthly payments of Total Rent payable by the subtenant under the proposed sublease for the balance of the then remaining Term from and after such date of attornment;
(d)    The proposed sublease does not extend beyond, and does not give the subtenant any right to extend the sublease term beyond, the Expiration Date (as it may be extended);
(e)    The term of the proposed sublease is for not less than 5 years, exclusive of renewals and not subject to early termination by such subtenant (except in the event of the termination of this Lease) that would result in a total term of less than 5 years;
(f)    The proposed sublease imposes no obligations on the sublandlord to do any work (other than restoration, repair and maintenance work to be performed by Landlord pursuant to this Lease) or to provide any work allowance or rent concession, or provides that such obligations shall not be binding upon Landlord; and
(g)    The proposed sublease gives no greater rights to the subtenant than Tenant has under this Lease and imposes no greater obligations on Landlord than Landlord then has under this Lease with respect to the demised space which, in either case, would be binding upon Landlord.
The Recognition Agreement shall also provide that if this Lease shall thereafter be terminated pursuant to Section 10.08(c) or assigned pursuant to Section 10.08(d) then (i) there shall be no increase in Total Rent under Section 10.20(c) above by reason of such termination of this Lease, (ii) notwithstanding the provisions of Section 10.20(f) above, the obligations referred to in Section 10.20(f) above shall be binding upon Landlord upon such termination or assignment of this Lease and (iii) in case of any other conflict or inconsistency between the final sentence of Section 10.11(c) above and the terms of the Recognition Agreement, the provisions of the final sentence of Section 10.11(c) above shall prevail.
Section 10.21    Transactions with Other Building Tenants. Notwithstanding the provisions of any other lease of space in the Building, Landlord shall not (a) withhold Landlord’s consent to a proposed assignment or subletting to Tenant by any other tenant of the Building for any reason, including that Tenant is an occupant of the Building or that Landlord has been negotiating with Tenant to lease space in the Building to Tenant or (b) if such other tenant proposes to sublease or assign to Tenant, exercise any recapture or comparable right that Landlord may have pursuant to such other tenant’s lease, unless in each case (and without exercising such recapture or comparable right) Landlord or an Affiliate of Landlord then either has or, based on then scheduled lease expirations, anticipates having no later than 4 months after the proposed commencement date of such proposed assignment or sublease, comparable space available for lease in the Building which, in either case, Landlord or such Affiliate of Landlord is then willing to make available to Tenant for a comparable term (which space must be contiguous to the Premises to the extent that the proposed assignment or subletting space is contiguous to the Premises).
Article 11

COMPLIANCE WITH LAWS
Section 11.01    Tenant Compliance Required. (a)  Tenant shall give prompt notice to Landlord of any notice it receives of the violation of any Legal Requirements with respect to the Premises or the use or occupancy thereof together with a copy of such notice.
(b)    Tenant shall, at Tenant’s expense, comply with all federal, state and local laws, orders, ordinances, directions, rules, regulations and requirements of any Governmental Authority, now or hereinafter in force (collectively, “Legal Requirements”), in respect of the Premises, any Alterations made by, or at Tenant’s request, outside of the Premises, or the abatement of any nuisance in, on or about the Premises, provided that to the extent such Legal Requirements necessitate structural Alterations, then, except as otherwise provided herein, Tenant shall only be required to make such structural Alterations in order to comply therewith if such Legal Requirements arise from (i) the particular manner of use or occupancy of the Premises (as distinguished from the mere use and occupancy of the Premises for general and executive office use), (ii) the manner of conduct of Tenant’s business or the alteration or operation of Tenant’s installations, equipment or other property therein, (iii) the use of the Premises for any use other than general and executive office use, (iv) any cause or condition created by or at the instance of Tenant, including any Alterations made in or to the Premises, (v) the use or manner of use by Tenant of any area outside the Premises and/or any Alterations made by or at the instance of Tenant to any area outside the Premises, or (vi) a breach of any of Tenant’s obligations hereunder (including any breach resulting from, arising out of, or in connection with any use or occupancy of the Premises prohibited under this Lease). Notwithstanding the foregoing, (I) Tenant shall comply with all Legal Requirements (even if such compliance requires structural Alterations) including the federal Americans With Disabilities Act of 1990, as amended and the regulations promulgated thereunder (collectively, the “ADA”) with respect to (x) all restrooms on any floor of the Building where all of the rentable area on such floor is part of the Premises (whether or not any such restroom is existing as of the date of this Lease and whether or not Tenant has retrofitted or altered same), and (y) on multi-tenanted floors, areas in or at the entranceways exclusively to or within the Premises, including those relating to any “paths of travel” to the public corridor and the core restrooms (but specifically excluding such public corridor and core restrooms), (but, notwithstanding the provisions of clause (II) below, Tenant shall not be required to perform any other work outside of the Premises to comply with ADA or local laws of similar import except as set forth in this clause (y)), and (II) Tenant shall make (or, as hereinafter provided, cause to be made), at Tenant’s expense, all repairs, interior and exterior, structural and non-structural, ordinary and extraordinary, foreseen and unforeseen, necessary to comply with all Legal Requirements (including Local Law No. 5 of 1973, as then in force), the need for which arises out of (i) the performance or existence of any Leasehold Improvements made by or on behalf of Tenant, (ii) the installation, use or operation of Tenant’s Property in the Premises, (iii) the moving of Tenant’s Property in or out of the Building, or (iv) any act, omission (where there is a duty to act), misuse or neglect of Tenant or any Subtenant or its or their employees, agents, contractors, licensees or invitees. If any compliance required hereunder by Tenant with Legal Requirements would affect in any way any Building Systems or the structure of the Building, such work must be performed exclusively by the contractor designated by Landlord, at Tenant’s expense; provided such contractor charges competitive market rates. Tenant shall pay all costs, expenses, fines, penalties and damages that may be imposed upon Landlord or the holder of any other Superior Interest by reason of or arising out of Tenant’s failure to fully and promptly comply with and observe the provisions of this Section 11.01. Tenant shall pay, after demand therefor, any fines, penalties or other amounts owed by Landlord or any Superior Party to the Fire Department of New York or to others resulting from alarms or violations or corrections to the fire safety system originating in the Premises or resulting from Tenant’s negligence or willful misconduct.
(c)    Tenant, at its expense, after notice to Landlord, may contest, by appropriate proceedings prosecuted diligently and in good faith, the validity, or applicability, of any Legal Requirements; provided, that (i) neither Landlord nor Ground Lessor shall be subject to criminal penalty or to prosecution for a crime, or any other fine or charge, nor shall the Real Property or any part thereof, be subject to being condemned, forfeited or vacated, nor shall the Real Property, or any part thereof, be subjected to any lien (unless Tenant shall remove such lien by bonding or otherwise) or encumbrance, by reason of non-compliance or otherwise by reason of such contest; (ii) unless Tenant then satisfies the Net Worth Test, before the commencement of such contest,

Tenant shall furnish to Landlord a cash deposit or other security in amount, form and substance reasonably satisfactory to Landlord, (iii) Tenant shall indemnify Landlord against the cost thereof and against all liability for damages, interest, penalties and expenses (including attorneys’ fees and expenses), resulting from or incurred in connection with such contest or non-compliance; (iv) such non-compliance or contest shall not constitute or result in any violation of any Superior Lease or Superior Mortgage, or if any such Superior Lease and/or Superior Mortgage shall permit such non-compliance or contest on condition of the taking of action or furnishing of security by Landlord, such action shall be taken and such security shall be furnished at the expense of Tenant; (v) such non-compliance or contest shall not prevent Landlord from obtaining any and all permits and licenses in connection with the operation of the Building; and (vi) Tenant shall keep Landlord advised as to the status of such proceedings. Without limiting the application of the above, Landlord or Ground Lessor, as applicable, shall be deemed subject to criminal penalty and prosecution for a crime and subject to a fine or charge if Landlord, Ground Lessor, the Property Manager, the Building manager, or the Site Manager, or any officer, director, member, partner, shareholder or employee of Landlord, Ground Lessor, the Property Manager, or the Building manager, as an individual, is charged with a crime of any kind or degree whatever, whether by service of a summons or otherwise, unless such charge is withdrawn before Landlord, Ground Lessor, the Property Manager, the Building manager, or the Site Manager, or such officer, director, member, partner, shareholder or employee (as the case may be) is required to plead or answer thereto.
Section 11.02    Landlord Compliance Required. Except insofar as Tenant is expressly made responsible under this Lease for compliance with the same Legal Requirements, Landlord will comply with all Legal Requirements affecting the Premises, the public areas of the Building, the base Building structure or the Building Systems, or any portions thereof, to the extent that noncompliance with such Legal Requirements would adversely affect (except to a de minimis extent) Tenant’s use of the Premises for Tenant’s permitted use under Section 6.01 of this Lease or the performance of the Initial Tenant Work or Tenant’s ability to obtain permits and licenses for Alterations. In addition, notwithstanding anything contained in Section 11.01(b) to the contrary, Landlord shall deliver the Above-Grade Premises to Tenant on the Commencement Date with the destination dispatch pads in the elevator lobbies in compliance with the ADA.
Section 11.03    No Discrimination. (a)  Tenant covenants and agrees that in its use, operation or occupancy of the Premises and employment and conditions of employment in connection therewith, or in its subleasing of the Premises or any part thereof or assignment of its interest in this Lease, or in connection with the maintenance, repair or alteration of the Premises (i) it shall not discriminate or permit discrimination against any Person by reason of race, creed, color, religion, national origin, ancestry, sex, age, disability or marital status, and (ii) it shall comply with all applicable Legal Requirements prohibiting such discrimination or pertaining to equal employment opportunities.
(b)    Tenant shall be bound by and shall include the following paragraphs (i) through (v) of this Section 11.03(b) in all construction agreements, agreements for the purchase of goods and services and any other agreements relating to the operation of the Premises, in such a manner that these provisions shall be binding upon the parties with whom such agreements are entered into (any party being bound by such provisions shall be referred to in this Section 11.03 as “Contractor”):
(i)    Contractor shall not discriminate against employees or applicants for employment because of race, creed, color, religion, national origin, ancestry, sex, age, disability or marital status, shall comply with all applicable federal, state or local laws, ordinances, rules and regulations from time to time in effect prohibiting such discrimination or pertaining to equal employment opportunities and shall undertake programs of affirmative action to ensure that employees and applicants for employment are afforded equal employment opportunities without discrimination. Such action shall be taken with reference to, but not limited to, recruitment, employment, job assignment, promotion, upgrading, demotion, transfer, layoff or termination, rates of pay or other forms of compensation, and selection for training or retraining, including apprenticeship and on-the-job training.
(ii)    Contractor shall request each employment agency, labor union and authorized representative of workers with which it has a collective bargaining or other agreement or understanding, to furnish it with a written statement that such employment agency, labor union or representative will not discriminate because of race, creed, color, religion, national origin, ancestry, sex, age, disability or marital status and that such agency, union or representative will cooperate in the implementation of Contractor’s obligations hereunder.
(iii)    Contractor shall state in all solicitations or advertisements for employees placed by or on behalf of Contractor that all qualified applicants shall be afforded equal employment opportunities without discrimination because of race, creed, color, religion, national origin, ancestry, sex, age, disability or marital status.
(iv)    Contractor shall comply with all of the provisions of the Civil Rights Law of the State of New York and Sections 291-299 of the Executive Law of the State of New York, shall upon reasonable notice furnish all information and reports deemed necessary by Landlord and shall permit access to its relevant books, records and accounts for the purpose of monitoring compliance with the Civil Rights Law and such sections of the Executive Law.
(v)    Contractor shall include in all agreements with subcontractors the foregoing provisions of paragraphs (i) through (iv) in such a manner that such provisions shall be binding upon the subcontractor and enforceable by Contractor, Tenant and Landlord. Contractor shall take such action as may be necessary to enforce the foregoing provisions. Contractor shall promptly notify Tenant and Landlord of any litigation commenced by or against it arising out of the application or enforcement of these provisions, and Tenant and Landlord may intervene in any such litigation.
(c)    Notwithstanding the provisions of Article 20, but without limitation of Tenant’s obligations under Article 26, if Tenant fails or refuses to comply with its obligations under this Section 11.03, Landlord’s sole remedy shall be to apply to a court of competent jurisdiction for such equitable relief as may be available to secure the performance thereof by Tenant or to take such other action as may be provided by law. This Section 11.03 will also run to the benefit of Ground Lessor, subject to the limitation of remedies contained in Section 40.03 of the Ground Lease.

(d)    If Article 40 of the Ground Lease is modified, then Landlord and Tenant shall amend this Lease to conform this Section 11.03 to such modification, provided that such modification does not increase Landlord’s or Tenant’s obligations or liabilities hereunder or otherwise adversely affect Landlord or Tenant.
Section 11.04    Hazardous Substances. (a) Tenant shall not install or permit any Hazardous Materials (as hereinafter defined) to be used, placed or stored in or about the Premises in violation of any Legal Requirements. Except to the extent caused by the negligence or willful misconduct of Landlord, Tenant shall indemnify and hold Landlord harmless from and against any claims, demands, losses, liabilities, penalties and damages arising out of, or in any way connected with the installation, placement, storage, use or release of Hazardous Materials installed, placed, stored, used or released by Tenant, Tenant’s employees, contractors or agents in violation of any Legal Requirements. If Tenant or its employees, contractors or agents install, use, release, store or place Hazardous Materials in or about the Premises, Tenant shall be obligated to remove and dispose of such Hazardous Materials in compliance with all Legal Requirements. This covenant shall survive the expiration or earlier termination of this Lease. As used herein, the term “Hazardous Materials” shall mean any petroleum product, asbestos product or containing material, or any other material, substance or waste that is now, or hereafter during the Term, recognized as being hazardous or dangerous to health or the environment by any federal, state or local agency having jurisdiction over the Building.
(b)    If at any time during the Term there shall be discovered in the Premises any Hazardous Materials that were not introduced by Tenant or any of Tenant’s employees, contractors, agents, licensees, invitees or agents, and which are required by Legal Requirements in effect as of the Commencement Date to be removed or remediated, then Landlord, at Landlord’s expense, shall promptly remove or remediate any such Hazardous Materials.
Article 12

INSURANCE
Section 12.01    Compliance with Requirements. Tenant shall not violate, or permit the violation of, any Insurance Requirements, and shall not do, or permit anything to be done, or keep or permit anything to be kept in, on or about the Premises which would subject Landlord, Ground Lessor or any other Superior Party to any liability or responsibility for personal injury or death or property damage, or which would result in Landlord’s insurers refusing to insure the Real Property in amounts required by this Lease or such greater amounts as may reasonably be desired by Landlord, or which might result in the cancellation of, or the assertion of any defense by the insurer in whole or in part to claims under any policy of insurance in respect of the Real Property.
Section 12.02    Obligation to Reimburse. If, by reason of Tenant’s failure to comply with the provisions of Section 12.01, the premiums on Landlord’s insurance on the Real Property or any portion thereof shall be higher than they otherwise would be, or Landlord’s insurers reduce the insurance coverage provided on the Real Property or any portion thereof and Landlord must obtain additional insurance, then Tenant shall reimburse Landlord within 30 days, after demand, for any such premiums attributable to such failure on the part of Tenant, provided Landlord shall provide Tenant with documentation reasonably evidencing Tenant’s cause of such increase.
Section 12.03    Tenant’s Insurance. (a) Tenant, at its expense, shall maintain at all times during the Term Commercial General Liability insurance, including a contractual liability endorsement and personal injury liability coverage, in respect of the Premises and the conduct or operation of business therein, with Landlord, the Property Manager, Ground Lessor, Superior Mortgagee and any other holder of a Superior Instrument to the extent such entity’s name and address shall previously have been furnished to Tenant, as additional insureds, with limits of not less than $5,000,000.00 per occurrence for bodily injury and property damage. Tenant shall also maintain (i) “all risk” property insurance (including coverage for terrorism to the extent commercially available) covering all present and future Leasehold Improvements and Tenant’s Property to a limit of not less than the full replacement value thereof, (ii) business interruption insurance for a minimum period of 12 months or such greater amount that will reimburse Tenant for direct and indirect loss of earnings and extra expense attributable to all perils insured against in this Section 12.03 or other perils commonly insured against by prudent tenants or attributable to prevention of access to the Premises or the Building as a result of any of such perils, (iii) comprehensive equipment breakdown insurance (without exclusion for explosion), covering all mechanical, electrical and other equipment belonging to Tenant against physical damage from all perils insured against in this Section 12.03, (iv) Workers Compensation insurance in accordance with the laws of the State of New York and (v) Business Automobile Liability insurance coverage with limits of not less than $2,000,000 combined single limit coverage against bodily injury liability and property damage liability arising out of the use by or on behalf of Tenant, its agents and employees in connection with this Lease, of any motor vehicle owned or leased by Tenant. Tenant shall deliver to Landlord and any other additional insured such certificates of insurance, issued by the insurer, in form reasonably satisfactory to Landlord, on or before the Commencement Date (or, if earlier, the date on which Tenant takes possession of any portion of the Premises). The “All Risk” property insurance policies required to be carried by Tenant, and any certificates evidencing such policies, shall provide that the proceeds under such policies in respect of Leasehold Improvements shall be payable to Landlord, Tenant and if required under the Ground Lease, the Ground Lessor, as their interests may appear. Tenant and Landlord shall execute and deliver to the other party, such proofs of loss and other instruments which may be reasonably required to recover any such insurance proceeds. Tenant shall procure and pay for renewals of such insurance from time to time before the expiration thereof, and Tenant shall deliver to Landlord and any other additional insured a certificate thereof issued by the insurer within ten (10) days after the expiration of any existing policy. All such policies shall be issued by licensed companies of recognized responsibility rated by Best’s Insurance Reports or any successor publication of comparable standing at A-/VIII or better or the then equivalent of such rating, and shall contain a provision whereby the same cannot be canceled or modified in a material respect unless the insurer shall endeavor to provide Landlord and any other additional insured at least 30 days prior written notice of such cancellation or modification. The limits of liability required herein may be provided by a single policy of insurance or by a combination of primary and umbrella policies, but in no event shall the total limits of liability available for any one occurrence or accident be less than those required herein. Tenant’s policies of insurance may be maintained under “blanket policies” insuring the Premises and other property or locations of Tenant; provided, that such blanket policies shall (x) set forth the amount of the insurance applicable to the Premises, (y) otherwise comply with the provisions of this Article 12, and (z) afford the same protection to Landlord and any other additional insured as would be provided by policies individually applicable to the Premises. All insurance policies required to be maintained pursuant to this Section 12.03 shall not contain any exclusions for acts of terrorism or similar events to the extent such coverage is commercially available. In addition to the other requirements set forth in this Lease, the insurance required to be carried by Tenant under this Lease shall be primary insurance for all claims under it and shall provide that any insurance carried by Landlord, the Property Manager, and the holder of any Superior Interest is strictly excess, secondary and non-contributing with any insurance carried by Tenant. Tenant may maintain such deductibles under its insurance policies as Tenant may determine, in Tenant’s judgment, to be reasonable under the circumstances, taking into account Tenant’s net worth, the risks to be insured and any other relevant factors, provided that in no event shall any policy of insurance maintained by Tenant pursuant to this Section 12.03 have a deductible greater than $5,000,000.00, Subject to CPI Adjustment on the 10th anniversary of the Commencement Date (except with respect to flood insurance, which shall not have a deductible exceeding the greater of (A) $5,000,000.00, Subject to CPI Adjustment on each anniversary of the Commencement Date and (B) 5% of Tenant’s insurable value of the Leasehold Improvements and Tenant’s Property).
(b)    Anything to the contrary contained in this Article 12 notwithstanding, provided that (i) the same is permitted under applicable Legal Requirements, the provisions of all Superior Mortgages and the provisions of the Ground Lease, (ii) the Tenant under this Lease shall be a BNYM Tenant, (iii) Tenant shall have a net worth of not less than Two Billion and 00/100 Dollars ($2,000,000,000) and (iv) Tenant shall maintain appropriate reserves in connection with such self-insurance as part of a regularly maintained insurance and risk management program, Tenant shall have the right to act as a self-insurer with respect to any loss resulting from risks that would have been covered under the commercial general liability insurance required to be maintained by Tenant under this Lease. If any of the conditions in clauses (i) through (iv) above shall no longer be satisfied, then Tenant's right to self-insure under this Section 12.03(b) shall terminate (and Tenant shall notify Landlord of such failure to satisfy such conditions promptly after Tenant becoming aware thereof and in all events within 30 days), and Tenant shall thereafter comply, promptly and fully, with all other applicable provisions of this Article 12. If Tenant elects to self-insure in accordance with the provisions of this Section 12.03(b), then Tenant shall be liable to Landlord for the full equivalent of unconditional and unqualified insurance coverage that would have been available to Landlord if the applicable insurance policy had been obtained by Tenant from a third-party insurer, in full compliance with the provisions of this Article 12, and shall pay on behalf of or indemnify Landlord against (as appropriate) all amounts that would have been payable by the hypothetical third-party insurer had Landlord been named as an additional insured under any insurance policy involved, with no deductible amount applicable to such policy. For so long as Tenant is self-insuring under this Section 12.03(b) and Tenant’s financial statements are not publicly available, Tenant, within 120 days after the end of each fiscal year of Tenant shall deliver to Landlord a copy of Tenant's annual financial statements for the fiscal year then ended, which shall include a balance sheet as of the end of such fiscal year, or if such financial statements are not available, such other reasonable evidence of the same (which, unless the same are already in the public domain, Landlord shall keep confidential except as required by law).

Section 12.04    Waiver of Subrogation. Each party agrees to have included in each of its insurance policies (insuring the Building and Landlord’s property therein in the case of Landlord and insuring Leasehold Improvements and Tenant’s Property, in the case of Tenant, against loss, damage or destruction by fire or other casualty) a waiver of the insurer’s right of subrogation against the other party during the term of this Lease or, if such waiver should be unobtainable or unenforceable, (a) an express agreement that such policy shall not be invalidated if prior to the casualty the insured party waives the right of recovery against any party responsible for a casualty covered by the policy or (b) any other form of permission for the release of the other party. Landlord hereby releases Tenant with respect to any claim (including a claim for negligence) which Landlord might otherwise have against Tenant for loss, damage or destruction with respect to Landlord’s property and the Building occurring during the Term to the extent to which Landlord is insured under a policy or policies covering loss or damage to such property meeting the requirements of the preceding sentence as to waiver of subrogation or release and the requirements of Section 12.07 (or would be insured if Landlord carried policies meeting the requirements thereof, regardless of whether or not Landlord is so insured). Tenant hereby releases Landlord with respect to any claim (including a claim for negligence) which Tenant might otherwise have against Landlord for loss, damage or destruction with respect to Leasehold Improvements and Tenant’s Property occurring during the Term to the extent to which Tenant is insured under a policy or policies covering loss or damage to such property meeting the requirements of the first sentence of this Section 12.04 as to waiver of subrogation or release and the requirements of Section 12.03 (or would be insured if Tenant carried policies meeting the requirements thereof, regardless of whether or not Tenant is so insured). If notwithstanding the recovery of insurance proceeds by either party for loss, damage or destruction of its property, the other party is liable to the first party with respect thereto or is obligated under this Lease to make replacement, repair or restoration or payment therefor, then, provided the first party’s right of full recovery under its insurance policies is not thereby prejudiced or otherwise adversely affected, the amount of the net proceeds of the first party’s insurance against such loss, damage or destruction shall be offset against the second party’s liability to the first party therefor, or shall be made available to the second party to pay for replacement, repair or restoration, as the case may be. Such waiver, agreement or permission obtained by Tenant shall extend to Landlord’s agents and employees, Ground Lessor, Superior Mortgagee or any other Superior Party.
Section 12.05    Increases in Coverage. Landlord may from time to time, but not more frequently than once in any 3 year period, require that the amount of the Commercial General Liability insurance to be maintained by Tenant under Section 12.03 be increased to amounts then customarily required of tenants by landlords of comparable properties. If Tenant shall claim that Landlord’s requirement is excessive, the dispute shall be determined by expedited arbitration as provided in Article 21. Tenant shall, thereafter, carry the insurance determined by such arbitration to be required, but in no event shall the amount of such commercial general liability insurance be less than the amount specified in Section 12.03.
Section 12.06    Depositary and Proceeds. (a)  If required by the Ground Lessor, the proceeds under all policies required by any provision of this Lease insuring against damage to Leasehold Improvements by fire or other casualty shall be payable to the Depositary and, if not so required, such proceeds shall be payable directly to Landlord, which shall hold the same pending application to the restoration of the Premises or, if this Lease shall have terminated or expired, Landlord may retain the same.
(b)    As used herein, “Depositary” shall mean the entity designated by Landlord from time to time to act as the Depositary hereunder. Any entity designated to act as Depositary shall be an entity that is not an Affiliate of Landlord and is (i) a bank, national banking association, savings and loan association or trust company having offices in the Borough of Manhattan, City of New York, State of New York, with a capital and surplus of not less than $500,000,000.00 throughout the period during which its acts as Depositary or (ii) a merchant bank, investment banking or credit corporation, charitable foundation, insurance company or pension and/or annuity company having net assets of not less than $500,000,000.00 throughout the period during which it acts as Depositary.
Section 12.07    Landlord’s Insurance. The Building shall be insured by Landlord in accordance with the requirements of the Ground Lease and the Superior Mortgage. If the Ground Lease shall terminate or to the extent insurance is not required pursuant to the Ground Lease and the Superior Mortgage, any successor Landlord shall carry all-risk property insurance in the full replacement value of the Building and Commercial General Liability insurance in reasonable amounts as would be carried by prudent landlords in first class buildings in downtown Manhattan.
Article 13

RULES AND REGULATIONS
Section 13.01    Compliance with Rules. Tenant shall faithfully observe and comply with, and shall cause its employees, agents, invitees and licensees, to faithfully observe and comply with, the rules and regulations annexed hereto as Exhibit C, and such modifications and additions thereto as Landlord at any time and from time to time may make and communicate to Tenant in writing which in Landlord’s reasonable judgment shall not increase in more than a de minimis respect Tenant’s monetary obligations hereunder or adversely affect, except to a de minimis extent, Tenant’s rights hereunder or unreasonably interfere with Tenant’s use of the Premises, and which, in Landlord’s reasonable judgment, shall be necessary or appropriate for the reputation, protection, safety, care or appearance of the Premises or the Project, or portions thereof, or areas adjacent thereto, or the preservation of good order therein, or the operation or maintenance of the Premises or the Project, or portions thereof, or the equipment and fixtures thereon or servicing the same (such rules and regulations, as modified or added to from time to time, the “Rules and Regulations”); provided, that in case of any conflict or inconsistency between the provisions of this Lease and any of the Rules and Regulations hereafter adopted, the provisions of this Lease shall control.
Section 13.02    Enforcement of Rules and Regulations. Except as set forth in Section 9.01(b) above, nothing contained in this Lease shall be construed to impose upon Landlord any duty or obligation to enforce the Rules and Regulations against any other tenant or any employee, agent, invitee or licensee of any other tenant, and Landlord shall not be liable to Tenant for violation of the Rules and Regulations by any other tenant or its employees, agents, invitees or licensees, and Landlord shall not enforce the Rules and Regulations against Tenant in a manner that is less favorable to Tenant than Landlord’s enforcement generally against the other office tenants of the Building.

Article 14

ALTERATIONS; DISCHARGE OF LIENS
Section 14.01    Alterations by Tenant. (a)  Tenant shall not make, or cause to be made, alterations, additions, improvements, installations or changes (“Alterations”) in or to the Premises or any other portion of the Real Property, except as expressly permitted and allowed pursuant to the provisions hereinafter provided. The term “Alterations” includes the Initial Tenant Work. Provided no Event of Default shall exist, Landlord shall not unreasonably withhold or condition its approval to any Alteration that is not a Material Alteration. “Material Alteration” means an Alteration that (i) is not limited to the interior of the Premises or which affects the exterior (including the appearance) of the Building, (ii) adversely affects (other than to a de minimis extent) the structural components of the Building or involves core drilling (other than for any conduit permitted hereby), (iii) adversely affects (other than to a de minimis extent) the proper functioning of any of the Building Systems or (iv) violates any Legal Requirements or any Insurance Requirements. Tenant may perform Decorative Alterations and Non-Material Alterations without Landlord’s prior approval, provided Tenant gives Landlord at least 10 Business Days prior notice of the performance of such Decorative Alterations and Non-Material Alterations; provided, however, that, notwithstanding the foregoing, no notice shall be required for regularly scheduled ongoing painting and carpeting maintenance performed by Tenant within the Premises. All Decorative Alterations and Non-Material Alterations shall be made and performed in accordance with all of the applicable terms, covenants and conditions of this Lease (including the provisions of this Article 14). “Decorative Alterations” means Alterations consisting solely of ordinary painting, carpeting, wall coverings, decorative lighting installations and similar ordinary decorative work not requiring a building or alteration permit from any Governmental Authority. “Non-Material Alterations” means Alterations other than Decorative Alterations that (1) do not constitute Material Alterations and (2) do not require a building or alteration permit from any Governmental Authority. As part of the Initial Tenant Work or at any time after the completion thereof, Tenant may, at its sole cost and expense and subject to the terms of this Article 14 (including, without limitation, the requirement that Tenant obtain Landlord’s approval of any plans and specifications relating thereto in accordance with the provisions of this Article 14), (x) create openings for internal staircases or dumbwaiters between contiguous floors of the Premises, and (y) create openings between floors of the Premises for the purposes of installing conduit and cabling. Subject to the terms of Article 6 and this Article 14, Landlord hereby approves, on a conceptual basis, Tenant’s performance of the Conceptual Alterations. Tenant shall not perform the Conceptual Alterations without Landlord’s prior approval of final and complete plans and specifications for the same as provided for in this Article 14, it being understood, however, that Landlord, in approving or disapproving such final and complete plans and specifications, shall not have the right to disapprove the same on the basis of the nature of such Conceptual Alterations, as opposed to the details thereof (e.g., materials, size, location, method of installation, power requirements, etc.). “Conceptual Alterations” shall mean Tenant’s installation of (A) valved connections between the two (2) chilled water systems serving the Premises, (B) floor reinforcement for Tenant’s UPS installed on the 20th Floor and (C) pins to close the elevator doors and sheetrock over the elevator door openings for the “A” elevator bank on the 17th Floor.

(b)    Tenant, in connection with any Alterations, shall comply with the Alterations Rules and Regulations set forth as Exhibit D annexed hereto; provided, that in case of any conflict or inconsistency between such Alterations Rules and Regulations and the other provisions of this Lease such other provisions of this Lease shall prevail. Except with respect to Decorative Alterations and Non-Material Alterations, no Alterations shall be undertaken by Tenant, and Landlord shall not be required to consider approving any Alterations, until (and to the extent required given the nature of the Alteration) Tenant has caused to be prepared and delivered to Landlord, for Landlord’s prior written approval, complete, detailed working plans and specifications for such Alterations prepared, dated, signed and stamped by a professional architect and engineer licensed to practice in the State of New York showing, among other things, all architectural, electrical, mechanical, plumbing and other installations required to construct and finish such Alterations, which shall be in sufficient form and content and contain sufficient detail to (i) secure all required governmental permits and approvals, (ii) determine whether all such Alterations comply with all Legal Requirements, (iii) permit a contractor to perform the work shown thereon, and (iv) determine the effect such Alterations shall have on the structural components of the Building and the Building Systems. Except with respect to Decorative Alterations and Non-Material Alterations, Tenant shall not proceed with any Alterations unless and until Landlord approves Tenant’s plans and specifications therefor (which approval shall not be unreasonably withheld or conditioned with respect to any plans and specifications for any Alterations). If Landlord fails to respond to Tenant’s request for Landlord’s approval to any plans and specifications with respect to which Landlord agreed not to unreasonably withhold or condition Landlord’s consent, within 10 Business Days of Landlord’s receipt of such request, then provided such request had included such plans and specifications (it being agreed that, in the case of any submission of revised plans in response to Landlord’s earlier comments the aforesaid 10 Business Day period shall be reduced to 5 Business Days) and Tenant gives Landlord a second request (“Tenant’s Second Alterations Request”) for such approval and, provided Tenant’s Second Alterations Request states in bold capital letters: “IF LANDLORD FAILS TO RESPOND TO THIS REQUEST FOR APPROVAL OF THE PREVIOUSLY SUBMITTED PLANS AND SPECIFICATIONS WITHIN 5 BUSINESS DAYS FOLLOWING LANDLORD’S RECEIPT OF THIS REQUEST, THEN LANDLORD’S APPROVAL THEREOF SHALL BE DEEMED GRANTED IN ACCORDANCE WITH SECTION 14.01(b) OF THE LEASE”, and Landlord fails to respond to Tenant’s Second Alterations Request within 5 Business Days following Landlord’s receipt of Tenant’s Second Alterations Request then, in such event, Landlord’s approval of the Alterations shown on such plans and specifications shall be deemed to have been given as Tenant’s sole and exclusive remedy for Landlord’s failure to respond to Tenant’s request for Landlord’s approval of such plans and specifications.
(c)    Landlord shall not assess any fee or charge for Landlord’s consent or for Landlord’s review or approval of Tenant’s Alterations or related plans and specifications or other submissions; provided, that with respect to Alterations other than the Initial Tenant Work, Tenant shall pay to Landlord, within 30 days after demand, Landlord’s actual and reasonable costs and expenses of any third-party architect or engineer engaged by Landlord for the purpose of reviewing plans and specifications and inspecting the progress of the performance of the Alterations.
(d)    Subject to the last sentence of this Section 14.01(d), before proceeding with any Alterations that will cost more than $1,000,000.00, Subject to CPI Adjustment on each anniversary of the Commencement Date (when aggregated with the cost of all Alterations that are part of the same project, but exclusive of the costs of Decorative Alterations and items constituting Tenant’s Property), as estimated by a reputable contractor designated by Landlord, Tenant shall furnish to Landlord one of the following (as selected by Landlord): (i) a cash deposit, (ii) a performance bond and a labor and materials payment bond (issued by a corporate surety licensed to do business in New York reasonably satisfactory to Landlord) or (iii) an irrevocable, unconditional, negotiable letter of credit upon presentation of a sight draft only, issued by a bank and in a form satisfactory to Landlord; each to be equal to 125% of the cost of the Alterations, estimated as set forth above. Any such letter of credit shall be for one year and shall be renewed by Tenant each and every year until the Alterations in question are completed and shall be delivered to Landlord not less than 30 days prior to the expiration of the then current letter of credit, failing which Landlord may present the then current letter of credit for payment. Upon (A) the completion of the Alterations in accordance with the terms of this Section 14.01 and (B) the submission to Landlord of (x) proof evidencing the payment in full for said Alterations, (y) written unconditional lien waivers of mechanics’ liens and other liens on the Real Property from all Lienable Contractors performing said Alterations (provided, that if one or more such lien waivers in respect of work costing not more than $25,000.00 with respect to any one Lienable Contractor are not available, Tenant may instead provide a certificate that the amount in question has been paid but that the applicable Lienable Contractor has failed or refused to provide a lien waiver) and (z) all submissions required pursuant to Section B(4) of Exhibit D, the security deposited with Landlord (or the balance of the proceeds thereof, if Landlord has drawn on the same) shall be returned to Tenant. Upon Tenant’s failure properly to perform, complete and fully pay for any Alterations, as determined by Landlord in its reasonable discretion, Landlord may, upon notice to Tenant, draw on the security deposited under this Section 14.01(d) to the extent Landlord deems necessary in connection with said Alterations, the restoration and/or protection of the Premises or the Real Property and the payment of any costs, damages or expenses resulting therefrom. Notwithstanding the foregoing, the provisions of this Section 14.01(d) shall not apply (even if the Alterations in question are being performed by a Subtenant of Tenant) so long as (I) Tenant is a BNYM Tenant or (II) Tenant is other than a BNYM Tenant and satisfies the Net Worth Test. “BNYM Tenant” means (1) The Bank of New York Mellon, (2) any direct or indirect Successor Entity of The Bank of New York Mellon or (3) any Affiliate of an entity described in clause (1) or clause (2).
(e)    During the Term, Tenant shall keep for at least 5 years records of Alterations (other than Decorative Alterations) which either require filing with the New York City Department of Buildings (“DOB”) or which cost in excess of $750,000.00, including plans and specifications, copies of contracts, invoices, evidence of payment and all other records customarily maintained in the real estate business relating to Alterations and the cost thereof and shall, within 30 days after demand by Landlord, furnish to Landlord copies of such records.
(f)    Tenant, at Tenant’s expense, shall obtain and deliver to Landlord all necessary governmental permits and certificates for the commencement and prosecution of Alterations and for final approval thereof upon completion, and shall cause Alterations to be performed in compliance therewith and with all applicable Legal Requirements and Landlord, upon Tenant’s request and at no out-of-pocket cost to Landlord, shall use commercially reasonable efforts to assist Tenant in obtaining such permits and certificates and effecting such compliance. No Alterations shall be commenced or prosecuted until all permits and certificates required for such commencement or prosecution have been obtained by Tenant and delivered to Landlord. Landlord shall, notwithstanding the status of its review or approval of any plans or specifications required to be approved by Landlord hereunder, execute any and all applications for such governmental permits and certificates reasonably requested by Tenant within 5 Business Days after presentation to Landlord by Tenant (but the execution thereof by Landlord shall not be deemed to constitute Landlord’s approval of the Alteration in question).
(g)    Alterations shall be diligently performed in a good and workmanlike manner, using first-class materials and equipment consistent with the quality of the Building. Except as set forth below, Alterations shall be performed by Tenant’s contractors approved in writing in advance by Landlord (which approval shall not be unreasonably withheld, conditioned or delayed provided Tenant agrees that it shall employ only contractors and subcontractors affiliated with the local unions listed on Exhibit S annexed hereto for any and all construction work, including, without limitation, all Alterations performed by or on behalf of Tenant in the Building), and the plans and specifications therefor shall be prepared by engineers or architects first approved by Landlord (which approval shall not be unreasonably withheld, conditioned or delayed) and Tenant shall only use an expediter approved by Landlord (which approval shall not be unreasonably withheld, conditioned or delayed) with respect to any filings with, or other submissions to, applicable governmental authorities in connection with any Alterations. Landlord hereby approves William Vitacco Associates Ltd. or Milrose Consultants Inc., as Tenant’s expediter with respect to any filings with, or other submissions to, applicable governmental authorities in connection with the Initial Tenant Work. Landlord hereby approves the contractors (each a “Pre-Approved Contractor”) set forth on Exhibit N annexed hereto (the “Approved Contractors List”) in connection with the performance of Alterations. Landlord may remove any Pre-Approved Contractor from the Approved Contractors List if Landlord notifies Tenant of such removal before Tenant has entered into a contract for Alterations with the applicable Pre-Approved Contractor; provided, however, that Landlord has a reasonable cause for such removal. Tenant may add contractors to the Approved Contractors List with Landlord’s consent, which consent shall not be unreasonably withheld, conditioned or delayed, and any such added contractors shall be deemed “Pre-Approved Contractors”. Notwithstanding the foregoing, if Alterations affect any Building Systems outside (i.e., outside of the Premises) of such system’s stubbed entrance to the Premises, or affect the structural portions of the Building (other than core drills or slab cuts for internal staircases or dumbwaiters) or constitute final tie-ins (and, if applicable, programming) to the fire and life safety systems of the Building and/or the building management system of the Building, then in each such case such work shall be performed exclusively by the contractor designated by Landlord therefor; provided, such contractor charges competitive market rates. All electrical work performed in connection with any of Tenant’s Alterations shall be performed by a New York State licensed electrician.
(h)    Throughout the performance of Alterations, Tenant, at Tenant’s expense, shall carry, or cause its contractors to carry (notwithstanding anything to the contrary in the Alterations Rules and Regulations set forth as Exhibit D), (x) Workers’ Compensation insurance in statutory limits, (y) Commercial General Liability insurance (with completed operations endorsement) for any occurrence in or about the Premises with coverage of not less than $2,000,000.00 for each occurrence and (z) Builder’s Risk insurance (on a completed value basis), in such limits as Landlord may reasonably require, with insurers reasonably satisfactory to Landlord. In addition to Tenant, (i) the Commercial General Liability insurance referred to in this Section 14.01(h) shall name as additional insured, Landlord, and if required by the Ground Lease, Ground Lessor and (ii) the Builder’s Risk insurance referred to in this Section 14.01(h) shall name as loss payee, as their interest may appear, Landlord, and if required by the Ground Lease, Ground Lessor. In addition, the Commercial General Liability insurance referred to in this Section 14.01(h) shall name, as an additional insured, the Property Manager. The insurance required to be carried pursuant to this Section 14.01(h) shall be primary insurance for all claims under it and shall provide that any insurance carried by Landlord and the Property Manager is strictly excess, secondary and non-contributing with the insurance required to be carried under this Section 14.01(h), except to the extent a claim thereunder results from the negligent acts or omissions of Landlord or the Property Manager. At or before the commencement of Alterations and, on request, at reasonable intervals thereafter during the continuance of Alterations, Tenant shall furnish Landlord with certificates of insurance evidencing that such insurance is in effect. Notwithstanding anything contained in this Lease to the contrary, Tenant shall not be required to cause Tenant’s vendors at the Premises to obtain, and such vendors shall not be required to obtain, insurance satisfying the requirements of this Lease if such vendors are not performing any Alterations and Tenant’s insurance would cover any bodily injury and/or property damage caused by such vendors to the extent set forth in Section 12.03.
(i)    Landlord’s review of, inspection of, consent to or approval of any Alterations and/or the plans and specifications for any Alterations is solely for Landlord’s benefit and shall not be construed to be, and shall not be, a representation, warranty or agreement by Landlord that the Alterations in question are adequate, correct, efficient, sound, advisable or in compliance with Legal Requirements.
(j)    In conjunction with Tenant’s submission to Landlord of signed and stamped plans and a fully executed PW-1 form in respect of the Initial Tenant Work (and in respect of any initial tenant improvement work performed by Tenant to space added to the Premises during the Term), Landlord shall deliver to Tenant an ACP-5 confirming that such work may be performed as a non-asbestos project.
(k)    As part of Initial Tenant Work, Tenant shall cause the Premises to be connected to the Building Class E system and the Building’s building management system and shall make all final connections and programming on each Floor. Tenant shall have the right, as part of Initial Tenant Work or subsequent Alterations, to (and to connect into the Building’s building management system such equipment as is necessary for Tenant to) (i) monitor the supply and return air temperatures at the air handling units, the chilled water supply and return temperatures, and the temperature and other conditions in the Above-Grade Premises, (ii) solely with respect to the Above-Grade Premises, turn on or off any air handling unit in order to control the hours during which After-Hours HVAC is provided to the Above-Grade Premises on a floor by floor basis without having to give notice to Landlord and (iii) monitor and control the VAV boxes serving the Above-Grade Premises and change the set points of thermostats serving the Above-Grade Premises, in any case from (A) a computer in the Premises or (B) effective as of January 1, 2016, remotely over the Internet.

(l)    If any violation of applicable Legal Requirements (other than a violation which results from any act or omission of Tenant or anyone claiming by, through or under Tenant, or its or their respective employees, agents or contractors) delays or prevents Tenant from obtaining any work permit requested in connection with any Alteration, obtaining a temporary certificate of occupancy upon completion of the Initial Tenant Work or obtaining a change to the certificate of occupancy in connection with the Initial Tenant Work as permitted pursuant to Section 6.02(d), then Landlord shall cure and remove said violation within 30 days after the receipt of Tenant’s notice to Landlord of such violation and delay, or if such violation is of such a nature that it cannot be removed and cured within 30 days, Landlord shall commence within such 30 day period, and thereafter diligently pursue, the cure and removal of such violation. If Landlord shall not cure and remove said violation within 30 days after the receipt of Tenant’s notice to Landlord of such violation and delay and, as a result thereof, Tenant is unable to obtain any such work permit or legally occupy a portion of the Premises for the initial occupancy thereof, then the Base Rent and any Additional Rent payable pursuant to Article 4 of the Lease with respect to such portion of the Premises that may not be worked upon or legally occupied shall be abated for one day for each day that Tenant is actually delayed in obtaining, as applicable any such work permit which is necessary for Tenant to commence or continue the performance of the applicable work or any such, temporary certificate of occupancy or change to the certificate of occupancy which is necessary for Tenant to legally occupy the applicable portion of the Premises.
(m)    Notwithstanding anything to the contrary contained in this Lease, Landlord shall permit Tenant to perform the Initial Tenant Work at such times as Tenant desires; provided, however, that the performance of the Initial Tenant Work (i) does not disturb any other tenant of the Building or the management or operation of the Building and (ii) complies with all applicable Legal Requirements.
Section 14.02    Discharge of Violations and Liens. Tenant, at its expense, and with diligence and dispatch, shall procure the cancellation or discharge of all notices of violation arising from Alterations, or any other work, labor, services or materials done for or supplied to Tenant, or any person claiming through or under Tenant (by other than Landlord), which shall be issued by the DOB or any other Governmental Authority having or asserting jurisdiction. Tenant shall defend, indemnify and hold harmless Landlord, Ground Lessor, any Superior Mortgagee and any other holder of a Superior Interest from and against any and all mechanics’ and other liens and encumbrances filed in connection with Alterations, or any other work, labor, services or materials done for or supplied to Tenant or claimed to have been done for or supplied to Tenant, or any person claiming through or under Tenant, including security interests in any materials, fixtures or articles so installed in and constituting part of the Premises and against all costs, expenses and liabilities incurred in connection with any such lien or encumbrance or any action or proceeding brought thereon. Nothing in this Section 14.02 shall be construed to prevent Tenant from contesting any violations under Section 11.01(c).
Section 14.03    [Intentionally Omitted]
Section 14.04    Discharge of Any Liens. If any mechanic’s, laborer’s or materialman’s lien at any time shall be filed against the Premises or any part thereof or any interest therein as a result of any act or omission of Tenant or its Subtenants or their respective officers, employees, agents, suppliers, materialmen, mechanics, contractors, subcontractors or sub-subcontractors, or, if any public improvement lien created or caused to be created by Tenant shall be filed against any assets of, or funds appropriated to, Landlord or Ground Lessor, then Tenant, within 30 days after actual notice to Tenant of the filing thereof, shall cause the same to be discharged of record by payment, deposit, bond, order of a court of competent jurisdiction or otherwise. If Tenant shall fail to cause such lien to be discharged of record within the period aforesaid, then, in addition to any other right or remedy, Landlord may, but shall not be obligated to, discharge the same of record as aforesaid in any manner permitted by law, or Landlord shall be entitled, if Landlord so elects, to compel the prosecution of an action for the foreclosure of such lien by the lienor and to pay the amount of the judgment in favor of the lienor with interest, costs and allowances. Any amounts so paid by Landlord, including all costs and expenses (including, without limitation, reasonable attorneys’ fees and disbursements) incurred by Landlord in connection therewith, together with interest thereon at the Default Rate, from the respective dates of Landlord’s making of the payment or incurring of the costs and expenses, shall constitute Additional Rent payable by Tenant under this Lease and shall be paid by Tenant to Landlord after demand.
Section 14.05    No Liability of Landlord or Superior Parties. Nothing contained in this Lease shall be deemed or construed in any way as constituting the consent or request of Landlord or Ground Lessor, express or implied, by inference or otherwise, to any contractor, subcontractor, laborer or materialman for the performance of any labor or the furnishing of any materials for any specific improvement, alteration to or repair of the Premises or any part thereof, nor as giving Tenant any right, power or authority to contract for or permit the rendering of any services or the furnishing of materials that would give rise to the filing of any lien against the Premises or any part thereof or any assets (including, without limitation, any Rent payable hereunder) of, or funds appropriated to, Landlord or Ground Lessor.
Section 14.06    Delivery of Drawings to Landlord. Within 90 days following the completion of any Alterations (other than Decorative Alterations) which either required filing with DOB or which costs in excess of $750,000.00, Tenant shall deliver to Landlord shop drawings with respect to all mechanical, electrical and plumbing work performed as part of such Alterations, and design drawings marked to show major changes for all other such Alterations, and CAD files on diskette and by e-mail in AutoCAD.DWG format. Any files to be delivered to Landlord by e-mail as set forth in the preceding sentence shall be sent to: Tenantplan@brookfield.com.
Section 14.07    Specialty Alterations.
(a)    “Specialty Alterations” shall mean any and all (A) Alterations located outside of the Premises (including, without limitation, the Antenna), (B) vaults and safes, (C) cooking kitchens (but not pantries), (D) raised flooring systems other than on the 17th through the 22nd floors of the Building, (E) stone flooring, but excluding stone flooring located in elevator lobbies, conference centers, restrooms and pantries, (F) structural reinforcements (provided that structural reinforcements below the slab shall not be deemed Specialty Alterations if same shall not impact future tenant installations), (G) dumbwaiters, (H) conveyors, (I) back up energy supply systems, generators and fuel tanks, fuel lines and all equipment related to any back-up energy supply system,

(J) internal staircases, (K) private or executive lavatories, (L) shower facilities, (M) fitness centers, (N) architectural slab cuts, (O) floor openings, and (P) Alterations that will, in Landlord’s reasonable judgment, result in any material incremental cost to demolish or remove in excess of a typical office tenant alteration. Nothing contained herein shall be a waiver by Tenant of Tenant’s right to dispute any determination by Landlord that a particular Alteration constitutes a Specialty Alteration as defined in this Section 14.07.
(b)    At the time Tenant requests Landlord’s approval of the plans and specifications for any Alterations submitted to Landlord in accordance with Section 14.01(b), Tenant may also request, in BOLD 18-PT. TYPE CAPITAL LETTERS, that Landlord identify any Specialty Alterations shown thereon that shall be required to be removed from the Building upon the expiration or earlier termination of this Lease subject to and in accordance with the terms of Section 28.01(b) (“Tenant’s Specialty Alterations Request Notice”). If Tenant gives Tenant’s Specialty Alterations Request Notice to Landlord, then Landlord, by notice (“Landlord’s Designated Specialty Alterations Notice”), given to Tenant at or prior to the time Landlord approves any such plans and specifications (or at or prior to the date of Landlord’s deemed approval) shall identify any Specialty Alterations shown thereon that shall be required to be removed from the Building upon the expiration or earlier termination of this Lease subject to and in accordance with the terms of Section 28.01(b). Any such Specialty Alterations identified by Landlord are hereinafter referred to as “Designated Specialty Alterations”. If Tenant shall timely give Tenant’s Specialty Alterations Request Notice, and Landlord shall (i) approve such plans and specifications for such Alterations (or such plans and specifications for such Alterations shall be deemed approved) and (ii) fail to give Landlord’s Designated Specialty Alterations Notice to Tenant, then no Specialty Alterations shown on such plans and specifications shall be required to be removed from the Building upon the expiration or earlier termination of this Lease. Landlord acknowledges and agrees that any Specialty Alterations existing in the Premises as of the Commencement Date (whether made by Landlord or a prior occupant of the Premises), including but not limited to internal staircases and raised flooring systems shall not be considered Designated Specialty Alterations and therefore shall not be required to be removed upon the expiration or earlier termination of this Lease.
(c)    If Landlord timely gives Landlord’s Designated Specialty Alterations Notice to Tenant, then Landlord and Tenant shall, within ten (10) Business Days after Landlord timely gives Landlord’s Designated Specialty Alterations Notice, execute and deliver an amendment to this Lease confirming any Designated Specialty Alterations set forth in Landlord’s Designated Specialty Alterations Notice (the “Specialty Alterations Amendment”), but the failure of the parties to sign such Specialty Alterations Amendment shall not affect the validity of Landlord’s Designated Specialty Alterations Notice or the obligations of the parties hereunder with respect to the removal of any Designated Specialty Alterations. Notwithstanding the foregoing, if, as of the date of execution and delivery of the Commencement Date Agreement, Landlord has delivered to Tenant a Landlord’s Designated Specialty Alterations Notice in respect of the Initial Tenant Work, such Designated Specialty Alterations set forth in Landlord’s Designated Specialty Alterations Notice shall be confirmed in the Commencement Date Agreement executed and delivered by Landlord and Tenant pursuant to Section 2.04(e) of this Lease, but the failure of the parties to confirm same in the Commencement Date Agreement shall not affect the validity of Landlord’s

Designated Specialty Alterations Notice or the obligations of the parties hereunder with respect to the removal of any Designated Specialty Alterations.
Section 14.08    LEED Certification. If Tenant pursues certification for the Premises under the Leadership in Energy and Environmental Design Rating System (“LEED”) of the U.S. Green Building Council, Landlord shall reasonably cooperate with Tenant, at Tenant’s actual, reasonable out-of-pocket expense, including providing the Building’s LEED scorecard and documentation supporting same.
Section 14.09    Restrooms. Tenant, as part of Initial Tenant Work and in compliance with the applicable provisions of this Lease, including, without limitation, the foregoing provisions of this Article 14, shall rebuild the core restrooms in the full Floors and, if Tenant shall not have exercised the Initial Contraction Option, in the common area of the 23rd floor of the Building so that the same are functioning (the “Restroom Renovations”). Tenant shall not be required to spend a particular amount on the Restroom Renovations. Any portion of the Work Allowance that was allocated to the Restroom Renovations may be used by Tenant for any other purpose permitted under Article 7. For purposes of clarification, Landlord shall have no obligation to rebuild (or cause to be rebuilt) the core restrooms on (a) any full Floor on which any Accepted Offer Space, First Expansion Space, or Second Expansion Space is located or (b) the 23rd floor of the Building.
Section 14.10    Corridor Work. (a) If Tenant does not timely exercise both the Initial Contraction Option and the Initial Expansion Option, then Tenant shall perform the Corridor Work in a good and workmanlike manner using first quality materials and in compliance with applicable Legal Requirements and the provisions of this Section 14.10 and all other applicable provisions of this Lease. Tenant shall, at Tenant’s expense, prepare plans and specifications in respect of the Corridor Work and shall submit such plans and specifications to Landlord for Landlord’s approval together with Tenant’s plans and specifications for the Initial Tenant Work. Tenant shall obtain a price for the cost of performing and completing the Corridor Work as an alternate to the Initial Tenant Work, which price shall be consistent on a per useable square foot basis with the pricing of the construction of the 250 Vesey Corridor (taking into account fluctuations in the price due to timing of construction and any other construction specific factors) and shall be subject to Landlord’s review and reasonable approval and Landlord shall promptly respond to such submission. Tenant shall substantially complete (iii) if required under this Section 14.10(a) to be performed by Tenant, the Corridor Work and (iv) in all events, the Restroom Renovations in respect of the 23rd floor of the Building (A) if Tenant does not exercise timely the Initial Contraction Option and thereafter waives the Initial Expansion Option prior to June 30, 2015, on or before the date that is 60 days after Tenant so waives the Initial Expansion Option (provided that such date shall be extended by one day for each day that Tenant is delayed in performing the Corridor Work as a result of Unavoidable Delay and/or Landlord Delay) and (B) in all other cases, on or before September 1, 2015 (provided that such date shall be extended by one day for each day that Tenant is delayed in performing the Corridor Work and the Restroom Renovations in respect of the 23rd floor of the Building as a result of Unavoidable Delay and/or Landlord Delay) (the date by which Tenant is required to substantially complete the Corridor Work and the Restroom Renovations in respect of the 23rd floor of the Building, the “23 Work Outside Date”).

(b)    If Tenant shall fail to perform and complete the Corridor Work and the Restroom Renovations in respect of the 23rd floor of the Building in accordance with the provisions of Section 14.09 and this Section 14.10 on or before the 23 Work Outside Date, then the provisions of Article 19 regarding Landlord’s rights to perform Tenant’s covenants shall be applicable to such failure but notwithstanding anything to the contrary contained in Article 19, Tenant’s failure so to perform and complete shall not be deemed a default by Tenant under this Lease.
(c)    Tenant shall be responsible for (i) all costs incurred by Tenant in connection with the Restroom Renovations in respect of the 23rd floor of the Building and (ii) all costs incurred by Tenant in connection with the design of the Corridor Work and preparation of the plans and specifications with respect thereto. Landlord shall be responsible for the actual out-of-pocket construction costs incurred by Tenant in performing the Corridor Work (which amount shall be paid by Landlord by increasing the Work Allowance by the amount of the Corridor Construction Costs), provided that Landlord approves such costs in accordance with Section 14.10(a) above (such costs, the “Corridor Construction Costs”); provided, that any incremental costs incurred by Landlord in exercising Landlord’s rights under Article 19 shall be payable by Tenant in accordance with the provisions of Article 19.
(d)    Upon completion of the Corridor Work, Landlord, at Landlord’s expense (but subject to inclusion in Operating Expenses in accordance with the provisions of Article 4 above), shall maintain the common corridors serving the 23rd Floor Premises. Landlord shall provide in all other tenant spaces on the 23rd floor of the Building any fire detection and fire suppression systems required by applicable Legal Requirements, which systems shall be operational on the date that Tenant completes the Corridor Work and the Restroom Renovations in respect of the 23rd floor of the Building.
(e)    If Tenant exercises timely either the Initial Contraction Option or the Initial Expansion Option, then the provisions of this Section 14.10 shall be null and void and neither Landlord nor Tenant shall have any further rights or obligations under this Section 14.10.
Section 14.11    Self-Certification. Tenant’s architect shall be permitted to self-certify the plans and specifications in respect of the Initial Tenant Work (including the Restroom Renovations) and the Corridor Work, provided that Tenant shall use William Vitacco Associates Ltd. as Tenant’s expediter with respect to any Alt-1 Application required to be filed in connection with the Initial Tenant Work and the Corridor Work.
Section 14.12    Arbitration. Any dispute between Landlord and Tenant arising under or in connection with any provision of this Article 14 shall be determined by expedited arbitration pursuant to Article 21.
Article 15

LANDLORD’S AND TENANT’S PROPERTY
Section 15.01    Ground Lessor’s Property. (a)  Except as provided in Section 15.02, Tenant acknowledges that the Premises, all of the materials and equipment incorporated therein, and all

Leasehold Improvements (but excluding Tenant’s Property) are the property of Ground Lessor, and Tenant agrees that all materials and equipment to be incorporated into the Premises at any time during the Term shall, upon purchase of same and at all times thereafter, constitute the property of Ground Lessor, and that legal title to the Premises, all Leasehold Improvements and all such materials and equipment shall continue in Ground Lessor; provided, that Landlord and Ground Lessor (i) shall not be liable in any manner for payment or otherwise to any contractor, subcontractor, laborer or supplier in connection with the purchase or furnishing of any such Leasehold Improvements, materials or equipment or the installation thereof, and (ii) shall have no obligation to pay any compensation to Tenant by reason of Ground Lessor’s acquisition of title to such Leasehold Improvements, materials and equipment.
(b)    Tenant covenants and agrees that all agreements with respect to Alterations in the Premises shall include the following provision: “[contractor] [subcontractor] [materialman] hereby agrees that immediately upon the purchase by [contractor] [subcontractor] [materialman] of any building materials to be incorporated in the Premises, or of any building materials to be incorporated in improvements made thereto, such materials shall become the sole property of [insert name of Ground Lessor], a public benefit corporation, notwithstanding that such materials have not been incorporated in, or made a part of, the Premises at the time of such purchase; and [contractor] [subcontractor] [materialman] shall look solely to [Tenant] [contractor] [subcontractor] for payment in connection with the purchase of any such materials, it being expressly understood that [insert names of Ground Lessor and Landlord] shall not be liable in any manner for payment or otherwise to [contractor] [subcontractor] [materialman] in connection with the purchase of any such materials, and [insert names of Ground Lessor and Landlord] shall have no obligation to pay any compensation to [contractor] [subcontractor] [materialman] by reason of such materials becoming the sole property of [insert name of Ground Lessor]; provided, that nothing contained herein shall prejudice any rights which [contractor] [subcontractor] [materialman] may have under the Lien Law of the State of New York.”
(c)    Notwithstanding the ownership by Ground Lessor of the Premises and all materials and equipment incorporated therein to the extent required under the Ground Lease, unless Tenant is otherwise exempt from sales taxes under any provision of law, including, without limitation, Section 1115(ee) of the N.Y. Tax Law, Tenant shall pay or cause to be paid to the Governmental Authority having jurisdiction over sales and compensating use taxes, amounts equal to the amounts of all sales and compensating use taxes which would be payable but for such ownership, on the materials and equipment purchased for incorporation into or work performed on the Premises in connection with the maintenance of and repairs, restorations, additions, alterations, improvements and replacements (including capital improvements) to the Premises. Such amounts shall be payable at the times such sales and use taxes would be payable but for such ownership.
Section 15.02    Tenant’s Property. Notwithstanding Section 15.01(a), all movable partitions and all business, communications and office equipment, computers and machinery, trade fixtures, and all associated wiring, cabling and conduits, and other articles of personal property, whether or not attached to or built into the Premises, which are installed in the Premises by or for the account of Tenant and can be removed without damage to the Building, and all furniture, furnishings and other articles of movable personal property, owned by Tenant and located in the Premises

(collectively, “Tenant’s Property”), shall be and shall remain the property of Tenant and may be removed by Tenant at any time during the term of this Lease.
Section 15.03    Removal of Tenant’s Property. In connection with any intended removal of any of Tenant’s Property, Tenant shall give Landlord 30 days prior notice of any severance of connections to the structural, mechanical, electrical, sanitary, plumbing, HVAC, fire safety or other Building Systems. If any of Tenant’s Property is removed, Tenant shall repair or pay, in accordance with the provisions of Section 16.01(b), the cost of repairing any damage to the Premises, the Building Systems or to the Building resulting from the removal thereof. At or before the Expiration Date, or within 15 days after any earlier termination of this Lease, Tenant shall, at its expense, remove from the Premises, all of Tenant’s Property and leave the Premises in a broom-clean condition.
Section 15.04    Abandoned Property. After the Expiration Date, or after a period of 15 days following an earlier termination date, any items of Tenant’s Property which shall remain in the Premises shall be deemed to have been abandoned, and in such case such items may be retained by Landlord as its property or removed and disposed of by Landlord, without accountability, in such manner as Landlord shall determine, at Tenant’s expense. Any costs so incurred by Landlord, or incurred in restoring the Premises to the condition required in Section 15.03 shall be paid by Tenant within 10 days after Landlord’s demand therefor and the terms of this Lease shall continue to be in full force and effect with respect to such obligation on the part of Tenant. Landlord shall have no obligation to Tenant with respect to any items of Tenant’s Property remaining in the Premises after the Expiration Date.
Section 15.05    Survival. The provisions of this Article 15 shall survive the expiration or earlier termination of this Lease.
Article 16

REPAIRS AND MAINTENANCE
Section 16.01    Repairs by Tenant. (a)  Tenant, at Tenant’s expense, throughout the Term, shall maintain in good repair and working order all Leasehold Improvements, Tenant’s Property, the Premises, the fixtures and equipment therein and the appurtenances thereto (including all restrooms on any floor of the Building where all of the rentable area on such floor is part of the Premises and, regardless of what portion of the rentable area of any floor of the Building is part of the Premises, all private restrooms within the Premises), subject to reasonable wear and tear and except for those repairs for which Landlord is responsible pursuant to any of the other express provisions of this Lease. The term “repairs” shall include all alterations, additions, installations, replacements, removals, restorations and maintenance. All repairs made by Tenant shall be at least equal in quality and class to those typically made in first class office buildings located in Manhattan and shall be made in compliance with all Insurance Requirements and all Legal Requirements. Notwithstanding the foregoing, in no event shall Tenant be responsible for any structural repairs of the Building or any repairs to the Building Systems, except as specifically provided in this Lease (including under Section 16.01(b)).

(b)    In furtherance of the foregoing, but not in limitation thereof, Tenant shall be responsible, at Tenant’s expense, for all necessary or appropriate repairs to all Alterations (including the equipment to be installed by Tenant as described in Sections 5.04 and 17.01) and for repairing any scratched, damaged or broken doors, glass and wall and floor coverings within the Premises or at the entrances to the Premises. Notwithstanding the foregoing, except as set forth in the following sentence, Tenant shall not be responsible for repairing the glass in the exterior windows of the Building. In addition, Tenant shall be responsible, at Tenant’s expense (subject to Section 12.04), for making all repairs whether within or outside the Premises, to the extent necessitated by (i) the existence of any Leasehold Improvements or the performance of any work or Alterations by or at the instance of Tenant, (ii) the installation, removal, use or operation of Tenant’s Property, (iii) the moving of Tenant’s Property in or out of the Building or (iv) any act, omission (where there is a duty to act), misuse or neglect of Tenant or any Subtenant or its or their employees, agents, contractors, licensees or invitees (excluding any repairs required to be performed by Landlord by the occurrence of a Casualty). If any such repairs are to be made outside of the Premises, Tenant shall promptly notify Landlord.
(c)    Any repairs for which Tenant is responsible hereunder shall be done, at Tenant’s expense, by a Pre-Approved Contractor or such other contractor selected by Tenant and first approved in writing by Landlord (which approval shall not be unreasonably withheld, conditioned or delayed); provided, however, that (i) any such repairs that are required to be made to any Building Systems or structural portions of the Building must be performed exclusively by the contractor designated by Landlord at Tenant’s expense (subject to Section 12.04) at commercially competitive rates and (ii) any such repairs that are otherwise required to be made outside of the Premises shall, at Landlord’s election, be performed by Landlord or its designated contractors at Tenant’s expense (subject to Section 12.04) at commercially competitive rates. Tenant shall reimburse Landlord, within 30 days after demand, for all reasonable and actual out-of-pocket costs and expenses incurred by Landlord in connection with such repairs.
(d)    Tenant shall promptly notify Landlord of the need for any other repairs to any mechanical, sanitary, plumbing, HVAC, fire safety, structural, electrical or other Building Systems (provided that Tenant shall have no liability of any kind for any failure to notify Landlord of any such need for repairs, the obligation to monitor the need for such repairs being the obligation of Landlord, unless Tenant had actual knowledge of the need for any such repairs and failed to notify Landlord thereof), or to any fixtures or equipment in the Premises. Tenant shall use reasonable precautions to prevent waste, damage or injury to the Premises.
Section 16.02    Repairs by Landlord. Landlord, at Landlord’s expense, throughout the Term, shall keep and maintain the structural and public portions of the Building (including the roof, exterior Building walls, windows and the glass therein, grounds and landscaping) and the Building Systems serving the Premises, in good working order, condition and repair and shall make all repairs, structural and otherwise, interior and exterior, as and when needed to the foregoing and in or about the Premises, except for those repairs for which Tenant is responsible pursuant to any of the other express provisions of this Lease; and such repairs to the Premises shall be at least equal in quality and class to those typically made in first class office buildings in Manhattan and made in compliance with all Insurance Requirements and Legal Requirements. Landlord at all times shall operate the

Building in a manner consistent with a first class office building. Landlord shall, within three (3) Business Days’ after Tenant shall give notice to Landlord or sooner in the event of an emergency, endeavor to commence and diligently prosecute to completion all repairs and maintenance for which Landlord is responsible pursuant to the provisions of this Lease. Landlord covenants to take such steps as are reasonably available to Landlord to minimize the interference with Tenant’s access to and/or use of the Premises arising from such repairs and maintenance; provided, that Landlord shall have no obligation to take such steps by performing such work on an overtime basis unless Tenant pays any excess charges to Landlord for such overtime work.
Article 17

SERVICES; SIGNAGE AND ACCESS
Section 17.01    Services. From and after the Commencement Date (except as otherwise provided in this Article 17), Landlord, at Landlord’s expense (but subject to inclusion in Operating Expenses in accordance with the provisions of Article 4 above), shall provide the following services to the Premises:
(a)    Landlord shall maintain and operate the Building’s heating, ventilating and air-conditioning (“HVAC”) systems and condenser/chilled water system serving the Premises as follows:
(i)    Landlord shall furnish HVAC to the Above-Grade Premises during Business Hours on Business Days in accordance with the specifications attached hereto as Exhibit E (provided, that to the extent Tenant requires HVAC service during the performance of the Initial Tenant Work, Landlord shall provide such service to the Above-Grade Premises in a manner and at a level customarily provided during construction of office space in first class office buildings from the later of (A) the date Tenant first occupies the Above-Grade Premises for the performance of the Initial Tenant Work and (B) the date Tenant requests such services). “Business Hours” shall mean between 7:00 a.m. and 7:00 p.m. “Business Days” means all days except Saturdays, Sundays, New Year’s Day, Martin Luther King Day, President’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving, the day following Thanksgiving, Christmas, days which are observed by both the federal and the state governments as legal holidays and (x) in the case of the provision of cleaning services, days designated as a holiday by the applicable Building Service Union Employee Service contract and (y) in the case of the provision of loading dock and freight elevator services, days designated as a holiday by the applicable Operating Engineers contract (collectively, “Holidays”). Any valves installed by Landlord shall be maintained in proper working order by Landlord, at Landlord’s sole cost and expense.
(ii)    If Tenant desires HVAC for the Above-Grade Premises at any time other than during Business Hours on Business Days (“After-Hours”), then Landlord shall furnish such HVAC to the Premises in accordance with the specifications attached hereto as Exhibit E (but subject to the proviso in the first sentence of Section 17.01(a)(i)) during After-Hours and on such floors of the Above-Grade Premises as Tenant may request by notice given to Landlord by 5:00 p.m. on any Business Day for any After-Hours on such Business Day and by 5:00 p.m. on the immediately preceding Business Day for any non-Business Day (except that no such notice shall be required to the extent the Above-Grade Premises is connected to the Building’s building management system). Tenant shall pay to Landlord, within 30 days after demand, Landlord’s charge for such After-Hours service, which charge is $60.00 per hour per Floor as of the date of this Lease and which hourly charge shall be Subject to CPI Adjustment on January 1, 2016, and on each January 1 thereafter.
(iii)    Landlord shall provide to Tenant, in accordance with the provisions of this Section 17.01(a)(iii) and the chilled water specifications attached hereto as Exhibit R, on a 24 hour per day, 7 day per week basis, up to 500 tons of chilled water from the Building’s chilled water plant (which is backed up by the Building’s generator plant in accordance with the provisions of Article 47 below) (the “Reserved Chilled Water Capacity”). Tenant may utilize the Reserved Chilled Water Capacity (A) to operate the base building air handling units in the Above-Grade Premises (“AHU’s”), (B) to operate supplemental air conditioning units installed in the Above-Grade Premises by Tenant, at Tenant’s expense, in accordance with the provisions of Article 14 (“Supplemental Units”) or (C) as a back up for the water otherwise provided by Landlord from the Central Plant to the AHU’s, which, for purposes of this Section 17.01(a) (regardless of the actual capacity of the AHU’s) shall be deemed to be 800 tons (the “BB Water Capacity”). Any portion of the BB Water Capacity not used to operate the AHU’s may be utilized by Tenant to operate Supplemental Units. For the avoidance of doubt, in no event shall the aggregate capacity of the AHU’s and the Supplemental Units ever exceed 1,300 tons (i.e., 800 tons of BB Water Capacity and 500 tons of Reserved Chilled Water Capacity). Tenant shall elect by notice given to Landlord on or before October 1, 2014, whether any of the Reserved Chilled Water Capacity shall be utilized to operate the AHU’s (and if so, how much) and whether any of the BB Water Capacity shall be utilized to operate Supplemental Units (and if so, how much). Tenant shall not exceed the allocations set forth in such election without Landlord’s consent. If Tenant fails so timely to elect, then the Reserved Chilled Water Capacity may no longer be used to operate the AHU’s (but may be used for the purposes set forth in clauses (B) and/or (C) above). Tenant shall pay to Landlord, (x) commencing on the date on which any Supplemental Units are connected to a Building water source, $0.68 per ton per hour of water actually used by such Supplemental Units (regardless of whether such water is from the BB Water Capacity or the Reserve Chilled Water Capacity), and (y) commencing on the date on which any Reserve Chilled Water Capacity is connected to the AHU’s for the primary operation of the AHU’s (and not as back up for the BB Water Capacity), $0.68 per ton per hour of water actually used by the AHU’s, in the case of clause (x) and clause (y) as measured by one or more ton-hour meters installed and maintained by Tenant at Tenant’s expense (but subject to Landlord’s approval as to the specifications and installation of such meters, which approval shall not be unreasonably withheld, conditioned or delayed), which per ton-hour charge shall be Subject to CPI Adjustment on January 1, 2016, and on each January 1 thereafter. If Tenant shall utilize any or all of the Reserved Chilled Water Capacity to back up the BB Water Capacity supplied to the AHU’s, then (in addition to the amounts set forth in the preceding sentence), Tenant shall pay to Landlord, commencing on the date of connection of such Reserved Chilled Water Capacity to the AHU’s, $250 per annum (appropriately prorated for any partial calendar year during the Term) per ton of Reserved Chilled Water Capacity that is so connected to the AHU’s (the “Annual Reserve Tonnage Charge”); provided, that to the extent that any of such Reserved Chilled Water Capacity used as back up is actually utilized to operate the AHU’s and Tenant pays for such use the $0.68 per ton hour in accordance with the preceding sentence, then Tenant shall receive a credit against the Annual Reserve Tonnage Charge of $0.10 per ton hour that Tenant so pays for such use (but in no event shall the aggregate amount of such credit in any calendar year exceed the Annual Reserve Tonnage Charge for such calendar year). Tenant shall pay the charges set forth in this Section 17.01(a)(iii) within 30 days after the delivery of an invoice therefor. There shall be no tap-in fee for such chilled water; provided, that if the existing riser tap as of the date of this Lease needs to be enlarged, Landlord shall, to the extent feasible and at Tenant’s cost, increase the size of such tap. Notwithstanding the foregoing provisions of this Section 17.01(a)(iii), at any time on or after the date that is 18 months after the Commencement Date, Landlord may, by notice to Tenant, (1) reduce the maximum amount of BB Water Capacity to the aggregate face plate tonnage capacity of all units (whether AHU’s or Supplemental Units) to which Tenant has connected the chilled water constituting the BB Water Capacity and/or in respect of which Tenant has notified Landlord that Tenant intends in good faith to connect and/or (2) reduce the maximum amount of Reserved Chilled Water Capacity to the aggregate face plate tonnage capacity of all units (whether AHU’s or Supplemental Units) to which Tenant has connected the chilled water constituting the Reserved Chilled Water Capacity (including any connected as a back up for the water otherwise provided by Landlord from the Central Plant to the AHU’s) and/or in respect of which Tenant has notified Landlord that Tenant intends in good faith to connect (but in any event, in the case of clauses (1) and (2), excluding the applicable face plate tonnage capacity for any standby equipment which does not receive chilled water flow).
(iv)    If Tenant requires supplemental air-conditioning chilled water in excess of that specified in Section 17.01(a)(iii) or condenser water, Landlord shall furnish Tenant such chilled water or condenser water if and to the extent such chilled water or condenser water is available as reasonably determined by Landlord from time to time taking into account appropriate reserves to serve all of the current and anticipated future requirements of the Building, the other buildings served by the Central Plant and the occupants thereof. Tenant shall pay for the cost of any such additional chilled water or condenser water supplied to Tenant in the same manner as set forth in Section 17.01(a)(iii) above.
(v)    Landlord’s obligations under this Section 17.01(a) to satisfy the HVAC specifications attached hereto as Exhibit E are subject to Tenant’s compliance with the conditions of occupancy and the demand electrical load requirement set forth on Exhibit E attached hereto. Use of the Above-Grade Premises, or any part thereof, in a manner contrary to the HVAC design conditions set forth in such Exhibit E (including occupancy and demand electrical load), or arrangement of partitioning which interferes with the normal operation of the HVAC in the Above-Grade Premises, or the use of computer or data processing machines or other machines or equipment, may require changes in the HVAC systems servicing the Above-Grade Premises, in order to provide comfortable occupancy.
(vi)    Landlord shall provide toilet exhaust from, at Landlord’s discretion, either of the 2 toilet exhaust systems existing as of the date of this Lease, at all times of a minimum of 0.2 CFM per usable square foot with respect to (x) the core bathrooms located on and serving each Floor of the Above-Grade Premises, (y) the executive restrooms, which shall not exceed 350 usable square feet in the aggregate, located on and serving the 18th Floor, and (z) one ADA compliant unisex restroom, which shall not exceed 8 feet by 8 feet in size, located on and serving each Floor of the Above-Grade Premises.
(vii)    Each invoice rendered by Landlord for After-Hours HVAC use and for chilled water use shall be conclusive and binding upon Tenant unless (i) Tenant notifies Landlord within 9 months after receipt thereof, that Tenant disputes the correctness of such invoice and (ii) such notice specifies those respects in which such invoice is claimed to be incorrect and, except as so specified, the invoice shall be conclusive and binding upon Tenant. If Landlord shall fail to render an invoice to Tenant for any billing period with respect to After-Hours HVAC use or for chilled water or shall have submitted an incorrect bill for any billing period with respect to After-Hours HVAC use or for chilled water and failed to correct it within 2 years after the end of such billing period, Landlord shall be deemed to have waived any further right to collect any further amounts for After-Hours HVAC use and for chilled water with respect to such billing period. If Tenant so disputes any invoice, Landlord shall promptly provide Tenant with such information relating to the calculation of the applicable invoice as Tenant may reasonably request. Any dispute as to which Tenant has timely notified Landlord pursuant to the above provisions of this Section 17.01(a)(vii) that is not resolved within 90 days after the giving of such dispute notice by Tenant may be submitted by either Landlord or Tenant for resolution by expedited arbitration in accordance with the provisions of Article 21. If it is determined that Tenant has overpaid or underpaid, then Landlord or Tenant, respectively, shall refund or pay to the other the amount so determined to be due or owed within 30 days after such determination. In lieu of a refund, and so long as there are sufficient Rent payments remaining to be paid by Tenant to satisfy such refund, Landlord, at Tenant’s election, may credit Tenant with any amount due to Tenant against Rent subsequently payable under this Lease.
(viii)    Notwithstanding the foregoing, Landlord shall not be obligated to furnish HVAC to the Basement Premises to any extent other than ventilation air.
(b)    Commencing on the date that the Premises are first occupied for the conduct of business, Landlord shall provide passenger elevator service (on a non-exclusive basis) to each floor of the Building upon which any portion of the Premises is located in accordance with the specifications attached hereto as Exhibit P. During Business Hours on Business Days, 7 elevator cabs shall serve the Premises, and at all other times, at least 3 of such elevator cabs shall serve the Premises. Each Floor occupied by Tenant shall not be a “cross-over floor” for any such passenger elevator service. During the performance of the Initial Tenant Work, Landlord shall permit Tenant to take one passenger elevator serving the Premises out-of-service and shall permit Tenant’s contractors to use the same solely for intra-floor travel, provided that no equipment shall be taken into such passenger elevator and provided, further that Tenant shall install reasonable protections in such elevator cab and repair, at Tenant’s expense, any damage associated with such use of the passenger elevator by Tenant and Tenant’s contractors.
(c)    Landlord shall provide freight elevator service (on a non-exclusive basis) from the Building lobby for passengers traveling to the Floor on which the Basement Premises is located 24 hours per day, 7 days per week. Landlord shall provide freight elevator and loading dock service to the Premises (other than for passengers traveling to the Floor on which the Basement

Premises is located) on a first come-first served basis (i.e., no advance scheduling, except as otherwise set forth herein) for Tenant’s reasonable use, subject to the reasonable needs of other tenants and occupants of the Building, during the hours of 8:00 a.m. to 6:00 p.m. on Business Days (“Freight Elevator Business Hours”). If Tenant shall require use of the freight elevators and/or loading dock at any other time, Landlord shall make the freight elevators and loading dock available to Tenant subject to scheduled availability (it being agreed that during the performance of the Initial Tenant Work, (i) no tenant or occupant in the Building shall be granted priority or scheduling rights greater than Tenant, and thereafter Landlord may grant such priority or scheduling rights so long as the same does not materially adversely affect Tenant’s performance of any Alterations and (ii) no tenant or occupant in the Building shall be permitted to reserve all of the freight elevators at one particular time), upon not less than one Business Day advance notice from Tenant (except that Landlord shall use reasonable efforts to honor requests made on shorter notice than one Business Day in advance), and Tenant shall pay to Landlord within 30 days after demand Landlord’s cost for the elevator operator (which, as of the date of this Lease, is $53.50 per hour) and, if applicable, for use of the loading dock (which, as of the date of this Lease, is $53.50 per hour); provided, that in connection with the performance of the Initial Tenant Work and Tenant’s initial move into the Premises the first 560 total hours of such freight elevator and loading dock use outside of Freight Elevator Business Hours on Business Days shall be without cost to Tenant. Notwithstanding the foregoing, upon not less than 10 days prior notice to Landlord, (x) Tenant shall have the right, subject to availability, to reserve a freight elevator for its use on an exclusive basis during Freight Elevator Business Hours on Business Days and (y) if so reserved, Tenant shall pay to Landlord within 30 days after demand Landlord’s cost for the elevator operator and, if applicable, for use of the loading dock. As of the date of this Lease, based on current union rules, there is a minimum number of hours for use of the freight elevator or loading dock of 4 hours, except if the reservation is made for a period immediately following the end of Freight Elevator Business Hours on Business Days or for a period immediately preceding Freight Elevator Business Hours on Business Days. As of the date of this Lease, based on current union rules, the minimum number of hours for such overtime use on Business Days is one hour where the reservation is for a period beginning immediately after Freight Elevator Business Hours end or for a period which ends immediately preceding when Freight Elevator Business Hours begin; the use of freight elevators shall be on a nonexclusive basis, except with respect to the freight elevator Tenant has reserved in accordance with the terms of this Section 17.01(c) (whether during Freight Elevator Business Hours or after such hours). The use of the elevators shall be subject to the Rules and Regulations. The minimum number of hours of use contained in this Section 17.01(c) are subject to change by Landlord if union rules change.
(d)    Subject to the further provisions of this Section 17.01(d) and Section 17.01(e), commencing on the date that the Above-Grade Premises are first occupied for the conduct of business, Landlord shall provide to the Above-Grade Premises (other than Tenant’s main data communications room) the cleaning services set forth in the specifications attached hereto as Exhibit F (“Landlord’s Base Cleaning”). Tenant shall pay to Landlord within 30 days after demand the actual cost incurred by Landlord for (i) extra cleaning work required because of (A) carelessness, indifference, misuse or neglect on the part of Tenant or any Subtenant or its or their employees or visitors, (B) the use of portions of the Above-Grade Premises for other than normal office purposes requiring greater or more difficult cleaning work than office areas, such as document reproduction areas or pantry areas, (C) interior glass partitions or an unusual quantity of interior glass surfaces as reasonably demonstrated by Landlord or (D) non-building standard materials or finishes installed in the Above-Grade Premises, (ii) removal from the Above-Grade Premises and the Building of any refuse and rubbish of Tenant in excess of that ordinarily accumulated in business office occupancy or at times other than Landlord’s standard cleaning times set forth below, (iii) pest control with respect to the Above-Grade Premises in excess of that ordinarily provided to business office occupants in the Building. Landlord, Landlord’s cleaning contractor and their employees shall have access to the Above-Grade Premises after 5:30 p.m. and before 8:00 a.m. (provided, that no cleaning of occupied offices or vacuuming shall be done prior to 6:00 p.m.) and shall have the right to use, without charge therefor, all light, power and water in the reasonably required to provide Landlord’s Base Cleaning to the Above-Grade Premises. Notwithstanding the foregoing, Landlord shall not be required to clean any portion of the Above-Grade Premises used for the preparation, serving or consumption of food or beverages (including any pantries or kitchens), LAN rooms, studios, auditoria, computer rooms, data processing or reproducing operations, pantries or private lavatories or toilets or other special purposes requiring greater or more difficult cleaning work than office areas (and Tenant shall receive a credit against annual Rent in an amount equal to the actual reduction in cost (if any) that Landlord receives as a result of not providing any cleaning services to such portions of the Above-Grade Premises) nor shall Landlord be required to clean the Basement Premises, and, Tenant shall, at Tenant’s expense, clean such areas in accordance with the provisions of Section 17.01(e). If the Premises be or become infested with vermin as a result of the use or any misuse or neglect of the Premises by Tenant, its agents, employees, visitors or licensees, Tenant shall at Tenant’s expense cause the same to be exterminated from time to time to the reasonable satisfaction of Landlord and shall employ such exterminators and such exterminating company or companies as shall be reasonably approved by Landlord.
(e)    (i)    Tenant, at Tenant’s expense, shall contract directly with Landlord’s cleaning contractor to provide any cleaning Tenant is required to provide pursuant to Section 17.01(d). In addition, if Tenant desires any supplemental cleaning services in addition to Landlord’s Base Cleaning, then Tenant, at Tenant’s expense, shall contract directly with Landlord’s cleaning contractor for the same or provide such services using Tenant’s own employees.
(ii)    Landlord shall provide a depository for rubbish on each Floor and Landlord shall dispose of the same. If Landlord incurs additional costs as a result thereof, Tenant shall reimburse Landlord for the actual, reasonable out-of-pocket costs so incurred by Landlord in connection therewith.
(iii)    If Tenant desires to have special cleaning services provided to the Above-Grade Premises, including, without limitation, floor care or the cleaning of Tenant’s main data communications room (“Tenant’s Main Data Communications Room”), then Tenant shall have the right to contract directly with Tenant’s own cleaning contractor (“Tenant’s Cleaning Contractors”). All cleaning performed by Tenant’s Cleaning Contractors shall be performed at Tenant’s sole cost and expense. Tenant’s Cleaning Contractors shall be subject to Landlord’s approval (which shall not unreasonably be withheld, conditioned or delayed) and no such contractor shall enter the Building or the Premises for that purpose prior to being so approved. The provisions of Section 32.09 shall apply to the performance of any cleaning by Tenant’s Cleaning Contractors. Any cleaning performed by Tenant’s Cleaning Contractors shall be performed in such manner as not to interfere with or delay, except to a de minimis extent, and as not to impose any additional expense upon Landlord in the cleaning of the Above-Grade Premises or the Building and/or the removal of rubbish therefrom and if such interference or delay shall occur or if any additional expense is imposed upon Landlord, Tenant, upon notice from Landlord, shall promptly instruct Tenant’s Cleaning Contractors to modify the particular manner of performing their cleaning which is causing such interference, delay or additional expense, and if any additional expense shall be incurred by Landlord as a result of the performance of any cleaning by Tenant’s Cleaning Contractors, Tenant shall reimburse Landlord for the actual, reasonable out-of-pocket costs so incurred by Landlord within 30 days after Tenant’s receipt of an invoice therefor. Without limiting Tenant’s obligation set forth in the foregoing sentence, Landlord shall promptly notify Tenant of any additional expense incurred, or to be incurred by Landlord, upon Landlord becoming aware of same.
(f)    Landlord shall furnish to each floor of the Building upon which any portion of the Above-Grade Premises is located reasonable quantities of cold water for drinking and pantry use and for Tenant’s humidifiers inside computer rooms and Tenant’s Main Data Communications Room, and hot and cold water for core lavatory (i.e., not for Tenant’s private restrooms) and cleaning purposes only; water pressure for such aforesaid uses shall be between 25 and 100 psi. If Tenant requires water for any other purposes, Landlord shall furnish the same and Landlord may, at Landlord’s election, require Tenant to install, at Tenant’s cost and expense, a separate submeter to determine Tenant’s usage of hot and cold water. Landlord shall bill Tenant monthly on the basis of such submeters at the actual water and sewer rates charged by the City of New York, and Tenant shall pay such amounts within 30 days thereafter.
(g)    Landlord shall cause exterminating services to be provided to the Building Appurtenant Space within the Above-Grade Premises, if any, as appropriate for a first-class office building in downtown Manhattan.
Section 17.02    Window Cleaning. Landlord shall cause the exteriors of the windows in the Above-Grade Premises to be cleaned as appropriate for a first-class office building in downtown Manhattan, subject to applicable Legal Requirements, labor union requirements and delays caused by inclement weather, not less than 2 times each year. Tenant shall not obstruct access to any operable window or door accessing the exterior of the Building from the Premises. Tenant shall not clean, require or otherwise permit or suffer any window in the Premises to be cleaned from the outside, except as may be undertaken by or at the direction of Landlord.
Section 17.03    Limitation on Abatement/Liability. (a)  Other than as provided in Section 17.03(b), Landlord reserves the right, without any liability to Tenant and without affecting Tenant’s covenants and obligations hereunder, to stop or interrupt or reduce service of any of the HVAC, electric, emergency electric, sanitary, elevator or other Building Systems serving the Premises, or to stop or interrupt or reduce any other services required of Landlord under this Lease (whether or not specified in this Article 17), whenever and for so long as may be necessary, by reason of (i) accidents, emergencies, strikes or the occurrence of any other similar events, (ii) the testing of

Building Systems or the making of repairs or changes which Landlord is required or is permitted by this Lease or by applicable Legal Requirements to make; provided, that any such stoppage, interruption or reduction shall, to the extent practicable, be outside of Business Hours and Landlord shall not stop or interrupt electric service to the Premises for testing without the prior consent of Tenant (which consent shall not be unreasonably withheld, conditioned or delayed so long as any such testing shall not interrupt the conduct of Tenant’s business at the Premises during Business Hours on Business Days) or (iii) any Unavoidable Delay, whether similar or dissimilar. Provided Landlord is reasonably able to do so, Landlord shall give reasonable advance notice to Tenant of any such stoppage, interruption or reduction and will with reasonable diligence take such steps as are reasonably available to Landlord to minimize the interference with Tenant’s access to and/or use of the Premises arising from such stoppage, interruption or reduction, including the use of overtime labor if and to the extent the same is available and doing so would reasonably be expected to lessen the duration of any stoppage, interruption or reduction during Business Hours on Business Days. Without limiting any of Landlord’s other rights and remedies, if any Event of Default shall be continuing, Landlord shall not be obligated to furnish to the Premises any service outside of Business Hours on Business Days unless Tenant pays for such service in advance, and Landlord shall have no liability to Tenant by reason of any failure to provide, or discontinuance of, any such service.
(b)    If, without having been caused by Tenant or any Persons claiming through or under Tenant, a material portion of the Premises is rendered Untenantable (as hereafter defined in this Section 17.03(b)), for a period of 4 consecutive Business Days by reason of (I) any stoppage, interruption or reduction of (i) any of the services Landlord is required to provide pursuant to Sections 17.01(a) to (e) above or (ii) any electricity to the Premises, due, in any case referred to in the preceding clauses (i) and (ii), to Landlord’s repair or failure to repair any Building Systems and facilities or electrical risers that Landlord is required under this Lease to repair or (II) any other repairs Landlord is required to make (or failure by Landlord to make such repairs) under this Lease (including under Section 16.02), and for reasons other than an Unavoidable Delay or an event described in Article 22 or Article 23, following the date that Tenant shall have given Landlord notice that a material portion of the Premises has been so rendered Untenantable, then for the period commencing on the 5th consecutive Business Day that such material portion of the Premises is so rendered Untenantable following the date that Tenant shall have given Landlord notice of the same, Base Rent and Additional Rent payable pursuant to Article 4 shall be appropriately abated for so much of the Premises as shall be so Untenantable. The abatement of Base Rent and Additional Rent under this Section 17.03(b) shall be Tenant’s sole and exclusive remedy in the event any portion of the Premises is rendered Untenantable by reason of any such stoppage, interruption or reduction, except that Tenant may also commence an action against Landlord for specific performance or any injunction with respect to any failure of Landlord to make any repair or provide any service that it is required to make or provide pursuant to this Lease. “Untenantable” means that Tenant shall be unable to reasonably access or unable to occupy, and shall not be occupying, the Premises or the applicable portion thereof for the conduct of its business. The entry by Tenant to the affected portion of the Premises on a limited basis solely to retrieve files and documents (and not for the conduct of business) or to remove food or clean or inspect food service areas or the existence in the Premises of Tenant’s Property shall not by itself be deemed to be “accessing”, “occupying” or “using” the applicable portion of the Premises for purpose of this Section 17.03(b). Nothing contained in this

Section 17.03(b) shall be deemed to grant Tenant any rent abatement for an interruption in or stoppage of any service or in electricity to the Premises arising by reason of any cause emanating from outside the Building (including a failure by the electric service provider to supply electricity to the Building, other than as a result of a failure by Landlord timely to pay bills rendered to Landlord by the electric service provider). For the purposes of this Section 17.03(b), the term “material portion” of the Premises shall mean (i) more than 4% of the Rentable Square Foot area of the Above-Grade Premises and (ii) Tenant’s Main Data Communications Room within the Premises. If Tenant is entitled under this Section 17.03(b) to any abatement of Base Rent or Additional Rent, Tenant shall have the right to credit the amount of such reduction against the next succeeding payments of Base Rent and Additional Rent due under this Lease.
Section 17.04    Signage.
(a)    Except as set forth in Article 44 below, no lettering, sign, advertisement, notice or object shall be displayed in or on the exterior windows or doors, or on the outside of the Premises, or at any point inside the Premises where the same are visible outside of the Premises (other than merely from within the passenger elevators), without the prior written approval of Landlord, provided, that Landlord shall not unreasonably withhold its approval to the installation of Building standard directional signage in the elevator lobby of each multi-tenanted floor of the Building upon which any portion of the Premises is located, which shall be installed by Landlord at Tenant’s actual and reasonable expense. Notwithstanding anything to the contrary contained herein, Tenant shall be listed in the Building directory, if any.
(b)    Tenant’s signage rights under this Section 17.04 are non-exclusive.
(c)    Notwithstanding anything to the contrary contained herein, except as set forth in Article 44 below, the design, content, materials and specific location of any signage permitted by Landlord pursuant to this Section 17.04 shall be subject to Landlord’s signage guidelines and the written approval of Landlord, which approval shall not be unreasonably withheld. Tenant shall be responsible for obtaining all necessary permits and approvals from governmental authorities having jurisdiction for the design, installation and maintenance of all Tenant’s signs.
Section 17.05    Building Name. Landlord reserves the right to name the Building and to change the name or address of the Building at any time and from time to time.
Section 17.06    Space Excluded from Premises; Pipes, Ducts and Conduits, Etc. Subject to the provisions of the following sentence, the Premises shall consist solely of the space within the inside surfaces of all walls, floor slabs, windows and doors bounding the Premises, and shall specifically exclude all other portions of the Building, including the exterior Building walls, core corridor walls and doors, and any core corridor entrances, terraces or roofs. Notwithstanding the foregoing, the Premises shall exclude (whether or not within the Premises) any Building shafts, stacks, pipes, conduits, fan rooms, ducts, electricity, communications, sinks or other Building facilities or utilities, in each case existing as of the date of this Lease or added after the date of this Lease in accordance with the next sentence, and the use thereof, and except as otherwise set forth in this Lease, access thereto through the Premises, is reserved exclusively to Landlord (such space, the “Building Appurtenant Space”); provided, however, that (i) any installation made in Building

Appurtenant Space and the use thereof shall not interfere with or impair Tenant’s layout or use of the Premises other than to a de minimis extent, (ii) any installation made in Building Appurtenant Space shall be, at Landlord’s sole cost and expense, located in boxed enclosures and appropriately furred, and (iii) any installation made in Building Appurtenant Space and the use thereof shall not have any material adverse effect on Tenant’s use of the Premises. Tenant shall permit Landlord to erect, use and maintain pipes, ducts and conduits in and through the Premises, provided that (x) the same are concealed behind walls or above ceilings (or if impracticable, adjacent to and furred out to such walls and ceilings) within or bounding the Premises and by such methods and at such locations as will not interfere with or impair Tenant’s layout or use of the Premises other than to a de minimis extent, (y) the same does not reduce the usable square footage of the Premises or reduce the ceiling height of the Premises by more than a de minimis amount and (z) Landlord shall not install any pipes for the transport of liquid or steam in the Premises directly above Tenant’s Main Data Communications Room or Tenant’s 2 satellite data rooms located on each Floor. In addition to the foregoing, Tenant acknowledges and agrees that Landlord has a film installed on the inside of the windows of the Building and that Landlord shall have access thereto in connection with the installation, maintenance or replacement of such film.
Section 17.07    Storage of Repair Materials. Landlord, Ground Lessor, or any Superior Mortgagee, as the case may be, during the progress of any repair, alteration or work referred to in Section 17.06 or otherwise required by this Lease or applicable Legal Requirements, may keep and store in or at the Premises, subject to the reasonable requirements of Tenant and any Subtenant (except in cases of emergency or apparent emergency), all materials, tools, supplies and equipment reasonably necessary to be so stored. Landlord, Ground Lessor, or any Superior Mortgagee, as the case may be, provided that such party exercises reasonable care and reasonable diligence to promptly complete the same, shall not be liable for inconvenience, annoyance, disturbance, loss of business or other damage of Tenant or any Subtenant by reason of making such repairs or the performance of any such alterations, work, or on account of bringing materials, tools, supplies and equipment into the Premises during the course thereof, and the obligations of Tenant under this Lease shall not be affected thereby. To the extent that Landlord, Ground Lessor or any Superior Mortgagee undertakes such repairs, alterations or work and the same shall require entry into any space covered by this Lease, such repairs, alterations or work shall be commenced and completed with reasonable diligence, subject to any Unavoidable Delay, and in such a manner as not to unreasonably interfere with the conduct of business in such space, but such repairs, alterations or work need not be performed outside of normal Business Hours on Business Days. Nothing in this Article 17 or elsewhere in this Lease shall imply any duty upon the part of Landlord, Ground Lessor or any Superior Mortgagee to do any work not otherwise required to be done by such parties hereunder, and the performance of any work by Landlord, Ground Lessor or any Superior Mortgagee shall not constitute a waiver of Tenant’s default in failing to perform the same. Subject to Section 12.04, Landlord shall (i) promptly repair any damage to the Premises and Tenant’s Property (including, without limitation, any Tenant finishes) caused by such work and (ii) take reasonable care to safeguard the affected portion of the Premises and the property of Tenant.
Section 17.08    Access by Landlord and Others; Use of Overtime Labor. Tenant shall permit Landlord, Ground Lessor and any Superior Mortgagee, and their respective agents or representatives, to enter the Premises, at all reasonable times on reasonable notice (except in the case of emergency), which notice may be given orally, and in the presence of Tenant or its representative (except in the case of an emergency, in which event no prior notice is required), if such representative is available and present, but subject to the reasonable requirements of Tenant and any Subtenant, for the purpose of (a) inspecting the Premises, (b) determining whether or not Tenant or any Subtenant is in compliance with its obligations hereunder and (c) making any repairs or alterations to the Premises or to the Building and/or performing any work therein or in the Building, to the extent required by any Insurance Requirements or Legal Requirements or required or permitted by any provision of this Lease, it being acknowledged and agreed by Tenant that Landlord shall have access to the Basement Premises in order to access the valves and other base Building equipment located in the Basement Premises. The terms and conditions of this Section 17.08 shall apply without limitation in connection with any access to the Premises by Landlord, Ground Lessor and any Superior Mortgagee, and their respective agents or representatives, permitted pursuant to the terms of Section 17.06 and Section 17.07. In order to avoid a disturbance to Tenant’s business, Landlord, at its expense, shall employ contractors or labor at so-called overtime or other premium pay rates if necessary to make any repair or improvement to be made by it hereunder that (i) results in a denial of access to the Premises, (ii) imminently threatens the health or safety of any occupant of the Premises or (iii) materially interferes with Tenant’s ability to conduct its business in the Premises. In all other cases, at Tenant’s request, Landlord shall employ contractors or labor at so-called overtime or other premium pay rates in making any repairs, alterations, additions or improvements, provided Tenant shall pay to Landlord, as Additional Rent, within 30 days after demand, an amount equal to the incremental difference between (x) the overtime or other premium pay rates, including all fringe benefits and other elements of such pay rates and (y) the regular pay rates for such labor, including all fringe benefits and other elements of such pay rates.
Section 17.09    Building Access; Changes Therein. Landlord reserves the right, at any time and from time to time, to make, cause to be made or permit changes in or to the Project (excluding the Premises), including all public entrances, passageways, concourses, doors, doorways, corridors, elevators, escalators, stairways, restrooms, any pedestrian bridges and the plaza and esplanade, including any of the same connecting the Building with any subway or any other building, improved area or public space, and all other parts of the Project (including the Building), all as Landlord may deem necessary or desirable, provided any such change does not deprive Tenant of access to, or materially reduce Tenant’s access to, the Premises and does not adversely affect the first-class nature of the Building. Tenant shall not have any easement or other right in or to the use of any public entrances, passageways, concourses, doors, doorways, corridors, elevators, escalators, stairways, restrooms, or any pedestrian bridge, plaza or esplanade, including any of the same connecting the Building with any subway or any other building, improved area or public space, or any other parts of the Project, and the use of any of the foregoing may, without notice to Tenant, be regulated or discontinued at any time by Landlord. The exercise by Landlord of any of its rights under this Section 17.09 shall not constitute an actual or constructive eviction, cause Landlord to incur any liability to Tenant or cause Tenant to be entitled to any diminution or abatement of Rent. Provided that Tenant shall observe and comply with the Rules and Regulations, Landlord shall provide access to the Building and the Premises 24 hours per day, 7 days per week. Notwithstanding the foregoing or anything to the contrary in this Lease, in no event shall Landlord’s exercise of Landlord’s rights under this Section 17.09 (a) adversely interfere with Tenant’s use of, or access to, the Premises other than to a de minimis extent or (b) result in the Building having a primary nature that is other than a first-class office building or (c) limit Tenant’s rights with respect to, the Lobby Desks, other than to a de minimis extent. In exercising Landlord’s rights under this Section 17.09, Landlord shall use commercially reasonable efforts to minimize any disruption to Tenant’s use of the Premises for the ordinary conduct of Tenant’s business. Landlord agrees that Tenant may designate certain portions of the Premises, not exceeding 2,500 Rentable Square Feet in the aggregate, as “Secured Areas” by the delivery of written notice to Landlord depicting the exact location of such areas. Notwithstanding the foregoing, Tenant may not designate areas as Secured Areas if such designation is in violation of applicable Legal Requirements or Insurance Requirements or would prohibit Landlord free access to the Building Appurtenant Space or other portions of the Premises which Landlord deems necessary or desirable to enter in connection with the repair, maintenance, operation, upgrading or replacing of Building Systems, such as through riser closets, electrical rooms, restrooms and other portions of the Premises. Landlord agrees not to access the Secured Area unless and until Tenant has been given three (3) Business Days’ prior written notice and then Landlord may only access the Secured Areas with a Tenant escort, which Tenant shall provide. Notwithstanding the foregoing, Landlord may lawfully enter the Secured Areas in an emergency using such force as Landlord deems reasonably necessary in order to obtain entry into the Secured Areas if Tenant is not available to provide access or if Landlord reasonably determines that immediate access is required, and Landlord shall not be responsible for any damage to Tenant’s property or the Premises caused by Landlord’s forced entry. Landlord shall not be required to provided janitorial service to the Secured Areas. In order to avoid a disturbance to Tenant’s business, Landlord, at its expense, shall employ contractors or labor at so-called overtime or other premium pay rates if necessary to make any repair or improvement to be made by it hereunder that (i) results in a denial of access to the Premises, (ii) imminently threatens the health or safety of any occupant of the Premises or (iii) materially interferes with Tenant’s ability to conduct its business in the Premises. In all other cases, at Tenant’s request, Landlord shall employ contractors or labor at so-called overtime or other premium pay rates in making any repairs, alterations, additions or improvements, provided Tenant shall pay to Landlord within 30 days after demand, an amount equal to the incremental difference between (x) the overtime or other premium pay rates, including all fringe benefits and other elements of such pay rates and (y) the regular pay rates for such labor, including all fringe benefits and other elements of such pay rates.
Section 17.10    Emergency Access. If Tenant shall not be personally present to open and permit an entry into the Premises at any time when for any reason of fire or apparent emergency (i.e., a condition presenting or appearing to present imminent danger to the health and safety of persons or to property) Landlord reasonably deems it necessary to access to the Premises, then Landlord or Landlord’s agents may forcibly enter the same without rendering Landlord or such agents liable therefor (if during such entry Landlord or Landlord’s agents shall accord reasonable care to Tenant’s Property) and without in any manner affecting the obligations and covenants of this Lease. Within a reasonable time after such forced entry, Landlord shall give Tenant notice of the same.
Section 17.11    Showing the Premises. Landlord and Persons authorized by Landlord shall have the right to enter and pass through the Premises at any reasonable time upon reasonable notice to Tenant (which notice may be given orally) to show the Premises to prospective purchasers, mortgagees and lessees of any interest in the Project or any part thereof. During the period of 24 months prior to the end of the Term, Landlord and Persons authorized by Landlord shall have the right at any reasonable time upon reasonable notice to Tenant (which notice may be given orally) to exhibit the Premises to prospective tenants of the Premises (but any reasonable and actual out-of-pocket costs incurred by Tenant to provide such access other than during Business Hours on Business Days shall be reimbursed by Landlord to Tenant within 30 days after submission of an invoice accompanied by reasonable evidence of the costs incurred). Each Person entering the Premises pursuant to this Section 17.11 shall be accompanied by a representative of Tenant if such representative is available and present.
Section 17.12    Premises Access; Changes Therein. Tenant shall have the right to install and change additional locks or other security devices in or to the Premises, provided, that Tenant shall have provided Landlord with copies of any keys, codes or combinations prior to such installation.
Section 17.13    Telecommunication Risers. Landlord shall provide to Tenant shaft space in the risers shown on Exhibit DD (including all required core or other pathway drilling, which shall be performed by Tenant, at Tenant’s expense) for Tenant to install, at Tenant’s cost and in a straight run unless not reasonably feasible, in which case Landlord and Tenant shall reasonably agree on the pathway, two (2) sets of two (i.e., 4 in total) telecommunications conduits of up to 4 inches each, one set from each of the Building’s two telecommunications points of entry through separate paths to the telecommunications closets on each Floor. Subject to Section 17.08, Landlord shall have access to the closets shown on Exhibit DD where such risers are located at all times during the Term. Tenant shall obtain and pay for telecommunications services (which, for purposes of this Section 17.13, shall include cable TV, telephone and internet) to be supplied to the Premises by direct application to and arrangement with any telecommunications service provider or providers selected by Tenant and reasonably approved by Landlord and promptly after delivery by Landlord to Tenant of a request therefor, Landlord shall take all reasonable steps (at Tenant’s expense) in order to allow such telecommunications service provider to provide service to the Building for Tenant’s operations. With respect to any telecommunications provider providing service only to Tenant (and not other tenants or occupants of the Building) and which utilizes not more than customary amounts of space, Landlord shall not charge any rent or other access fee for use of the Building or any of the Building’s telecommunications rooms, closets or other facilities. All Tenant’s communication equipment, switches, etc. (as opposed to the suppliers’ equipment, switches, etc.) shall be located in the Premises.
Section 17.14    Security. Landlord shall provide security for the Building utilizing personnel, equipment, systems and procedures, either individually or in combination, consistent with and comparable to other first-class office buildings in the vicinity of the World Trade Center (but excluding the World Trade Center itself, 200 West Street and any owner occupied buildings). Landlord hereby acknowledges that Tenant shall have the right, at Tenant’s expense and subject to obtaining the necessary approvals required under this Lease (including those approvals required pursuant to Article 14), to install or implement a security system within the Premises; provided, that Landlord’s access to the Premises shall not be impeded in any way and at any time. Landlord, at Tenant’s request and expense, shall program Tenant’s access cards from Tenant’s other office locations to work with the Building’s security system, to the extent compatible. Landlord shall provide Tenant with shaft space for Tenant to install a total of 2 conduits of up to 2 inches each, from the Premises to the Lobby Desks in accordance with the route shown on Exhibit FF.
Section 17.15    Internal Fire Staircases. Tenant may use the internal fire staircases of the Building connecting contiguous floors of the Premises as convenience stairs; provided, that Tenant, at Tenant’s expense, and subject in any event to Article 14, complies with all Legal Requirements and Insurance Requirements in connection with such use. In using said stairs and in preparing the same for use by Tenant, Tenant shall be responsible for all incremental costs incurred by Landlord in connection therewith (including any increase in Landlord’s insurance costs resulting from Tenant’s use thereof). If Tenant so utilizes the fire stairs, Tenant shall maintain, at Tenant’s expense, such portions of the fire stairs on the floors on which the Premises are located in at least the same condition existing as of the date hereof (reasonable wear and tear excepted), including, without limitation, the periodic painting and cleaning thereof as reasonably required by Landlord. Tenant shall not use the stairs so as to interfere with the rights of other tenants or occupants in the Building. Tenant may make reasonable Decorative Alterations to the stairwell area (such as painting, lighting and handrails); provided, that Tenant obtains Landlord’s prior consent thereto (which consent shall not be unreasonably withheld). In connection with any use of such fire stairs and subject to the terms of Article 14 hereof, Tenant, at Tenant’s expense, shall (i) install and regularly maintain a security and access control system in the stairway to prevent unauthorized access from the fire stairs into the Premises and to identify potential emergencies therein that is reasonably satisfactory to Landlord (including, without limitation, the installation of additional fire safety equipment and video and other surveillance equipment), (ii) provide Landlord with at least three (3) card keys to any such security system and update such card keys, at no cost to Landlord, from time to time, if such update is necessary in order to permit such card keys to be operable and (iii) tie such system into the Building’s security and fire safety systems, Building management system and such other Building systems as Landlord may reasonably require. In no event shall Tenant be permitted to store any equipment, furniture, storage boxes or any other personal property whatsoever in any fire stairs of the Building. Tenant acknowledges that any alterations required to tie such security system into the fire safety system of the Building shall be performed by Landlord’s fire safety contractor, at Tenant’s expense; provided, that the rates charged by such fire safety contractor are competitive. Landlord makes no representation or warranty as to whether Tenant’s use of the stairwell area as contemplated hereunder is permitted under applicable Legal Requirements and/or insurance requirements. If at any time Tenant is not permitted to use the stairwell area pursuant to Legal Requirements or Insurance Requirements, then Landlord shall have no liability to Tenant therefor.
Section 17.16    Bicycle Rack. Landlord agrees to maintain, or to cause to be maintained, a bicycle rack or racks, on the land upon which the Project is located or within the Building, which the occupants of the Project shall be permitted to use. As of the date of this Lease, bicycle racks are located as shown on Exhibit AA. Landlord shall have the right to change the location of any bicycle rack from time to time during the Term.
Section 17.17    Messenger Center. Landlord shall provide mail and package delivery service via a Building operated messenger center during Business Hours on Business Days; provided, that the foregoing shall not preclude Landlord from eliminating, or changing the hours or otherwise modifying such messenger center in favor of alternate comparable package delivery procedures.

Tenant shall be permitted to station up to 2 employees of Tenant in the Building operated messenger center for the purpose of expediting deliveries to the Premises and scanning Tenant’s mail and packages using the scanner installed by Landlord. If Landlord’s scanner in the Building messenger center requires repair, Landlord shall promptly repair such scanner and Tenant shall be permitted to use Landlord’s scanner in another building at the Project until such scanner is repaired. At any time that the messenger center is not in operation, the Building security desk will accept deliveries to Tenant and will promptly notify Tenant of such deliveries.
Section 17.18    Internal Convenience Stairs. Tenant may use the interconnecting convenience staircases existing as of the date of this Lease between the 17th Floor and the 22nd Floor; provided, that Tenant, at Tenant’s expense, and subject in any event to Article 14, complies with all Legal Requirements and Insurance Requirements in connection with such use. Without limiting the provisions of item #14 of Exhibit H, Landlord makes no representation or warranty as to the condition of such staircases, the existing fire doors or their enclosures located in such staircases, or any components as located on each landing between the 17th through 22nd Floors or whether such stairwell structure shall be in compliance with all Legal Requirements and Insurance Requirements. If at any time Tenant is not permitted to use the stairwell area pursuant to Legal Requirements or Insurance Requirements, then Landlord shall have no liability to Tenant therefor.
Section 17.19    Self-Help. If Landlord shall default in any non-de minimis respect in the observance or performance of any term or covenant on Landlord’s part to be observed or performed under this Lease, then Tenant shall notify Landlord of such default in writing and Landlord shall have 20 days to cure such default, except in the event of an emergency where there is an imminent threat to life or property, in which event no prior notice shall be required (but Tenant shall give Landlord as much prior notice of the same as is reasonably practicable). In the case of a default which cannot with reasonable due diligence be cured within a period of 20 days, then provided Landlord commences to cure such default within such 20 day period and Landlord diligently and continuously endeavors to cure such default, Landlord shall be entitled to such longer period of time as may be reasonably necessary to prosecute such cure to completion. If Landlord fails to remedy such default in the manner provided in the preceding sentences, then Tenant, upon an additional written notice to Landlord of such default, which notice specifies Tenant’s intent to cure in accordance with this Section 17.19 (or immediately in the event of an emergency where there is an imminent threat to life or property, in which instance no prior notice or cure period shall be required, but Tenant shall give Landlord notice of the same as soon as is reasonably practicable), shall have the right to remedy such default for the account of Landlord; provided that (i) the failure by Landlord to cure such default affects Tenant’s ability to conduct Tenant’s business in all or any portion of the Premises, (ii) the cure for such default shall affect only the Premises or a mechanical area in any other part of the Building outside of the Premises which services the Premises exclusively, and (iii) such cure shall not affect any Building Systems or areas up to the point of connection to the Premises. If Tenant performs any of Landlord’s obligations under this Lease, Landlord shall pay to Tenant the reasonable costs thereof, within 30 days after Landlord shall be given a statement as to the amounts of such costs, together with interest at the Interest Rate from the date incurred by Tenant until paid by Landlord. If Landlord fails to pay all or any part of such costs as required in accordance with the provisions of this Section 17.19, then the provisions of Section 7.02 shall apply, except that all references therein to “the Work Allowance” shall refer to “the amount due by Landlord to Tenant under Section 17.19”. Tenant’s rights under this Section 17.19 shall be in addition to, and not in lieu of, any other rights available to Tenant pursuant to the terms of this Lease as a result of any default by Landlord hereunder.
Section 17.20    Other Services. Except as expressly set forth in this Article 17 or as otherwise specifically provided in this Lease, Landlord shall have no obligation to provide any services to the Premises.
Article 18

BROKERS
Section 18.01    Designated Brokers. Landlord and Tenant each represents and warrants to the other that it has not dealt with any broker, finder or consultant in connection with this Lease other than Jones Lang LaSalle Brokerage Inc. representing Tenant (“Tenant’s Broker”), and Brookfield Financial Properties L.P., representing Landlord (such broker and Tenant’s Broker being collectively referred to as the “Brokers”). Landlord shall be responsible for any commission, fee or other compensation payable to the Brokers in connection with this Lease, pursuant to separate agreement.
Section 18.02    Indemnification. Landlord and Tenant shall each indemnify and hold harmless the other party from and against any and all claims, damages and costs (including reasonable attorneys’ fees and disbursements) incurred by such other party in connection with a breach or alleged breach of the indemnifying party’s representation and warranty (and, as applicable, covenant) contained in Section 18.01.
Section 18.03    Survival. The provisions of this Article 18 shall survive the termination or expiration of this Lease.
Article 19

RIGHT TO PERFORM TENANT’S COVENANTS
Section 19.01    Right to Perform Tenant’s Covenants. If Tenant fails to perform any of its obligations under this Lease, Landlord, any Superior Lessor or any Superior Mortgagee (each, a “Curing Party”) may perform the same at the expense of Tenant (payable by Tenant in accordance with Section 19.02) (a) immediately and without notice in the case of emergency or in case such failure interferes with the use of space by any other tenant in the Building or may result in a violation of any Legal Requirements or in a cancellation of any insurance policy maintained by Landlord and (b) in any other case if such failure continues beyond any applicable grace, notice or cure period.
Section 19.02    Reimbursement by Tenant. All reasonable and actual out-of-pocket sums paid by a Curing Party and all reasonable and actual out-of-pocket costs and expenses (including reasonable attorneys’ fees and disbursements) incurred by a Curing Party in connection with its actions pursuant to Section 19.01, together with interest thereon at the Default Rate from the respective dates that such Curing Party makes each such payment until the date of actual repayment to such Curing Party, shall be paid by Tenant to Landlord within 30 days after demand. Any payment or performance by a Curing Party pursuant to the foregoing provisions of this Article 19 shall not be nor be deemed to be a waiver or release of any breach or default of Tenant with respect thereto or of the right of Landlord to terminate this Lease, institute summary proceedings and/or take such other action as may be permissible hereunder if an Event of Default shall exist. In the proof of any damages which Landlord may claim against Tenant arising out of or by reason of Tenant’s failure to provide and keep insurance in force, Landlord shall not be limited to the amount of the insurance premium not paid, but Landlord also shall be entitled to recover, as damages for such breach, the uninsured amount of any loss and damage and the costs and expenses of suit, including reasonable attorneys’ fees and disbursements, suffered or incurred, which loss and damage and costs and expenses, was required to be insured against hereunder.
Article 20

EVENTS OF DEFAULT; REMEDIES
Section 20.01    Events of Default. The occurrence of any of the following events shall be an “Event of Default” hereunder:
(a)    If Tenant shall fail to pay any installment of any Base Rent or any installment of Additional Rent, or any part thereof, when the same shall be due and payable, and such failure shall continue for a period of 5 Business Days after notice from Landlord to Tenant of such default;
(b)    [Intentionally Omitted];
(c)    If Tenant shall fail to observe or perform one or more of the other terms, conditions, covenants or agreements of this Lease (other than a default of the character referred to in Section 20.01(a), or (d) through (h)) and such failure shall continue for a period of 30 days after the giving of notice thereof by Landlord to Tenant and specifying such failure (unless such failure requires work to be performed, acts to be done, or conditions to be removed which cannot, either by their nature or by reason of Unavoidable Delays, reasonably be performed, done or removed, as the case may be, within such 30 day period, in which case no Event of Default shall be deemed to exist by reason of such failure as long as Tenant shall have commenced curing the same within such 30 day period and shall prosecute the same to completion with reasonable diligence);
(d)    If Tenant shall admit, in writing, that it is unable to pay its debts as such debts become due;
(e)    If Tenant shall make a general assignment for the benefit of creditors;
(f)    If Tenant shall file a voluntary petition under Title 11 of the United States Code or if Tenant shall file any petition or answer seeking, consenting to or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under present or any future federal bankruptcy code or any other present or future applicable federal, state or other statute or law, or shall seek or consent to or acquiesce in or suffer the appointment of any trustee, receiver, custodian, assignee, sequestrator, liquidator or other similar official of Tenant or of any substantial part of its properties or of the Premises or any interest therein of Tenant, or if Tenant shall take any corporate or other action in furtherance of any action described in Section 20.01(e), this Section 20.01(f) or Section 20.01(g);
(g)    If a petition under Title 11 of the United States Code is filed against Tenant and an order for relief is granted, or, if, within 90 days after the commencement of any proceeding against Tenant seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy code or any other present or future applicable federal, state or other statute or law, such proceeding shall not have been dismissed, or if, within 90 days after the appointment of any trustee, receiver, custodian, assignee, sequestrator, liquidator or other similar official of Tenant, without the consent or acquiescence of Tenant, or of any substantial part of its properties or of the Premises or any interest therein of Tenant, such appointment shall not have been vacated or stayed on appeal or otherwise, or if, within 90 days after the expiration of any such stay, such appointment shall not have been vacated;
(h)    If this Lease or the estate of Tenant hereunder shall be assigned or transferred, or the Premises (or any part thereof) shall be subleased or used and occupied by persons or entities other than Tenant, in violation of or without compliance with the provisions of Article 10 hereof, and such violation or failure to comply shall continue for a period of 15 days after the giving of notice thereof by Landlord to Tenant specifying such violation or noncompliance;
(i)    If a levy under execution or attachment shall be made against Tenant or its interest in the Premises or any part thereof and such execution or attachment shall not be vacated or removed by court order, bonding or otherwise within a period of 30 days after Tenant becoming aware of same;
(j)    If this Lease or the estate of Tenant hereunder shall be mortgaged or encumbered, unless fully discharged (of record, if recorded) within 5 Business Days after notice thereof from Landlord to Tenant or, in the case of any mechanics’ or similar lien, 30 days after notice thereof from Landlord to Tenant; and/or
(k)    If Tenant rejects this Lease in connection with any action or proceeding under the Bankruptcy Code.
Section 20.02    Right to Enforce. If an Event of Default shall occur, Landlord may elect to proceed by appropriate judicial proceedings, either at law or in equity, to enforce the performance or observance by Tenant of the applicable provisions of this Lease and/or to recover damages for breach thereof.
Section 20.03    Remedies. (a)  If any Event of Default described in Section 20.01(d), (e), (f), (g) or (k) shall occur, then to the extent permitted by law, this Lease and the Term and all rights of Tenant under this Lease shall expire and terminate on the date on which such Event of Default occurs, as if such date were the date herein definitely fixed for the expiration of the Term, and Tenant immediately shall quit and surrender the Premises, but Tenant shall remain liable for damages as hereinafter provided. If any Event of Default described in Section 20.01(a), (b), (c), (h), (i) or (j)

shall occur and Landlord, at any time thereafter during the continuance of such Event of Default, at its option, gives notice to Tenant stating that this Lease and the Term shall expire and terminate on the date specified in such notice, which date shall be not less than 5 days after the giving of such notice, then this Lease and the Term and all rights of Tenant under this Lease shall expire and terminate on the date specified in such notice as if such date were the date herein definitely fixed for the expiration of the Term, and upon any such expiration and termination, Tenant immediately shall quit and surrender the Premises, but Tenant shall remain liable for damages as hereinafter provided. Anything contained herein to the contrary notwithstanding, if such termination shall be stayed by order of any court having jurisdiction over any proceeding described in Section 20.01(f) or (g), or by federal or state statute, then, following the expiration of any such stay, or if the trustee appointed in any such proceeding, Tenant or Tenant as debtor-in-possession shall fail to assume Tenant’s obligations under this Lease within the period prescribed therefor by law or within 120 days after entry of the order for relief or as may be allowed by the court, or if such trustee, Tenant or Tenant as debtor-in-possession shall fail to provide adequate protection of Landlord’s right, title and interest in and to the Premises or adequate assurance of the complete and continuous future performance of Tenant’s obligations under this Lease as provided in Section 20.13, Landlord, to the extent permitted by law or by leave of the court having jurisdiction over such proceeding, shall have the right, at its election, to terminate this Lease on 5 days notice to Tenant, Tenant as debtor-in-possession or such trustee and upon the expiration of such 5 day period this Lease shall cease and expire as aforesaid and Tenant, Tenant as debtor-in-possession and/or said trustee shall immediately quit and surrender the Premises as aforesaid, but Tenant shall remain liable for damages as hereinafter provided. Nothing contained herein shall be deemed a waiver of Landlord’s rights and remedies under Section 365(d) of the Bankruptcy Code, and all such rights and remedies are hereby expressly reserved.
(b)    If an Event of Default described in Section 20.01(a) for default in the payment of Rent shall occur, or if this Lease shall be terminated as provided in Section 20.03(a), Landlord, without notice, may dispossess Tenant by summary proceedings or by any suitable action or proceeding at law or by force or otherwise.
Section 20.04    Removal of Tenant. If this Lease shall be terminated as provided in Section 20.03(a) or Tenant shall be dispossessed as provided in Section 20.03(b), then
(a)    Landlord or Landlord’s agents or servants, may immediately or at any time thereafter lawfully re-enter the Premises and remove therefrom Tenant, its agents, employees, servants, licensees, and any Subtenant and other Persons holding or claiming by, through or under Tenant, and all or any of its or their property, without being liable for indictment, prosecution or damages therefor, and repossess and enjoy the Premises, together with all additions, alterations and improvements thereto;
(b)    All of the right, title, estate and interest of Tenant in and to (i) the Premises, all changes, additions and alterations therein, and all renewals and replacements thereof and (ii) all rents, issues and profits of the Premises, or any part thereof, whether then accrued or to accrue, shall automatically pass to, vest in and belong to Landlord, without further action on the part of either party, free of any claim thereto by Tenant, or any party claiming by, through or under Tenant;

(c)    Tenant shall pay to Landlord all Rent payable by Tenant under this Lease to the date upon which this Lease and the Term shall have expired and come to an end or to the date of re-entry upon the Premises by Landlord, as the case may be;
(d)    Landlord may repair and alter the Premises in such manner as Landlord may deem necessary or advisable without relieving Tenant of any liability under this Lease or otherwise affecting any such liability, and/or let or relet the Premises or any parts thereof alone or, at Landlord’s option, together with other space in the Building, for the whole or any part of the remainder of the Term or for a longer period, in Landlord’s name or as agent of Tenant, and out of any rent or other sums collected or received as a result of such reletting of the Premises Landlord shall: (i) first, pay to itself the cost and expense of terminating this Lease, re-entering, retaking, repossessing, completing construction of and repairing and/or altering the Premises, or any part thereof, and the cost and expense of removing all persons and property therefrom, including in such costs brokerage commissions, legal expenses and attorneys’ fees and disbursements, (ii) second, pay to itself the cost and expense sustained in securing any new tenants and other occupants, including in such costs brokerage commissions, legal expenses and attorneys’ fees and disbursements and other expenses of preparing the Premises for reletting, and, if Landlord shall maintain and operate the Premises, the cost and expense of such operation and maintenance, and (iii) third, pay to itself any balance remaining on account of the liability of Tenant to Landlord. Landlord in no way shall be responsible or liable for any failure to relet the Premises or any part thereof, or for any failure to collect any rent due on any such reletting, and no such failure to relet or to collect rent shall operate to relieve Tenant of any liability under this Lease or to otherwise affect any such liability; and in no event shall Tenant be entitled to receive any excess of such annual rents over the sums payable by Tenant to Landlord hereunder;
(e)    Tenant shall be liable for and shall pay to Landlord, as damages, any deficiency (“Deficiency”) between the Rent reserved in this Lease for the period which otherwise would have constituted the unexpired portion of the Term had this Lease not been terminated pursuant to Section 20.03(a) and the net amount, if any, of rents collected under any reletting of the Premises effected pursuant to the provisions of Section 20.04(d) for any part of such period (which net amount shall be determined after deducting from the rents collected under any such reletting of the Premises all of the payments to Landlord described in Section 20.04(d)); any such Deficiency shall be paid in installments by Tenant on the days specified in this Lease for payment of installments of Rent, and Landlord shall be entitled to recover from Tenant each Deficiency installment as the same shall arise, and no suit to collect the amount of the Deficiency for any installment period shall prejudice Landlord’s right to collect the Deficiency for any subsequent installment period by a similar proceeding; and
(f)    Whether or not Landlord shall have collected any Deficiency installments as aforesaid, Landlord shall be entitled to recover from Tenant, and Tenant shall pay to Landlord, after demand, in lieu of any further Deficiency installments, as and for liquidated and agreed final damages (it being agreed that it would be impracticable or extremely difficult to fix the actual damage), a sum equal to the amount by which the Rent reserved in this Lease for the period which otherwise would have constituted the unexpired portion of the Term had this Lease not been terminated pursuant to Section 20.03(a) exceeds the then fair and reasonable rental value of the

Premises for the same period, both discounted to present worth at the rate of 3% per annum less the aggregate amount of Deficiencies theretofore collected by Landlord pursuant to the provisions of Section 20.04(e) for the same period; it being agreed that before presentation of proof of such liquidated damages to any court, commission or tribunal, if the Premises, or any substantial part thereof, shall have been relet by Landlord for the period which otherwise would have constituted the unexpired portion of the Term had this Lease not been terminated pursuant to Section 20.03(a), or any part thereof, the amount of rent reserved upon such reletting shall be deemed, prima facie, to be the fair and reasonable rental value for the part or the whole of the Premises so relet during the term of the reletting.
Section 20.05    Tenant’s Obligation Unaffected. No termination of this Lease pursuant to Section 20.03(a) or (b), and no taking possession of and/or reletting of the Premises, or any part thereof, pursuant to Section 20.03(b) and Section 20.04(a) or (b), shall relieve Tenant of its liabilities and obligations hereunder, all of which shall survive such expiration, termination, repossession or reletting except as otherwise specifically provided.
Section 20.06    Waiver of Jury Trial. To the extent not prohibited by law, Landlord and Tenant waive and shall waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant’s use or occupancy of the Premises, or any claim of injury or damage.
Section 20.07    Suits by Landlord. One or more suits for the recovery of damages, or for a sum equal to any installment or installments of Rent payable hereunder or any Deficiencies or other sums payable by Tenant to Landlord pursuant to this Article 20, may be brought by Landlord from time to time at Landlord’s election, and nothing herein contained shall be deemed to require Landlord to await the date whereon the Term would have expired had there been no Event of Default by Tenant and termination.
Section 20.08    Recovery Not Limited. Subject to Section 25.03, nothing contained in this Article 20 shall limit or prejudice the right of Landlord to prove and obtain as damages in any bankruptcy, insolvency, receivership, reorganization or dissolution proceeding an amount equal to the maximum allowed by a statute or rule of law governing such proceeding and in effect at the time when such damages are to be proved, whether or not such amount shall be greater than, equal to or less than the amount of the damages referred to in any of the preceding provisions of this Article 20.
Section 20.09    Receipt of Money Not a Waiver. No receipt of moneys by Landlord from Tenant after the termination of this Lease or after the giving of any notice of the termination of this Lease shall reinstate, continue or extend the Term or affect any notice theretofore given to Tenant, or operate as a waiver of the right of Landlord to enforce the payment of Rent payable by Tenant hereunder or thereafter falling due, or operate as a waiver of the right of Landlord to recover possession of the Premises by proper remedy, except as herein otherwise expressly provided, it being agreed that after the service of notice to terminate this Lease or the commencement of any suit or summary proceedings, or after a final order or judgment for the possession of the Premises, Landlord may demand, receive and collect any moneys due or thereafter falling due without in any manner affecting such notice, proceeding, order, suit or judgment, all such moneys collected being deemed payments on account of the use and occupancy of the Premises or, at the election of Landlord, on account of Tenant’s liability hereunder.
Section 20.10    Waiver of Other Notices and Right of Redemption. Tenant hereby expressly waives the service of any notice of intention to re-enter provided for in any statute, or in the institution of legal proceedings to that end, and Tenant, for and on behalf of itself and all persons claiming through or under Tenant, also waives any and all right of redemption provided by any law or statute now in force or hereafter enacted or otherwise, or re-entry or repossession or to restore the operation of this Lease in case Tenant shall be dispossessed by a judgment or by warrant of any court or judge or in case of re-entry or repossession by Landlord or in case of any expiration or termination of this Lease. The terms “enter”, “re-enter”, “entry” or “re-entry”, as used in this Lease are not restricted to their technical legal meaning.
Section 20.11    Waiver Only in Writing. (a)  No failure by Landlord to insist upon the strict performance by Tenant of any covenant, agreement, term or condition of this Lease or to exercise any right or remedy consequent upon a breach thereof, and no payment or acceptance of full or partial Rent during the continuance of any such breach, shall constitute a waiver of any such breach or of such covenant, agreement, term or condition. No covenant, agreement, term or condition of this Lease to be performed or complied with by either party, and no breach thereof by either party, shall be waived, altered or modified except by a written instrument executed by the other party. No waiver of any breach shall affect or alter this Lease, but each and every covenant, agreement, term and condition of this Lease shall continue in full force and effect with respect to any other then existing or subsequent breach thereof.
(b)    No failure by Tenant to insist upon the strict performance by Landlord of any covenant, agreement, term or condition of this Lease or to exercise any right or remedy consequent upon a breach thereof shall constitute a waiver of any such breach or of such covenant, agreement, term or condition.
Section 20.12    Other Remedies; Right to Injunction. Subject to Section 25.03, nothing contained in this Lease shall be construed as limiting or precluding the recovery by Landlord against Tenant of any sums or damages to which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any default hereunder on the part of Tenant. Anything in this Lease to the contrary notwithstanding, during the continuation of any Event of Default, Tenant shall not be entitled to receive any funds or proceeds being held, under or pursuant to this Lease. In the event of a breach or threatened breach by Tenant or Landlord of any of its obligations under this Lease, the other party shall have the right of injunction. Subject to Section 25.03, the specified remedies to which Landlord may resort under this Article 20 are cumulative and are not intended to be exclusive of any other remedies or means of redress to which Landlord may lawfully be entitled, and Landlord may invoke any remedy allowed at law or in equity as if specific remedies were not herein provided for.
Section 20.13    Bankruptcy. (a)  Subject to Article 25, if an order for relief is entered or if a stay of proceeding or other act becomes effective in favor of Landlord or Landlord’s interest in this Lease in any proceeding which is commenced by or against Landlord under the Bankruptcy

Code, or any other present or future applicable federal, state or other statute or law, Tenant shall be entitled to invoke any and all rights and remedies available to it under law or this Lease.
(b)    If an order for relief is entered or if a stay of proceeding or other act becomes effective in favor of Tenant or Tenant’s interest in this Lease, in any proceeding which is commenced by or against Tenant, under the Bankruptcy Code, or any other present or future applicable federal, state or other statute or law, Landlord shall be entitled to invoke any and all rights and remedies available to it under such laws or this Lease, including such rights and remedies as may be necessary to adequately protect Landlord’s right, title and interest in and to the Premises or any part thereof and/or adequately ensure the complete and continuous future performance of Tenant’s obligations under this Lease. Adequate protection of Landlord’s right, title and interest in and to the Premises, and adequate assurance of the complete and continuous future performance of Tenant’s obligations under this Lease, may include the following requirements:
(i)    That Tenant shall comply with all of its obligations under this Lease;
(ii)    That Tenant shall pay to Landlord, on the 25th day of each month commencing with the entry of such order or the effective date of such stay, a sum equal to the amount by which the Premises diminished in value during such monthly period, but, in no event, an amount which is less than the aggregate Rent payable for such monthly period;
(iii)    That Tenant shall continue to use the Premises in the manner provided by this Lease;
(iv)    That Landlord shall be permitted to supervise the performance of Tenant’s obligations under this Lease;
(v)    That Tenant shall hire, at its sole cost and expense, such security personnel as may be necessary to insure the adequate protection and security of the Premises;
(vi)    That Tenant shall pay to Landlord within 30 days after entry of such order or the effective date of such stay, as partial adequate protection against future diminution in value of the Premises and adequate assurance of the complete and continuous future performance of Tenant’s obligations under this Lease, a security deposit in an amount reasonably acceptable to Landlord, but in no event less than the annual Rent payable hereunder for the then current Lease Year;
(vii)    That Tenant has and will continue to have unencumbered assets after the payment of all secured obligations and administrative expenses to assure Landlord that sufficient funds will be available to fulfill the obligations of Tenant under this Lease;
(viii)    That Landlord be granted a security interest acceptable to Landlord in property of Tenant to secure the performance of Tenant’s obligations under this Lease; and
(ix)    That if Tenant’s trustee, Tenant or Tenant as debtor-in-possession assumes this Lease and proposes to assign the same (pursuant to Bankruptcy Code § 365) to any

Person who shall have made a bona fide offer to accept an assignment of this Lease on terms acceptable to the trustee, Tenant or Tenant as debtor-in-possession, then notice of such assignment, setting forth (x) the name and address of such Person, (y) all of the terms and conditions of such offer, and (z) the adequate assurance to be provided Landlord to assure such Person’s future performance under the Lease, including the assurances referred to in Bankruptcy Code § 365(b)(3), shall be given to Landlord by the trustee, Tenant or Tenant as debtor-in-possession no later than 15 days after receipt by the trustee, Tenant or Tenant as debtor-in-possession of such offer, but in any event no later than 7 days prior to the date that the trustee, Tenant or Tenant as debtor-in-possession shall make application to a court of competent jurisdiction for authority and approval to enter into such assignment and assumption, and Landlord shall thereupon have the prior right and option, to be exercised by notice to the trustee, Tenant or Tenant as debtor-in-possession given at any time prior to the effective date of such proposed assignment, to accept an assignment of this Lease upon the same terms and conditions and for the same consideration, if any, as the bona fide offer made by such Person, less any brokerage commissions which may be payable out of the consideration to be paid by such Person for the assignment of this Lease.
(c)    If Tenant shall have assigned its interest in this Lease, and this Lease shall thereafter be disaffirmed or rejected in any proceeding under the United States Bankruptcy Code or under the provisions of any Federal, state or foreign law of like import, or in the event of termination of this Lease by reason of any such proceeding, the assignor or any of its predecessors in interest under this Lease, upon request of Landlord given within 90 days after such disaffirmance, rejection or termination shall enter into a new lease as lessee with Landlord of the Premises for a term commencing on the effective date of such disaffirmance, rejection or termination and ending on the Expiration Date at the same Base Rent and Additional Rent and upon the then executory terms, covenants and conditions as are contained in this Lease, except that (i) the rights of the lessee under the new lease, shall be subject to any possessory rights of the assignee in question under this Lease and any rights of persons claiming through or under such assignee, (ii) such new lease shall require all defaults existing under this Lease to be cured by the lessee with reasonable diligence, and (iii) such new lease shall require the lessee to pay all Additional Rent which, had this Lease not been so disaffirmed, rejected or terminated, would have become due after the effective date of such disaffirmance, rejection or termination with respect to any prior period. If such assignor or any of its predecessors in interest under this Lease, as the case may be, shall fail or refuse to enter into the new lease within 10 days after Landlord’s request to do so, then in addition to all other rights and remedies by reason of such default, under this Lease, at law or in equity, Landlord shall have the same rights and remedies against such assignor or any of its predecessors in interest under this Lease, as the case may be, as if such assignor or any of its predecessors in interest under this Lease, as the case may be, had entered into such new lease and such new lease had thereafter been terminated at the beginning of its term by reason of the default of the lessee thereunder.
Section 20.14    Attorneys’ Fees. If either party places the enforcement of this Lease or any part thereof, or the collection of any Rent or other payment due or to become due hereunder, or recovery of the possession of the Premises, in the hands of an attorney, or files suit upon the same, the prevailing party shall be reimbursed by the non-prevailing party, within 30 days after demand, for its reasonable, out-of-pocket attorneys’ fees and disbursements and court costs.

Article 21

EXPEDITED ARBITRATION
Section 21.01    Selection and Conduct. (a)  In any case where this Lease expressly provides for, or gives the option for, the settlement of a dispute or question by expedited arbitration pursuant to this Article 21 and in the case of any other dispute with respect to the granting of any consent or approval requested by Tenant of Landlord hereunder (where such consent or approval is expressly subject to a reasonableness requirement), and only in such cases (and not in any case where other specific dispute resolution procedures are expressly provided for in this Lease, such as the dispute resolution procedures with respect to Tenant’s Operating Payment pursuant to Section 4.05(e)(ii) and Fair Market Rent pursuant to Section 33.06), the party desiring arbitration shall have the right to submit any such dispute to binding arbitration in the City of New York, New York, under the Expedited Procedures provisions (Rules E-1 through E-10 in the edition in effect on the date of this Lease, as the same may be modified or supplemented from time to time) of the Commercial Arbitration Rules of the AAA.
(b)    In cases where such arbitration is used: (i) the parties will have no right to object if the arbitrator so appointed was on the list submitted by the AAA and was not objected to in accordance with Rule E-5; provided, however, that the arbitrator shall be a licensed engineer, registered architect, licensed commercial real estate broker, certified public accountant or other professional, having at least ten (10) years of experience in first class office buildings located in Manhattan in the subject matter of the arbitration; (ii) the first hearing shall be held within 7 Business Days after the appointment of the arbitrator; and (iii) any finding or determination of the arbitrator shall be deemed final and binding (except that the arbitrator shall be bound by the provisions of this Lease (including Section 25.01(b)), and shall not have the power to add to, subtract from, modify or change any of the provisions of this Lease). The decision of the arbitrator shall be conclusively binding on the parties. Landlord and Tenant agree to sign all documents and to do all other things necessary to submit any such matter to arbitration and further agree to, and hereby do, waive any and all rights they or either of them may at any time have to revoke their agreement hereunder to submit to arbitration and to abide by the decision rendered thereunder. Landlord and Tenant each: (x) consent to the entry of judgment in any court upon any award or decision rendered in any arbitration held pursuant to this Article 21 or otherwise pursuant to this Lease; and (y) acknowledge that any award or decision rendered in any arbitration held pursuant to this Article 21 or otherwise pursuant to this Lease, whether or not such award or decision has been entered for judgment, shall be final and binding upon Landlord and Tenant.
Article 22

CASUALTY
Section 22.01    Restoration of the Premises. Tenant shall notify Landlord promptly after Tenant becomes aware of any Casualty in the Premises of which Landlord does not already have knowledge. If the Building or the Premises shall be partially or totally damaged or destroyed by fire or other casualty (each, a “Casualty”) and if this Lease is not terminated as provided below, then (a) Landlord shall repair and restore the Building and the Premises (but excluding Leasehold

Improvements and Tenant’s Property) to substantially the condition existing prior to the Casualty (“Landlord’s Restoration Work”) with reasonable dispatch (but Landlord shall not be required to perform the same on an overtime or premium pay basis) after notice to Landlord of the Casualty and the collection of the insurance proceeds attributable to such Casualty and (b) Tenant shall repair and restore all Leasehold Improvements (which may include demolition of the same) and Tenant’s Property to substantially the condition existing prior to the Casualty (“Tenant’s Restoration Work”) with reasonable dispatch after the Casualty (it being expressly understood that Tenant shall be afforded a reasonable time for insurance adjustment before commencing such work and Tenant shall not be required to perform Tenant’s Restoration Work on an overtime or premium pay basis). The performance by Tenant of Tenant’s Restoration Work shall be subject to all of the applicable terms, covenants and conditions of this Lease governing Alterations (including the provisions of Article 14). Notwithstanding anything to the contrary contained herein, if in Landlord’s judgment, it would be appropriate for safety reasons, health reasons or the efficient operation or restoration of the Building or the Premises for Landlord to perform all or a portion of Tenant’s Restoration Work on behalf of Tenant, then (i) Landlord shall give Tenant a notice specifying the portion of Tenant’s Restoration Work to be performed by Landlord (the “Specified Restoration Work”), (ii) Landlord shall perform the Specified Restoration Work and (iii) Tenant shall pay to Landlord, or authorize the Depositary to pay to Landlord (as the case may be), within 30 days following the giving of Landlord’s written demand therefor, the cost of such Specified Restoration Work (unless Landlord shall then be holding the insurance proceeds, in which event, Landlord shall retain from such proceeds the cost of such Specified Restoration Work). Landlord’s Specified Restoration Work will be performed in accordance with the original plans and specifications applicable thereto (which Tenant shall promptly provide to Landlord upon Landlord’s request). If Tenant shall request any change in the scope of work from that set forth in such plans and specifications or any improvement or work in substitution for, in addition to or in excess of the work which is set forth in such plans and specifications (any of the foregoing hereinafter referred to as a “Tenant Change”), the same shall be performed by Landlord at Tenant’s expense as part of the Specified Restoration Work as aforesaid, provided that Landlord shall have approved such Tenant Change in accordance with the terms of Article 14.
Section 22.02    Abatement of Rent. If all or part of the Premises shall be rendered Untenantable by reason of a Casualty, the Base Rent and the Additional Rent under Article 4 shall be abated in the proportion that the Untenantable area of the Premises bears to the total area of the Premises, for the period from the date of the Casualty to the earlier of (a) the date Tenant or any Subtenant reoccupies the portion of the Premises to which the abatement applies for the ordinary conduct of its business (in which case the Base Rent and the Additional Rent allocable to such reoccupied portion shall be payable by Tenant from the date of such occupancy) or (b) the date the Premises has been restored to substantially the condition existing prior to the Casualty (subject to any Tenant Change performed pursuant to Section 22.01) and is otherwise reasonably accessible (provided, that if the Premises would have been so restored at an earlier date but for any Tenant Delay or for Tenant having failed to cooperate with Landlord in effecting repairs or restoration or collecting insurance proceeds or for Tenant having failed to diligently perform Tenant’s Restoration Work, then the Premises shall be deemed to have been so restored on such earlier date and the abatement shall cease). Except to the extent otherwise expressly provided herein, (x) there shall be no abatement of Rent with respect to any portion of the Premises which has not been rendered

Untenantable by reason of a Casualty and which is accessible, whether or not other portions of the Premises are Untenantable, and (y) any abatement of Rent applicable to any portion of the Premises which was rendered untenantable by reason of a Casualty shall cease on the earliest of the dates referred to in clauses (a) or (b) of the preceding sentence, provided such portion is accessible, whether or not other portions of the Premises remain Untenantable. Such determination shall be made by Landlord, acting reasonably, in a notice to Tenant. Landlord’s determination of the date on which any rent abatement pursuant to this Section 22.02 shall end shall be controlling unless Tenant disputes same by notice to Landlord given within 15 days after notice of such determination by Landlord is given to Tenant, and pending resolution of such dispute, Tenant shall pay Rent in accordance with Landlord’s determination. Promptly after resolution of such dispute in Tenant’s favor, Landlord shall refund any overpayments made by Tenant with interest at the Prime Rate from the date paid by Tenant to the date refunded by Landlord. Nothing contained in this Article 22 shall relieve Tenant from any liability that may exist as a result of any Casualty.
Section 22.03    Termination. If by reason of a Casualty (a) the Building shall be totally damaged or destroyed, or (b) the Building shall be so damaged or destroyed (whether or not the Premises are damaged or destroyed) that repair or restoration shall require more than 270 days or the expenditure of more than 30% of the full insurable value of the Building (which, for purposes of this Section 22.03, shall mean replacement cost less the cost of footings, foundations and other structures below the ground floor of the Building) immediately prior to the Casualty (as estimated in any such case by a reputable contractor, architect or engineer designated by Landlord), then in any such case Landlord may terminate this Lease by notice given to Tenant within 120 days after the Casualty, provided that, in each such case, Landlord shall terminate leases covering no less than 50% of the office space in the Building then leased to tenants (including Tenant). If a Casualty renders all or any portion of the Premises Untenantable, Landlord shall, within 90 days after such Casualty (which 90 day period shall be subject to extension by reason of any Unavoidable Delay for up to an additional 180 days), give a notice to Tenant stating the length of time following the Casualty that a reputable licensed architect, engineer or contractor (the “Estimator”) has determined that Landlord’s Restoration Work to the Premises will reasonably require (the “Estimate Notice”). If a Casualty renders 40% or more of the Above-Grade Premises Untenantable and occurs after the date which is 24 months before the Expiration Date, or if a Casualty renders 40% or more of the Above-Grade Premises Untenantable and the Estimator shall determine that Landlord’s Restoration Work with respect thereto will take longer than 15 months, then, in any such event (a “40% Casualty”), Tenant shall have the option to terminate this Lease by notice given to Landlord within 30 days following the giving of the Estimate Notice to Tenant (time being of the essence with respect to the giving by Tenant of such notice of termination within such 30 day period). If a 40% Casualty has occurred and Landlord shall not have substantially completed Landlord’s Restoration Work to the Above-Grade Premises within the Casualty Restoration Period (as hereinafter defined) then, in such event, Tenant shall have the option to terminate this Lease by notice given to Landlord within 30 days following the expiration of the Casualty Restoration Period (time being of the essence with respect to the giving by Tenant of such notice of termination within such 30 day period). The term “Casualty Restoration Period” means the greater of (i) the length of time following the Casualty that the Estimator determined Landlord’s Restoration Work to the Above-Grade Premises would reasonably require, and (ii) the 15 month period following the Casualty plus, in the case of both clause (i) and (ii) of this sentence, a period equal to the length of any delays encountered by Landlord in performing its repair and restoration of the Above-Grade Premises by reason of any Tenant Delay or Unavoidable Delay, provided that the extension for Unavoidable Delay shall not exceed 15 months. In the event that Tenant exercises either of its options under this Section 22.03 to terminate this Lease as a result of a Casualty, this Lease shall end and expire 30 days following the date notice of such termination is given by Tenant; provided, that if Landlord substantially completes Landlord’s Restoration Work to the Above-Grade Premises within such 30 day period, then such notice of termination by Tenant shall be null and void ab initio and this Lease shall remain in full force and effect. If this Lease is terminated as a result of a Casualty, then Landlord shall be entitled to retain for its benefit the proceeds of insurance maintained by Tenant on the Leasehold Improvements up to the sum of the total work allowance, including the Work Allowance (as the same may have been increased pursuant to the terms of this Lease), disbursed to or for Tenant or credited against the Rent.
Section 22.04    Removal of Tenant’s Property. In the event of a partial or total destruction of the Premises, Tenant shall as soon as practicable, whether or not Landlord shall have notified Tenant to remove the same, but in no event later than 10 Business Days after receiving a notice from Landlord, remove any and all of Tenant’s Property from the Premises or the portion thereof destroyed, as the case may be, and if Tenant does not promptly so remove Tenant’s Property, Landlord, at Tenant’s expense, may discard the same or may remove Tenant’s Property to a public warehouse for deposit or retain the same in its own possession and at its discretion may sell the same at either public auction or private sale, the proceeds of which shall be applied first to the expenses of removal, storage and sale, second to any sums owed by Tenant to Landlord, with any balance remaining to be paid to Tenant; if the expenses of such removal, storage and sale shall exceed the proceeds of any sale, Tenant shall pay such excess to Landlord after demand. Tenant shall be solely responsible for arranging for any visits to the Premises by Tenant’s insurance adjuster that may be desired by Tenant prior to the removal of Tenant’s Property by Tenant or Landlord, as provided in this Section 22.04, or the performance by Landlord of Landlord’s Restoration Work or the Specified Restoration Work and Landlord shall be under no obligation to delay the performance of same, nor shall Landlord have any liability to Tenant in the event that Tenant fails to do so. Tenant shall promptly permit Landlord access to the Premises for the purpose of performing Landlord’s Restoration Work and, if applicable, the Specified Restoration Work.
Section 22.05    No Liability for Interruption. Except as expressly provided in this Article 22, Tenant shall not be entitled to terminate this Lease, and no damages, compensation or claim shall be payable by Landlord, because of any inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the Premises or of the Building pursuant to this Article 22.
Section 22.06    Tenant’s Insurance Proceeds. (a)  Tenant acknowledges and agrees that Landlord will not carry insurance of any kind on any Leasehold Improvements or Tenant’s Property, and Tenant shall be required to repair and restore the Leasehold Improvements, even if the insurance proceeds for the Leasehold Improvements are insufficient to pay the entire cost of such repair or restoration. All proceeds of Tenant’s insurance covering Leasehold Improvements shall be paid as provided in Section 12.06.

(b)    In the event this Lease has not terminated as a result of a Casualty:
(i)    Landlord shall pay or cause the Depositary to pay over to Tenant from time to time, upon the following terms, any monies (“Restoration Funds”) which may have been received by Depositary or Landlord, as applicable, from insurance obtained or maintained by or for the benefit of Tenant, provided, that Depositary or Landlord, as applicable, before paying such monies over to Tenant shall be entitled to reimburse itself therefrom to the extent, if any, of the necessary, reasonable and proper expenses (including reasonable attorneys’ fees) paid or incurred by Depositary or Landlord, as the case may be, in the collection of such monies.
(ii)    The Restoration Funds shall be paid to Tenant in installments as the restoration progresses, less retainage in an amount, if any, customary for fee-based services of professionals such as architects and engineers and in the case of other trades, the retainage shall be determined on a contract-by-contract basis, and shall be not less than 10% of each payment due to the contractor until completion of 50% of the work required to be performed pursuant to such contractor’s contract and not less than 5% of each payment thereafter until completion of the work required to be performed pursuant to such contractor’s contract, upon application to be submitted by Tenant to Depositary or Landlord, or the case may be, documenting the cost of labor and materials (x) purchased and delivered to the Premises (or off-site where the applicable contract provides for off-site delivery) for incorporation in the restoration and that such materials have been insured by Tenant (including insurance against vandalism, theft, malicious mischief and the like) for 100% of the cost thereof, less reasonable deductibles, and stored at a reasonably secure and safe location, or (y) incorporated in the Premises since the last previous application, and due and payable or paid by Tenant. The entire balance of retainage applicable to any particular trade contract shall be released upon the final completion of the “punch list” work under such contract; provided, that in no event (other than at Tenant’s request) may the retainage held for any particular contract upon substantial completion of the relevant work be more than twice the amount of the reasonably estimated cost and expense of completing any “punch list” items and all retainage held upon such substantial completion in excess of such amount shall be released upon substantial completion of the relevant work. Any materials stored outside the Premises shall be segregated and stored with the contractor fabricating same or in a bonded warehouse in accordance with such requirements as Landlord may reasonably impose. If any vendor’s, mechanic’s, laborer’s or materialman’s lien is filed against the Premises or any part thereof or against Landlord or any assets of Landlord, then, except to the extent due to a failure by Landlord or the Depositary to disburse amounts in accordance with the terms of this Article, Tenant shall not be entitled to receive any further installment of Restoration Funds until such lien is satisfied or discharged (by bonding or otherwise). Notwithstanding the foregoing, the existence of any such lien shall not preclude Tenant from receiving any installment of Restoration Funds; provided, that such lien shall be discharged or bonded with funds from such installment. If Tenant shall have failed to commence the performance of, or, in the event Tenant has commenced to perform, failed to diligently continue the performance of, the required repairs and restoration hereunder within 20 days after notice from Landlord of the same, Landlord shall have the right to perform such repairs and restoration at Tenant’s expense.
(c)    Upon receipt by Depositary or Landlord, as the case may be, of evidence reasonably satisfactory to it that the Restoration has been completed and paid for in full and that there are no liens on the Premises as a result thereof, and after a copy of such evidence has been delivered to Landlord, Landlord shall pay, or cause the Depositary to pay, the balance of the Restoration Funds over to Tenant.
(d)    In the event of a dispute over the amount or distribution of Restoration Funds, if Landlord and Tenant are unable to resolve such dispute within 15 days after notice of such dispute, the matter shall be submitted to expedited arbitration in accordance with Article 21.
(e)    If any fee is payable to the Depositary pursuant to the Ground Lease for acting as a depositary of insurance proceeds hereunder, then Landlord shall timely pay such fee and, within 30 days after demand, Tenant shall reimburse Landlord for one-half of such fee paid by Landlord.
Section 22.07    Express Agreement to the Contrary. This Article 22 shall be deemed an express agreement governing any damage or destruction of the Premises by fire or other casualty, and Section 227 of the New York Real Property Law providing for such a contingency in the absence of an express agreement, and any other law of like import now or hereafter in force, shall have no application.
Article 23

CONDEMNATION
Section 23.01    Taking. If there shall be a total taking of the Building in condemnation proceedings or by any right of eminent domain, this Lease and the Term and estate hereby granted shall terminate as of the date of taking of possession by the condemning authority and all Base Rent and Additional Rent under Article 4 shall be prorated and paid as of such termination date. If there shall be a taking of any material (in Landlord’s reasonable judgment) portion of the Land or the Building (whether or not the Premises are affected by such taking), then Landlord may terminate this Lease and the Term and estate granted hereby by giving notice to Tenant within 60 days after the date of taking of possession by the condemning authority. If there shall be a taking of the Premises of such scope (but in no event less than 25% of the Above-Grade Premises) that the untaken part of the Premises would in Tenant’s reasonable judgment be uneconomic to operate, then Tenant may terminate this Lease and the Term and estate granted hereby by giving notice to Landlord within 60 days after the date of taking of possession by the condemning authority. If either Landlord or Tenant shall give a termination notice as aforesaid, then this Lease and the Term and estate granted hereby shall terminate as of the date of such notice and all Base Rent and Additional Rent under Article 4 shall be prorated and paid as of such termination date. In the event of a taking of the Premises which does not result in the termination of this Lease (a) the Term and estate hereby granted with respect to the taken part of the Premises shall terminate as of the date of taking of possession by the condemning authority and all Base Rent and Additional Rent under Article 4 shall be appropriately abated for the period from such date to the Expiration Date and (b) Landlord shall perform the work required to be performed by Landlord pursuant to Section 23.04 of this Lease. “Condemnation” shall mean a total or partial taking in condemnation or by right of eminent domain.

Section 23.02    Condemnation Awards. In the event of any taking of all or a part of the Building, Landlord shall be entitled to receive the entire award in the condemnation proceeding, including, without limitation, any award made for the value of the estate vested by this Lease in Tenant or any value attributable to the unexpired portion of the Term, and Tenant hereby assigns to Landlord any and all right, title and interest of Tenant now or hereafter arising in or to any such award or any part thereof, and Tenant shall be entitled to receive no part of such award; provided, that nothing shall preclude Tenant from making a separate claim in any such condemnation proceeding to receive from the condemning authority any compensation to which Tenant may otherwise lawfully be entitled in such case in respect of Tenant’s Property and moving expenses, provided such compensation does not include any value of the estate vested by this Lease in Tenant or of the unexpired portion of the Term and does not reduce the amount available to Landlord or materially delay the payment thereof.
Section 23.03    Temporary Taking. If all or any part of the Premises shall be taken for a limited period, Tenant shall be entitled, except as hereinafter set forth, to that portion of the award for such taking which represents compensation for the use and occupancy of the Premises, for the taking of Tenant’s Property and for moving expenses, and Landlord shall be entitled to that portion which represents reimbursement for the cost of restoration of the Premises. This Lease shall remain unaffected by such taking and Tenant shall continue to be responsible for all of its obligations under this Lease to the extent such obligations are not affected by such taking and shall continue to pay in full all Rent when due. If the period of temporary use or occupancy shall extend beyond the Expiration Date, that part of the award which represents compensation for the use and occupancy of the Premises shall be apportioned between Landlord and Tenant as of the Expiration Date. Any award for temporary use and occupancy for a period beyond the date to which the Rent has been paid shall be paid to, held and applied by Landlord as a trust fund for payment of the Rent thereafter becoming due.
Section 23.04    Restoration. In the event of any taking which does not result in termination of this Lease, (a) Landlord, whether or not any award shall be sufficient therefor, shall proceed with reasonable diligence to repair the remaining parts of the Building and the Premises (other than those parts of the Premises which constitute Tenant’s Property and Leasehold Improvements) to substantially their former condition to the extent that the same may be feasible (subject to reasonable changes which Landlord deems desirable) and so as to constitute a complete and rentable Building and Premises and (b) Tenant, whether or not any award shall be sufficient therefor, shall proceed with reasonable diligence to repair the remaining parts of the Premises which constitute Tenant’s Property and Leasehold Improvements, to substantially their former condition to the extent that the same may be feasible, subject to reasonable changes which shall be deemed Alterations.
Article 24

REPRESENTATIONS BY LANDLORD
Section 24.01    Absence of Representations and Reliance. Except as expressly set forth in this Lease, Tenant agrees that no representations, statements, or warranties, express or implied, have been made by or on behalf of Landlord in respect of the Premises or the physical condition thereof or the Building or any of the mechanical, structural, electrical or other systems therein, the space or square footage therein, the laws, regulations, rules and orders applicable thereto or any other matter applicable to this Lease, that Tenant has relied on no such representations, statements or warranties and that neither Landlord nor Ground Lessor, nor any of their respective agents, shall in any event whatsoever be liable by reason of any claim of representation or misrepresentation or breach of warranty with respect thereto (except with respect to any representation expressly set forth herein).
Article 25

LIMITATION ON LIABILITY; CONSEQUENTIAL DAMAGES
Section 25.01    No Liability. (a)  Except to the extent caused by the negligence or willful misconduct of Landlord, the Property Manager, Ground Lessor or any Superior Party (or any employee, contractor, representative or agent thereof) (including in the operation or maintenance of the Premises or the Building or Landlord’s breach of its obligations under this Lease) or as otherwise expressly provided in this Lease, neither Landlord, the Property Manager, Ground Lessor nor any Superior Party shall in any event whatsoever (unless, subject to Section 12.04, caused by such Person’s own negligence) be liable for any injury, damage or loss to Tenant, or any Person claiming by, through or under Tenant, or any other Person claiming, happening on, in or about the Premises nor for any injury or damage to the Premises or to any property belonging to Tenant, or any Person claiming by, through or under Tenant, or any other Person, which may be caused by or result from (i) any fire or other casualty, (ii) any action of wind, water, lightning or any other of the elements, (iii) any use, misuse or abuse of the Real Property (including, but not limited to, any of the common areas within the Real Property, equipment, elevators, hatches, openings, installations, stairways, hallways, or other common facilities) by, or any other acts or negligence of, Tenant or any Subtenant, licensee, invitee or contractor of Tenant, any Subtenant or any other Person happening on, in or about the Premises, (iv) the condition of the Premises during the Term or any defect in the Land, the Building, any equipment, machinery, wiring, apparatus or appliances whatsoever now or hereafter situate in, at, upon or about the Premises, or any leakage, bursting or breaking up of the same, (v) theft or the other acts of third parties (including other tenants of the Building) or (vi) any failure or defect of water, heat, gas, chilled water, steam, electric light or power supply, or of any apparatus, machinery or appliance in connection therewith.
(b)    Notwithstanding anything contained in this Lease to the contrary, Tenant’s sole and exclusive remedy in the event it is ultimately determined in any dispute (whether by arbitration or otherwise) that Landlord unreasonably denied or delayed its consent or approval requested by Tenant of Landlord hereunder (where such consent or approval is expressly subject to a reasonableness requirement) shall be that such consent or approval by Landlord shall be deemed to have been given and, in no event, shall Tenant be entitled to any money damages or compensation of any kind for unreasonably denying or delaying any consent or approval.
Section 25.02    No Personal Liability. (a)  Notwithstanding anything to the contrary contained herein, none of the agreements, covenants, obligations or undertakings of Landlord set forth in this Lease shall be binding personally, upon any direct or indirect, disclosed or undisclosed, officer, director, trustee, beneficiary, partner, member, principal, agent, attorney or shareholder of Landlord or of Landlord’s successors and assigns, but shall be deemed as covenants running with the Land, and Tenant agrees that, in the event it pursues any remedies available to it under this Lease, Tenant shall not have any recourse against any officer, director, trustee, beneficiary, partner, member, principal, agent, attorney or shareholder of Landlord or of Landlord’s successors and assigns, for any loss or claim for monetary damages resulting therefrom, it being agreed that Tenant’s sole recourse shall be to enforce any claims it may have against the interest of the Landlord in the Real Property and the net sales proceeds thereof, the net excess proceeds of any financing of such interest and any insurance and condemnation proceeds (net of out-of-pocket expenses and after application to any required restoration or as otherwise required under the Ground Lease).
(b)    Tenant shall look solely to Landlord’s interest in the Real Property and the net sales proceeds thereof, the net excess proceeds of any financing of such interest and any insurance and condemnation proceeds (net of out-of-pocket expenses and after application to any required restoration or as otherwise required under the Ground Lease) therefrom for the recovery of any judgment against Landlord, and no other property or assets of Landlord or Landlord’s officers, directors, trustees, beneficiaries, partners, members, principals, agents, attorneys or shareholders, direct or indirect, disclosed or undisclosed, or of Landlord’s successors or assigns, shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant’s remedies under or with respect to this Lease.
(c)    Notwithstanding anything to the contrary contained herein, none of the agreements, covenants, obligations or undertakings of Tenant set forth in this Lease shall be binding personally, upon any direct or indirect, disclosed or undisclosed, officer, director, trustee, beneficiary, partner, member, principal, agent, attorney or shareholder of Tenant or of Tenant’s successors and assigns and Landlord agrees that, in the event it pursues any remedies available to it under this Lease, Landlord shall not have any recourse against any officer, director, trustee, beneficiary, partner, member, principal, agent, attorney or shareholder of Tenant or of Tenant’s successors and assigns, for any loss or claim for monetary damages resulting therefrom.
Section 25.03    Consequential Damages. Except as provided in Section 28.02, neither Tenant nor Landlord shall be liable to the other for any consequential damages, punitive damages and/or lost profits in connection with any claims arising under this Lease.
Article 26

INDEMNIFICATION
Section 26.01    Indemnification by Tenant. Tenant shall not do or permit any act or thing to be done upon the Premises which may subject Landlord, the Property Manager, Ground Lessor or any Superior Mortgagee or any of their respective officers, directors, members, partners or agents (collectively, “Indemnified Parties”, individually an “Indemnified Party”) to any liability or responsibility for injury or damage to persons or property, or to any liability by reason of any violation of any Legal Requirements, and Tenant shall exercise such control over the Premises so as to fully protect all Indemnified Parties against any such liability. Subject to the provisions of Section 12.04, except to the extent resulting from the negligence or willful misconduct or failure to act where there is a duty to do so of an Indemnified Party, Tenant shall indemnify and save all Indemnified Parties harmless from and against any and all liabilities, suits, obligations, fines, damages, penalties, claims, costs, charges and expenses, including reasonable engineers’, architects’ and attorneys’ fees and disbursements, which may be imposed upon or incurred by or asserted against any Indemnified Party by reason of any of the following:
(a)    any work or thing done in, on or about the Premises or any part thereof by Tenant or any Subtenant, or any of their respective officers, agents, employees, contractors, invitees or licensees;
(b)    the use of the Premises or any alteration, repair, condition, operation, maintenance or management, of the Premises or any part thereof by Tenant or any Subtenant, or any of their respective officers, agents, employees, contractors, invitees or licensees;
(c)    any negligence or willful misconduct or failure to act where there is a duty to do so on the part of Tenant or any Subtenant or any of its or their respective officers, agents, employees, contractors, invitees or licensees;
(d)    any accident, injury (including death at any time resulting therefrom) or damage to any Person or property occurring in, on or about the Premises or any part thereof during the Term or at any time prior to the commencement of the Term or subsequent to the Expiration Date or sooner termination of the Term that Tenant or any Affiliate of Tenant, or their respective officers, agents, employees, contractors, invitees or licensees has been in the Premises or on or about the Premises;
(e)    any failure on the part of Tenant to pay Rent or to perform or comply with any of the covenants, agreements, terms or conditions contained in this Lease on Tenant’s part to be performed or complied with, and the proper exercise by Landlord of any remedy provided in this Lease or at law or in equity or otherwise with respect thereto; and
(f)    any lien or claim which may be alleged to have arisen against or on the Premises arising from any act or omission (where there is a duty to act) of Tenant or any Subtenant or their respective officers, employees, agents, suppliers, materialmen, mechanics, contractors, subcontractors or sub-subcontractors.
Section 26.02    No Effect of Insurance. Subject to the provisions of Section 12.04, the respective obligations of Landlord and Tenant under this Article 26 shall not be affected in any way by the absence in any case of covering insurance or by the failure or refusal of any insurance carrier to perform any obligation on its part under insurance policies affecting the Premises.
Section 26.03    Indemnification Procedures. If any claim, action or proceeding is made or brought against any Indemnified Party against which such Indemnified Party is indemnified pursuant to Section 26.01, or any other provision of this Lease, then, (i) after demand by such Indemnified Party, Tenant, at its sole cost and expense, shall resist or defend such claim, action or proceeding in such Indemnified Party’s name, if necessary, by the attorneys for Tenant’s insurance carrier (if such claim, action or proceeding is covered by insurance) or otherwise by such attorneys as Tenant shall select, subject to the approval of such Indemnified Party (not to be unreasonably withheld, conditioned or delayed), and the approval of Ground Lessor (to the extent required under the Ground Lease), respectively, (ii) Landlord shall reasonably cooperate (and shall cause the Indemnified Party to reasonably cooperate) at Tenant’s expense in the defense of such claim, and (iii) Tenant shall have the right to settle such claim without the consent of Landlord only if such settlement involves no admission of guilt or liability by any Indemnified Party and each Indemnified Party and their respective insurance carriers would be relieved of all liability in connection therewith. The foregoing notwithstanding, each Indemnified Party may engage its own attorneys to defend it or to assist in its defense provided, that in such Indemnified Party’s reasonable opinion, a conflict of interest would exist, with respect to such Indemnified Party, for the attorneys for Tenant’s insurance company or for such other attorneys as were selected by Tenant, in which event Tenant shall be required to pay the reasonable fees and disbursements of the attorneys of such Indemnified Party within 30 days after demand. In addition, and notwithstanding anything contained herein to the contrary, to the extent any Indemnified Party is a Superior Mortgagee and Landlord is required by the terms of the applicable Superior Mortgage to reimburse such Superior Mortgagee for or pay the attorneys’ fees or disbursements incurred by such Superior Mortgagee in connection with any such claim, action or proceeding, Tenant shall pay Landlord the same within 30 days after demand.
Section 26.04    Landlord Indemnification. Subject to the provisions of Section 12.04, Landlord shall indemnify and hold Tenant and its officers, directors, members, partners, beneficial owners and agents (collectively, the “Tenant Entities”) harmless from and against any and all loss, claims, liability or costs (including court costs and reasonable engineers’, architects’ and attorneys’ fees and disbursements) which may be imposed upon, suffered or incurred by reason of (a) any negligence or willful misconduct or failure to act where there is a duty to do so of Landlord or any Indemnified Party occurring at the Real Property, (b) the conduct or management of the common areas of the Building or of any business therein, or any work or thing done, or any condition created, in or about the common areas of the Building and (c) any default by Landlord in the performance of Landlord’s obligations under this Lease; provided, that the foregoing indemnity shall not apply to the extent such claim results from the negligence or willful misconduct of any Tenant Entities. If any claim, action or proceeding is brought against any Tenant Entities for a matter covered by any applicable indemnity by Landlord set forth in this Lease, then, (i) after demand by such Tenant Entity, Landlord, at its sole cost and expense, shall resist or defend such claim, action or proceeding in such Tenant Entity’s name, if necessary, by the attorneys for Landlord’s insurance carrier (if such claim, action or proceeding is covered by insurance) or otherwise by such attorneys as Landlord shall select, subject to the approval of such Tenant Entity (not to be unreasonably withheld, conditioned or delayed), (ii) Tenant shall reasonably cooperate (and shall cause the Tenant Entity to reasonably cooperate) at Landlord’s expense in the defense of such claim, and (iii) Landlord shall have the right to settle such claim without the consent of Tenant only if such settlement involves no admission of guilt or liability by any Tenant Entity and each Tenant Entity and their respective insurance carriers would be relieved of all liability in connection therewith. The foregoing notwithstanding, each Tenant Entity may engage its own attorneys to defend it or to assist in its defense provided, that in such Tenant Entity’s reasonable opinion, a conflict of interest would exist, with respect to such Tenant Entity, for the attorneys for Landlord’s insurance company or for such other attorneys as were selected by Landlord, in which event Landlord shall be required to pay the reasonable fees and disbursements of the attorneys of such Tenant Entity within 30 days after demand.
Section 26.05    Survival. The provisions of this Article 26 shall survive the Expiration Date or earlier termination of this Lease with respect to any liability, suit, obligation, fine, damage, penalty, claim, cost, charge or expense arising out of or in connection with any action or failure to take action or any other matter occurring during the Term.
Article 27

OFAC PROVISIONS
Section 27.01    Tenant OFAC Provisions. (a) Tenant represents and warrants that to its actual knowledge (i) Tenant is (x) not currently identified on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Assets Control, Department of the Treasury (“OFAC”) and/or on any other similar list maintained by OFAC pursuant to any authorizing statute, executive order or regulation (collectively, the “List”), and (y) not a Person with whom a citizen of the United States is prohibited to engage in transactions by any trade embargo, economic sanction, or other prohibition of United States law, regulation, or Executive Order of the President of the United States, (ii) none of the funds of Tenant have been derived from any unlawful activity with the result that the investment in Tenant is prohibited by law or that this Lease is in violation of law, and (iii) Tenant has implemented procedures, and will consistently apply those procedures, to ensure that the foregoing representations and warranties remain true and correct at all times following the execution and delivery of this Lease and throughout the Term. The term “Embargoed Person” means any person, entity or government subject to trade restrictions under U.S. law, including but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder with the result that the investment in Tenant is prohibited by law or Tenant is in violation of law.
(b)    Tenant shall (i) comply with all Legal Requirements relating to money laundering, anti-terrorism, trade embargos and economic sanctions, now or hereafter in effect, (ii) promptly notify Landlord in writing if any of the representations, warranties or covenants set forth in this Section 27.01(b) or the preceding Section 27.01(a) are no longer true or have been breached or if Tenant has a reasonable basis to believe that they may no longer be true or have been breached, (iii) not use funds from any “Prohibited Person” (as such term is defined in the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism) to make any payment due to Landlord under this Lease, and (iv) at the request of Landlord, provide such information as may be requested by Landlord to determine Tenant’s compliance with the terms hereof.
(c)    Tenant hereby acknowledges and agrees that Tenant’s inclusion on the List at any time during the Term shall be a material default of this Lease. Notwithstanding anything herein to the contrary, Tenant shall not permit the Premises or any portion thereof to be used or occupied by any Person on the List or by any Embargoed Person (on a permanent, temporary or transient basis), and any such use or occupancy of the Premises by any such Person shall be a material default of this Lease.
(d)    In connection with this Lease or any proposed assignment of this Lease or sublease, to the extent required by applicable Legal Requirements, Tenant shall provide to Landlord the names of the persons holding an ownership interest in Tenant or any proposed assignee or sublessee, as applicable, for purposes of compliance with Presidential Executive Order 13224 (issued September 24, 2001), as amended. Landlord shall keep any such information confidential, except as required by law or court order.
Section 27.02    Landlord OFAC Provisions. (a)    Landlord represents and warrants that to its actual knowledge (i) Landlord is (x) not currently identified on the List, and (y) not a Person with whom a citizen of the United States is prohibited to engage in transactions by any trade embargo, economic sanction, or other prohibition of United States law, regulation, or Executive Order of the President of the United States, (ii) none of the funds of Landlord have been derived from any unlawful activity with the result that the investment in Landlord is prohibited by law or that this Lease is in violation of law, and (iii) Landlord has implemented procedures, and will consistently apply those procedures, to ensure that the foregoing representations and warranties remain true and correct at all times following the execution and delivery of this Lease and throughout the Term.
(b)    Landlord shall (i) comply with all Legal Requirements relating to money laundering, anti-terrorism, trade embargos and economic sanctions, now or hereafter in effect, (ii) promptly notify Tenant in writing if any of the representations, warranties or covenants set forth in this Section 27.02(b) or the preceding Section 27.02(a) are no longer true or have been breached or if Landlord has a reasonable basis to believe that they may no longer be true or have been breached, (iii) not use funds from any Prohibited Person to make any payment due to Tenant under this Lease, and (iv) at the request of Tenant, provide such information as may be requested by Tenant to determine Landlord’s compliance with the terms hereof.
(c)    Notwithstanding anything herein to the contrary, Landlord shall not permit the Building, the Premises or any portion thereof to be transferred to or sublet by any Person on the List or by any Embargoed Person (on a permanent, temporary or transient basis).
(d)    In connection with this Lease, any Recapture Sublease or any proposed transfer of this Lease, to the extent required by applicable Legal Requirements, Landlord shall provide to Tenant the names of the persons holding an ownership interest in Landlord for purposes of compliance with Presidential Executive Order 13224 (issued September 24, 2001), as amended. Tenant shall keep any such information confidential, except as required by law or court order.
Article 28

SURRENDER OF PREMISES AND HOLDOVER
Section 28.01    Surrender. (a)     Upon the expiration or sooner termination of this Lease with respect to all or part of the Premises, or upon re-entry by Landlord upon the Premises pursuant to Article 20 hereof, Tenant, at Tenant’s expense, shall quit and surrender the Premises to Landlord in good order, condition and repair, ordinary wear and tear, Casualty and Condemnation and other damage for which Tenant is not responsible hereunder excepted, and with all Tenant’s Property removed (except as otherwise provided in this Lease), and any damage arising out of such removal repaired, and Tenant shall deliver the Premises to Landlord free and clear of all lettings, occupancies, liens and encumbrances other than those not created by, through or under Tenant (such as any created by Landlord or the Ground Lessor). Tenant hereby waives any notice now or hereafter required by law with respect to vacating the Premises on any such expiration or termination date.
(b)    Tenant shall not be required to remove from the Building any Alterations or leasehold improvements upon the expiration or earlier termination of this Lease, except (i) as otherwise set forth in Section 28.01(a), (ii) for any Designated Specialty Alterations required to be removed pursuant to the terms of Section 14.07 and this Section 28.01(b), and (iii) for any Vertical Wiring required to be removed by Tenant pursuant to the terms of this Section 28.01(b). Notwithstanding the foregoing, Tenant may elect not to remove any Designated Specialty Alterations and/or Vertical Wiring by notice (“Tenant’s Restoration Notice”) given to Landlord no later than 12 months before the expiration of this Lease (or within 30 days after the earlier termination of this Lease), which Tenant’s Restoration Notice shall specify such Designated Specialty Alterations and/or Vertical Wiring that Tenant does not want to remove. If Tenant timely gives Tenant’s Restoration Notice, then, notwithstanding anything contained in this Lease to the contrary, Landlord shall have the right to enter the Premises at any time after the date that is 60 days before the then Expiration Date and remove from the Premises any Designated Specialty Alterations and/or Vertical Wiring so specified in Tenant’s Restoration Notice (“Landlord’s Specialty Alterations Restoration Work”) and Tenant shall permit Landlord to have such access at all times thereafter to perform Landlord’s Specialty Alterations Restoration Work. If required and deemed reasonably necessary by Landlord in connection with the performance of Landlord’s Specialty Alterations Restoration Work, Tenant shall promptly remove from the Premises any items of Tenant’s Property as Landlord may require (“Tenant’s Property Removal Obligation”). In the event that Tenant fails to comply with Tenant’s Property Removal Obligation within 10 days after the giving of such written notice by Landlord, Landlord shall have the right to remove and store such Tenant’s Property at Tenant’s sole cost and expense and with no liability to Landlord. Within 30 days after demand, Tenant shall reimburse Landlord for the actual reasonable out-of-pocket cost incurred by Landlord in performing Landlord’s Specialty Alterations Restoration Work. All Designated Specialty Alterations and/or Vertical Wiring that are not the subject of Landlord’s Specialty Alterations Restoration Work shall be removed from the Building by Tenant upon the expiration or earlier termination of this Lease; provided, however, that if the Term terminates earlier than its then currently contemplated expiration date, for reasons other than an Event of Default by Tenant hereunder, then, in such event, Tenant shall have up to 180 days following the date that it is first notified by Landlord (or notifies Landlord) of such early termination of the Term within which to remove such Designated Specialty Alterations and perform such work, even if such 180 day period expires following the expiration of the Term; provided, further, that Landlord, at Landlord’s election, prior to the end of such 180 day period, may remove such Designated Specialty Alterations and perform such work in lieu of Tenant but at Tenant’s sole cost and expense and with no liability to Landlord. Within 30 days after demand, Tenant shall reimburse Landlord for the actual reasonable out-of-pocket cost incurred by Landlord in performing such work. The provisions of this Section shall survive the expiration or earlier termination of this Lease, except that, notwithstanding the foregoing, Tenant shall not be liable to reimburse Landlord for the costs of removing any Designated Specialty Alterations and/or Vertical Wiring which Landlord did not remove or commence removing on or before the first anniversary of the Expiration Date. In no event shall the failure to remove any Designated Specialty Alterations, Vertical Wiring and/or Tenant’s Property from the Premises after Tenant has otherwise vacated possession thereof be deemed to constitute a holdover. Notwithstanding anything contained in this Lease to the contrary, Tenant shall have no obligation to remove, and no liability under Section 15.04 with respect to, any wiring, cabling or associated conduit, except for any Vertical Wiring as aforesaid. “Vertical Wiring” means all wiring, cabling and associated conduit installed by, through or under Tenant in any vertical riser, chase, conduit or shaftway within the Premises or the Building.
Section 28.02    Holding-Over. (a)  In the event of any holding-over by Tenant after the expiration or termination of this Lease without the consent of Landlord, such holdover tenancy shall be upon all of the terms of this Lease as applied during the Term except that Landlord shall not be required to perform any work, furnish any materials or make any repairs within the Premises during the holdover tenancy and except that Tenant shall:
(i)    pay as Base Rent for each month of the holdover tenancy (which shall be in addition to all Additional Rent including the Additional Rent payable under Article 4 and Tenant’s Electricity Payment) an amount equal to the Applicable Percentage of the Base Rent which Tenant was obligated to pay for the month immediately preceding the end of the Term; and
(ii)    if such holding over shall extend for more than 180 days after the later of (I) the expiration or termination of this Lease and (II) the date that Landlord notifies Tenant that Landlord may incur payment, rent concession or loss as described in clauses (x) and (y) (together with evidence of the possibility of such payment, rent concession or loss) (the later of such dates, the “Damage Notice Date”), be liable to Landlord for (x) any payment or rent concession which Landlord may be required to make or give to any bona-fide third party tenant obtained by Landlord for all or any part of the Premises (a “New Tenant”) in order to induce such New Tenant not to terminate its lease by reason of the holding-over by Tenant or otherwise as a result of such holding-over by Tenant and (y) the loss of the benefit of the bargain if any New Tenant shall terminate its lease by reason of the holding-over by Tenant. “Applicable Percentage” means (A) 100% for the first 30 days of any holdover, (B) 150% for the 31st through the 90th day of such holdover and (C) 200% thereafter.
(b)    No holding-over by Tenant after the Term shall operate to extend the Term. In the event of any unauthorized holding over for more than 180 days after the Damage Notice Date without the consent of Landlord, Tenant shall indemnify and hold harmless Landlord against all claims for damages by any other tenant to whom Landlord may have leased all or any part of the Premises effective at any time during Tenant’s holding-over. If Tenant’s holdover shall not exceed 180 days after the Damage Notice Date, then Tenant shall not be liable under this Section 28.02(b) for any damages, consequential or otherwise, arising out of such holdover (but Tenant shall nevertheless be liable for all amounts payable under the provisions of Section 28.01(a) by reason of such holdover). Anything in this Article 28 to the contrary notwithstanding, the acceptance of any rent paid by Tenant pursuant to this Section 28.02 shall not preclude Landlord from commencing and prosecuting a holdover or summary eviction proceeding, and the preceding sentence shall be deemed to be an “agreement expressly providing otherwise” within the meaning of Section 223-C of the Real Property Law of the State of New York and any successor law of like import. Tenant expressly waives, for itself and for any person claiming through or under Tenant, any rights which Tenant or such persons may have under the provisions of Section 2201 of the New York Civil Practice Law and Rules and any similar successor law of the same import then in force in connection with any holdover proceedings which Landlord may institute to enforce the provisions of this Article 28 or the provisions of Article 15. The provisions of this Article 28 shall survive the expiration or earlier termination of this Lease.
Article 29

INTENTIONALLY OMITTED
Article 30

INTEGRATION; CONFLICT WITH EXHIBITS
Section 30.01    Integration. All understandings and agreements heretofore had between the parties hereto with respect to the matters covered by this Lease are merged in this Lease (including the Exhibits annexed hereto).
Section 30.02    Conflict with Exhibits. If there shall be any conflict between an Article of this Lease (or any provision in an Article) and an Exhibit annexed to this Lease (or any provision in an Exhibit), the Article (or the provision therein) shall prevail.
Article 31

NOTICES
Section 31.01    Notices. (a)  Any notice, statement, request, demand, consent, approval or other communication required or permitted to be given, rendered or made by either party to the other, pursuant to this Lease or pursuant to any applicable Legal Requirements (collectively, “Communications”) shall be in writing (whether or not so stated elsewhere in this Lease), except in instances where the provisions of this Lease may expressly permit an oral or email Communication, and shall be deemed to have been properly given, rendered or made only if sent by (i) registered or certified mail, postage prepaid and return receipt requested, posted in a United States post office station or letter box in the continental United States, (ii) nationally recognized overnight courier (e.g. Federal Express) with verification of delivery requested or (iii) personal delivery with verification of delivery requested, in any of such cases addressed as follows:

(i)	If to Landlord: WFP Tower B Co. L.P. c/o Brookfield Financial Properties, L.P. 250 Vesey Street, 15th Floor New York, New York 10281-1023 Attention: Senior Vice President - Director of Leasing
With a copy to:

WFP Tower B Co. L.P.
c/o Brookfield Financial Properties, L.P.
250 Vesey Street, 15th Floor
New York, New York 10281-1023
Attention: General Counsel

And with a copy to:

Fried Frank Harris Shriver & Jacobson LLP
One New York Plaza
New York, New York 10004
Attention: Meyer Last, Esq.

(ii)	If to Tenant: The Bank of New York Mellon c/o Jones Lang LaSalle Americas, Inc. 525 William Penn Place, 20th Floor Pittsburgh, Pennsylvania 15259 Attention: Leasing Administration

With copy to:
The Bank of New York Mellon
101 Barclay Street – 15E
New York, New York 10286
Attention: Director of Global Real Estate Services
And with copy to:

The Bank of New York Mellon
BNY Mellon Center, Suite 1910
Pittsburgh, PA 15258-0001
Attention: Real Estate Counsel
And with copy to:
Loeb & Loeb LLP
345 Park Avenue
New York, New York 10154
Attention: Raymond A. Sanseverino, Esq.
(b)    All Communications shall be delivered by (i) personal delivery, (ii) the United States mail, certified or registered, postage prepaid, return receipt requested, or (iii) a nationally recognized overnight courier. Communications shall be deemed to have been given on the date such Communication is actually received as evidenced by a written receipt therefor; but if delivered after 6:00 P.M. locally, deemed delivered on the next Business Day, and in the event of failure to deliver by reason of changed address of which no Communication was given or refusal to accept delivery, as of the date of such failure. Either party may, by notice given as aforesaid, designate a different address or addresses for Communications intended for it. Notwithstanding the foregoing, with respect to an occurrence presenting imminent danger to the health or safety of persons or damage to property in, on or about the Building, notices may be hand delivered to Tenant at the Premises, provided that the same notice is also sent in the manner set forth above.
(c)    Communications hereunder from Landlord may be given by the Property Manager, or by Landlord’s attorney. Communications hereunder from Tenant may be given by Tenant’s attorney.
(d)    In addition to the foregoing, either Landlord or Tenant may, from time to time, request in writing that the other party serve a copy of any notice on one other Person designated in such request, such service to be effected as provided in this Section.
(e)    Notwithstanding the provisions of this Section 31.01, bills and statements may be rendered to Tenant at the address set forth above in clause (ii) without providing a copy to any other Person or address.
Article 32

MISCELLANEOUS
Section 32.01    Captions; Construction. The table of contents, captions, headings and titles in this Lease are solely for convenience of reference and shall not affect its interpretation. This Lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Lease to be drafted. Each covenant, agreement, obligation or other provision of this Lease on Tenant’s part to be performed, shall be deemed and construed as a separate and independent covenant of Tenant, not dependent on any other provision of this Lease. Landlord shall not withhold any of the services that Landlord is required to provide pursuant to Article 17, notwithstanding that an Event of Default has occurred and is continuing. Wherever in this Lease it is provided for any action to be taken at Landlord’s or Tenant’s cost or expense, such action shall be taken at such party’s sole cost and expense. The words “herein”, “hereof”, “hereunder” and “hereto” when used in this Lease refer to this Lease in its entirety and not solely to any specific Article, Section, subsection, sentence, paragraph or other portion of this Lease.
Section 32.02    Governing Law. This Lease shall be governed by and construed in accordance with the laws of the State of New York without regard to its conflict of law provisions.
Section 32.03    Successors and Assigns. Except as otherwise expressly provided in this Lease, the provisions of this Lease shall bind and benefit the successors and assigns of the parties hereto with the same effect as if mentioned in each instance where a party is named or referred to; provided, that (i) no violation of the provisions of Article 10 shall operate to vest any rights in any successor or assignee of Tenant, and (ii) the provisions of this Section 32.03 shall not be construed to be a consent by Landlord to an assignment of this Lease by Tenant.
Section 32.04    No Third-Party Rights. The provisions of this Lease are intended to be for the sole benefit of the parties hereto and their respective successors and permitted assigns, and none of the provisions of this Lease are intended to be, nor shall they be construed to be, for the benefit of any third party.
Section 32.05    No Recording. Subject to Section 32.18, neither party shall record this Lease without the prior consent of the other party.
Section 32.06    Withholding and Delaying Consents, Etc. In any instance in this Lease where a consent or approval is not to be unreasonably withheld, then it shall also not be unreasonably conditioned or, if no specific time period is provided, delayed. Except as otherwise expressly set forth in this Lease to the contrary, wherever in this Lease the consent or approval of a party is required, such consent or approval may be given or withheld by such party in its sole and absolute discretion.
Section 32.07    Estoppel Certificates. (a)  Tenant agrees at any time and from time to time upon not less than 20 days prior notice by Landlord to execute, acknowledge and deliver to Landlord or any other party specified by Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same, as modified, is in full force and effect and stating the modifications), the Commencement Date, the Rent Commencement Date, the Expiration Date, and the date to which each obligation constituting the Rent has been paid, stating whether or not to the actual knowledge of Tenant (i) there is a continuing default by Landlord in the performance or observance of any covenant, agreement or condition contained in this Lease to be performed or observed by Landlord, or (ii) there shall exist any event which, with the giving of notice or passage of time or both, would become such a default, and, if so, specifying each such default or occurrence of which Tenant may have knowledge. Tenant also shall include or confirm in any such statement, to the actual knowledge of Tenant, such other information concerning this Lease as Landlord may reasonably request. Such statement shall be binding upon Tenant and may be relied upon by (x) any then-existing or prospective mortgagee or other lender, assignee or purchaser of all or a portion of Landlord’s interest in this Lease and (y) the then Ground Lessor, and any prospective successor to Ground Lessor, it being intended that any such statement shall be deemed a representation and warranty to be relied upon by the party to whom such statement is addressed.
(b)    Landlord agrees at any time and from time to time upon not less than 20 days prior notice by Tenant to execute, acknowledge and deliver to Tenant or any other party specified by Tenant a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same, as modified, is in full force and effect and stating the modifications) and the date to which each obligation constituting the Rent has been paid, and stating whether or not to the actual knowledge of Landlord (i) there are any continuing Events of Default or (ii) there shall exist any event which, with the giving of notice or the passage of time or both, would become an Event of Default, and, if so, specifying each such Event of Default or event of which Landlord may have knowledge. Landlord also shall include or confirm in any such statement, to the actual knowledge of Landlord, such other information concerning this Lease as Tenant may reasonably request. Such statement shall be binding upon Landlord and may be relied upon by (w) Tenant, (x) any prospective Subtenant or assignee of Tenant’s interest in this Lease or (y) any then existing or prospective lender of Tenant.
Section 32.08    No Development Rights. Tenant acknowledges that it has no rights to any development rights, air rights or comparable rights appurtenant to the Project, and Tenant consents, without further consideration, to any utilization of such rights by Landlord. Tenant, at no out-of-pocket cost to Tenant, shall promptly execute and deliver any instruments which reasonably may be requested by Landlord, including instruments merging zoning lots, evidencing such acknowledgment and consent. The provisions of this Section 32.08 shall be construed as an express waiver by Tenant of any interest Tenant may have as a “party in interest” (as such term is defined in Section 12‑10 Zoning Lot of the Zoning Resolution) in the Project.
Section 32.09    Labor Harmony. Tenant agrees that (a) it will not cause or contribute, by the performance of any Alteration or the performance of any maintenance work or repairs in the Premises, to any labor dispute and that no such Person, material or equipment used by Tenant, its employees or agents in or about the Premises, the Building or the Project will be such as, in Landlord’s reasonable judgment, will disturb harmony with any Person or trade engaged in performing any work, labor or services in or about the Premises, the Building or the Project or cause or contribute to any work stoppage, labor disruption or labor dispute (including any picketing or other demonstrations), and (b) that any Person employed or retained by Tenant shall promptly inform Landlord of any labor or other dispute which could interfere with the performance of any labor, work or service in or about the Premises, the Building or the Project and shall cooperate with Landlord in disposing of any such dispute. In furtherance of the foregoing, but not in limitation thereof, Tenant shall immediately stop the performance of any Alterations if Landlord notifies Tenant that continuing such Alterations would violate Landlord’s union contracts affecting the Project, or create any work stoppage, picketing, labor disruption, disharmony or dispute or any interference with the business of any tenant or occupant of the Building or Project or the operation of the Building or Project.

Section 32.10    Certain Tax Matters. If Landlord or any Affiliate of Landlord has elected to qualify as a real estate investment trust (“REIT”), any service required or permitted to be performed by Landlord pursuant to this Lease, the charge or cost of which may be treated as impermissible tenant service income under the laws governing a REIT, may be performed by a taxable REIT subsidiary that is affiliated with either Landlord or Landlord’s property manager, an independent contractor of Landlord or Landlord’s property manager (“Landlord’s Service Provider”). If Tenant is subject to a charge under this Lease for any such service, then, at Landlord’s direction, Tenant will pay such charge either to Landlord for further payment to Landlord’s Service Provider or directly to Landlord’s Service Provider, and, in either case, (a) Landlord shall credit such payment against any charge for such service made by Landlord to Tenant under this Lease, (b) such payment to the Landlord’s Service Provider will not relieve Landlord from any obligation under this Lease concerning the provisions of such service and (c) such service shall be provided at no greater cost to Tenant than if provided by Landlord and the quality and level of service shall not be less than Landlord is required to provide.
Section 32.11    Benefits. (a)    Landlord hereby agrees to provide Tenant with such cooperation (herein called “Landlord’s Benefits Cooperation”) as may reasonably be requested by Tenant to assist Tenant in obtaining any tax or utility benefits, entitlements or other public sector incentives (herein collectively called “Benefits”) as may be available to Tenant from any governmental or quasi-governmental agency or any public utility or alternate provider or agency, upon reasonable prior notice from Tenant (and otherwise in accordance with the time periods established by such agency, utility or provider). Landlord shall provide Landlord’s Benefits Cooperation to Tenant regardless of whether Tenant may be entitled to such Benefits “as of right”; provided, that the receipt by Tenant of such Benefits would not reduce or otherwise adversely affect the eligibility of Landlord to receive any incentives, subsidies, refunds or payments (other than Benefits previously disclosed by Tenant in writing to Landlord). Landlord’s Benefits Cooperation shall be provided subject to the indemnity to be provided by Tenant pursuant to Section 26.01. Nothing contained herein shall require Landlord to cooperate with Tenant with respect to any Benefits to the detriment of any other tenant in the Building, provided that with respect to Landlord’s cooperation with tenants related to Benefits, Landlord’s cooperation shall be provided on a first-come first-served basis. Notwithstanding the foregoing, with respect to any Benefits available to all tenants of the Building based on an aggregate earmarked amount, Tenant shall be entitled to no less than its proportionate share of such benefits.
(b)    Nothing contained in this Section 32.11 shall be deemed in any event to require Landlord, in order to establish Tenant’s eligibility for any Benefits, to (i) effect any change in the ownership of the Building or the Project, (ii) convert all or a portion of the Building or the Project to a condominium unit, (iii) agree to a change in the structure of this Lease, (iv) perform or incur any costs for any alterations or improvements to the Premises or the Building or the Project, except to the extent specifically required pursuant to the terms of this Lease, (v) change the manner in which Landlord operates the Building or the Project or performs alterations or improvements therein, or (vi) require Landlord to take any action which in Landlord’s reasonable judgment is likely to adversely impact Landlord’s or any Affiliate of Landlord’s ability to qualify for any benefit for the Building, the Real Property or the Project or otherwise have an adverse effect on Landlord or such Affiliate.

(c)    Any Benefits obtained by Tenant pursuant to this Section 32.11 shall be for the benefit of Tenant. If Landlord receives any Benefits obtained by Tenant pursuant to this Section 32.11, then Landlord shall (i) to the extent such Benefits are able to be specifically passed through to Tenant without reducing any costs payable by Landlord with respect to which other occupants of the Building reimburse Landlord, pass through to Tenant the amount of such Benefits and (ii) otherwise, pass through to Tenant the amount of such Benefits on a pro-rata basis.
(d)    Notwithstanding anything contained in this Section 32.11, Landlord makes no representation or warranty as to the amount of any Benefits that may be received by Landlord or Tenant. In the event that Landlord shall default in the performance or observance of any of the covenants, terms, provisions or conditions on its part to be performed or observed under this Section 32.11, this Lease shall remain unaffected thereby and shall continue in full force and effect, and Landlord’s liability for such default, if any, shall be limited to the payment of damages which shall in no event exceed the aggregate amount of the Benefits to which Tenant would have been entitled, together with interest at the Prime Rate, but for such default and any attorneys’ fees and disbursements Tenant would be entitled to pursuant to Section 32.11.
(e)    Tenant shall pay to Landlord within 30 days after rendition of a statement therefor, the amount of any actual out-of-pocket costs reasonably incurred by Landlord in connection with any Landlord’s Benefits Cooperation requested by Tenant, including, without limitation, the amount of any administrative charges or fees imposed by the New York City Department of Finance or any other governmental agency or any public utility or alternate provider in connection with such Landlord’s Benefits Cooperation; provided, however, that if Landlord incurs costs with respect to Benefits provided to Tenant and other tenants, Tenant shall only be obligated to pay its pro-rata share of such costs. Landlord shall not hire any third-party consultants to assist Landlord in Landlord’s Benefits Cooperation without Tenant’s consent, which consent shall not be unreasonably withheld, conditioned or delayed.
(f)    Upon Landlord’s request, Tenant shall cooperate with Landlord in all reasonable respects (including, without limitation, joining in and promptly executing any applications or other documentation to an applicable governmental entity in connection with seeking to obtain benefits, incentives or entitlements under a particular program, provided that applicable program requires such party to join in any such application or documentation) with efforts to obtain any available governmental benefits, incentives or entitlements. To the extent Tenant shares in the benefits obtained in connection therewith, Tenant shall pay its pro-rata share of the actual out-of-pocket costs reasonably incurred by Landlord and to the extent such benefits accrue to Landlord and/or other tenants, but not Tenant, Landlord shall pay to Tenant within 30 days after rendition of a statement therefor, the amount of any actual out-of-pocket costs reasonably incurred by Tenant in connection therewith.
(g)    Notwithstanding anything contained in this Lease to the contrary, if a tenant of the Building (including Tenant) obtains any Benefits, and such Benefits reduce the amount of any PILOT Charges, Operating Expenses, utility costs and/or other amounts that would otherwise have been incurred by Landlord, then for purposes of determining, as applicable, Tenant’s PILOT Payments, Tenant’s Operating Payments or any other such amount payable by Tenant which is calculated as a share of a payment made by Landlord, the amount of such reduction shall nevertheless be deemed to have been incurred by Landlord, it being the intent of this provision that the benefit of such reduction shall inure solely to the benefit of the tenant entitled to such Benefits and not to the benefit of other tenants of the Building. Landlord shall endeavor to include in leases of other tenants of the Building a provision to the same effect as this Section 32.11(g); provided, however, that in no event shall the failure of Landlord to include such a provision in such tenants’ leases constitute a default by Landlord under this Lease, affect the validity of this Lease or otherwise result in any liability to Landlord. In no event shall Landlord be obligated to pay monies or any other consideration to such tenants in order to induce them to include such a provision
(h)    (i) Commencing on April 1, 2016 (the “Employment Benefit Commencement Date”) and for each twelve-month period beginning on the Employment Benefit Commencement Date and continuing through the date immediately preceding the 10th anniversary of the Employment Benefit Commencement Date (such period, the “Employment Benefit Period”), provided and only to the extent that Landlord has received a credit against, or reduction in the ground rent due by Landlord to Ground Lessor under the Ground Lease, which credit or reduction is intended by Ground Lessor to inure solely to the benefit of Tenant, Tenant shall receive a corresponding credit against Base Rent in the anticipated annual amount of $1,000,000.00, credited in equal monthly installments of up to $83,333.33 (such credit, the “Employment Credit”). If Tenant fails to receive the Employment Credit or any portion thereof as a result of Landlord’s failure to receive a corresponding credit against, or reduction in, ground rent under the Ground Lease, Landlord shall have no liability to Tenant therefor, and the same shall not constitute a default by Landlord under this Lease, or affect the validity of this Lease. If at any time during the Employment Benefit Period the Ground Lessor’s interest in the Ground Lease is transferred and Landlord is no longer entitled to a credit or reduction thereunder, or if the Ground Lease is terminated, then without limiting the provisions of Section 32.11(g) to the extent applicable, Tenant shall continue to receive the Employment Credit in accordance with the provisions of this Section 32.11(h) if and only to the extent that Landlord receives a corresponding cash payment or other consideration from the State of New York or any agency under the State’s control, which is intended to inure solely to the benefit of Tenant.
(ii) If Landlord fails to credit all or any portion of any installment of the Employment Credit received by Landlord as required in accordance with the provisions of clause (i) above, and such failure shall continue for 30 days after Tenant’s notice to Landlord that the same is past due and setting forth Tenant’s intent to offset the amount not credited against Rent, then, as Tenant’s sole remedy therefor (A) such uncredited amount of the Employment Credit shall bear interest at the Default Rate from the due date until paid or recovered by offset, and (B) Tenant may offset the uncredited amount of such installment of the Employment Credit, and such interest, against subsequent installments of Rent coming due under this Lease; provided, that if within 15 days after Tenant’s notice to Landlord that the same is overdue Landlord, acting in good faith, notifies Tenant that Landlord disputes its obligation to credit such amount of the Employment Credit (which notice shall specify the basis for Landlord’s dispute in reasonable detail and the portion of such installment of the Employment Credit to which such dispute relates), then Tenant shall not have the right to offset the portion of such installment of the Employment Credit so disputed, or interest thereon, until and only if and to the extent such dispute is resolved in Tenant’s favor pursuant to expedited arbitration (which either Landlord or Tenant may initiate pursuant to the terms of Article 21 of this Lease) and Landlord fails to pay such disputed amount to Tenant within 10 days thereafter.
Section 32.12    Merger. Tenant acknowledges that Landlord has not made and is not making, and Tenant, in executing and delivering this Lease, is not relying upon, any warranties, representations, promises or statements, except to the extent that the same are expressly set forth in this Lease. This Lease embodies the entire understanding between the parties with respect to the subject matter hereof, and all prior agreements, understanding and statements, oral or written, with respect thereto are merged in this Lease.
Section 32.13    Tenant Advertising. Tenant shall not use, and shall cause each of its Affiliates not to use, the name or likeness of the Building or the Project in any public advertising (by whatever medium) without Landlord’s prior consent, which consent shall not be unreasonably withheld, conditioned or delayed; provided, that Tenant shall be permitted to use the name of the Building to identify the location of Tenant’s office in the Building without Landlord’s prior consent.
Section 32.14    Confidentiality. Tenant, Landlord, and their respective partners, officers, shareholders, directors, members, employees or representatives, shall not, without the prior consent of the other party, disclose, divulge, communicate or otherwise reveal to any person, the economic or other material provisions of this Lease, except (a) to the extent legally compelled (by deposition, interrogatory, request for documents, subpoena, civil investigative demand or similar process) to disclose such provisions, (b) subject to this confidentiality provision, to attorneys, accountants or other professional consultants or advisors of the parties hereto, (c) subject to this confidentiality provision, to any actual or prospective purchaser, lender, investor, subtenant or assignee and (d) to the extent required by securities laws or compliance with other laws or the compliance provisions of any legal authority, or any securities, bond or commodities exchange. The provisions of this Section 32.14 shall survive the termination of this Lease.
Section 32.15    Floor Plans. Tenant acknowledges that it has been informed by Landlord that the floor plans attached to this Lease as Exhibit B-1, Exhibit B-2, Exhibit B-3, Exhibit B-4, Exhibit B-5, Exhibit B-6, Exhibit B-7 and Exhibit G, are solely for the purpose of identifying the Premises. Landlord has made no representation as to the exact dimensions of and/or the Rentable Square Feet contained in the Premises.
Section 32.16    No Oral Modification. This Lease may not be modified or amended orally but only by way of a written instrument executed and delivered by each of the parties hereto.
Section 32.17    Counterparts; Electronic Signatures. This Lease may be executed in one (1) or more counterparts, each of which shall be deemed an original, but all of which when taken together will constitute one and the same instrument. The signature page of any counterpart of this Lease may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature page is attached to any other counterpart of this Lease identical thereto except having an additional signature page executed by the other party to this Lease attached thereto. Any counterpart of this Lease may be delivered via facsimile, email or other electronic transmission, and shall be legally binding upon the parties hereto to the same extent as originals.

Section 32.18    Memorandum of Lease. Simultaneously herewith, Landlord and Tenant shall execute and acknowledge a memorandum of this Lease in the form annexed hereto as Exhibit M. Upon the request of either party, Landlord and Tenant shall execute and acknowledge a memorandum of each instrument or amendment of this Lease entered into pursuant to Section 32.19. Upon the expiration or termination of this Lease and the request of either party, Landlord and Tenant shall execute and acknowledge a memorandum of such expiration or termination. Each such memorandum shall include such other matters as may be required by the Register of New York County or Section 291 c of the Real Property Law of the State of New York to be included therein so as to permit the same to be recorded. Landlord and Tenant agree to execute and deliver any other documents as may be reasonably necessary to record any such memorandum. Either party may, at such party’s sole cost and expense, record any such memorandum.
Section 32.19    Confirmatory Amendments. Upon request of either party from time to time, Landlord and Tenant shall execute and deliver, in a mutually agreeable form (a) instruments confirming the Commencement Date, the Rent Commencement Date, the Expiration Date and other dates when the same become known and (b) amendments of this Lease to confirm the exercise of any Renewal Option, any Offer Space Option, the Initial Expansion Option, the First Expansion Option, the Second Expansion Option, the Initial Contraction Option, the First Contraction Option, or the Second Contraction Option.
Section 32.20    Ground Lessor Consent. With respect to any rights of Tenant under this Lease which are subject to the consent or approval of the Ground Lessor, upon Tenant’s request made from time to time during the Term, Landlord shall promptly make to the Ground Lessor any request by Tenant for any such consent or approval of the Ground Lessor required under this Lease that Tenant desires to obtain (including any requests made by Tenant for any consents or approvals of the Ground Lessor required under the Lease to be obtained in order for Tenant to make any Alterations approved by Landlord in accordance with the terms of this Lease) and submit to the Ground Lessor any supporting documentation, certificates or other matter or thing supplied to Landlord by Tenant and required by the Ground Lease or this Lease to be submitted to the Ground Lessor or Landlord in connection with any such request. Any request or submission made by Landlord to the Ground Lessor for Tenant’s benefit shall be made at the sole cost and expense of Tenant. Landlord shall have no liability to Tenant by reason of any failure of the Ground Lessor to grant any such consent or approval.
Section 32.21    Tenant Security. Tenant may, at no cost to Landlord and for Tenant’s own use, have a security dog and dog handler retained by Tenant inspect the Premises, packages received by Tenant at the messenger center and any vehicles serving the Premises that enter the loading dock of the Building. Such dog may access the Premises via the Building lobby and passenger elevators. Tenant may, from time to time on an as-needed basis, have tactical teams hired by Tenant access the Premises via the Building lobby and passenger elevators; provided, that such teams shall not loiter in the Building lobby. Any weapons carried by such tactical teams in the Buliding shall be concealed (other than in the Premises). Tenant shall to the extent reasonably practicable, provide advance notice to, and coordinate such access with, Landlord.

Article 33

RENEWAL OPTIONS
Section 33.01    Renewal Options. As used herein:
(a)    “Concessions Package” means the free rent period (which shall be expressed as a number of months, including a partial month, if applicable), work allowance (which shall be expressed as a number of dollars per Rentable Square Foot) and all other monetary concessions that are then being customarily received by tenants entering into comparable leases of comparable space in comparable buildings in downtown Manhattan based on all relevant factors.
(b)    “Fair Market Rent” means the base or fixed annual rent that a willing lessee would agree to pay and a willing lessor would agree to accept for the applicable Renewal Premises during the applicable Renewal Term, each party acting prudently and under no compulsion to lease, taking into account all relevant factors (including, the proviso set forth in the definition of “Rentable Square Feet of the Premises” and the Concessions Package, if Tenant elected to receive the Concessions Package, or the absence of the Concessions Package, if Tenant did not elect (or was deemed not to elect) to receive the Concessions Package).
(c)     “Renewal Portion” means a portion of the Premises as constituted on (i) the date of the First Renewal Notice, with respect to the First Renewal Term, and (ii) if applicable, the date of the Second Renewal Notice, with respect to the Second Renewal Term. A Renewal Portion shall consist of (A) a block of 3 or more contiguous full Floors, which block shall include the full Floor at the top or bottom of the largest block of contiguous full Floors then leased by Tenant (such largest block of contiguous full Floors being the “Primary Block”) and (B) such other portions of the Premises as Tenant shall elect provided that Tenant shall satisfy the conditions set forth in the remainder of this Section 33.01(c). If Tenant exercises a Renewal Option for a Renewal Portion, then, in determining the space to be included under clause (B) of the preceding sentence, Tenant shall relinquish portions of the Premises in the following order: (x) first, any full or partial Floors then included in the Premises that are not contiguous to any other full Floor included in the Premises (in such order as Tenant elects if there is more than one) (other than the Basement Premises); (y) thereafter, any full Floors of any block (other than the Primary Block) of two (2) or more contiguous full Floors from the top down or bottom up (in such order as Tenant elects if there is more than one such block); and (z) thereafter, any full Floors of the Primary Block of two (2) or more contiguous full Floors from the top down or bottom up. For purposes of clarification, Tenant may not relinquish any space described in clause (y) unless all of the space described in clause (x) has been relinquished, and Tenant may not relinquish any space described in clause (z) unless all of the space described in clauses (x) and (y) has been relinquished. Notwithstanding the foregoing, a Renewal Portion (1) may (subject to the preceding sentence) include a partial Floor that is leased by Tenant prior to the exercise of the Renewal Option and (2) shall not include a portion of a full Floor leased by Tenant prior to the exercise of the Renewal Option.
Section 33.02    First Renewal Option. (a) Subject to the provisions of Section 33.02(b), provided that on the date Tenant exercises the First Renewal Option (i) this Lease is in full force and effect, (ii) no Event of Default shall have occurred and be continuing, and (iii) Tenant and

Tenant’s Affiliates shall Occupy at least 3 full Floors, Tenant shall have the option (the “First Renewal Option”) to extend the term of this Lease for either (A) a Renewal Term consisting of 10 years (the “Ten Year Renewal Option”), or (B) a Renewal Term consisting of 5 years, in which event, if Tenant shall exercise such 5 year option, it shall have the right to a second 5 year option to renew (each, a “Five Year Renewal Option”). The term of lease of the First Renewal Option, whether it shall be a Ten Year Renewal Option or a Five Year Renewal Option, shall be known as the “First Renewal Term”). If Tenant shall exercise the First Renewal Option, the term thereof shall commence on the day immediately following the Expiration Date and end on (x) the day immediately preceding the 10th anniversary of the commencement of the First Renewal Term if Tenant shall have exercised the Ten Year Renewal Option, or (y) the day immediately preceding the 5th anniversary of the commencement date of the First Renewal Term if Tenant shall have exercised a Five Year Renewal Option. If Tenant shall have exercised the Ten Year Renewal Option, Tenant shall have no further renewal options under this Lease.
(b)    The First Renewal Option shall be exercised with respect to (i) the entire Premises as the same is constituted as of the date of the First Renewal Notice (it being understood that, for purposes of the First Renewal Option (including the determination of what constitutes a Renewal Portion for the First Renewal Option), the term “Premises” shall also include any Accepted Offer Space not yet delivered to Tenant at the time of the giving of the First Renewal Notice) or (ii) a Renewal Portion (the space as to which Tenant exercises the First Renewal Option is called the “First Renewal Premises”). The First Renewal Option shall be exercisable by Tenant giving notice to Landlord (the “First Renewal Notice”), which notice shall (A) be given by Tenant on or before the date that is 24 months prior to the then current Expiration Date (the “First Renewal Outside Date”), (B) indicate whether Tenant is exercising the First Renewal Option as to the entire Premises or a Renewal Portion, and, in the latter case, shall describe and delineate the Renewal Portion and (C) indicate whether Tenant is exercising the Ten Year Renewal Option or a Five Year Renewal Option. Time is of the essence with respect to the giving of the First Renewal Notice. If Tenant timely delivers a First Renewal Notice which delineates a portion of the Premises which is not a Renewal Portion, then Landlord shall give notice thereof to Tenant (including reasonably sufficient detail regarding the reasons such portion of the Premises does not constitute a Renewal Portion) and if Tenant fails to correct such First Renewal Notice (by giving a revised First Renewal Notice which delineates a Renewal Portion or the entire then Premises) within 10 Business Days after the First Renewal Outside Date, then Tenant shall be deemed to have waived the First Renewal Option. If Tenant timely delivers the First Renewal Notice but fails to indicate whether Tenant is exercising the First Renewal Option with respect to the entire Premises or a Renewal Portion, then Tenant shall conclusively be deemed to have exercised the First Renewal Option as to the entire Premises. If Tenant timely delivers the First Renewal Notice but fails to indicate whether Tenant is exercising the Ten Year Renewal Option or a Five Year Renewal Portion, then Tenant shall conclusively be deemed to have exercised the Ten Year Renewal Option. If Tenant shall fail to duly exercise the First Renewal Option pursuant to this Section 33.02(b), this Article 33 shall have no force or effect and shall be deemed deleted from this Lease.
Section 33.03    Second Renewal Option. (a)  Subject to the provisions of Section 33.03(b), provided that (i) Tenant shall have exercised the First Renewal Option and such exercise was of a Five Year Renewal Option, and (ii) on the date Tenant exercises the Second Renewal Option (A)

this Lease is in full force and effect, (B) no Event of Default shall have occurred and be continuing and (C) Tenant and Tenant’s Affiliates shall Occupy at least 3 full Floors, Tenant shall have the option (the “Second Renewal Option”; the First Renewal Option and the Second Renewal Option are each a “Renewal Option” and collectively, the “Renewal Options”) to extend the term of this Lease for an additional 5 year period (the “Second Renewal Term”; the First Renewal Term and the Second Renewal Term are each a “Renewal Term”), to commence on the 5th anniversary of the commencement date of the First Renewal Term and end on the day immediately preceding the 5th anniversary of the commencement date of the Second Renewal Term.
(b)    The Second Renewal Option shall be exercised with respect to (i) the entire Premises as the same is constituted as of the date of the Second Renewal Notice (it being understood that, for purposes of the Second Renewal Option (including the determination of what constitutes a Renewal Portion for the Second Renewal Option), the term “Premises” shall also include any Accepted Offer Space not yet delivered to Tenant at the time of the giving of the Second Renewal Notice), or (ii) a Renewal Portion (the space as to which Tenant exercises the Second Renewal Option is called the “Second Renewal Premises”; the First Renewal Premises and Second Renewal Premises are each a “Renewal Premises). The Second Renewal Option shall be exercisable by Tenant giving notice to Landlord (the “Second Renewal Notice”; the First Renewal Notice and the Second Renewal Notice are each a “Renewal Notice”), which notice shall (A) be given by Tenant on or before the date that is 24 months prior to the expiration date of the First Renewal Term (the “Second Renewal Outside Date”) and (B) indicate whether Tenant is exercising the Second Renewal Option as to the entire Premises or a Renewal Portion, and, in the latter case, shall describe and delineate the Renewal Portion. Time is of the essence with respect to the giving of the Second Renewal Notice. If Tenant timely delivers a Second Renewal Notice which delineates a portion of the Premises which is not a Renewal Portion, then Landlord shall give notice thereof to Tenant (including reasonably sufficient detail regarding the reasons such portion of the Premises does not constitute a Renewal Portion) and if Tenant fails to correct such Second Renewal Notice (by giving a revised Second Renewal Notice which delineates a Renewal Portion or the entire then Premises) within 10 Business Days after the Second Renewal Outside Date, then Tenant shall be deemed to have waived the Second Renewal Option. If Tenant timely delivers the Second Renewal Notice but fails to indicate whether Tenant is exercising the Second Renewal Option with respect to the entire Premises or a Renewal Portion, then Tenant shall conclusively be deemed to have exercised the Second Renewal Option as to the entire Premises.
Section 33.04    Pre-Exercise Estimate Request.
(a)    Tenant, at its option (the “Pre-Exercise Estimate Option”), on notice to Landlord given on a date that is not more than thirty (30) months nor less than twenty-six (26) months prior to the then current Expiration Date (the “Pre-Exercise Estimate Request”), may request that Landlord and Tenant exchange with each other their respective signed, written, good faith estimate of the applicable Fair Market Rent as of the commencement of the applicable Renewal Term both with a Concessions Package and without a Concessions Package (the “Estimates” and each an “Estimate”) for the First Renewal Premises or the Second Renewal Premises, as applicable, prior to the date Tenant exercises the First Renewal Option or the Second Renewal Option, as the case may be. Time is of the essence with respect to the giving of a Pre-Exercise Estimate Request, if Tenant chooses to make such request, and nothing contained in this Section 33.04 shall be deemed to extend or affect the date by which Tenant is required to give the First Renewal Notice or the Second Renewal Notice. If Tenant shall have given Landlord a Pre-Exercise Estimate Request, such request shall indicate  whether Tenant wishes the Estimates to be based on the entire Premises or a Renewal Portion (but not both) and, in the latter case, describing and delineating the Renewal Portion. If Tenant shall fail so to indicate, the provisions of Section 33.02(b) and Section 33.03(b) with respect to such failure to indicate shall apply, as applicable. Thereafter, if Tenant shall elect to exercise the First Renewal Option or the Second Renewal Option, such exercise shall be for the First Renewal Premises or the Second Renewal Premises, as applicable, identified in the Pre-Exercise Estimate Request (or deemed to have been identified).
(b)    Within thirty (30) days after such Pre-Exercise Estimate Request shall have been given, Landlord and Tenant shall, at the Building’s management office, each simultaneously submit to the other in a sealed envelope its Estimates, which shall constitute its binding Estimate in any arbitration proceeding to determine Fair Market Rent (either with or without a Concessions Package, pursuant to Tenant’s election, or deemed election, as further set forth in Section 33.04(c)) if Tenant shall thereafter exercise a Renewal Option. If either party fails timely to submit an Estimate (the “Failing Party”) on the applicable date set forth in the preceding sentence, the other party shall send a notice specifying that the Failing Party failed to exchange its Estimates and rescheduling such exchange of Estimates to a date set forth in such notice (the “Rescheduled Estimate Date”) that is at least 10 Business Days after the giving of such notice and expressly stating therein that the failure timely to submit its Estimates on the Rescheduled Estimate Date shall be deemed to constitute the acceptance of the Estimates given by the other party. If the Failing Party fails timely to submit its Estimates on the Rescheduled Estimate Date, then the Estimates of the other party shall constitute the applicable Fair Market Rent (and promptly thereafter such other party shall furnish its Estimates to the Failing Party).
(c)    If Tenant shall thereafter timely exercise a Renewal Option, Landlord and Tenant shall promptly commence negotiations to agree upon the Fair Market Rent for the Renewal Premises (both with and without a Concessions Package) and, if an agreement is reached, Tenant shall elect whether to receive the Concessions Package (which election shall be irrevocable and shall be evidenced in writing confirming such election if requested by Landlord or Tenant). If Landlord and Tenant are unable to reach an agreement within thirty (30) days after the giving of the applicable Renewal Notice (the “Negotiation Period”), then Tenant shall notify Landlord whether Tenant elects to receive a Concessions Package within 5 Business Days after the end of the Negotiation Period (time being of the essence with respect to the giving of such notice). If Tenant fails to so timely notify Landlord whether Tenant elects to receive a Concessions Package, then Tenant shall conclusively be deemed to have elected not to receive a Concessions Package. If Tenant (i) elected (or was deemed to elect) not to receive a Concessions Package, then all references hereafter made in this Section 33.04 to (x) “Fair Market Rent” shall be deemed not to include a Concessions Package and (y) “Estimates” shall be deemed to mean the Estimates without a Concessions Package or (ii) elected to receive a Concessions Package, then all references hereafter made in this Section 33.04 to (x) “Fair Market Rent” shall be deemed to include a Concessions Package and (y) “Estimates” shall be deemed to mean the Estimates with a Concessions Package.

(d)    If Tenant’s Estimate is within 5% of Landlord’s Estimate (which shall be determined on a net effective per Rentable Square Foot per annum basis considering all relevant factors and based on an interest factor of the Prime Rate then in effect plus 3%), then the applicable Fair Market Rent shall be the average of Landlord’s Estimate and Tenant’s Estimate (and absent an agreement to the contrary between Landlord and Tenant, Fair Market Rent shall reflect the Concessions Package included in Tenant’s Estimate and Base Rent shall be adjusted as necessary so that Fair Market Rent reflects the average of Landlord’s Estimate and Tenant’s Estimate on a net effective basis); otherwise, if Landlord and Tenant are unable to reach an agreement within the Negotiation Period, then (i) either party may initiate arbitration proceedings by giving notice thereof to the other party, (ii) except as otherwise set forth in this Section 33.04, Fair Market Rent shall be determined by the procedures set forth in Section 33.06, (iii) within 5 Business Days after the Baseball Arbitrators have been selected, Landlord and Tenant shall provide to the Baseball Arbitrators copies of the Estimates submitted by Landlord and Tenant pursuant to this Section 33.04 (either with or without a Concessions Package pursuant to Tenant’s election, or deemed election), and (iv) in such arbitration procedures, the Baseball Arbitrators shall select either the Estimate submitted by Landlord or the Estimate submitted by Tenant, whichever one more closely represents the Fair Market Rent of the Renewal Premises for the applicable Renewal Term as determined by the Baseball Arbitrators (and, if a Concessions Package is included in the Fair Market Rent, the Baseball Arbitrators may not select a rental amount from one Estimate and a Concessions Package from the other).
Section 33.05    Renewal Rent and Other Terms. (a)  Each Renewal Term shall be upon all of the terms and conditions set forth in this Lease, except that:
(i)    the Base Rent shall be as determined pursuant to the further provisions of this Section 33.05; and shall be payable from and after the first day of the applicable Renewal Term (or, if Tenant elected to receive the Concessions Package, from and after the end of any applicable free rent period);
(ii)    Tenant shall accept the Renewal Premises in its “as is” condition at the commencement of the applicable Renewal Term, and Landlord shall not be required (A) to perform any work, (B) to pay any work allowance, contribution or any other amount (except if Tenant elected to receive the Concessions Package, in which case Landlord shall make available to Tenant any applicable work allowance on the same terms as set forth in Article 7 above, but subject to the provisions of Section 7.01(f)), (C) to render any services to make the Renewal Premises ready for Tenant’s use and occupancy or (D) to provide any abatement of Base Rent or Additional Rent (except if Tenant elected to receive the Concessions Package, in which case Tenant shall be entitled to any applicable free rent period), in each case with respect to the applicable Renewal Term, provided that, if Tenant elected to receive the Concessions Package, Tenant shall be entitled to any other concessions included thereunder in addition to any applicable work allowance or free rent period;
(iii)    the Base PILOT Amount for the applicable Renewal Term shall be the PILOT for the PILOT Year in which the first day of the applicable Renewal Term occurs;

(iv)    the Base Lease Year for the applicable Renewal Term shall be the Lease Year in which the first day of the applicable Renewal Term occurs;
(v)    Tenant shall have no option to renew this Lease beyond the expiration of the First Renewal Term if the Ten Year Renewal Option shall have been exercised (or deemed exercised) or the expiration of the Second Renewal Term (if applicable), if the First Renewal Term had been pursuant to Tenant’s exercise of a Five Year Renewal Option;
(vi)    if the Renewal Premises shall consist of less than the entire Premises, then at the commencement of the applicable Renewal Term (A) Tenant’s Operating Share shall be reduced to a fraction the numerator of which shall be the Rentable Square Footage of the Premises as then constituted and the denominator of which shall be the Operating Share Denominator and (B) Tenant’s PILOT Share shall be reduced to a fraction the numerator of which shall be the Rentable Square Footage of the Premises as then constituted and the denominator of which shall be the PILOT Share Denominator (it being agreed that each such fraction shall be expressed as a percentage calculated to the nearest hundredth of a percent) ;
(vii)    all references in this Lease to the “Premises” shall be deemed to refer to the applicable “Renewal Premises”; and
(viii)    if the Renewal Premises consists of less than all of the then Premises, then any space as to which this Lease is not being renewed shall be delivered to Landlord one day before the first day of the applicable Renewal Term vacant and free of any lien or encumbrance and otherwise in the condition required pursuant to this Lease as if such date were the expiration date of this Lease (and the provisions of Article 28.02 shall apply to any failure by Tenant to do so).
(b)    The annual Base Rent for the First Renewal Premises for the First Renewal Term shall be the Fair Market Rent for the First Renewal Term. The annual Base Rent for the Second Renewal Premises for the Second Renewal Term shall be the Fair Market Rent for the Second Renewal Term.
Section 33.06    Determination of Fair Market Rent. (a)  If Tenant shall timely exercise a Renewal Option (and shall not have exercised the Pre-Estimate Request Option pursuant to Section 33.04 above), Landlord shall notify Tenant (“Landlord’s Notice”), at least 180 days before the Expiration Date in the case of the First Renewal Term and at least 180 days before the last day of the First Renewal Term in the case of the Second Renewal Term of Landlord’s Estimates (both with a Concessions Package and without a Concessions Package) for such Renewal Term. If Landlord fails to timely give Landlord’s Estimates, Tenant may provide Landlord with Tenant’s Notice setting for Tenant’s Estimates for the applicable Renewal Term and Landlord shall notify Tenant, within thirty (30) days after Landlord’s receipt of Tenant’s Notice, whether Landlord accepts or disputes Tenant’s Estimates, and if Landlord disputes Tenant’s Estimates, Landlord’s Notice shall set forth Landlord’s Estimates for the applicable Renewal Term or if Landlord gives Landlord’s Notice within such 30 day period but fails to set forth therein Landlord’s Estimates, then Tenant shall be deemed to have accepted Landlord’s Estimates. Tenant shall notify Landlord (“Tenant’s Notice”), within 30 days after Tenant’s receipt of Landlord’s Notice, whether Tenant accepts or disputes Landlord’s Estimates, and if Tenant disputes Landlord’s Estimates, Tenant’s Notice shall set forth Tenant’s

Estimates for the applicable Renewal Term. If Tenant fails to give Tenant’s Notice within such 30 day period, or if Tenant gives Tenant’s Notice within such 30 day period but fails to set forth therein Tenant’s Estimates, then Tenant shall be deemed to have accepted Landlord’s Estimates. Notwithstanding the foregoing, if Landlord fails to timely give Landlord’s Estimates in accordance with this Section 33.06(a), Tenant may provide Landlord with Tenant’s Notice setting for Tenant’s Estimates for the applicable Renewal Term. Landlord shall notify Tenant, within thirty (30) days after Landlord’s receipt of Tenant’s Notice, whether Landlord accepts or disputes Tenant’s Estimates, and if Landlord disputes Tenant’s Estimates, Landlord’s Notice shall set forth Landlord’s Estimates for the applicable Renewal Term. If Landlord fails to give Landlord’s Notice within such 30 day period, or if Landlord gives Landlord’s Notice within such 30 day period but fails to set forth therein Landlord’s Estimates, then Landlord shall be deemed to have accepted Tenant’s Estimates.
(b)    If Tenant timely disputes Landlord’s Estimates with respect to a Renewal Term (or, if applicable, if Landlord timely disputes Tenant’s Estimates with respect to a Renewal Term), Landlord and Tenant shall promptly commence negotiations to agree upon the Fair Market Rent for the Renewal Premises (both with and without a Concessions Package) and, if an agreement is reached, Tenant shall elect whether or not to receive the Concessions Package (which election shall be irrevocable and shall be evidenced in writing confirming such election if requested by Landlord or Tenant). If Landlord and Tenant are unable to reach agreement within 30 days after the giving of Tenant’s Notice (the “FMR Negotiation Period”), then Tenant shall notify Landlord whether or not Tenant elects to receive a Concessions Package within 5 Business Days after the end of the FMR Negotiation Period (time being of the essence with respect to the giving of such notice). If Tenant fails to so timely notify Landlord whether Tenant elects to receive a Concessions Package, then Tenant shall conclusively be deemed to have elected not to receive a Concessions Package. If Tenant (i) elected (or was deemed to elect) not to receive a Concessions Package, then all references hereafter made in this Section 33.06 to (x) “Fair Market Rent” shall be deemed not to include a Concessions Package and (y) “Estimates” shall be deemed to mean the Estimates without a Concessions Package or (ii) elected to receive a Concessions Package, then all references hereafter made in this Section 33.04 to (x) “Fair Market Rent” shall be deemed to include a Concessions Package and (y) “Estimates” shall be deemed to mean the Estimates with a Concessions Package.
(c)    If Tenant’s Estimate is within 5% of Landlord’s Estimate (which shall be determined on a net effective per Rentable Square Foot per annum basis considering all relevant factors and based on an interest factor of the Prime Rate then in effect plus 3%), then the applicable Fair Market Rent shall be the average of Landlord’s Estimate and Tenant’s Estimate (and absent an agreement to the contrary between Landlord and Tenant, Fair Market Rent shall reflect the Concessions Package included in Tenant’s Estimate and Base Rent shall be adjusted as necessary so that Fair Market Rent reflects the average of Landlord’s Estimate and Tenant’s Estimate on a net effective basis); otherwise, if Landlord and Tenant are unable to reach an agreement within the FMR Negotiation Period, then either party may initiate arbitration proceedings by giving notice thereof to the other party and the Fair Market Rent shall be determined as follows:

(i)    Three arbitrators, each having not less than 10 years of experience in the leasing of office space in first-class office buildings located in downtown Manhattan (the “Baseball Arbitrators”) shall be selected or designated as follows:
(1)    Within 10 days after the giving of a notice initiating the arbitration proceedings, Landlord and Tenant shall each appoint a senior officer of a recognized New York City leasing brokerage firm to act as an arbitrator on its behalf and at its expense; provided, however, that if either party fails to timely appoint an arbitrator, the party that appointed the first arbitrator shall be entitled to appoint a second arbitrator at the other party’s expense;
(2)    Within 10 days after the appointment of the second arbitrator pursuant the foregoing provisions, the arbitrators thus appointed shall appoint a senior officer of a recognized New York City leasing brokerage firm to act as an impartial third arbitrator to be paid jointly by Landlord and Tenant; and
(3)    If the arbitrators appointed by the parties shall be unable to agree, within 10 days after the appointment of the second arbitrator, upon the appointment of the third arbitrator, they shall give written notice to the parties of such failure to agree, and, if the parties fail to agree upon the selection of such third arbitrator within 10 days after the arbitrators appointed by the parties give notice as aforesaid, then either party may apply to the AAA or, if the AAA shall fail or refuse to act, a court of competent jurisdiction in the State of New York, for the designation of the third arbitrator.
(ii)    Within 5 Business Days after the Baseball Arbitrators have been selected, Landlord and Tenant shall provide to the Baseball Arbitrators copies of the Estimates (either with or without a Concessions Package pursuant to Tenant’s election, or deemed election) previously given under this Section 33.06 or under Section 33.04 (if applicable).
(iii)    Discovery of the key economic terms of (a) leases then in effect in the Building and (b) leases then in effect in comparable buildings in downtown Manhattan, shall be allowed as determined by the Baseball Arbitrators, and such other matters as agreed to by the Baseball Arbitrators after consultation with the parties. The Baseball Arbitrators shall set a hearing date for the arbitration. The hearing shall be scheduled to be held in Manhattan within 60 days after the appointment of the Baseball Arbitrators, or, if later, the completion of discovery.
(iv)    Except as set forth in clause (iii) above, there shall be no discovery in arbitration. Thirty days prior to the scheduled hearing, the parties shall exchange opening written expert reports and opening written pre-hearing statements. Opening written pre-hearing statements shall not exceed 20 pages in length. Two weeks prior to the hearing, the parties may exchange rebuttal written expert reports and rebuttal written pre-hearing statements. Rebuttal written pre-hearing statements shall not exceed 10 pages in length. Ten days prior to the hearing, the parties shall exchange written witness lists, including a brief statement as to the subject matter to be covered in the witnesses’ testimony. One week prior to the hearing, the parties shall exchange all documents which they intend to offer at the hearing. Other than rebuttal witnesses, only the witnesses listed on the witness lists shall be allowed to testify at the hearings. Closing arguments shall be heard immediately following conclusion of all testimony. The proceedings shall be recorded by stenographic means. Each party may present live witnesses and offer exhibits, and all witnesses shall be subject to cross-examination. The Baseball Arbitrators shall conduct the hearing so as to provide each party with sufficient time to present its case, both on direct and on rebuttal, and permit each party appropriate time for cross examination. Each party may, during its direct case, present evidence in support of its position and in opposition to the position of the opposing party.
(v)    The determination of the Fair Market Rent for the applicable Renewal Term by the Baseball Arbitrators shall be either the Estimate submitted by Landlord to the Baseball Arbitrators pursuant to this Section 33.06 or under Section 33.04 (if applicable) or the Estimate submitted by Tenant to the Baseball Arbitrators pursuant to this Section 33.06 or under Section 33.04 (if applicable), whichever one more closely represents the Fair Market Rent of the Renewal Premises as determined by at least 2 of the 3 Baseball Arbitrators. The Baseball Arbitrators may not select any other amount as the Fair Market Rent (and, if a Concessions Package is included in the Fair Market Rent, may not select a rental amount from one Estimate and a Concessions Package from the other). The fees and expenses of the Baseball Arbitrators shall be borne by the parties as set forth above, but each party shall bear the expense of its own attorneys and experts and the additional expenses of presenting its own proof. The Baseball Arbitrators shall not have the power to add to, modify or change any of the provisions of this Lease. After a determination has been made of the Fair Market Rent, the parties shall execute and deliver an instrument setting forth the Fair Market Rent, but the failure to so execute and deliver any such instrument shall not affect the determination of Fair Market Rent. Landlord and Tenant hereby (x) agree that any decision rendered in any arbitration held pursuant to this Section 33.06 shall be final and binding upon Landlord and Tenant, whether or not a judgment shall be entered in any court, and (y) consent to the entry of any such order of judgment.
(vi)    If the final determination of Fair Market Rent with respect to the applicable Renewal Term shall not be made on or before the first day of the particular Renewal Term, then, pending such final determination, Tenant shall pay, as Base Rent for such particular Renewal Term, the amount set forth in Landlord’s Estimate. If the resolution of such dispute shall be in favor of Tenant, then within 30 days after the final determination of Fair Market Rent, Landlord shall refund to Tenant any overpayment or credit Tenant against Rent next coming due at Landlord’s option, together with interest at the Prime Rate from the date of payment until the date of refund or credit.
Section 33.07    Time of the Essence. It is an express condition of the Renewal Options granted to Tenant pursuant to the terms of this Article 33 that time is of the essence with respect to Tenant’s exercise of each such Renewal Option on or before the applicable date specified in this Article 33.
Section 33.08    Miscellaneous Provisions. The termination of this Lease during the Initial Term or the First Renewal Term, as the case may be, shall also terminate and render void any unexercised option or right on Tenant’s part to extend the Term of this Lease pursuant to this Article 33. Nothing contained in this Article 33 shall prevent Landlord from exercising any right granted to or reserved by Landlord in this Lease to terminate this Lease. None of Tenant’s options set forth in this Article 33 may be severed from this Lease or separately sold, assigned or transferred.
Article 34

OFFER SPACE OPTION
Section 34.01    Offer Space Option. (a)  As used herein:
(i)    “Available” means, as to any space, that such space is vacant and free of any present or future possessory right now existing in favor of any third party. Anything to the contrary contained herein notwithstanding, Tenant’s right of first offer pursuant to this Section 34.01 is subordinate to:
(1)    any right of offer, right of first refusal, expansion right or similar right or option granted by Landlord with respect to all or any portion of the Offer Space in favor of any third party as of the date of this Lease that is set forth on Exhibit Q,
(2)    any renewal right or similar right or option granted by Landlord with respect to all or any portion of the Offer Space in favor of any third party as of the date of this Lease that is set forth on Exhibit Q, and
(3)    Landlord’s right to extend the term of any lease of any existing tenant of any portion of the Offer Space for the space then leased by such tenant (which may be for less than all of the space then leased by such tenant, but without expanding the premises demised thereby except for premises being leased pursuant to Section 34.01(g) and/or space that is not Offer Space), other than pursuant to an option contained in such tenant’s lease, which may be accomplished by either an amendment to such existing lease or by a new lease; provided, that the space the term of which is being so extended is at least one full floor of the Building.
Provided that (A) this Lease is in full force and effect, (B) no Event of Default shall have occurred and be continuing, (C) Tenant and Tenant’s Affiliates shall be Occupying at least 4 full Floors, and (D) Tenant shall be a BNYM Tenant (clauses (A) through (D) of this Section 34.01(a)(i) being referred to as the “Offer Space Conditions”), Landlord shall not lease any Offer Space to any third party (whether by lease, lease renewal, lease extension, lease expansion, option or otherwise) except pursuant to clauses (1), (2) and (3) above or as permitted under Section 34.01(g).
(ii)    “Offer Space” means the entire rentable area on the 16th floor of the Building and on floors 23 through 28 of the Building, but with respect to any such space, only following the initial leasing of such space after the date of this Lease to the extent that any such space is vacant and unleased as of the date of this Lease.
(iii)    “Offer Space Concessions Package” shall mean the free rent period (which shall be expressed as a number of months, including a partial month, if applicable) and work allowance (which shall be expressed as a number of dollars per Rentable Square Foot) and all other monetary concessions that are then being customarily received by tenants entering into new leases of comparable space in comparable buildings in downtown Manhattan taking into account all relevant factors.
(iv)    “Offer Space Fair Market Rent” means the base or fixed annual rent that a willing lessee would agree to pay and a willing lessor would agree to accept for the Accepted Offer Space, each party acting prudently and under no compulsion to lease, taking into account all relevant factors (including, the proviso set forth in the definition of “Rentable Square Feet of the Premises”, the Offer Space Concessions Package, if Tenant elected to receive the Offer Space Concessions Package, or the absence of the Offer Space Concessions Package, if Tenant did not elect to receive the Offer Space Concessions Package).
(b)    Provided that (i) the Offer Space Conditions shall then be satisfied, and (ii) as of the applicable Anticipated Inclusion Date, there shall be at least 42 full months remaining in the Term or there shall be remaining a Renewal Option which may still be exercised by Tenant, if at any time during the Term, any Offer Space becomes, or Landlord reasonably anticipates that any Offer Space will become, Available, Landlord shall give to Tenant notice (an “Offer Notice”) thereof, specifying (x) the location and Rentable Square Footage of such Offer Space consistent with Exhibit L, (y) Landlord’s Estimates of the Offer Space Fair Market Rent for such Offer Space both with an Offer Space Concessions Package and without an Offer Space Concessions Package, which shall constitute Landlord’s binding Estimates of the Offer Space Fair Market Rent for such Offer Space in any arbitration proceeding if Tenant shall thereafter exercise the Offer Space Option, (z) the date or estimated date on which such Offer Space will become Available and Landlord will be able to effect delivery with Landlord’s Expansion Work Substantially Complete (the “Anticipated Inclusion Date”); provided, that (I) the Anticipated Inclusion Date shall not be sooner than 60 days after the date of Landlord’s Offer Notice, and (II) the Anticipated Inclusion Date shall not be later than the date that is (A) 16 months after the date the Offer Notice is given to Tenant, if the Offer Space shall be one (1) full floor and (B) 24 months after the date the Offer Notice is given to Tenant, if the Offer Space shall be more than one (1) full floor. Any Offer Notice shall be irrevocable. By giving an Offer Notice, Landlord shall be deemed to have represented to Tenant that, except for unauthorized holdover occupants, Landlord is entitled to possession of the Offer Space referred to in the applicable Offer Notice on or before the Anticipated Inclusion Date set forth therein.
(c)    Provided that (i) the Offer Space Conditions shall be satisfied on the date that Tenant exercises the Offer Space Option, (ii) Tenant shall not have exercised a Contraction Option on or after the date of the giving of the Offer Notice and before the giving of the applicable Acceptance Notice and (iii) as of the Anticipated Inclusion Date, there shall be at least 42 full months remaining in the Term (only taking into account any Renewal Term to the extent that Tenant has exercised the Renewal Option with respect thereto prior to or concurrent with Tenant’s exercise of the Offer Space Option in question), Tenant shall have the option (the “Offer Space Option”), exercisable by notice (an “Acceptance Notice”) given to Landlord on or before the date that is 30 days after the giving of the Offer Notice (time being of the essence with respect to the giving of an Acceptance Notice) to include the Offer Space set forth in the Offer Notice in the Premises. Tenant must exercise each Offer Space Option with respect to all but not less than all of the applicable

Offer Space. Tenant shall notify Landlord in the Acceptance Notice whether Tenant accepts or disputes Landlord’s Estimates. If Tenant disputes Landlord’s Estimates, the Acceptance Notice shall set forth Tenant’s Estimates of the Offer Space Fair Market Rent for such Offer Space both with an Offer Space Concessions Package and without an Offer Space Concessions Package, which shall constitute Tenant’s binding Estimates of the Offer Space Fair Market Rent for such Offer Space in any arbitration proceeding. Any space as to which Tenant gives a valid Acceptance Notice is herein called an “Accepted Offer Space”.
(d)    If Tenant disputes Landlord’s Estimates of the Offer Space Fair Market Rent in the Acceptance Notice and Landlord and Tenant are unable to reach an agreement upon the Offer Space Fair Market Rent within the FMR Negotiation Period, (i) Tenant shall notify Landlord whether Tenant elects to receive an Offer Space Concessions Package in the same manner set forth in Section 33.06 of this Lease and (ii) the dispute shall be resolved by arbitration in the same manner set forth in Section 33.06 of this Lease for resolving a dispute involving the Fair Market Rent; provided, that (A) all references therein to “Renewal Option” shall be deemed to refer to the applicable Offer Space Option, (B) all references therein to “Renewal Notice” or “Tenant’s Notice” shall be deemed to refer to the applicable Acceptance Notice, (C) all references therein to “Fair Market Rent” shall be deemed to refer to the applicable Offer Space Fair Market Rent, (D) all references therein to “Renewal Term” shall be deemed to refer the term of the lease of the Offer Space in question, (E) all references therein to “Concessions Package” shall be deemed to refer to the Offer Space Concessions Package, and (F) in such arbitration procedures, the Baseball Arbitrators shall select either the Estimate submitted by Landlord under Section 34.01(b) or the Estimate submitted by Tenant under Section 34.01(c) (either with or without an Offer Space Concessions Package pursuant to Tenant’s election, or deemed election), whichever one more closely represents the Offer Space Fair Market Rent of the Offer Space as determined by the Baseball Arbitrators (and, if an Offer Space Concessions Package is included in the Offer Space Fair Market Rent, the Baseball Arbitrators may not select a rental amount from one Estimate and an Offer Space Concessions Package from the other).
(e)    If Tenant timely delivers the Acceptance Notice, then, on the date on which Landlord delivers to Tenant vacant possession of the applicable Accepted Offer Space with Landlord’s Expansion Work Substantially Completed, which date shall not be earlier than the Anticipated Inclusion Date set forth in such Offer Notice (the “Offer Space Inclusion Date”), such Accepted Offer Space shall become part of the Premises upon all of the terms and conditions set forth in this Lease, except that:
(i)    Base Rent for such Accepted Offer Space shall be equal to the Offer Space Fair Market Rent for the applicable Accepted Offer Space; and shall be payable from and after the applicable Offer Space Inclusion Date (or, if Tenant elected to receive a Concessions Package, from and after the end of any applicable free rent period);
(ii)    Tenant’s PILOT Share with respect to such Accepted Offer Space shall be a fraction the numerator of which shall be the Rentable Square Footage of such Accepted Offer Space and the denominator of which shall be the PILOT Share Denominator (it being agreed that such fraction shall be expressed as a percentage calculated to the nearest hundredth of a percent);

(iii)    Tenant’s Operating Share with respect to such Accepted Offer Space shall be a fraction the numerator of which shall be the Rentable Square Footage of such Accepted Offer Space and the denominator of which shall be the Operating Share Denominator (it being agreed that such fraction shall be expressed as a percentage calculated to the nearest hundredth of a percent);
(iv)    the Base PILOT Amount with respect to such Accepted Offer Space shall be the PILOT for the PILOT Year in which the Anticipated Inclusion Date occurs;
(v)    the Base Lease Year with respect to such Accepted Offer Space shall be the Lease Year in which the Anticipated Inclusion Date occurs;
(vi)    Landlord shall not be required to perform any work (except for Landlord’s Expansion Work in the Accepted Offer Space), pay a Landlord’s contribution or a work allowance or any other amount in respect of the Accepted Offer Space (except if Tenant elected to receive the Offer Space Concessions Package, in which case Landlord shall make available to Tenant any applicable work allowance on the same terms as set forth in Article 7 above, but subject to the provisions of Section 7.01(f)), or render any services to make the Building or such Accepted Offer Space ready for Tenant’s use or occupancy or to provide any abatement of Base Rent or Additional Rent (except if Tenant elected to receive the Offer Space Concessions Package, in which case Tenant shall be entitled to any applicable free rent period), and, except as aforesaid, Tenant shall accept such Accepted Offer Space in its “as is” condition on the Offer Space Inclusion Date, provided that, if Tenant elected to receive the Offer Space Concessions Package, Tenant shall be entitled to any other concessions included thereunder in addition to any applicable work allowance or free rent period; and
(vii)    the term of the lease of such Accepted Offer Space shall be coterminous with the Term.
(f)    Landlord shall use commercially reasonable efforts to deliver possession of the Accepted Offer Space to Tenant with Landlord’s Expansion Work Substantially Completed, on the Anticipated Inclusion Date, which efforts shall include, if appropriate in Landlord’s reasonable judgment, the institution and prosecution of appropriate holdover, dispossess or other proceedings against any occupant of the Accepted Offer Space. If Landlord reasonably anticipates any delay to the Anticipated Inclusion Date with respect to any Accepted Offer Space, then Landlord shall promptly notify Tenant thereof. Notwithstanding anything contained in this Lease to the contrary, however, if with respect to any Accepted Offer Space, Landlord is unable to cause the Offer Space Inclusion Date to occur on the Anticipated Inclusion Date, then Landlord shall have no liability to Tenant therefor and this Lease shall not in any way be impaired, except that (i) if such Offer Space Inclusion Date shall not have occurred on or before the date that is 180 days after the Anticipated Inclusion Date, then Tenant may thereafter rescind Tenant’s exercise of the Offer Space Option with respect to the applicable Offer Space by giving to Landlord not less than 30 days’ notice (the “Offer Space Termination Notice”) of such rescission and, if the Offer Space Inclusion Date for such Offer Space shall not occur on or before the date set forth in Tenant’s notice for such rescission, then (x) Tenant’s exercise of the Offer Space Option with respect to such Offer Space shall be deemed rescinded, and (y) neither party shall have any further liability or obligation to the other with respect to the exercise of such Offer Space Option by Tenant, but this sentence shall not be deemed to release Landlord from any liability on account of any breach of the representation arising under the last sentence of Section 34.01(b) and (ii) if such Offer Space Inclusion Date shall not have occurred due to the failure of Landlord to Substantially Complete Landlord’s Expansion Work in the Accepted Offer Space on or before the date (as the same may be extended on a day for day basis for each that Landlord is delayed in performing such work due to Unavoidable Delay and/or Tenant Delay) that is 180 days after the date that is the later of the Anticipated Inclusion Date and the date on which the Accepted Offer Space has become vacant and free of any applicable holdover occupancy, then Tenant may exercise its self-help rights under Section 17.19 in accordance with the terms thereof to Substantially Complete Landlord’s Expansion Work in the Accepted Offer Space as if Landlord’s failure to Substantially Complete Landlord’s Expansion Work in the Accepted Offer Space constitutes a default by Landlord under this Lease (and upon Tenant giving Landlord notice in accordance with Section 17.19 specifying Tenant’s intent to effect such cure, Tenant’s right to rescind Tenant’s exercise of the Offer Space Option set forth in clause (i) above shall be deemed void ab initio and of no further force and effect). Tenant’s rights in clauses (i) and (ii) of the immediately preceding sentence shall constitute Tenant’s exclusive remedies for the failure of Landlord to deliver possession of the Accepted Offer Space to Tenant with Landlord’s Expansion Work in the Accepted Offer Space Substantially Completed on the Anticipated Inclusion Date. This Section 34.01(f) constitutes “an express provision to the contrary” within the meaning of Section 223-a of the New York Real Property Law and any other law of like import now or hereafter in effect.
(g)    If Tenant fails timely to give an Acceptance Notice in response to an Offer Notice or rescinds an Acceptance Notice pursuant to Section 34.01(f), then
(i)    (x) Landlord may enter into one or more leases of the space covered by such Offer Notice with third parties on such terms and conditions as Landlord shall determine in its sole and absolute discretion (whether or not such terms are more or less favorable than those offered to Tenant); provided, that no such leasing shall be inconsistent with Tenant’s rights under Article 36, 37 or 38; and provided further that if such Offer Space or any portion thereof again becomes Available at a later time during the Term, after the expiration or sooner termination of a lease with a third party, then the provisions of this Article 34 shall again apply to such space, and (y) Tenant shall, upon demand by Landlord, execute a reasonable instrument confirming Tenant’s waiver of the Offer Space Option with respect to the Offer Space in question, but the failure by Tenant to execute any such instrument shall not affect the provisions of clause (x) of this Section 34.01(g)(i). Notwithstanding the foregoing, if (A) on or before the date that is one year after (1) the date of the applicable Offer Notice (with respect to Offer Space relating to which (I) Landlord delivered an Offer Notice to Tenant and (II) Tenant did not give an Acceptance Notice), or (2) the date of delivery of Tenant’s Offer Space Termination Notice (with respect to Offer Space relating to which Tenant rescinded its exercise of the Offer Space Option pursuant to the provisions of Section 34.01(f)), as the case may be, Landlord has not entered into a lease with a third party for all or any portion of the particular Offer Space with respect to which Tenant did not give an Acceptance Notice or gave an Offer Space Termination Notice, as the case may be, and (B) Landlord has not then negotiated a letter of intent or a term sheet for which a lease, an amendment to lease or any similar document is being prepared (or has been prepared) for all or any portion of such

Offer Space with a third party(ies), then, provided that the conditions to Landlord’s obligation to deliver an Offer Notice set forth in Section 34.01(b) are then satisfied, Landlord shall give Tenant a second Offer Notice for such Offer Space, in which event, provided that Tenant satisfies the conditions to Tenant’s Offer Space Option set forth in Section 34.01(c), Tenant shall have an Offer Space Option to include in the Premises all (but not less than all) of such Offer Space, exercisable by an Acceptance Notice given to Landlord on or before the date that is 30 days after the giving of such second Offer Notice (time being of the essence). If Tenant timely accepts such second Offer Space Option, the inclusion of the Offer Space shall otherwise be in accordance with the applicable provisions of this Article 34.
(h)    Promptly after the occurrence of an Offer Space Inclusion Date, Landlord and Tenant shall confirm the occurrence thereof and the inclusion of the Offer Space in the Premises by executing an instrument reasonably satisfactory to Landlord and Tenant; provided, that failure by Landlord or Tenant to execute such instrument shall not affect the inclusion of the Offer Space in the Premises in accordance with this Section 34.01.
(i)    Landlord shall provide to Tenant and its architects, engineers and other consultants reasonable access (subject to the terms of any lease then encumbering the Offer Space) to the Offer Space upon Tenant’s request for purposes of inspection during the period commencing on the date of the applicable Offer Notice and continuing through the date on which Tenant’s right to give an Acceptance Notice lapses and, if Tenant timely gives an Acceptance Notice, thereafter until delivery of such Offer Space to Tenant. Such access shall be subject to the reasonable consent of Landlord as to the timing of such access. Tenant, at Landlord’s option, shall be accompanied by a representative of Landlord during any such access, and Landlord agrees to make a representative available at reasonable times on reasonable notice for such purpose upon the prior request of Tenant. Tenant shall indemnify Landlord with respect to Tenant’s access to the Offer Space in accordance with Tenant’s obligations under Article 26 of this Lease as if the Offer Space were part of the Premises during the period of Tenant’s access thereto.
(j)    From time to time, at Tenant’s request, which may not be made more often than once in any 12 consecutive month period during the Term, Landlord shall provide Tenant with a stacking plan of the Offer Space specifying the scheduled expiration date of each lease of such space therein (“Stacking Plan”). Tenant shall keep such Stacking Plan in confidence and shall not disclose the contents thereof to any third party other than to Tenant’s real estate consultants and attorneys and except as may be required by law or in connection with the enforcement of this Lease.
Section 34.02    Generally.
(a)    It is an express condition of the options granted to Tenant pursuant to the terms of this Article 34 that time is of the essence with respect to Tenant’s exercise of such options within the time periods specified in this Article 34.
(b)    The termination of this Lease during the Term shall also terminate and render void all of Tenant’s unexercised options and elections under this Article 34, and nothing contained in this Article 34 shall prevent Landlord from exercising any right granted to or reserved by Landlord in this Lease to terminate this Lease. None of Tenant’s options set forth in this Article 34 may be severed from this Lease or separately sold, assigned or transferred.
(c)     Notwithstanding any provision to the contrary contained in this Lease, (i) if Tenant exercises the First Contraction Option, Tenant shall relinquish the Offer Space Option (and Landlord shall have no obligation to give to Tenant any Offer Notice under this Article 34) from the date the First Contraction Notice is given to Landlord through and including the date that is 42 months after such notice is given and (ii) if Tenant exercises the Second Contraction Option, Tenant shall relinquish the Offer Space Option (and Landlord shall have no obligation to give to Tenant any Offer Notice under this Article 34) from the date the Second Contraction Notice is given to Landlord through and including the date that is 42 months after such notice is given.
Article 35

INTENTIONALLY OMITTED
Article 36

INITIAL EXPANSION OPTION
Section 36.01    Initial Expansion Option. (a) Provided that on the date Tenant exercises the Initial Expansion Option (i) this Lease is in full force and effect, (ii) no Event of Default shall have occurred and be continuing and (iii) Tenant shall not have exercised the Initial Contraction Option, Tenant shall have the option (the “Initial Expansion Option”) to lease the remainder of the rentable area on the 23rd floor of the Building not leased to Tenant as of the date of this Lease (such remainder of space being hereinafter referred to as the “Initial Expansion Space”). The Initial Expansion Option shall be exercisable by Tenant giving Landlord notice thereof (the “Initial Expansion Notice”) on or before June 30, 2015. If Tenant fails timely to give an Initial Expansion Notice, then the Initial Expansion Option shall be null and void and Tenant shall have no further rights under this Article 36. Landlord and Tenant confirm that the Initial Expansion Space is conclusively deemed to contain 32,215 Rentable Square Feet.
(b)    If Tenant timely gives the Initial Expansion Notice, then the Initial Expansion Space shall become part of the Initial Premises for all purposes under this Lease on the date (the “Initial Expansion Space Commencement Date”) which Landlord delivers vacant possession of the Initial Expansion Space with Landlord’s Expansion Work Substantially Completed, upon all of the terms and conditions set forth in this Lease, except that:
(i)    Base Rent in respect of the Initial Expansion Space shall be payable at the following rates:

(A)	for the First Rent Period, $1,739,610.00 per annum ($144,967.50 per month);

(B)	for the Second Rent Period, $1,900,685.00 per annum ($158,390.42 per month);

(C)	for the Third Rent Period, $2,061,760.00 per annum ($171,813.33 per month); and

(D)	for the Fourth Rent Period, $2,222,835.00 per annum ($185,236.25 per month).
(ii)    Tenant’s Operating Share shall be increased by the addition of 1.329% to reflect the inclusion of the Initial Expansion Space in the Initial Premises.
(iii)    Tenant’s PILOT Share shall be increased by the addition of 1.282% to reflect the inclusion of the Initial Expansion Space in the Initial Premises.
(iv)    The Work Allowance shall be increased by the addition of the sum of $2,625,862.82.
(v)    The term “Landlord’s Work” shall be deemed to mean “Landlord’s Expansion Work”.
(vi)    With respect solely to the Initial Expansion Space, the term “Rent Commencement Date” shall mean the Rent Commencement Date with respect to the Initial Premises.
(vii)    With respect solely to the Initial Expansion Space, the term “Initial Term” shall mean the period commencing on the Initial Expansion Space Commencement Date and ending at 11:59 p.m. on the last day of the month in which shall occur the day immediately preceding the 20th anniversary of the Commencement Date with respect to the Initial Premises.
(viii)    With respect solely to the Initial Expansion Space, the term “First Rent Abatement Period” shall mean the period commencing on the Initial Expansion Space Commencement Date and ending on the day immediately preceding the Rent Commencement Date with respect to the Initial Premises. For avoidance of doubt, the Second Rent Abatement Period and the Third Rent Abatement Period shall be applicable with respect to the Initial Expansion Space.
(ix)    For purposes of determining whether Tenant is entitled to any rent credit with respect to the Initial Expansion Space pursuant to Section 2.05(a) of this Lease, the First Rent Credit Date shall be deemed to be the date that is 30 days after the later of (i) 180 days after Tenant gives to Landlord the Initial Expansion Notice and (ii) the date on which Tenant shall have obtained any building permit required by applicable Legal Requirements to commence the performance of the Initial Tenant Work in the Initial Expansion Space and scheduled the commencement of such work with Landlord.
Section 36.02    Confirmation of Initial Expansion Space. After the inclusion of the Initial Expansion Space in the Initial Premises, Landlord and Tenant shall confirm the occurrence thereof by executing an instrument reasonably satisfactory to Landlord and Tenant; provided, that failure by Landlord or Tenant to execute such instrument shall not affect the inclusion of the Initial Expansion Space in the Initial Premises in accordance with this Article 36.

Article 37

FIRST EXPANSION OPTION

Section 37.01    First Expansion Definitions. As used in this Lease:
(a)    “First Expansion Space” means a full or a partial Mid-Rise Floor or High-Rise Floor, the size (which for a partial floor shall be not less than 30,000 Rentable Square Feet), and layout of which shall be designated by Landlord in the FES Availability Notice.
(b)    “FES Delivery Period” means the period commencing on January 1, 2021 and ending on December 31, 2023.
(c)    “FES Delivery Date” means the date that Landlord delivers to Tenant vacant possession of the First Expansion Space with Landlord’s Expansion Work Substantially Completed, which date shall not be prior to the Anticipated FES Delivery Date set forth in the FES Availability Notice.
(d)    “FES Availability Notice” means a notice given by Landlord to Tenant (i) identifying the First Expansion Space, (ii) specifying Landlord’s Estimates of the FES Fair Market Rent for such First Expansion Space both with an FES Concessions Package and without an FES Concessions Package, which shall constitute Landlord’s binding Estimates of the FES Fair Market Rent for such First Expansion Space in any arbitration proceeding if Tenant shall thereafter exercise the First Expansion Option, (iii) setting forth Landlord’s good faith estimate of the date during the FES Delivery Period on which Landlord anticipates that the First Expansion Space shall be delivered to Tenant with Landlord’s Expansion Work Substantially Completed (the “Anticipated FES Delivery Date”), (iv) setting forth the Rentable Square Footage of the First Expansion Space, and (v) if the First Expansion Space is a partial Mid-Rise Floor or partial High-Rise Floor, including a floor plan of the floor in question on which is shown the First Expansion Space and all common corridors; provided that such First Expansion Space shall be a single contiguous block of space defined by the exterior wall and the core or common corridor wall and two other walls perpendicular to the exterior wall, which two other walls may each contain two jogs, not to exceed, in each case, 2 columns in length. The FES Availability Notice shall be irrevocable. By giving the FES Availability Notice, Landlord shall be deemed to have represented to Tenant that, except for unauthorized holdover occupants, Landlord is entitled to possession of the First Expansion Space on or before the Anticipated FES Delivery Date.
(e)    “FES Concessions Package” means the free rent period (which shall be expressed as a number of months, including a partial month, if applicable) and work allowance (which shall be expressed as a number of dollars per rentable square foot) and all other monetary concessions that are then being customarily received by tenants entering into comparable leases of comparable space in downtown Manhattan taking into account all relevant factors.

(f)    “FES Fair Market Rent” means the base or fixed annual rent that a willing lessee would agree to pay and a willing lessor would agree to accept for the First Expansion Space, each party acting prudently and under no compulsion to lease, taking into account all relevant factors (including, the proviso set forth in the definition of “Rentable Square Feet of the Premises”, the FES Concessions Package, if Tenant elected to receive the FES Concessions Package, or the absence of the FES Concessions Package, if Tenant did not elect to receive the FES Concessions Package).
Section 37.02    First Expansion Procedures. Provided that on the date Tenant exercises the First Expansion Option (a) this Lease is in full force and effect, (b) no Event of Default shall have occurred and be continuing, (c) Tenant shall not have delivered a First Contraction Notice during the 42 month period immediately preceding the Anticipated FES Delivery Date, (d) Tenant and Tenant’s Affiliates shall be Occupying at least 4 full Floors and (e) Tenant shall be a BNYM Tenant, Tenant shall have the option (the “First Expansion Option”) to lease the First Expansion Space in accordance with this Article 37. Landlord shall give to Tenant the FES Availability Notice not more than 24 months and not less than 12 months before the Anticipated FES Delivery Date; provided, however, that if Landlord shall be entitled to possession of the First Expansion Space sooner than anticipated due to the termination of an existing lease by reason of a tenant default, then the FES Availability Notice may be given to Tenant less than 12 months (but in no event less than 60 days) before the Anticipated FES Delivery Date. The First Expansion Option shall be exercisable by Tenant giving Landlord notice thereof (the “First Expansion Notice”) on or before the 30th day after the giving of the FES Availability Notice (time being of the essence). Tenant shall notify Landlord in the First Expansion Notice whether Tenant accepts or disputes Landlord’s Estimates. If Tenant disputes Landlord’s Estimates, the First Expansion Notice shall set forth Tenant’s Estimates of the FES Fair Market Rent for such First Expansion Space both with an FES Concessions Package and without an FES Concessions Package, which shall constitute Tenant’s binding Estimates of the FES Fair Market Rent for such First Expansion Space in any arbitration proceeding.
Section 37.03    Determination of FES Fair Market Rent. If Tenant timely exercises the First Expansion Option and disputes Landlord’s Estimates of the FES Fair Market Rent in the First Expansion and Landlord and Tenant are unable to reach an agreement upon the FES Fair Market Rent within the FMR Negotiation Period, (a) Tenant shall notify Landlord whether Tenant elects to receive an FES Concessions Package in the same manner set forth in Section 33.06 of this Lease and (b) the dispute shall be resolved by arbitration in the same manner set forth in Section 33.06 of this Lease for resolving a dispute involving the Fair Market Rent; provided, that (i) all references therein to “Renewal Option” shall be deemed to refer to the First Expansion Option, (ii) all references therein to “Renewal Notice” or “Tenant’s Notice” shall be deemed to refer to the applicable First Expansion Notice, (iii) all references therein to “Fair Market Rent” shall be deemed to refer to the FES Fair Market Rent, (iv) all references therein to “Renewal Term” shall be deemed to refer the term of the lease of the First Expansion Space and (v) all references therein to “Concessions Package” shall be deemed to refer to the FES Concessions Package, and (vi) in such arbitration procedures, the Baseball Arbitrators shall select either the Estimate submitted by Landlord under Section 37.01(d) or the Estimate submitted by Tenant under Section 37.02 (either with or without an FES Space Concessions Package pursuant to Tenant’s election, or deemed election), whichever one more closely represents the FES Fair Market Rent of the First Expansion

Space as determined by the Baseball Arbitrators (and, if an FES Concessions Package is included in the FES Fair Market Rent, the Baseball Arbitrators may not select a rental amount from one Estimate and an FES Concessions Package from the other).
Section 37.04    First Expansion Terms. If Tenant timely gives the First Expansion Notice, then on the FES Delivery Date, the First Expansion Space shall become part of the Premises, upon all of the terms and conditions set forth in this Lease, except that:
(A)    from and after the FES Delivery Date (or, if Tenant elected to receive the FES Concessions Package, from and after the end of any applicable free rent period which shall commence on the FES Delivery Date), in addition to all other Base Rent payable under the provisions of this Lease, Base Rent shall be increased by the FES Fair Market Rent;
(B)    from and after the FES Delivery Date, Tenant’s PILOT Share and Tenant’s Operating Share shall each be increased proportionately to reflect the addition of the First Expansion Space to the Premises;
(C)    the Base PILOT Amount with respect to the First Expansion Space shall be the PILOT for the PILOT Year in which the FES Delivery Date occurs;
(D)    the Base Lease Year with respect to the First Expansion Space shall be the Lease Year in which the FES Delivery Date occurs, and
(E)    Landlord shall not be required to perform any work (except for Landlord’s Expansion Work in respect of the First Expansion Space), pay any amount (except if Tenant elected to receive the FES Concessions Package, in which case Landlord shall make available to Tenant any applicable work allowance on the same terms as set forth in Article 7 above, but subject to the provisions of Section 7.01(f)) or render any services to make the Building or the First Expansion Space ready for Tenant’s use or occupancy or to provide any abatement of Base Rent or Additional Rent (except if Tenant elected to receive the FES Concessions Package, in which case Tenant shall be entitled to any applicable free rent period), and, except as aforesaid, Tenant shall accept the First Expansion Space in its “as is” condition on the FES Delivery Date, provided that, if Tenant elected to receive the FES Concessions Package, Tenant shall be entitled to any other concessions included thereunder in addition to any applicable work allowance or free rent period.
Section 37.05    Delivery of First Expansion Space. Landlord shall use commercially reasonable efforts to deliver possession of the First Expansion Space to Tenant with Landlord’s Expansion Work in the First Expansion Space Substantially Completed on the Anticipated FES Delivery Date, including, if appropriate in Landlord’s reasonable judgment, the reasonably prompt institution and diligent prosecution to completion of appropriate holdover, dispossess or other proceedings against any occupant of the First Expansion Space but in no event later than 60 days after the commencement of such holdover by such tenant. If Landlord reasonably anticipates any delay to the Anticipated FES Delivery Date, then Landlord shall promptly notify Tenant thereof. Notwithstanding anything contained in this Lease to the contrary, however, if Landlord is unable to deliver possession of the First Expansion Space to Tenant with Landlord’s Expansion Work in the First Expansion Space Substantially Completed, for any reason, on the Anticipated FES Delivery Date, Landlord shall have no liability to Tenant therefor and this Lease shall not in any way be impaired, except that (a) if the FES Delivery Date shall not have occurred on or before the date that is 180 days after the Anticipated FES Delivery Date, then Tenant may thereafter rescind Tenant’s exercise of the First Expansion Option by giving to Landlord not less than 30 days’ notice (the “FES Rescission Notice”) of such contemplated rescission and, if the FES Delivery Date shall not occur on or before the date set forth in Tenant’s notice for such rescission, then (i) Tenant’s exercise of the First Expansion Option shall be deemed rescinded, and (ii) neither party shall have any further liability or obligation to the other with respect to the exercise of such First Expansion Option by Tenant, but the foregoing shall not be deemed to release Landlord from any liability on account of any breach of the representation arising under the last sentence of Section 37.01(d) and (b) if the FES Delivery Date shall not have occurred due to the failure of Landlord to Substantially Complete Landlord’s Expansion Work in the First Expansion Space on or before the date (as the same may be extended on a day for day basis for each that Landlord is delayed in performing such work due to Unavoidable Delay and/or Tenant Delay) that is 180 days after the date that is the later of the Anticipated FES Delivery Date and the date on which the First Expansion Space has become vacant and free of any applicable holdover occupancy, then Tenant may exercise its self-help rights under Section 17.19 in accordance with the terms thereof to Substantially Complete Landlord’s Expansion Work in the First Expansion Space as if Landlord’s failure to Substantially Complete Landlord’s Expansion Work in the First Expansion Space constitutes a default by Landlord under this Lease (and upon Tenant giving Landlord notice in accordance with Section 17.19 specifying Tenant’s intent to effect such cure, Tenant’s right to rescind Tenant’s exercise of the First Expansion Option set forth in clause (a) above shall be deemed void ab initio and of no further force and effect). Tenant’s rights in clauses (a) and (b) of the immediately preceding sentence shall constitute Tenant’s exclusive remedies for the failure of Landlord to deliver possession of the First Expansion Space to Tenant with Landlord’s Expansion Work in the First Expansion Space Substantially Completed on the Anticipated FES Delivery Date, provided that, notwithstanding the foregoing, Tenant may also commence an action against Landlord for specific performance with respect to Landlord’s refusal to deliver the First Expansion Space as required hereunder. This Section 37.05 constitutes “an express provision to the contrary” within the meaning of Section 223-a of the New York Real Property Law and any other law of like import now or hereafter in effect.
Section 37.06    Adjustment of Base Rent. If the final determination of the FES Fair Market Rent shall not be made on or before the FES Rent Commencement Date, then, pending such final determination, Tenant shall pay, as Base Rent for the First Expansion Space, an amount equal to Landlord’s Estimate. Within 30 days after the final determination of FES Fair Market Rent, an adjustment, if any, required to correct the amounts previously paid on account thereof shall be made by Landlord, together with interest at the Prime Rate from the date of payment until the date of refund or credit.
Section 37.07    Confirmation of Exercise. Promptly after the occurrence of the FES Delivery Date, Landlord and Tenant shall confirm the occurrence thereof and the inclusion of the First Expansion Space in the Premises by executing an instrument reasonably satisfactory to Landlord and Tenant; provided, that failure by Landlord or Tenant to execute such instrument shall not affect the inclusion of the First Expansion Space in the Premises in accordance with this Article 37.
Section 37.08    Access to First Expansion Space. Landlord shall provide to Tenant and its architects, engineers and other consultants reasonable access (subject to the terms of any lease then encumbering the First Expansion Space) to the First Expansion Space upon Tenant’s request for purposes of inspection during the period commencing on the date of the First Availability Notice and continuing through the date on which Tenant’s right to give the First Exercise Notice lapses and, if Tenant timely gives a First Acceptance Notice, thereafter until delivery of the First Expansion Space to Tenant. Such access shall be subject to the reasonable consent of Landlord as to the timing of such access. Tenant, at Landlord’s option, shall be accompanied by a representative of Landlord during any such access, and Landlord agrees to make a representative available at reasonable times on reasonable notice for such purpose upon the prior request of Tenant. Tenant shall indemnify Landlord with respect to Tenant’s access to the First Expansion Space in accordance with Tenant’s obligations under Article 26 of this Lease as if the First Expansion Space were part of the Premises during the period of Tenant’s access thereto.
Section 37.09    Failure to Exercise First Expansion Option. Tenant’s failure to exercise the First Expansion Option shall not result in the forfeiture of the Second Expansion Option.
Section 37.10    First Expansion Space Availability Request. Landlord shall deliver to Tenant, upon request by Tenant from time to time during the Term, a list of the scheduled expiration dates of any lease agreements then in effect for all or any portion of the First Expansion Space to the extent that the First Expansion Option is then still in full force and effect. Tenant shall keep such information in confidence and shall not disclose the same to any third party other than to Tenant’s real estate consultants and attorneys, and except as may be required by law or in connection with the enforcement of this Lease.
Article 38

SECOND EXPANSION OPTION
Section 38.01    Second Expansion Definitions. As used in this Lease:
(a)    “Second Expansion Space” means a full or a partial Mid-Rise Floor or High-Rise Floor, the size (which for a partial floor shall be not less than 30,000 Rentable Square Feet), and layout of which shall be designated by Landlord in the SES Availability Notice.
(b)    “SES Delivery Period” means the period commencing on January 1, 2026 and ending on December 31, 2028.
(c)    “SES Delivery Date” means the date that Landlord delivers to Tenant vacant possession of the Second Expansion Space with Landlord’s Expansion Work Substantially Completed, which date shall not be prior to the Anticipated SES Delivery Date set forth in the SES Availability Notice.

(d)     “SES Availability Notice” means a notice given by Landlord to Tenant means a notice given by Landlord to Tenant (i) identifying the Second Expansion Space, (ii) specifying Landlord’s Estimates of the SES Fair Market Rent for such Second Expansion Space both with an SES Concessions Package and without an SES Concessions Package, which shall constitute Landlord’s binding Estimates of the SES Fair Market Rent for such Second Expansion Space in any arbitration proceeding if Tenant shall thereafter exercise the Second Expansion Option, (iii) setting forth Landlord’s good faith estimate of the date during the SES Delivery Period on which Landlord anticipates that the Second Expansion Space shall be delivered to Tenant with Landlord’s Expansion Work Substantially Completed (the “Anticipated SES Delivery Date”), (iv) setting for the Rentable Square Footage of the Second Expansion Space (in accordance with the parameters set forth in the definition of “Second Expansion Space” above) and (v) if the Second Expansion Space is a partial Mid-Rise Floor or partial High-Rise Floor, including a floor plan of the floor in question on which is shown the Second Expansion Space and all common corridors; provided, that such Second Expansion Space shall be a single contiguous block of space defined by the exterior wall and the core or common corridor wall and two other walls perpendicular to the exterior wall, which two other walls may each contain two jogs, not to exceed, in each case, 2 columns in length. The SES Availability Notice shall be irrevocable. By giving the SES Availability Notice, Landlord shall be deemed to have represented to Tenant that, except for unauthorized holdover occupants, Landlord is entitled to possession of the Second Expansion Space on or before the Anticipated SES Delivery Date.
(e)    “SES Concessions Package” means the free rent period (which shall be expressed as a number of months, including a partial month, if applicable) and work allowance (which shall be expressed as a number of dollars per rentable square foot) and all other monetary concessions that are then being customarily received by tenants entering into comparable leases of comparable space in downtown Manhattan taking into account all relevant factors.
(f)    “SES Fair Market Rent” means the base or fixed annual rent that a willing lessee would agree to pay and a willing lessor would agree to accept for the Second Expansion Space, each party acting prudently and under no compulsion to lease, taking into account all relevant factors (including, the proviso set forth in the definition of “Rentable Square Feet of the Premises”, the Concessions Package, if Tenant elected to receive the SES Concessions Package, or the absence of the Concessions Package, if Tenant did not elect to receive the SES Concessions Package).
Section 38.02    Second Expansion Space Procedures. Provided that on the date Tenant exercises the Second Expansion Option (a) this Lease is in full force and effect, (b) no Event of Default shall have occurred and be continuing, (c) Tenant shall not have delivered a Second Contraction Notice during the 42 month period immediately preceding the Anticipated SES Delivery Date, (d) Tenant and Tenant’s Affiliates shall be Occupying at least 4 full Floors and (e) Tenant shall be a BNYM Tenant, Tenant shall have the option (the “Second Expansion Option”) to lease the Second Expansion Space in accordance with this Article 38. Landlord shall give to Tenant an SES Availability Notice not more than 24 months before the Anticipated SES Delivery Date, not less than 12 months before the Anticipated SES Delivery Date; provided, however, that if Landlord shall be entitled to possession of the Second Expansion Space sooner than anticipated due to the termination of an existing lease by reason of a tenant default, then the SES Availability Notice may be given less than 12 months (but in no event less than 60 days) before the Anticipated SES Delivery Date. The Second Expansion Option shall be exercisable by Tenant giving Landlord notice thereof (the “Second Expansion Notice”) on or before the 30th day after the giving of the SES Availability Notice (time being of the essence). Tenant shall notify Landlord in the Second Expansion Notice whether Tenant accepts or disputes Landlord’s Estimates. If Tenant disputes Landlord’s Estimates, the Second Expansion Notice shall set forth Tenant’s Estimates of the SES Fair Market Rent for such Second Expansion Space both with an SES Concessions Package and without an SES Concessions Package, which shall constitute Tenant’s binding Estimates of the SES Fair Market Rent for such Second Expansion Space in any arbitration proceeding.
Section 38.03    SES Fair Market Rent. If Tenant timely exercises the Second Expansion Option and Landlord and Tenant are unable to reach an agreement upon the SES Fair Market Rent within the FMV Negotiation Period, (a) Tenant shall notify Landlord whether Tenant elects to receive an SES Concessions Package in the same manner set forth in Section 33.06 of this Lease and (b) the dispute shall be resolved by arbitration in the same manner set forth in Section 33.06 of this Lease for resolving a dispute involving the Fair Market Rent; provided, that (i) all references therein to “Renewal Option” shall be deemed to refer to the Second Expansion Option, (ii) all references therein to “Renewal Notice” or “Tenant’s Notice” shall be deemed to refer to the applicable Second Expansion Notice, (iii) all references therein to “Fair Market Rent” shall be deemed to refer to the SES Fair Market Rent, (iv) all references therein to “Renewal Term” shall be deemed to refer the term of the lease of the Second Expansion Space, (v) all references therein to “Concessions Package” shall be deemed to refer to the SES Concessions Package and (vi) in such arbitration procedures, the Baseball Arbitrators shall select either the Estimate submitted by Landlord under Section 38.01(d) or the Estimate submitted by Tenant under Section 38.02 (either with or without an SES Space Concessions Package pursuant to Tenant’s election, or deemed election), whichever one more closely represents the SES Fair Market Rent of the Second Expansion Space as determined by the Baseball Arbitrators (and, if an SES Concessions Package is included in the SES Fair Market Rent, the Baseball Arbitrators may not select a rental amount from one Estimate and an SES Concessions Package from the other).
Section 38.04    Second Expansion Terms. If Tenant timely gives the Second Expansion Notice, then on the SES Delivery Date, the Second Expansion Space shall become part of the Premises, upon all of the terms and conditions set forth in this Lease, except that:
(A)    from and after the SES Delivery Date (or, if Tenant elected to receive the SES Concessions Package, from and after the end of any applicable free rent period which shall commence on the SES Delivery Date), in addition to all other Base Rent payable under the provisions of this Lease, Base Rent shall be increased by the SES Fair Market Rent;
(B)    from and after the SES Delivery Date, Tenant’s PILOT Share and Tenant’s Operating Share shall each be increased proportionately to reflect the addition of the Second Expansion Space to the Premises;
(C)    the Base PILOT Amount with respect to the Second Expansion Space shall be the PILOT for the PILOT Year in which the SES Delivery Date occurs;

(D)    the Base Lease Year with respect to the Second Expansion Space shall be the Lease Year in which the SES Delivery Date occurs; and
(E)    Landlord shall not be required to perform any work (except for Landlord’s Expansion Work in respect of the Second Expansion Space), pay any amount (except if Tenant elected to receive the SES Concessions Package, in which case Landlord shall make available to Tenant any applicable work allowance on the same terms as set forth in Article 7 above, but subject to the provisions of Section 7.01(f)) or render any services to make the Building or the Second Expansion Space ready for Tenant’s use or occupancy or to provide any abatement of Base Rent or Additional Rent (except if Tenant elected to receive the SES Concessions Package, in which case Tenant shall be entitled to any applicable free rent period), and, except as aforesaid, Tenant shall accept the Second Expansion Space in its “as is” condition on the SES Delivery Date, provided that, if Tenant elected to receive the SES Concessions Package, Tenant shall be entitled to any other concessions included thereunder in addition to any applicable work allowance or free rent period.
Section 38.05    Delivery of Second Expansion Space. Landlord shall use commercially reasonable efforts to deliver possession of the Second Expansion Space to Tenant with Landlord’s Expansion Work in the Second Expansion Space Substantially Completed on the Anticipated SES Delivery Date, including, if appropriate in Landlord’s reasonable judgment, the reasonably prompt institution and diligent prosecution to completion of appropriate holdover, dispossess or other proceedings against any occupant of the Second Expansion Space but in no event later than 60 days after the commencement of such holdover by such tenant. If Landlord reasonably anticipates any delay to the Anticipated SES Delivery Date, then Landlord shall promptly notify Tenant thereof. Notwithstanding anything contained in this Lease to the contrary, however, if Landlord is unable to deliver possession of the Second Expansion Space to Tenant with Landlord’s Expansion Work in the Second Expansion Space Substantially Completed, for any reason, on the Anticipated SES Delivery Date, Landlord shall have no liability to Tenant therefor and this Lease shall not in any way be impaired, except that (a) if the SES Delivery Date shall not have occurred on or before the date that is 180 days after the Anticipated SES Delivery Date, then Tenant may thereafter rescind Tenant’s exercise of the Second Expansion Option by giving to Landlord not less than 30 days’ notice (the “SES Rescission Notice”) of such contemplated rescission and, if the SES Delivery Date shall not occur on or before the date set forth in Tenant’s notice for such rescission, then (i) Tenant’s exercise of the Second Expansion Option shall be deemed rescinded and (ii) neither party shall have any further liability or obligation to the other with respect to the exercise of such Second Expansion Option by Tenant, but the foregoing shall not be deemed to release Landlord from any liability on account of any breach of the representation arising under the last sentence of Section 38.01(d) and (b) if the SES Delivery Date shall not have occurred due to the failure of Landlord to Substantially Complete Landlord’s Expansion Work in the Second Expansion Space on or before the date (as the same may be extended on a day for day basis for each that Landlord is delayed in performing such work due to Unavoidable Delay and/or Tenant Delay) that is 180 days after the date that is the later of the Anticipated SES Delivery Date and the date on which the Second Expansion Space has become vacant and free of any applicable holdover occupancy, then Tenant may exercise its self-help rights under Section 17.19 in accordance with the terms thereof to Substantially Complete Landlord’s Expansion Work in the Second Expansion Space as if Landlord’s

failure to Substantially Complete Landlord’s Expansion Work in the Second Expansion Space constitutes a default by Landlord under this Lease (and upon Tenant giving Landlord notice in accordance with Section 17.19 specifying Tenant’s intent to effect such cure, Tenant’s right to rescind Tenant’s exercise of the Second Expansion Option set forth in clause (a) above shall be deemed void ab initio and of no further force and effect). Tenant’s rights in clauses (a) and (b) of the immediately preceding sentence shall constitute Tenant’s exclusive remedies for the failure of Landlord to deliver possession of the Second Expansion Space to Tenant with Landlord’s Expansion Work in the Second Expansion Space Substantially Completed on the Anticipated SES Delivery Date, provided that, notwithstanding the foregoing, Tenant may also commence an action against Landlord for specific performance with respect to Landlord’s refusal to deliver the Second Expansion Space as required hereunder. This Section 38.05 constitutes “an express provision to the contrary” within the meaning of Section 223-a of the New York Real Property Law and any other law of like import now or hereafter in effect.
Section 38.06    Adjustment of Base Rent. If the final determination of the SES Fair Market Rent shall not be made on or before the SES Rent Commencement Date, then, pending such final determination, Tenant shall pay, as Base Rent for the Second Expansion Space, an amount equal to Landlord’s Estimate. Within 30 days after the final determination of SES Fair Market Rent, an adjustment, if any, required to correct the amounts previously paid on account thereof shall be made by Landlord, together with interest at the Prime Rate from the date of payment until the date of refund or credit.
Section 38.07    Confirmation of Exercise. Promptly after the occurrence of the SES Delivery Date, Landlord and Tenant shall confirm the occurrence thereof and the inclusion of the Second Expansion Space in the Premises by executing an instrument reasonably satisfactory to Landlord and Tenant; provided, that failure by Landlord or Tenant to execute such instrument shall not affect the inclusion of the Second Expansion Space in the Premises in accordance with this Article 38.
Section 38.08    Access to Second Expansion Space. Landlord shall provide to Tenant and its architects, engineers and other consultants reasonable access (subject to the terms of any lease then encumbering the Second Expansion Space) to the Second Expansion Space upon Tenant’s request for purposes of inspection during the period commencing on the date of the Second Availability Notice and continuing through the date on which Tenant’s right to give the Second Exercise Notice lapses and, if Tenant timely gives a Second Acceptance Notice, thereafter until delivery of the Second Expansion Space to Tenant. Such access shall be subject to the reasonable consent of Landlord as to the timing of such access. Tenant, at Landlord’s option, shall be accompanied by a representative of Landlord during any such access, and Landlord agrees to make a representative available at reasonable times on reasonable notice for such purpose upon the prior request of Tenant. Tenant shall indemnify Landlord with respect to Tenant’s access to the Second Expansion Space in accordance with Tenant’s obligations under Article 26 of this Lease as if the Second Expansion Space were part of the Premises during the period of Tenant’s access thereto.
Section 38.09    Second Expansion Space Availability Request. Landlord shall deliver to Tenant, upon request by Tenant from time to time during the Term, a list of the scheduled expiration dates of any lease agreements then in effect for all or any portion of the Second Expansion Space to the extent that the Second Expansion Option is then still in full force and effect. Tenant shall keep such information in confidence and shall not disclose the same to any third party other than to Tenant’s real estate consultants and attorneys, and except as may be required by law or in connection with the enforcement of this Lease.
Article 39

INTENTIONALLY OMITTED
Article 40

INITIAL CONTRACTION OPTION
Section 40.01    Contraction Option. Provided that on the date Tenant exercises the Initial Contraction Option (a) this Lease is in full force and effect, (b) Tenant shall not have exercised the Initial Expansion Option and (c) no Event of Default shall have occurred and be continuing, Tenant shall have the one-time right (the “Initial Contraction Option”) to cancel this Lease with respect only to the entire 23rd Floor Premises effective as of the giving of the Initial Contraction Notice. The Initial Contraction Option shall be exercisable by Tenant giving Landlord notice thereof (the “Initial Contraction Notice”) on or before December 31, 2014. Upon the timely giving of the Initial Contraction Notice, the Term of this Lease with respect to the 23rd Floor Premises shall expire with the same effect as if such date were the Expiration Date and neither party shall have any further rights or obligations under this Lease with respect to the 23rd Floor Premises except for such rights and obligations which expressly survive the termination or expiration of the Term of this Lease. If Tenant fails timely to give an Initial Contraction Notice, then the Initial Contraction Option shall be null and void and Tenant shall have no further rights under this Article 40.
Section 40.02    Terms. If Tenant timely exercises the Initial Contraction Option, then on the date that Tenant shall give Landlord the Initial Contraction Notice:
(a)    the Base Rent shall be decreased by:

(i)	for the First Rent Period, $1,185,246.00 per annum ($98,770.50 per month);

(ii)	for the Second Rent Period, $1,294,991.00 per annum ($107,915.92 per month);

(iii)	for the Third Rent Period, $1,404,736.00 per annum ($117,061.33 per month); and

(iii)	for the Fourth Rent Period, $1,514,481.00 per annum ($126,206.75 per month).
(b)    Tenant’s Operating Share shall be reduced by the subtraction of 0.906% to reflect the surrender of the 23rd Floor Premises;

(c)    Tenant’s PILOT Share shall be reduced by the subtraction of 0.874% to reflect the surrender of the 23rd Floor Premises; and
(d)    The Work Allowance shall be reduced by $1,787,627.53, plus $250,000 for the Restroom Renovations with respect to the 23rd Floor Premises.
Section 40.03    Confirmation. After the giving of the Initial Contraction Notice, Landlord and Tenant shall confirm the occurrence thereof and the exclusion of the 23rd Floor Premises from the Premises by executing an instrument reasonably satisfactory to Landlord and Tenant; provided, that failure by Landlord or Tenant to execute such instrument shall not affect the exclusion of the 23rd Floor Premises from the Premises in accordance with this Article 40.
Article 41

FIRST CONTRACTION OPTION
Section 41.01    Provided that on the date Tenant exercises the First Contraction Option (a) this Lease is in full force and effect, (b) no Event of Default has occurred and is continuing, (c) Tenant shall not have exercised the First Expansion Option, (d) Tenant shall not have delivered an Acceptance Notice during the 42 month period immediately preceding the First Contraction Date, and (e) Tenant shall be a BNYM Tenant, Tenant shall have the one-time right (the “First Contraction Option”) to surrender to Landlord as of the First Contraction Date, the First Contraction Space, all in accordance with the provisions of this Article 41. “First Contraction Space” means either the highest or the lowest full Floor or partial Floor, as determined by Tenant. “First Contraction Date” means the day immediately preceding the 10th anniversary of the Commencement Date.
Section 41.02    Tenant may exercise the First Contraction Option only (a) by delivering to Landlord irrevocable notice of such exercise (the “First Contraction Notice”) on or before the date that is 18 months before the First Contraction Date (time being of the essence) (the “First Contraction Outside Date”) and (b) by paying to Landlord the First Contraction Payment in full, together with the giving of the First Contraction Notice. If Tenant shall fail timely to deliver the First Contraction Notice or shall timely deliver the First Contraction Notice but shall fail to pay therewith the First Contraction Payment, Tenant shall conclusively be deemed to have waived the First Contraction Option. “First Contraction Payment” means the sum of (i) the unamortized value, as of the First Contraction Date, of the First Contraction Transaction Costs, determined by amortizing such costs on a monthly straight-line basis over the initial term of this Lease for the First Contraction Space (but assuming no amortization during the First Rent Abatement Period, Second Rent Abatement Period and Third Rent Abatement Period) at a rate of 6% per annum, compounded monthly plus (ii) the sum of the then Base Rent for the First Contraction Space for the 6 months immediately following the First Contraction Date (without regard to the Second Rent Abatement Period). An example of the calculation of the First Contraction Payment is set forth in Exhibit EE attached hereto. Tenant may, at any time after the 3rd anniversary of the Rent Commencement Date, request that Landlord provide to Tenant notice of the computation of the First Contraction Payment and Landlord shall provide such computation to Tenant within 30 days thereafter. If Tenant disagrees with Landlord’s computation of the First Contraction Payment, the parties shall endeavor in good faith to reach agreement, failing which Tenant shall pay on the basis of Landlord’s computation of the First Contraction Payment without prejudice to Tenant’s rights to recover any overpayment. “First Contraction Transaction Costs” means the sum of (A) the Base Rent that would have been payable in respect of the First Contraction Space during the First Rent Abatement Period if the Commencement Date had been the Rent Commencement Date (B) the portion of the Work Allowance allocable to the First Contraction Space (regardless of whether such amount was used for purposes unrelated to the First Contraction Space), and (C) all brokerage commissions incurred in respect of the First Contraction Space. Any dispute arising under or in connection with any provision of this Section 41.02 may at either party’s election be determined by expedited arbitration pursuant to Article 21.
Section 41.03    If Tenant timely exercises the First Contraction Option, Tenant shall surrender to Landlord possession of the First Contraction Space on the First Contraction Date, vacant and free of any lien or encumbrance created by Tenant or persons claiming by, through or under Tenant and otherwise in the condition required in accordance with the provisions of this Lease. On the First Contraction Date, Tenant’s lease of the First Contraction Space only shall end and expire, and Tenant’s estate in and possession of the First Contraction Space only shall terminate and be wholly extinguished as if the First Contraction Date were the Expiration Date. If Tenant fails to surrender to Landlord possession of the First Contraction Space pursuant to the first sentence of this Section 41.03 on the First Contraction Date, then Tenant shall be deemed to be a holdover in the First Contraction Space only and Landlord shall have the right to exercise any of Landlord’s rights and remedies at law and in equity with respect to the First Contraction Space (including, without limitation, Article 28 of this Lease, it being acknowledged and agreed that the Base Rent payable during any such holdover pursuant to Section 28.02(a) shall be calculated in accordance with the terms thereof based on the First Contraction Space only); provided, however, that any holdover shall not constitute a default under this Lease.
Section 41.04    If Tenant timely exercises the First Contraction Option, then effective from and after the day immediately following the First Contraction Date, Tenant shall continue to lease the Premises (other than the First Contraction Space) upon all of the terms and provisions of this Lease; provided, that:
(a)    the Base Rent shall be reduced by the amount of Base Rent payable in respect of the First Contraction Space;
(b)    Tenant’s Operating Share and Tenant’s PILOT Share shall be reduced proportionately to reflect the surrender of the First Contraction Space (provided, that the reduction provided for in this clause (b) shall not take effect until the date that is 6 months after the First Contraction Date);
(c)    the term “Premises” shall no longer include the First Contraction Space;
(d)    Tenant shall relinquish the Offer Space Option (and Landlord shall have no obligation to give to Tenant any Offer Notice under Article 34) from the date on which the First Contraction Notice shall have been given to Landlord through and including the date that is 42 months after the giving of such notice.

Section 41.05    Confirmation. Landlord and Tenant, at either party’s request, shall promptly execute and exchange an appropriate agreement evidencing the exercise and consummation of the First Contraction Option reasonably satisfactory to both parties, but no such agreement shall be necessary in order to make the provisions hereof effective.

Article 42

SECOND CONTRACTION OPTION
Section 42.01    Provided that on the date Tenant exercises the Second Contraction Option (a) this Lease is in full force and effect, (b) no Event of Default has occurred and is continuing, (c) Tenant shall not have exercised the Second Expansion Option, (d) Tenant shall not have delivered an Acceptance Notice during the 42 month period immediately preceding the Second Contraction Date, and (e) Tenant shall be a BNYM Tenant, Tenant shall have the one-time right (the “Second Contraction Option”) to surrender to Landlord as of the Second Contraction Date, the Second Contraction Space, all in accordance with the provisions of this Article 42. “Second Contraction Space” means the highest or lowest full Floor or partial Floor, as determined by Tenant. “Second Contraction Date” means the day immediately preceding the 15th anniversary of the Commencement Date.
Section 42.02    Tenant may exercise the Second Contraction Option only (a) by delivering to Landlord irrevocable notice of such exercise (the “Second Contraction Notice”) on or before the date that is 18 months before the Second Contraction Date (time being of the essence) (the “Second Contraction Outside Date”) and (b) by paying to Landlord the Second Contraction Payment in full together with the giving of the Second Contraction Notice. If Tenant shall fail timely to deliver the Second Contraction Notice or shall timely deliver the Second Contraction Notice but shall fail to pay therewith the Second Contraction Payment, then Tenant shall conclusively be deemed to have waived the Second Contraction Option. “Second Contraction Payment” means the sum of (i) the unamortized value, as of the Second Contraction Date, of the Second Contraction Transaction Costs, determined by amortizing such costs on a monthly straight-line basis over the initial term of this Lease for the Second Contraction Space (but assuming no amortization during the First Rent Abatement Period, Second Rent Abatement Period and Third Rent Abatement Period) at a rate of 6% per annum, compounded monthly plus (ii) the sum of the then Base Rent for the Second Contraction Space for the 6 months immediately following the Second Contraction Date (without regard to the Third Rent Abatement Period). Tenant may, at any time after the 3rd anniversary of the Rent Commencement Date, request that Landlord provide to Tenant notice of the computation of the Second Contraction Payment and Landlord shall provide such computation to Tenant within 30 days thereafter. If Tenant disagrees with Landlord’s computation of the Second Contraction Payment, the parties shall endeavor in good faith to reach agreement, failing which Tenant shall pay on the basis of Landlord’s computation of the Second Contraction Payment without prejudice to Tenant’s rights to recover any overpayment. “Second Contraction Transaction Costs” means the sum of (A) the Base Rent that would have been payable in respect of the Second Contraction Space during the First Rent Abatement Period if the Commencement Date had been the Rent Commencement Date and during the Second Rent Abatement Period (B) the portion of the Work Allowance allocable to the Second Contraction Space (regardless of whether such amount was used for purposes unrelated to the Second Contraction Space), and (C) all brokerage commissions incurred in respect of the Second Contraction Space. Any dispute arising under or in connection with any provision of this Section 42.02 may at either party’s election be determined by expedited arbitration pursuant to Article 21.
Section 42.03    If Tenant timely exercises the Second Contraction Option, then Tenant shall surrender to Landlord possession of the Second Contraction Space on the Second Contraction Date, vacant and free of any lien or encumbrance created by Tenant or persons claiming by, through or under Tenant and otherwise in the condition required in accordance with the provisions of this Lease. On the Second Contraction Date, Tenant’s lease of the Second Contraction Space only shall end and expire, and Tenant’s estate in and possession of the Second Contraction Space only shall terminate and be wholly extinguished as if the Second Contraction Date were the Expiration Date. If Tenant fails to surrender to Landlord possession of the Second Contraction Space pursuant to the first sentence of this Section 42.03 on the Second Contraction Date, then Tenant shall be deemed to be a holdover in the Second Contraction Space only and Landlord shall have the right to exercise any of Landlord’s rights and remedies at law and in equity with respect to the Second Contraction Space (including, without limitation, Article 28 of this Lease, it being acknowledged and agreed that the Base Rent payable during any such holdover pursuant to Section 28.02(a) shall be calculated in accordance with the terms thereof based on the Second Contraction Space only) provided, however, that any holdover shall not constitute a default under this Lease.
Section 42.04    If Tenant timely exercises the Second Contraction Option, then effective from and after the day immediately following the Second Contraction Date, Tenant shall continue to lease the Premises (other than the Second Contraction Space) upon all of the terms and provisions of this Lease; provided, that:
(a)    the Base Rent shall be reduced by the amount of Base Rent applicable to the Second Contraction Space;
(b)    Tenant’s Operating Share and Tenant’s PILOT Share shall be reduced proportionately to reflect the surrender of the Second Contraction Space (provided, that the reduction provided for in this clause (b) shall not take effect until the date that is 6 months after the Second Contraction Date);
(c)    the term “Premises” shall no longer include the Second Contraction Space; and
(d)    Tenant shall relinquish the Offer Space Option (and Landlord shall have no obligation to give to Tenant any Offer Notice under Article 34) from the date on which the Second Contraction Notice shall have been given to Landlord through and including the date that is 42 months after the giving of such notice.
Section 42.05    Confirmation. Landlord and Tenant, at either party’s request, shall promptly execute and exchange an appropriate agreement evidencing the exercise and consummation of the

Second Contraction Option reasonably satisfactory to both parties, but no such agreement shall be necessary in order to make the provisions hereof effective.
Article 43

PARKING
Section 43.01    Tenant’s Parking Spaces. Subject to the further provisions of this Article 43, Landlord shall cause to be reserved for Tenant, 8 reserved parking spaces (i.e., park and lock) (“Tenant’s Parking Spaces”) in the parking garage located at 200 Liberty Street, which Tenant’s Parking Spaces shall be labeled “Reserved”. Landlord shall endeavor to cause all 8 of the spaces comprising Tenant’s Parking Spaces as of the date of this Lease to be contiguous, and in no event shall such spaces be located in more than 2 groups of contiguous spaces. Tenant may, from time to time, by giving to Landlord not less than 60 days’ notice, (i) decrease the number of Tenant’s Parking Spaces or (ii) hire additional reserved parking spaces, subject to availability and on a first-come, first-served basis, and all such reserved hired spaces shall be treated as “Tenant’s Parking Spaces”.
Section 43.02    General Use. Tenant’s Parking Spaces shall be used exclusively for the parking of passenger vehicles belonging to or leased to or operated by Tenant, Permitted Users, and their respective employees, visitors, invitees and contractors, and for no other purpose. Tenant shall upon request promptly furnish to Landlord the license numbers of the cars operated by Tenant, Permitted Users and their employees, visitors, invitees and contractors. Tenant’s use of Tenant’s Parking Spaces shall be subject to such reasonable rules and regulations as may be promulgated from time to time with respect to the use of such garage. Tenant’s Parking Spaces shall be available 24 hours per day, 7 days per week.
Section 43.03    Limitation of Liability. All parking spaces used by Tenant, its employees, visitors and invitees will be used at their own risk, and Landlord shall not be liable for any injury to person or property, or for loss or damage to any automobile or its contents, resulting from theft, collision, vandalism or any other cause whatsoever, unless such injury or loss is caused by the negligence or willful misconduct of Landlord or its representatives, agents or contractors.
Section 43.04    Parking Charges. Tenant, on the first day of each month from and after the date Tenant first occupies all or any portion of the Premises for the ordinary conduct of business, shall pay to Landlord the amount obtained by multiplying the number of Tenant’s Parking Spaces then being provided to Tenant by the rate then being charged by Landlord or any garage operator to the general public for reserved parking with respect to an equivalent space for such month (which charge as of the date of this Lease is $750.00 per month (exclusive of tax) per reserved parking space). Notwithstanding the foregoing, to the extent that parking is unavailable due to Unavoidable Delays or the garage shall be Untenantable, the monthly parking charge shall be appropriately reduced at all times during such unavailability.
Section 43.05    Miscellaneous. Tenant may, at Tenant’s cost, to the extent feasible, install security cameras in the parking garage located at 200 Liberty Street to monitor Tenant’s Parking Spaces and run cables to connect such security cameras if needed to the Premises. Landlord and

Tenant shall reasonably cooperate with each other in sharing their respective video feeds with the other.
Article 44

SIGNAGE
Section 44.01    Subject to applicable Legal Requirements and the provisions of Section 44.04, provided that (a) Tenant and Tenant’s Affiliates shall be Occupying at least 5 full Floors and (b) Tenant shall be a BNYM Tenant (clauses (a) and (b) of this Section 44.01 being referred to as “Tenant’s Signage Conditions”), Tenant shall have the right to place and maintain (i) two signs on the Building exterior identifying Tenant at the South End Avenue Turnaround entrance to the Building substantially as shown on Exhibit T-1 annexed hereto (the “South End Signs”), (ii) one sign on the South End Lobby Desk identifying Tenant substantially as shown on Exhibit T-2 annexed hereto (the “South End Desk Sign”), (iii) one sign on the Winter Garden Lobby Desk identifying Tenant substantially as shown on Exhibit T-3 annexed hereto (the “Winter Garden Desk Sign”) and (iv) one sign identifying Tenant in the lobby of the elevator bank serving, as of the date of this Lease, the Mid-Rise Floors, substantially as shown on Exhibit T-4 annexed hereto (the “Lobby Elevator Bank Sign”); provided, that at any time that the corporate headquarters of BNYM Tenant are located in the Premises, clause (a) of Tenant’s Signage Conditions shall be deemed satisfied with respect to Tenant’s right to place and maintain the South End Desk Sign, Winter Garden Desk Sign and Lobby Elevator Bank Sign if Tenant and Tenant’s Affiliates are Occupying at least 4 full Floors (but the South End Signs shall at all times require that Tenant and Tenant’s Affiliates are Occupying at least 5 full Floors). Tenant shall also be entitled to place and maintain signage identifying Tenant, Tenant’s Affiliates or Subtenants in the elevator lobby on each full Floor and partial Floor (“Elevator Lobby Signage”). The South End Signs, the South End Desk Sign, the Winter Garden Desk Sign, the Lobby Elevator Bank Sign and the Elevator Lobby Signage are collectively called the “Tenant Signage”. All of the Tenant Signage shall be (A) subject to design criteria (including, without limitation, as to size, color and materials) set forth on Exhibits T-1, T-2, T-3 and T-4, or (B) to such other criteria in respect of finishes, i.e., size, color, materials and location (but not to criteria in respect of changing the logo on, or reducing the size of, any Tenant Signage) as may then have been adopted by Landlord for the Building as a whole; provided, that Landlord shall not require Tenant to replace any Tenant Signage approved by Landlord and theretofore installed. All Tenant Signage shall be fabricated by Tenant and shall be installed, maintained and repaired by Landlord at Tenant’s expense. At any time that Tenant shall have the South End Signs, Landlord shall neither install any trash cans nor smokers posts within twenty-five (25) feet of the South End Signs. Notwithstanding the foregoing, if at any time during the Term another tenant of the Building shall lease at least 5 full floors, then Landlord, may (x) at Tenant’s expense, remove the South End Sign located on the east side of South End Avenue Turnaround entrance to the Building and (y) install such other tenant’s signage in its place.
Section 44.02    Anything contained in this Lease to the contrary notwithstanding, the provisions of Section 44.01 shall be null and void and of no force or effect (other than with respect to Elevator Lobby Signage on each full Floor and partial Floor), and Landlord shall have the right at any time to remove any or all of the Tenant Signage (other than Elevator Lobby Signage)

theretofore installed in accordance with the provisions of Section 44.01, and to repair any damage and perform any restoration required by reason of such removal, all at Tenant’s reasonable expense, if (a) Tenant shall no longer satisfy Tenant’s Signage Conditions, or (b) the Term shall expire or terminate; provided, however, if Tenant shall no longer satisfy Tenant’s Signage Conditions, and as a result of such failure, Landlord shall remove any Tenant’s Signage (other than the Elevator Lobby Signage) and thereafter, Tenant or Tenant’s Affiliates shall again satisfy Tenant’s Signage Conditions, the provisions of Section 44.01 shall be reinstated and Tenant shall be permitted, upon prior notice to Landlord, to place and maintain Tenant’s Signage provided that there is space available for such Tenant’s Signage (and Landlord is not then in active negotiations to give another occupant or prospective occupant of the Building such space for such occupant’s signage). Notwithstanding anything to the contrary contained herein, (i) Tenant’s Signage Conditions shall not apply to any Elevator Lobby Signage and Tenant and Tenant’s Affiliates shall maintain such right throughout the Term of this Lease and (ii) Tenant’s signage rights under this Article 44 shall be applicable whether or not Tenant elects a Concierge Option or Landlord’s Service Option under Article 45.
Section 44.03    Throughout the Term, Tenant, Tenant’s Affiliates and/or Subtenants shall be listed in any electronic way-finding devices installed by Landlord in the common areas of the Project.
Section 44.04    Landlord and Tenant, upon request by the other party, shall execute and deliver an instrument reasonably satisfactory to Landlord and Tenant confirming any lapse of, or change to, or reinstatement of, Tenant’s rights set forth in this Article 44, but the failure by Tenant to execute any such instrument shall not detract from the effectiveness of any of the provisions of this Article 44.
Article 45

LOBBY DESKS
Section 45.01    Subject to the terms of this Article 45, Tenant may elect to station (a) one (1) Concierge at Landlord’s reception desk in the lobby of the Building adjacent to the South End Avenue entrance (the “South End Lobby Desk”) in the location shown on Exhibit V-1, and (b) one (1) Concierge at Landlord’s reception desk in the lobby of the Building adjacent to the Winter Garden entrance (the “Winter Garden Lobby Desk”; together with the South End Lobby Desk, sometimes each referred to as a “Lobby Desk” and collectively, the “Lobby Desks”) in the location shown on Exhibit V-2 (the “Concierge Option”). As of the date of this Lease, Tenant hereby elects the Concierge Option. Notwithstanding the foregoing, Tenant shall have the right throughout the term of this Lease to (i) relinquish the Concierge Option and elect the Landlord Service Option and/or (ii) relinquish the Landlord Service Option and elect the Concierge Option in respect of either or both of the South End Lobby Desk and/or the Winter Garden Lobby Desk; provided, however, Tenant shall not make such election in clause (i) or clause (ii) more one once every two (2) years. The Lobby Desks shall be for the shared use of Landlord and Tenant, and Tenant shall comply with Landlord’s reasonable requirements in respect of the sharing and use of the Lobby Desks.
Section 45.02    Any person stationed at either Lobby Desk (each, a “Concierge”) shall be either a direct employee of Tenant or an employee of a reputable contractor reasonably acceptable to Landlord. The employment (or other retention or engagement) of the Concierge shall be at

Tenant’s expense. Tenant shall ensure that the Concierge (a) shall not violate any of the provisions of this Lease, (b) shall not cause any union labor disharmony at the Project, (c) shall comply with all post orders and other reasonable rules and regulations imposed by Landlord in connection with the performance of the Concierge’s services at the Project (which may include designating the uniform worn by such personnel so that such uniform is consistent with the uniforms worn by other Project personnel at the Lobby Desks) and (d) shall not interfere with the business or operations of any tenant or other occupant of the Project and shall not unreasonably interfere with the business or operations of the Project or Landlord. If Landlord reasonably determines that a Concierge is violating the provisions of the preceding sentence, then Landlord shall so notify Tenant and Landlord may require that Tenant immediately remove any such individual from employment as a Concierge and replace such individual. In connection with Tenant’s permitted use of the Lobby Desks under this Article 45, Tenant shall be permitted, subject to the provisions of Article 14 and at Tenant’s expense, to install desktop technology and network connectivity between the Lobby Desks and the Premises (including such telephone, computer and security installations as may be reasonably required by Tenant). During any period that Tenant shall elect the Concierge Option, the Concierge shall be staffed at such Lobby Desk(s) at all times during Business Hours on Business Days, commencing upon the opening by Tenant for the conduct of business in the Premises, and at such other times as Tenant may elect, and at all other times or if Tenant shall have high guest volume at the Lobby Desks, Landlord’s personnel at the Lobby Desks shall provide to Tenant reception services and any other services provided by such personnel to other tenants in the Building. Further, at all times, Landlord’s personnel at the Lobby Desks shall provide Tenant reception services and other services provided by such personnel to other tenants in the Building.
Section 45.03    Anything contained in this Lease to the contrary notwithstanding, the provisions of Section 45.01 and Section 45.02 shall be null and void and of no further force or effect and Tenant shall not have the right to station Concierge at the Lobby Desks if (a) Tenant and Tenant’s Affiliates shall fail to Occupy at least 5 full Floors or at any time the corporate headquarters of BNYM Tenant are located in the Premises, Tenant and Tenant’s Affiliates shall fail to Occupy at least 4 full Floors, (b) Tenant shall not be a BNYM Tenant, or (c) the Term shall expire or terminate (clauses (a), (b) and (c) of this Section 45.03 being referred to as “Tenant’s Concierge Conditions”); provided, however, if Tenant shall fail to satisfy Tenant’s Concierge Conditions, and as a result of such failure, Tenant shall not have the right to station Concierge at the Lobby Desks and thereafter, Tenant or Tenant’s Affiliates shall again satisfy Tenant’s Concierge Conditions, the provisions of Section 45.01 and Section 45.02 shall be reinstated and Tenant shall have the right to station Concierge at the Lobby Desks provided that there is room for such Concierge at the Lobby Desks.
Section 45.04     Regardless of whether or not Tenant has any Concierge at the Lobby Desks, and notwithstanding anything to the contrary in Article 44 above, Landlord’s costs of operating the Lobby Desks for the common use of all tenants, including, without limitation, all personnel costs, shall be included in Operating Expenses.
Section 45.05    If at any time, Tenant does not elect the Concierge Option or if, pursuant to Section 45.03, the provisions of Section 45.01 and Section 45.02 shall be null and void, then Landlord shall provide visitor reception and check-in at the applicable Lobby Desk(s) at all times as is generally provided by landlords of comparable buildings in downtown Manhattan (the “Landlord Service Option”).
Section 45.06    Nothing contained in this Article 45 shall be deemed to restrict Landlord’s right at any time (a) to place additional reception desks in the lobbies of the Project, (b) to permit other tenant representatives to be placed at any location in the lobbies of the Project and (c) to remove the Lobby Desks from service on a temporary basis in connection with any renovation of the Project.
Section 45.07    Tenant may view Landlord’s security cameras in the Building lobby through Tenant’s command system.
Article 46

ROOF RIGHTS
Section 46.01    Roof Rights. (a)  Tenant, at Tenant’s expense, may install, remove, replace, modify, repair, maintain and operate one or more antennae (but no transmission towers) in a location on the roof of the Building reasonably designated by Landlord (collectively, the “Antenna”) throughout the Term, subject to all of the terms and conditions of this Lease, including Article 14, and Landlord’s prior approval, including its approval as to color, size, weight, location and method of attachment to the Building, which approval shall not be unreasonably withheld or delayed. Landlord reserves the right to grant other or similar rights to utilize other portions of the roof for other or similar purposes to other tenants or occupants of the Building; provided, that if any such equipment on the roof of the Building installed after Tenant’s installation of the Antenna shall interfere therewith, then Landlord shall cause such interference to be remedied without cost to Tenant and if the operation of the Antenna interferes with equipment on the roof of the Building installed prior to Tenant’s installation of the Antenna, then Tenant shall cause such interference to be remedied at Tenant’s expense. In all events Tenant shall cooperate with Landlord or other tenants or occupants in remedying interference with such other tenants’ or occupants’ data transmission and reception via their respective antennas and support equipment, if any. In no event shall the maximum level of emissions from the Antenna exceed a reasonable portion of the total emissions allowable for the Building under applicable Legal Requirements, taking into account the number of rooftop installations at the Building. Tenant shall submit to Landlord, prior to the installation of the Antenna, plans for the installation of the Antenna in such detail as Landlord may reasonably require, and Tenant shall not commence installation of the Antenna until Landlord has reasonably approved such plans in writing, and until all the necessary approvals required under the Ground Lease have been received. Landlord shall, subject to its reasonable rules with respect thereto, provide Tenant with access to the roof of the Building in order to install, remove, replace, modify, repair, maintain and operate the Antenna. Landlord reserves the right to supervise the installation, removal, replacement, repair and maintenance of the Antenna, at Landlord’s cost. If Landlord determines in its sole discretion to build a transmission tower on the roof of the Building for the sale of transmission rights to third parties, Landlord will first offer Tenant access on the same terms and conditions (including the same fees) that are offered to third parties. If Tenant shall not accept such terms within thirty (30) days after the same shall have been offered to Tenant, then Tenant shall no longer have any rights pursuant to the preceding sentence, and Landlord shall be free to offer any terms and conditions to any third parties at any time.
(b)    Any Antenna installed on the roof of the Building shall not protrude horizontally from the edge of the roof of the Building and shall be screened with materials and in a manner approved by Landlord.
(c)    Prior to commencing any installation of the Antenna, Tenant and/or the contractor installing such Antenna shall obtain all necessary permits and licenses and comply with all applicable Legal Requirements and all Insurance Requirements in connection with the Antenna, including but not limited to, obtaining zoning and building permits. Tenant shall provide Landlord with copies of such permits and licenses promptly upon Tenant’s obtaining the same. Tenant shall indemnify, protect, defend and save each Indemnified Party harmless with regard to any non-compliance or alleged non-compliance by Tenant with any Legal Requirements or requirement of this Lease in any way relating to the Antenna.
(d)    Tenant or the contractor installing the Antenna shall procure and maintain insurance in the minimum amount of $5,000,000 insuring each Indemnified Party against liability for injury to or death of a person or persons or damage to property occasioned by or arising out of or in connection with the installation, repair, maintenance or operation of the Antenna. Prior to the commencement of the installation of the Antenna, Tenant shall furnish a certificate of insurance and such other evidence satisfactory to Landlord of the maintenance of such insurance coverage, as Landlord may reasonably request. Each Indemnified Party shall be named as an additional insured on such insurance.
(e)    Penetration in the roof of the Building in connection with the installation of the Antenna shall be avoided if possible and, if made, be done in accordance with the roof manufacturer’s specifications (a copy of which shall be promptly delivered by Landlord to Tenant after Tenant’s request therefor) and be restored fully upon the removal of the Antenna. The Antenna and any related screening are hereby deemed to be included within the definition of Specialty Alterations. Landlord retains the right to inspect the installation of the Antenna and, if necessary, require commercially reasonably corrective measures during the course of or upon completion of the installation of the Antenna. Installation of the Antenna shall be done in such manner as to not affect the warranty for the roof (a copy of which shall be promptly delivered by Landlord to Tenant after Tenant’s request therefor). Tenant shall be responsible for any required maintenance and repair of the roof resulting from the installation, maintenance, repair, replacement, operation or use and/or removal of the Antenna. Any such maintenance and repair of the roof shall be performed by Landlord at Tenant’s expense and Tenant shall pay for the same within 30 days after receipt of a bill therefor.
(f)    Landlord makes no representations or warranties regarding the ability or suitability of the roof to support or maintain the Antenna.
(g)    Tenant and the contractor installing the Antenna shall install, repair, maintain, service and use the Antenna in such manner so as to minimize any disturbance with other Building tenants’ and occupants’ peaceable and quiet enjoyment of their respective premises. The Antenna shall be used by Tenant only for purposes incidental to Tenant’s ordinary business use and shall not be utilized for commercial broadcasting or commercial transmission purposes or for any other Persons (other than Tenant’s Affiliates who occupy the Premises).
(h)    Landlord may elect, at any time during the Term, upon at least 90 days notice to Tenant and at Landlord’s expense, to require Tenant to relocate the Antenna to another location on the roof of the Building provided that such new location shall not adversely affect the utility of the Antenna.
(i)    Tenant shall pay for all electrical service required for its use of the Antenna in accordance with the applicable provisions of this Lease (including Article 5 hereof). Tenant shall be responsible for connecting the Antenna and the Premises by core drilling and, if necessary, installing a conduit in the Building shafts and risers, and Landlord shall provide Tenant with all reasonable and non-exclusive access to such shafts and risers for Tenant’s installation, removal, replacement, repair, maintenance and operation therein of lines, cables and other installations. Subject to Landlord’s approval in accordance with Article 14, separate conduits may be installed for the electrical connection to the Premises and the signal connection to the Premises.
Article 47

EMERGENCY GENERATOR
Section 47.01    Emergency Power for Base Building Equipment. (a)  Landlord shall cause the following equipment to be provided with back-up electricity from the Building’s generator plant or life-safety generator throughout the Term: (i) all chillers, cooling towers, pumps, and other equipment required to provide to Tenant the Reserved Chilled Water Capacity, (ii) all equipment necessary to provide tempered outside air to all Floors, (iii) emergency lighting, fire alarm and BMS system as required by code, (iv) the freight elevator, (v) at least one passenger elevator per bank that services the Premises, (vi) up to 0.25 watts demand per usuable square foot from Landlord’s emergency generator plant for Tenant’s emergency egress lighting, and (vii) any other area or equipment which, under applicable Legal Requirements, must be provided with emergency power in order to permit the Premises to be occupied during a power outage.
(b)    Tenant shall not be required to reimburse Landlord for any costs of providing back-up electricity under this Section 47.01, except that (i) the same shall be included in Operating Expenses in accordance with and subject to the provisions of this Lease and (ii) in case of any actual utility outage, Tenant shall reimburse Landlord, within 30 days after demand, for Landlord’s actual costs of the fuel used allocable to clauses (i) and (ii) of Section 47.01(a), as reasonably determined by Landlord’s operating engineer according to the portion of back-up electricity produced by the Building generator plant or life-safety generator, as applicable, used to produce chilled water as compared to the proportion of such chilled water used to provide service under clauses (i) and (ii). Landlord shall permit Tenant to install its automatic transfer switches, at Tenant’s election, within (x) the electric closets located on the floors on which the Premises is located, (y) Tenant’s Premises, and/or (z) the generator room located on the 10th floor of the Building to the extent space therein is available. Landlord shall provide Tenant access to, and Tenant shall have exclusive use of, and shall maintain, at Tenant’s cost, the two (2) existing 2500 amp, 277/480 volt switches as shown on

Exhibit CC-1 and the emergency distribution switchboards E-DSWB-10A and E-DSWB-10B as shown on Exhibit CC-1 (collectively, “E-DSWB-10A and E-DSWB-10B Switches and Emergency Distribution Switchboards”) that presently serve the 17th through 23rd Floors, provided that Landlord makes no representations or warranties regarding the condition of such switches or switchboards. In no event shall such two (2) existing 2500 amp, 277/480 volt switches and the SWBD-8B Switch at any time use in the aggregate in excess of 1,500 KW of generator capacity.
(c)    Landlord, at Landlord’s cost (except that the same shall be included in Operating Expenses in accordance with and subject to the provisions of this Lease), shall enter into a comprehensive maintenance program for the Building’s generator system and shall cause such system (including such components thereof serving the chiller plant) to be regularly tested (including a “pull the plug” test each calendar year). Landlord, at Tenant’s sole cost and expense, shall perform an additional “pull the plug” test during any calendar year with respect to Tenant’s Generator Equipment connected to the Building generator plant at such times as may be requested by Tenant and mutually agreed upon by Landlord and Tenant to minimize any disturbance to other occupants of the Building. Such additional test shall utilize dedicated Tenant electrical switch(es) to simulate a power failure to dedicated Tenant’s automatic transfer switch(es) which will send a “start” signal to Landlord’s generators and each shall be approximately 4 hours in duration.  Tenant shall be permitted access to Landlord’s generator room to witness Landlord’s annual “pull the plug test” and the additional annual test.  Landlord shall provide Tenant with dedicated points of connection to Landlord’s emergency generator switchgear to insure that other occupants connected to Landlord’s emergency generator will not be affected and prevent Tenant’s additional “pull-the-plug” test.
Section 47.02    Emergency Power for Tenant’s Electrical Loads. (a)  Tenant shall have the right to elect, by notice given to Landlord, on or before the date that is 18 months after the date of this Lease, to back up electrical loads in the Premises not covered under Section 47.01 with up to 1,500 KW of generator capacity from the Building generator plant; such generator capacity from the Building generator plant shall be operated in an N+1 configuration. Subject to the provisions of this Article 47, Landlord shall make available to Tenant throughout the Term from the Building generator plant up to such number of KW of generator capacity elected by Tenant in accordance with the preceding sentence for use by Tenant to back up electrical loads in the Premises not covered under Section 47.01. All taps, switches, meters and other equipment, and the distribution of the emergency power in the Premises (collectively, “Tenant Generator Equipment”), shall be provided and installed by Tenant at Tenant’s expense, and all work performed by Tenant in connection therewith shall be subject to all of the terms and provisions of this Lease. There shall be no tap in charge for connecting to the Building generator plant. Landlord shall maintain, operate and repair the Building generator plant at all times that Tenant’s equipment is connected to the same.
(b)    On or before the later of (i) the date that Tenant first opens for the conduct of business in the Premises and (ii) the date that Tenant connects to the Building generator plant, Tenant shall pay to Landlord, within 30 days after invoice, which shall be rendered not more often than monthly, (A) $400 per annum per KW of Tenant’s connected load under this Section 47.02 from time to time, which amount shall be Subject to CPI Adjustment on January 1, 2016, and on

each January 1 thereafter and (B) Landlord’s actual cost of the fuel used to provide emergency power under this Section 47.02 providing Tenant’s proportionate share of the fuel utilized by the generators serving the Premises from time to time in excess of 100 hours per year, as reasonably determined by the Landlord’s operating engineer according to the portion of back up electricity produced by the Building’s generator plant used to provide service under this Section 47.02.
(c)    If, on or before the date that is 18 months after the date of this Lease, Tenant fails to connect to the Premises all of the 1,500 KW of emergency power allocated to Tenant in accordance with Section 47.02(a), then Landlord may reduce the amount of emergency power allocated for Tenant’s use to the amount necessary to supply Tenant’s requirements as evidenced by Tenant’s then current emergency power capacity load. In addition, if Tenant fails to connect to the Building generator plant on or before the date that is 18 months after the date of this Lease, Landlord shall not be required to make available to Tenant any emergency power.
(d)    If at any time Tenant requires emergency power in excess of that to which Tenant is then otherwise entitled under this Article 47, Landlord shall furnish Tenant additional emergency power if and to the extent such emergency power is available as reasonably determined by Landlord from time to time taking into account appropriate reserves to serve all of the current and anticipated future requirements of the Building and the occupants thereof. Tenant shall pay for the cost of any such additional emergency power supplied to Tenant in the same manner as set forth in Section 47.01(b) above. In no event shall Landlord sell generator capacity to other tenants or users in a manner that would impede delivery of electricity to Tenant by the Building’s generator system in the event of an electricity outage. As of the date hereof, the loads of the following equipment connected to the Building’s generator plant (the “Superior Loads”) have priority over the load of any equipment that may be connected thereto by Tenant: (i) the 600 KW load of the equipment of OFI Global Asset Management, Inc. (“OFI”); (ii) the 200 KW load of the equipment of Bank of America, National Association (“BOA”); (iii) the 1,500 KW load of the equipment of Time, Inc. (“Time”); and (iv) the 2200 KW load of all chillers, cooling towers, pumps, and other equipment required to provide chilled water to the supplemental air conditioning equipment installed by tenants of the Building. The load of any equipment that may be connected to the Building’s generator plant by Tenant shall be disconnected therefrom before any of the Superior Loads are disconnected therefrom. In the event any Superior Load is no longer connected to the Building generator plant, Tenant’s priority shall correspondingly increase. Furthermore, if OFI, BOA or Time shall increase its respective load connected to the Building’s generator plant after the date that Tenant connects any equipment to the Building’s generator plant, then such increased load shall not be superior to Tenant’s load and shall be disconnected from the Building generator plant before such Tenant’s load.
(e)    Landlord shall have no liability to Tenant (and Tenant expressly releases Landlord from any obligation or liability) because Landlord is unable to fulfill or is delayed in fulfilling, any of its obligations under this Article 47 by reason of Unavoidable Delay.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have set their hands hereunto as of the date first hereinabove set forth.
LANDLORD:
WFP TOWER B CO. L.P.

By:	WFP Tower B Co. G.P. LLC, its general partner

By:	/s/ Jeremiah B. Larkin -------------------------------------------------- Name: Jeremiah B. Larkin Title: Executive Vice President Director of Leasing
TENANT:
THE BANK OF NEW YORK MELLON

By	/s/ Carol Britton -------------------------------------------------- Name: Carol Britton Title: Managing Director
Tenant’s Federal Identification Number:
13-5160382

EXHIBIT A

DESCRIPTION OF LAND
Known as Parcel B of Battery Park
City Commercial Center a/k/a Brookfield Place (f/k/a The World Financial Center)
Street lines noted herein are in accordance with Map No. ACC 30071 adopted by the New York City Board of Estimate on November 13, 1981.
All that certain plot, piece or parcel of land, situate, lying and being in the Borough of Manhattan, County of New York, City and State of New York, bounded and described as follows:
BEGINNING at the intersection of the northerly line of Liberty Street with the westerly line of Marginal Street, Wharf or Place and the United States Bulkhead Line approved by the Secretary of War, July 31, 1941: running
THENCE due West, along the northerly line of Liberty Street, 216.96 feet;
THENCE North 12 degrees 28 minutes 31 seconds West, 132.47 feet;
THENCE South 73 degrees 04 minutes 45 seconds West, 86.27 feet;
THENCE North 16 degrees 55 minutes 15 seconds West, 38.01 feet;
THENCE South 77 degrees 31 minutes 29 seconds West, 86.50 feet;
THENCE North 12 degrees 28 minutes 31 seconds West, 108.28 feet;
THENCE due West, 72.58 feet
THENCE due North, 343.47 feet;
THENCE North 46 degrees 25 minutes 25 seconds East, 17.88 feet;
THENCE due South, 32.33 feet;
THENCE due East, 20.92 feet;
THENCE due North, 22.00 feet;
THENCE due East, 81.16 feet;
THENCE due South, 10.00 feet;
THENCE due East, 45.00 feet;

A - 1

THENCE due South, 10.00 feet;
THENCE due East, 21.24 feet to a point of a curvature;
THENCE Southeasterly, curving to the right on the arc of a circle having a radius of 56.08 feet and a central angle of 77 degrees 08 minutes 34 seconds, 75.51 feet;
THENCE North 77 degrees 08 minutes 34 seconds East, 22.36 feet;
THENCE North 12 degrees 28 minutes 31 seconds West, 51.54 feet;
THENCE North 77 degrees 31 minutes 29 seconds East, 92.15 feet;
The following 7 courses run along the aforesaid westerly line of Marginal Street, Wharf or Place and the United States Bulkhead Line approved by the Secretary of War, July 31, 1941:
THENCE South 18 degrees 59 minutes 34 seconds East, 17.94 feet;
THENCE South 19 degrees 12 minutes 20 seconds East, 63.63 feet;
THENCE South 18 degrees 36 minutes 20 seconds East, 75.17 feet;
THENCE South 16 degrees 42 minutes 43 seconds East, 86.89 feet;
THENCE South 16 degrees 49 minutes 40 seconds East, 196.84 feet
THENCE South 16 degrees 52 minutes 39 seconds East, 93.66 feet;
THENCE South 16 degrees 57 minutes 30 seconds East, 78.55 feet to the point or place of Beginning.
TOGETHER with the following exclusive easement, on the terms and subject to the conditions set forth with respect thereto in that certain Easement and Restrictive Covenant Agreement dated as of June 15 1983 between Battery Park City Authority (“BPCA”) and Olympia & York Battery Park Company (“O & Y”), and recorded in the Office of the Register of New York City (New York County) at Reel 696 Page 521, as amended by First Amendment of Easement and Restrictive Covenant Agreement dated as of July 1, 1988 and recorded December 14 1988 in Reel 1506 page 1648.

A - 2

Easement No. 3
Liberty Street Bridge
Street lines noted herein are in accordance with Map No. ACC 30071 adopted by the New York City Board of Estimate on November 13, 1981.
ALL that portion of the parcel below described lying between lower horizontal plane drawn at elevation 26.6 feet and an upper horizontal plane drawn at elevation 61.6 feet, bounded and described as follows:
BEGINNING at a point in the northerly line of Liberty Street, distant 87.11 feet westerly from the intersection of the northerly line of Liberty Street with the westerly line of Marginal Street, Wharf or Place and the United States Bulkhead Line approved by the Secretary of War, July 31, 1941: running
THENCE South 3 degrees 59 minutes 16 seconds East, 100.24 feet,
THENCE due West, along the southerly line of Liberty Street, 40.10 feet;
THENCE North 3 degrees 59 minutes 16 seconds West, 100.24 feet;
THENCE due East, along the northerly line of Liberty Street, 40.10 feet to the point or place of Beginning.
TOGETHER with the following exclusive easement, on the terms and subject to the conditions set forth in Section 41.07 of the Severance Lease (for the Parcel) dated as of June 15, 1983 (the “Lease”), between BPCA as landlord and 0 & Y as tenant

A - 3

Easement No. 16
Winter Garden Mechanical Penthouse Area Building “C”
Street lines noted herein are in accordance with map being prepared by the City of New York, said map has not been adopted by the Board of Estimate as yet.
ALL that portion of the parcel below described lying between a lower horizontal plane drawn at elevation 66.75 feet and an upper horizontal plane drawn at elevation 83.75 feet, bounded and described as follows:
BEGINNING at a point 133.09 feet, as measured along the southerly line of Vesey Street, west of the intersection of the westerly line of Marginal Street, Wharf or Place and the United States Bulkhead Line approved by the Secretary of War, July 31, 1941, with the southerly line of Vesey Street and 276.45 feet as measured along a line bearing due south, south of the southerly line of Vesey Street; running
THENCE due West, 80.58 feet;
THENCE due North, 9.92 feet;
THENCE due East, 85.50 feet;
THENCE due South, 10.00 feet;
THENCE due East, 45.00 feet;
THENCE due South, 10.00 feet;
THENCE due East, 45.00 feet
THENCE due South, 13.20 feet;
THENCE Southeasterly curving to the right on the arc of a circle whose radial line bears South 28 degrees 21 minutes 34 seconds West, having a radius of 60.00 feet and a central angle of 48 degrees 47 minutes 00 seconds, 51.09 feet;
THENCE South 77 degrees 08 minutes 34 seconds West, 3.92 feet;
THENCE Northwesterly, curving to the left on the arc of a circle whose radial line bears South 77 degrees 08 minutes 34 seconds West, having a radius of 56.08 feet and a central angle of 77 degrees 08 minutes 34 seconds, 75.51 feet to a point of tangency;
THENCE due West, 21.42 feet
THENCE due North, 10.00 feet;
THENCE due West, 45.00 feet,

A - 4

THENCE due North, 10.00 feet to the point or place of Beginning.
TOGETHER with the following non-exclusive easements on the terms and subject to the conditions set forth with respect thereto in Section 41.07 of the Lease.

A - 5

Easement No. 9
Vehicular Access
Street lines noted herein are in accordance with Map No. ACC 30071 adopted by the New York City Board of Estimate, November 13, 1981.
ALL that portion of the parcel below described, lying between a lower horizontal plane drawn at elevation -50.0 feet and an upper horizontal plane drawn at elevation 29.5 feet, bounded and described as follows:
BEGINNING at a point in the northerly line of Liberty Street, distant 216.96 feet westerly from the intersection of the northerly line of Liberty Street with the westerly line of Marginal Street, Wharf or Place and the United States Bulkhead Line approved by the Secretary of War, July 31, 1941; running
THENCE due West, along the northerly line of Liberty Street, 92.18 feet;
THENCE North 12 degrees 28 minutes 31 seconds West, 105.56 feet;
THENCE North 73 degrees 04 minutes 45 seconds East, 90.27 feet;
THENCE South 12 degrees 28 minutes 31 seconds East, 132.47 feet to the point or place of Beginning.

A - 6

Easement No. 11
Turning Circle Area
ALL that portion of the parcel below described lying between a lower horizontal plane drawn at elevation -50.0 feet an upper horizontal plane drawn at elevation 29.5 feet, bounded and described as follows:
BEGINNING at a coordinate North 4370.933, West 10580.253.
THENCE running North 12 degrees 28 minutes 31 seconds West, 55.48 feet;
THENCE Southeasterly curving to the right on the arc of a circle whose radial line bears South 51 degrees 43 minutes 54 seconds West, having a radius of 63.75 feet and a central angle of 51 degrees 35 minutes 11 seconds, 57.40 feet to the point or place of Beginning.

A - 7

Part of Vesey Street
Street lines noted herein are in accordance with map being prepared by the City of New York, said map has not been adopted by the Board of Estimate as yet.
BEGINNING at the intersection of the southerly line of Vesey Street and the westerly line of Marginal Street, Wharf or Place and the United States Bulkhead Line approved by the Secretary of War, July 31, 1941:
THENCE running North 88 degrees 07 minutes 10 seconds West, along the southerly line of Vesey Street, 693 61 feet;
THENCE North 1 degrees 52 minutes 50 seconds East, 100.00 feet to the northerly line of Vesey Street;
THENCE South 88 degrees 07 minutes 10 seconds East, along the northerly line of Vesey Street, 655.68 feet to the westerly line of Marginal Street, Wharf or Place and the United States Bulkhead Line approved by the Secretary of War, July 31, 1941;
THENCE South 18 degrees 56 minutes 00 seconds East, along the westerly line of Marginal Street, Wharf or Place and the United States Bulkhead Line approved by the Secretary of War, July 31, 1941, 94.24 feet to an angle point therein;
THENCE South 18 degrees 34 minutes 07 seconds East, still along the westerly line of Marginal Street, Wharf or Place and the United States Bulkhead Line approved by the Secretary of War, July 31, 1941, 12.71 feet to the point or place of Beginning.

A - 8

Part of North End Avenue
Street lines noted herein are in accordance with map being prepared by the City of New York, said map has not been adopted by the Board of Estimate as yet.
BEGINNING at the intersection of the southerly line of Vesey Street and the easterly line of North End Avenue;
THENCE running South 1 degrees 52 minutes 50 seconds West, along the easterly line of North End Avenue, 355.00 feet to the southerly line of North End Avenue;
THENCE North 88 degrees 07 minutes 10 seconds West, along the southerly line of North End Avenue, 100.00 feet to the westerly line of North End Avenue;
THENCE North 1 degree 52 minutes 50 seconds East, along the westerly line of North End Avenue, 355.00 feet to the northerly line of North End Avenue which is coincident with a portion of the southerly line of Vesey Street;
THENCE South 88 degrees 07 minutes 10 seconds East, along the northerly line of North End Avenue which is coincident with a portion of the southerly line of Vesey Street, 100.00 feet to the point or place of Beginning.

A - 9

Plaza
Line of Liberty Street is in accordance with Map No. 30071 adopted by the New York City Board of Estimate, November 13, 1981.
Line of North End Avenue is in accordance with map being prepared by the City of New York, said map has not been adopted by the Board of Estimate as yet.
BEGINNING at a point in the northerly line of Liberty Street distant 216.96 feet westerly from the intersection of the northerly line of Liberty Street with the westerly line of Marginal Street, Wharf or Place and the United States Bulkhead Line approved by the Secretary of War, July 31, 1941.
THENCE running due West, along the northerly line of Liberty Street, 412.64 feet;
THENCE North 73 degrees 04 minutes 45 seconds East, 78.82 feet;
THENCE. North 18 degrees 36 minutes 20 seconds West, 463.95 feet;
THENCE South 71 degrees 07 minutes 33 seconds West, 194.68 feet to a point of curvature;
THENCE Westerly on a curve to the right having a radius of 1880.08 feet, a central angle of 3 degrees 01 minutes 26 seconds and a distance of 99.23 feet;
THENCE North 1 degree 52 minutes 50 seconds East, 143.14 feet;
THENCE South 88 degrees 07 minutes 10 seconds East, along the southerly line of North End Avenue, 100.00 feet;
THENCE North 1 degree 52 minutes 50 seconds East, along the easterly line of North End Avenue, 61.29 feet;
THENCE due East, 354.87 feet;
THENCE due South, 343.47 feet;
THENCE due East, 72.58 feet;
THENCE due South 12 degrees 28 minutes 31 seconds East, 108.28 feet;
THENCE North 77 degrees 31 minutes 29 seconds East, 86.50 feet;
THENCE South 16 degrees 55 minutes 15 seconds East, 38.01 feet;
THENCE North 73 degrees 04 minutes 45 seconds East, 86.27 feet;
THENCE South 12 degrees 28 minutes 31 seconds East, 132.47 feet to the point or place of Beginning.

A - 10

Northern Pedestrian Bridge
As shown on Map No. ACC 30079 adopted by the New York City Board of Estimate, December 16, 1982.
Southern Pedestrian Bridge
As shown on Map No. ACC 30071 adopted by the New York City Board of Estimate, November 13, 1981.
Subject to the reservations of BPCA designated as Easement No. 4, Easement No. 5A, Easement No. 10, Easement No. 11 and Easement No 18 on the terms and subject to the conditions set forth in Section 26.01(d) of the Lease, and subject to the reservations of BPCA designated as Easement No. 12 and Easement No. 13 on the terms and subject to the conditions set forth in Section 41.07(e) of the Lease. Said easements are more particularly described as follows:

A - 11

Easement No. 4
Storm Outfall
Street lines are in accordance with Map No. ACC 30071 adopted by the New York City Board of Estimate, November 13, 1981.
ALL that portion of the parcel below described lying between a lower horizontal plane drawn at elevation 0.0 feet and an upper horizontal plane drawn at elevation 27.0 feet, bounded and described as follows:
BEGINNING at a point in the westerly line of Marginal Street, Wharf or Plane and the United States Bulkhead Line approved by the Secretary of War, July 31, 1941, distant 178.00 feet northerly from the intersection of the westerly line of Marginal Street. Wharf or Place and the United States Bulkhead Line approved by the Secretary of War, July 31, 1941, and the northerly line of Liberty Street;
THENCE running South 85 degrees 18 minutes 27 seconds West, 10.00 feet;
THENCE North 16 degrees 49 minutes 40 seconds West, 35.00 feet-,
THENCE North 85 degrees 18 minutes 27 seconds East, 10.00 feet;
THENCE South 16 degrees 49 minutes 40 seconds East, along the westerly line of Marginal Street, Wharf or Place and the United States Bulkhead Line approved by the Secretary of War, July 31, 1941, 35.00 feet to the point or place of Beginning.

A - 12

Easement No. 5A
North Bridge
Street lines are in accordance with Map No. ACC 30071 adopted by the New York City Board of Estimate, November 13, 1981.
ALL that portion of the parcel below described lying below a horizontal plane drawn at elevation 65.0 feet, bounded and described as follows:
BEGINNING at a point in the westerly line of Marginal Street, Wharf or Place and the United States Bulkhead Line approved by the Secretary of War, July 31, 1941, distant 595.47 feet northerly from the intersection of the westerly line of Marginal Street, Wharf or Place and the United States Bulkhead Line approved by the Secretary of War, July 31, 1941, and the northerly line of Liberty Street as measured along the westerly line of Marginal Street, Wharf or Place and the United States Bulkhead Line approved by the Secretary of War, July 31, 1941.
THENCE running South 18 degrees 59 minutes 34 seconds East, along the aforesaid westerly line of Marginal Street, 0.73 feet;
THENCE South 19 degrees 12 minutes 20 seconds East, still along the aforesaid westerly line of Marginal Street, 49.27 feet;
THENCE South 70 degrees 38 minutes 36 seconds West, 92.31 feet;
THENCE South 12 degrees 28 minutes 31 seconds East, 27.19 feet;
THENCE South 77 degrees 31 minutes 29 seconds West, 17.83 feet,
THENCE North 12 degrees 28 minutes 31 seconds West, 8.25 feet
THENCE North 77 degrees 31 minutes 29 seconds East, 6.00 feet;
THENCE North 12 degrees 28 minutes 31 seconds West, 8.75 feet;
THENCE North 77 degrees 31 minutes 29 seconds East, 0.33 feet;
THENCE North 12 degrees 28 minutes 31 seconds West, 13.25 feet;
THENCE Northerly, curving to the right on the arc of a circle whose radial line bears North 12 degrees 28 minutes 31 seconds West, having a radius of 3.50 feet and a central angle of 180 degrees 00 minutes 00 seconds, 11.00 feet;
THENCE North 12 degrees 28 minutes 31 seconds West, 0.50 feet,
THENCE Northerly curving to the right on the arc of a circle whose radial line bears North 12 degrees 28 minutes 31 seconds West, having a radius of 3.50 feet and a central angle of 180 degrees 00 minutes 00 seconds, 11.00 feet,

A - 13

THENCE North 12 degrees 28 minutes 31 seconds West, 0.50 feet;
THENCE Northerly curving to the right on the arc of a circle whose radial line bears North 12 degrees 28 minutes 31 seconds West, having a radius of 3.50 feet and an central angle of 180 degrees 00 minutes 00 seconds, 11.00 feet;
THENCE North 12 degrees 28 minutes 31 seconds West, 0.50 feet;
THENCE Northerly curving to the right on the arc of a circle whose radial line bears North 12 degrees 28 minutes 31 seconds West, having a radius of 3.50 feet and an central angle of 36 degrees 17 minutes 31 seconds, 2.22 feet;
THENCE North 77 degrees 08 minutes 34 seconds East, 5.25 feet;
THENCE North 12 degrees 28 minutes 31 seconds West, 51.54 feet;
THENCE North 77 degrees 31 minutes 29 seconds East, 8.31 feet;
THENCE South 12 degrees 28 minutes 31 seconds East, 27.45 feet;
THENCE North 70 degrees 38 minutes 36 seconds East, 86.41 feet to the point or place of Beginning

A - 14

Easement No. 10
Sidewalk Easement
Street lines are in accordance with Map No. ACC 30071 adopted by the New York City Board of Estimate, November 13, 1981.
BEGINNING at the intersection of the northerly line of Liberty Street with the westerly line of Marginal Street, Wharf or Place and the United States Bulkhead Line approved by the Secretary of War, July 31, 1941.
THENCE running North 16 degrees 57 minutes 30 seconds West, along the aforesaid westerly line of Marginal Street, 78.55 feet;
THENCE North 16 degrees 57 minutes 30 seconds West, still along the aforesaid westerly line of Marginal Street, 56.58 feet;
THENCE North 49 degrees 00 minutes 00 seconds West, 62.26 feet;
THENCE North 12 degrees 28 minutes 31 seconds West, 358.48 feet;
THENCE South 70 degrees 38 minutes 36 seconds West, 10.07 feet;
THENCE South 12 degrees 28 minutes 31 seconds East, 384.10 feet;
THENCE South 49 degrees 00 minutes 00 seconds East, 66.00 feet;
THENCE South 16 degrees 57 minutes 30 seconds East, 102.95 feet to the northerly line of Liberty Street;
THENCE due East, along the northerly line of Liberty Street, 10.45 feet to the point or place of Beginning.

A - 15

Easement No. 11
Turning Circle Area
ALL that portion of the parcel below described lying between a lower horizontal plane drawn at elevation 50.0 feet an upper horizontal plane drawn at elevation 29.5 feet, bounded and described as follows:
BEGINNING at a coordinate North 4370.933 West 10580.253;
THENCE running North 12 degrees 28 minutes 31 seconds West, 55.48 feet;
THENCE- Southeasterly, curving to the right on the arc of circle whose radial line bears South 51 degrees 43 minutes 54 seconds West, having a radius of 63.75 feet and a central angle of 51 degrees 35 minutes 11 seconds, 57.40 feet to the point or place of Beginning.

A - 16

Easement No. 18
North Bridge - West Pier
Street lines are in accordance with map being prepared by the City of New York, said map has not been adopted by the Board Estimate as yet.
ALL that portion of the parcel below described lying below a horizontal plane drawn at elevation 65.0 feet, bounded and described as follows:
BEGINNING at a point 545.47 feet, as measured along the westerly line of Marginal Street, Wharf or Place and the United States Bulkhead Line approved by the Secretary of War, July 31, 1941, north of the intersection of the northerly line of Liberty Street with the westerly line of Marginal Street, Wharf or Place and the United States Bulkhead Line approved by the Secretary of War, July 31, 1941, and 63.86 feet as measured along a line bearing South 70 degrees 38 minutes 36 seconds West, west of the westerly line of Marginal Street; Wharf or Place and the United States Bulkhead Line approved by the Secretary of War, July 31, 1941.
THENCE running South 19 degrees 21 minutes 24 seconds East, 4.00 feet;
THENCE South 70 degrees 38 minutes 36 seconds West, 15.00 feet;
THENCE North 19 degrees 21 minutes 24 seconds West, 58.00 feet;
THENCE North 70 degrees 38 minutes 36 seconds East, 15.00 feet;
THENCE South 19 degrees 21 minutes 24 seconds East, 54.00 feet to the point or place of Beginning.

A - 17

Easement No. 12
Ground Floor Retail Area
Street lines are in accordance with map being prepared by the City of New York, said map has not been adopted by the Board of Estimate as yet.
ALL that portion of the parcel below described lying between a lower horizontal plane drawn at elevation 12.50 feet and an upper horizontal plane drawn at elevation 31.00 feet, bounded and described as follows:
BEGINNING at a point 133.09 feet as measured along the southerly line of Vesey Street, West of the intersection of the westerly line of Marginal Street, Wharf or Place and the United States Bulkhead Line approved by the Secretary of War, July 31, 1941, with the southerly line of Vesey Street and 276.45 feet as measured along a line bearing due south, south of the southerly line of Vesey Street.
THENCE running due South, 10.00 feet;
THENCE due East, 45.00 feet;
THENCE due South, 12.08 feet;
THENCE due West, 47.08 feet;
THENCE due North, 10.00 feet,
THENCE due West, 67.50 feet;
THENCE due North, 12.08 feet;
THENCE due East, 69.58 feet to the point or place of Beginning.

A - 18

Easement No. 13
Second Floor Balcony Area
Street lines are in accordance with map being prepared by the City of New York as said map has not been adopted by the Board of Estimate as yet.
All that portion of the parcel below described lying between a lower horizontal plane drawn at elevation 31.00 feet and an upper horizontal plane drawn at elevation 52.00 feet, bounded and described as follows:
BEGINNING at a point 133.09 feet as measured along the southerly line of Vesey Street, west of the intersection of the westerly line of Marginal Street, Wharf or Place and the United States Bulkhead Line approved by the Secretary of War, July 3, 1941, with the southerly line of Vesey Street and 276.45 feet as measured along a line bearing due south, south of the southerly line of Vesey Street.
THENCE RUNNING due South, 10.00 feet;
THENCE due East, 45.00 feet;
THENCE due South, 12.08 feet;
THENCE due West, 47.08 feet,
THENCE due North, 10.00 feet;
THENCE due West, 67.50 feet;
THENCE due North, 12.08 feet;
THENCE due East, 69.58 feet to the point or place of BEGINNING.

A - 19

The descriptions herein of the Parcel and Easement No. 3, Easement No. 4, Easement No. SA, Easement No. 9, Easement No. 10, Easement No 11 and Easement No 18 and the Plaza, Pedestrian Bridges, part of Vesey Street and part of North End Avenue are based upon the information shown on the Survey labeled LB-45-BX1, prepared by Benjamin D. Goldberg, Licensed Land Surveyor, State of New York, Earl B. Lovell-SP. Belcher, Inc., dated December 13, 1982 and last amended July 7, 1983. The descriptions herein of Easement No. 12, Easement No. 13 and Easement No. 16, are based upon the information on the Survey labeled LB-45 BZ, prepared by Benjamin D. Goldberg, Licensed Surveyor, State of New York, Earl B. Lovell-S.P. Belcher, Inc., dated February 23, 1983 and last amended June 7, 1983.
Elevations refer to datum used by the Topographical Bureau, Borough of Manhattan, which is 2.75 feet above datum used by the United States Coast and Geodetic Survey, mean sea level, Sandy Hook, New Jersey.
Bearings noted herein are in the system used on the Borough Survey, President’s Office, Manhattan.
Together with the benefits of Declaration of Restrictions dated June 15, 1983 made by Battery City Authority recorded on June 20, 1983 in Reel 696 page 551 as amended by Amendment and Restatement of Declaration of Restrictions dated as of May 18 1995 and recorded May 31, 1995 in Reel 2211 page 1414.
Waiver and Acknowledgement dated as of May 18, 1995 and recorded May 31, 1995 in Reel 2211 page 1469.

A - 20

EXHIBIT B
FLOOR PLAN OF THE PREMISES

[Drawing Omitted]

ALL AREAS, DIMENSIONS AND CONDITIONS ARE APPROXIMATE
B - 1

[Drawing Omitted]

ALL AREAS, DIMENSIONS AND CONDITIONS ARE APPROXIMATE
B - 2

[Drawing Omitted]

ALL AREAS, DIMENSIONS AND CONDITIONS ARE APPROXIMATE
B - 3

[Drawing Omitted]

ALL AREAS, DIMENSIONS AND CONDITIONS ARE APPROXIMATE
B - 4

[Drawing Omitted]

ALL AREAS, DIMENSIONS AND CONDITIONS ARE APPROXIMATE
B - 5

[Drawing Omitted]

ALL AREAS, DIMENSIONS AND CONDITIONS ARE APPROXIMATE
B - 6

[Drawing Omitted]

ALL AREAS, DIMENSIONS AND CONDITIONS ARE APPROXIMATE
B - 7

EXHIBIT C

RULES AND REGULATIONS
See Article 13 of the Lease for which
the following Rules and Regulations are attached.
1.No lettering, sign, advertisement, notice or object shall be displayed in or on the exterior. The rights of each tenant in the entrances, corridors, elevators and escalators servicing the Building are limited to ingress and egress from such tenant’s premises for the tenant and its employees, licensees and invitees, and no tenant shall use, or permit the use of, the entrances, corridors, escalators or elevators for any other purpose.  No tenant shall invite to the tenant’s premises, or permit the visit of, persons in such numbers or under such conditions as to interfere with the use and enjoyment of any of the plazas, entrances, corridors, escalators, elevators and other facilities of the Building by any other tenants.  Fire exits and stairways are for emergency use only, and they shall not be used for any other purpose by the tenants, their employees, licensees or invitees.  No tenant shall encumber or obstruct, or permit the encumbrance or obstruction of, any of the sidewalks, plazas, entrances, corridors, escalators, elevators, fire exits or stairways of the Building.  Landlord reserves the right to control and operate the public portions of the Building and the public facilities, as well as facilities furnished for the common use of the tenants, in such manner as it in its reasonable judgment deems best for the benefit of the tenants generally.
2.    Landlord may refuse admission to the Building outside of Business Hours on Business Days to any person not known to the security officer in charge or not having a pass issued by Landlord or the tenant whose premises are to be entered or not otherwise properly identified, and Landlord may require all persons admitted to or leaving the Building outside of Business Hours on Business Days to provide appropriate identification.  Tenant shall be responsible for all persons for whom it issues any such pass and shall be liable to Landlord for all acts or omissions of such persons.  Any person whose presence in the Building at any time shall, in the judgment of Landlord, be prejudicial to the safety, character or reputation of the Building or of its tenants may be ejected therefrom.  During any invasion, riot, public excitement or other commotion, Landlord may prevent all access to the Building by closing the doors or otherwise for the safety of the tenants and protection of property in the Building.
3.    [Intentionally Omitted]
4.    No awnings or other projections shall be attached to the outside walls of the Building.  No curtains, blinds, shades or screens which are different from the standards adopted by Landlord for the Building shall be attached to or hung in, or used in connection with, any exterior window or door of the premises of any tenant, without the prior written consent of Landlord.  Such curtains, blinds, shades or screens must be of a quality, type, design and color, and attached in the manner approved by Landlord, which approval shall not be unreasonably withheld. Nothing contained in this Paragraph 4 shall be deemed to preclude Tenant from installing “black-out” shades in the interior of the Premises, provided the same are not visible from outside of the Building.
5.    [Intentionally Omitted]

C - 1

6.    The sashes, sash doors, skylights, windows and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by any tenant, nor shall any bottles, parcels or other articles be placed on the window sills or on the peripheral air conditioning enclosures, if any.
7.    No showcases or other articles shall be put in front of or affixed to any part of the exterior of the Building, nor placed in the halls, corridors or vestibules.
8.    No bicycles, vehicles, animals, fish or birds of any kind shall be brought into or kept in or about the premises of any tenant or the Building, except for (a) service animals, security dogs (subject to Section 32.21 of the Lease), and vehicles for the handicapped, and (b) bicycles, provided that such bicycles are at all times (i) kept in designated bicycle storage(s) area located in the premises of tenant, and (ii) brought to the premises of tenant by the freight elevators of the Building and not through any passenger elevators.
9.    No noise, including, without limitation, music or the playing of musical instruments, recordings, radios or television, which, in the reasonable judgment of Landlord, might disturb other tenants in the Building, shall be made or permitted by any tenant.  Nothing shall be done or permitted in the premises of any tenant which would impair or interfere with the use or enjoyment by any other tenant of any space in the Building.
10.    No tenant, nor any tenant’s contractors, employees, agents, visitors or licensees, shall at any time bring into or keep upon the premises or the Building any inflammable, combustible, explosive, or otherwise hazardous or dangerous fluid, chemical, substance or material.
11.    Additional locks or bolts of any kind which shall not be operable by the Grand Master Key for the Building shall not be placed upon any of the doors or windows by any tenant, nor shall any changes be made in locks or the mechanism thereof which shall make such locks inoperable by said Grand Master Key.  Additional keys for a tenant’s premises and toilet rooms shall be procured only from Landlord who may make a reasonable charge therefor.  Each tenant shall, upon the termination of its tenancy, turn over to Landlord all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by, such tenant, and in the event of the loss of any keys furnished by Landlord, such tenant shall pay to Landlord the cost thereof.
12.    All removals, or the carrying in or out of any safes, freight, furniture, packages, boxes, crates or any other object or matter of any description must take place during such hours and in such elevators, and in such manner as Landlord or its agent may reasonably determine from time to time.  The persons employed to move safes and other heavy objects (i.e., objects over 3,000 pounds) shall be reasonably acceptable to Landlord and, if so required by law, shall hold a Master Rigger’s license.  Arrangements will be made by Landlord with any tenant for moving large quantities of furniture and equipment into or out of the Building.  All labor and engineering costs incurred by Landlord in connection with any moving specified in this Rule, including a reasonable charge for overhead shall be paid by tenant to Landlord, within 45 days after Landlord shall have given Tenant an invoice therefor.

C - 2

13.    Landlord reserves the right to inspect all objects and matter to be brought into the Building and to exclude from the Building all objects and matter which violate any of these Rules and Regulations or the Lease of which this Exhibit is a part.  Landlord may require any person leaving the Building with any package or other object or matter to submit a pass, listing such package or object or matter, from the tenant from whose premises the package or object or matter is being removed, but the establishment and enlargement of such requirement shall not impose any responsibility on Landlord for the protection of any tenant against the removal of property from the premises of such tenant.  Landlord shall in no way be liable to any tenant for damages or loss arising from the admission, exclusion or ejection of any person to or from the premises or the Building under the provisions of this Rule or of Rule 2 hereof.
14.    No tenant shall occupy or permit any portion of its premises to be occupied as an office for a public stenographer or public typist, or for the possession, storage, manufacture, or sale of liquor, narcotics, dope, tobacco in any form, or as a barber, beauty or manicure shop, or as a school.  No tenant shall use, or permit its premises or any part thereof to be used, for manufacturing, or the sale at retail or auction of merchandise, goods or property of any kind.
15.    Landlord shall have the right to prohibit any advertising or identifying sign by any tenant which, in Landlord’s reasonable judgment, tends to impair the reputation of the Building or its desirability as a building for others, and upon written notice from Landlord, such tenant shall refrain from and discontinue such advertising or identifying sign.
16.    Landlord shall have the right to prescribe the weight and position of safes and other objects of excessive weight, and no safe or other object whose weight exceeds the lawful load for the area upon which it would stand shall be brought into or kept upon any tenant’s premises.  If, in the reasonable judgment of Landlord, it is necessary to distribute the concentrated weight of any heavy object, the work involved in such distribution shall be done at the expense of the tenant and in such manner as Landlord shall determine.
17.    No machinery or mechanical equipment other than ordinary portable business machines, dishwashers, refrigerators, ice makers, microwaves, sinks, water fountains, ceiling exhaust system, vending machines and warming or electrical convection ovens (provided that no exhaust system is required by Legal Requirements in connection with the use of such ovens) may be installed or operated in any tenant’s premises without Landlord’s prior written consent which consent shall not be unreasonably withheld or delayed, and in no case (even where the same are of a type so excepted or as so consented to by Landlord) shall any machines or mechanical equipment be so placed or operated as to disturb other tenants; but machines and mechanical equipment which may be permitted to be installed and used in a tenant’s premises shall be so equipped, installed and maintained by such tenant as to prevent any disturbing noise, vibration or electrical or other interference from being transmitted from such premises to any other area of the Building.
18.    Landlord, its contractors, and their respective employees shall have the right to use, without charge therefor, all light, power and water in the premises of any tenant while cleaning or making repairs or alterations in the premises of such tenant.

C - 3

19.    No premises of any tenant shall be used for lodging or sleeping or for any immoral or illegal purpose.
20.    The requirements of tenants will be attended to only upon application at the office of the Building.  Employees of Landlord shall not perform any work or do anything outside of their regular duties, unless under special instructions from Landlord.
21.    Canvassing, soliciting and peddling in the Building are prohibited and each tenant shall cooperate to prevent the same.
22.    Tenant shall not cause or permit any unusual or objectionable fumes, vapors or odors to emanate from the Premises which would annoy other tenants or create a public or private nuisance.  No cooking shall be done in the Premises except as is expressly permitted in the Lease of which this Exhibit is a part.
23.    Nothing shall be done or permitted in any tenant’s premises, and nothing shall be brought into or kept in any tenant’s premises, which would impair or interfere with any of the Building’s services or the proper and economic heating, ventilating, air conditioning, cleaning or other servicing of the Building or the premises, or the use or enjoyment by any other tenant of any other premises, nor shall there be installed by any tenant any ventilating, air conditioning, electrical or other equipment of any kind which, in the reasonable judgment of Landlord, might cause any such impairment or interference.
24.    No acids, vapors or other materials shall be discharged or permitted to be discharged into the waste lines, vents or flues of the Building which may damage them.  The water and wash closets and other plumbing fixtures in or serving any tenant’s premises shall not be used for any purpose other than the purposes for which they were designed or constructed, and no sweepings, rubbish, rags, acids or other foreign substances shall be deposited therein.  All damages resulting from any misuse of the fixtures shall be borne by the tenant who, or whose servants, employees, agents, visitors or licensees shall have, caused the same.  Any cuspidors or containers or receptacles used as such in the premises of any tenant, or for garbage or similar refuse, shall be emptied, cared for and cleaned by and at the expense of such tenant.
25.    All entrance doors in each tenant’s premises shall be left locked when the tenant’s premises are not in use.  Entrance doors shall not be left open at any time.  Each tenant, before closing and leaving its premises at any time, shall turn out all lights.
26.    Hand trucks shall not be permitted in any passenger elevator of the Building or in the Building lobby.  Hand trucks not equipped with rubber tires and side guards shall not be used within any freight elevator of the Building.
27.    All windows in each tenant’s premises shall be kept closed, and all blinds therein above the ground floor shall be lowered as reasonably required because of the position of the sun during the operation of the Building air‑conditioning system to cool or ventilate the tenant’s premises.  If Landlord shall elect to install any energy saving film on the windows of the Premises or to install energy saving windows in place of the present windows, tenant shall cooperate with

C - 4

the reasonable requirements of Landlord in connection with such installation and thereafter the maintenance and replacement of the film and/or windows and permit Landlord to have access to the tenant’s premises at reasonable times during Business Hours to perform such work.
28.    If the Premises be or become infested with vermin as a result of the use or any misuse or neglect of the Premises by Tenant, its agents, employees, visitors or licensees, Tenant shall at Tenant’s expense cause the same to be exterminated from time to time to the reasonable satisfaction of Landlord and shall employ such exterminators and such exterminating company or companies as shall be designated by Landlord, or if none is so designated as reasonably approved by Landlord.
29.    Tenant shall comply with all Laws, whether imposed on Landlord or Tenant, regarding the collection, sorting, separation and recycling of waste products, garbage, refuse and trash in the Premises.  Upon request by Landlord, Tenant shall sort and separate into categories designated by Landlord and shall place in separate receptacles (which may be designated by Landlord) all waste products, garbage, refuse and trash in the Premises.
30.    To the extent there is a conflict between the provisions contained in the Lease and this Exhibit C annexed thereto, the provisions of the Lease shall govern and control.

C - 5

EXHIBIT D
ALTERATIONS RULES AND REGULATIONS
To the extent there is a conflict between the provisions contained in the Lease and this Exhibit D annexed thereto, the provisions of the Lease shall govern and control.

A.	General

1.	Tenant will make no Alterations in, to or about the Premises except in compliance with all of the applicable provisions of the Lease including, without limitation, Article 14 of the Lease.

2.
Prior to the commencement of any Alterations, Tenant is responsible for obtaining, from the Building manager, a base Building pre-demolition/preconstruction status report noting the condition of the Premises, which shall include the condition of the windows, glass and any energy saving film on the windows.

3.	Prior to the commencement of any Alterations, Tenant shall submit for Landlord’s written approval all required items described in Paragraphs 1, 2 and 3 of Section B hereof.

4.
Tenant shall insure that the proposed Alterations comply with The Administrative Code of The City of New York and all other laws, ordinances, rules and regulations promulgated by all governmental agencies and bodies having jurisdiction over such Alterations, including, without limitation, the Americans With Disabilities Act.

5.
Tenant shall ensure that all proposed Alterations comply with the Building standards listed in Section C hereof, and are adequately designed to serve Tenant’s needs while remaining in full conformity with, and not adversely affecting, any Building Systems.

6.
All (i) demolition or removal of construction materials, or (ii) moving of construction materials to or from the Building, or (iii) other categories of work which may, during Business Hours, disturb or interfere with other tenants of the Building or disturb or interfere with Building operations, must be scheduled and performed before or after Business Hours. Tenant shall provide the Building manager with written notice at least 24 hours prior to scheduling any Alteration, and shall pay Landlord’s standard charges for overtime porters, security, engineers and other costs incurred by Landlord in connection with such after-hours scheduling.

7.	All inquiries, Tenant plans, requests for approvals, and all other matters shall be processed through the Building manager.

8.
The fees charged by Landlord’s consultants for which Tenant is obligated to reimburse Landlord shall be reasonable and competitive with the fees charged by comparable consultants for similar work in The Borough of Manhattan, New York City.

D - 1

B.	Tenant Submittals

1.
Tenant shall submit, to Landlord, the following information for Landlord’s review and approval prior to commencement of any Alterations. Landlord’s review and approval period will not commence until the Building manager is in receipt of the following items, as one complete package, and Tenant shall pay Landlord’s consultant, referred to in Section C1 below, directly or reimburse Landlord (at Landlord’s option) for the expenses referred to in Section C1 below after demand.

a.Letter of intent to perform construction. Letter of intent to include a brief description of the proposed Alterations, Tenant contact, complete list of proposed contractors and work schedule.

b.
2 sets of design drawings and specifications noting full scope of work involved in performing such Alterations. All drawings must be signed and sealed by Tenant’s registered architect or professional engineer licensed to conduct business in the State of New York. Partial plan drawings will not be acceptable.

i)    If full height partition walls are being installed in an area that is sprinklered, the existing sprinkler head locations must be included to show that new partitions are not in conflict with sprinkler coverage.
ii)    If the area being altered includes existing compartmentation walls, those compartmentation walls must be indicated on Tenant’s layout.
c.Proper New York City Building Department filing applications, as required, for all Alterations indicated on drawings.
d.Valid Certificates of Insurance and a Contractors Agreement signed by Tenant’s contractor (see Contractors Agreement and Insurance Requirements in Section D hereof).

2.	Upon completion of Landlord’s review, the following will be returned to Tenant:

a.
A letter (i) granting approval to file drawings; or (ii) granting conditional approval, subject to Tenant incorporating Landlord’s comments and suggested revisions into a revised set of design drawings (no Alterations will commence or applications be filed until Landlord is in receipt of such revised set of drawings); or (iii) disapproving such Alterations; and

b.    Building Department applications signed by Landlord.
Landlord’s review is solely for Landlord’s benefit and is not a review for compliance with law or a review of the adequacy of Tenant’s design. No such approval or comments shall constitute a waiver

D - 2

of the obligation that Tenant’s Alterations comply with all laws and receive Buildings Department or other governmental approvals.

3.	Prior to commencement of Alterations:
Tenant to submit to Landlord the following:

c.	A letter or revised drawings addressing Landlord’s comments, if any.
d.    Approved New York City Building Department filing applications, drawings, and all work permits.
e.    A final list of all contractors and subcontractors who will perform the Alterations.
f.    A work schedule noting duration of work.

4.	Upon completion of Alterations:
Tenant to submit to Landlord, in a timely manner, the following:

g.	All sign-off documents which pertain to work filed from all agencies having jurisdiction.

h.	As-built drawings.

i.	A properly executed air balancing report, signed by a professional engineer licensed to conduct business in the State of New York.

C.	Building Standard Requirements
1.    All structural or floor loading requirements, mechanical, HVAC, plumbing, sprinkler, electrical, fire alarm, and elevator aspects, of any proposed Alterations shall be subject to the prior approval of Landlord’s consultants. All actual reasonable out-of-pocket expenses incurred by Landlord in connection with the third-party review by Landlord’s consultants of Tenant’s design, drawings, plans or specifications shall be at Tenant’s expense.

2.	All demolition shall be supervised by Landlord’s representative at Tenant’s expense.

3.
Elevator service for construction work shall be charged to Tenant at standard Building rates. Prior arrangements for elevator use shall be made with the Building manager by Tenant. No material or equipment shall be carried under or on top of elevators. If workmen (including, without limitation, operating engineers and personnel carriers), are required by any union regulations for material or personnel hoisting, such workmen shall be paid for by Tenant.

D - 3

4.
If the shutdown of any mechanical or electrical risers is required and permitted by Landlord, such shutdown shall be performed by Landlord’s contractors at Tenant’s expense or, at Landlord’s option, supervised by Landlord’s representatives at Tenant’s expense.

5.	Tenant’s contractor shall:
a.    have a superintendent or foreman on the Premises at all times;

b.	police the job at all times, continually keeping the Premises orderly (protection and maintenance will be Tenant’s responsibility);

c.	maintain cleanliness and protection of all areas, including elevators and lobbies;

d.	protect the front and top of all peripheral HVAC units and thoroughly clean them at the completion of work;

e.	block off supply and return grills, diffusers and ducts to keep dust from entering into the Building air conditioning system;

f.	protect all Class “E” fire alarm devices and wiring; and

g.	avoid the disturbance of other tenants.

6.	If any part of any Alteration is improperly performed, Tenant shall be charged for corrective work done by Landlord’s personnel or contractors engaged for such purpose by Landlord.

7.	All equipment and installations must be equal to the standards of the Building. Any deviation from Building standards will be permitted only if approved by Landlord in writing.

8.	Tenant shall pay Landlord for any amounts billed in connection with any Alteration within thirty (30) days after billing therefor.

9.
Landlord’s contract fire alarm service personnel shall be the only personnel permitted to purchase equipment from the fire alarm manufacturer related to the Class “E” System and make final connections to and program the Class “E” System.

10.
During such times that Alterations or demolition of the Premises require that fire protection afforded by the Class “E” System or sprinkler system be disabled, Tenant, at Tenant’s expense, shall maintain fire watch service deemed reasonably suitable by Landlord, and approved by any governmental authority having jurisdiction.

D - 4

11.
Landlord, at Tenant’s expense, shall repair or cause to have repaired, any and all defects, deficiencies or malfunctions of the Class “E” System caused by Alterations or related demolition. Such expense may include expenses of engineering, supervision and standby fire watch personnel that Landlord deems necessary to protect the Building during the time such defects, deficiencies and malfunctions are being corrected.

12.
Should Tenant desire to install its own internal fire alarm system, Tenant shall request Landlord to connect such system to the Class “E” System at Tenant’s expense in such reasonable manner as prescribed by Landlord. Tenant shall, at Tenant’s expense, have such internal fire alarm system approved by governmental agencies having jurisdiction, and shall submit to Landlord an approved copy of plans of such system before initiating any installation of such system. Tenant must demonstrate that such system is in working order prior to requesting tie-in.

13.	Tenant, at its expense, shall be responsible for the maintenance, proper operation and repair of all fire alarm sub-systems (i.e., pre-action sprinkler system) installed within the Premises.

14.
When Tenant’s use of any space requires a change permitted by Landlord in the Certificate of Occupancy, whether the Building has a final Certificate of Occupancy or temporary Certificate of Occupancy, or (as in the case of a new building with a temporary Certificate of Occupancy) involves the initial inclusion of the Premises on the Certificate of Occupancy, the Tenant must utilize the services of Landlord’s consultant. The Tenant shall be responsible for coordination with the consultant, and for all costs in connection with such consultant’s services.

15.
The Tenant will be responsible for keeping, on Premises, a copy of all required Building Department approved applications, drawings, permits, and sign-offs during and after completion of construction and shall deliver same to Landlord at the expiration of the Lease.

16.
Once an Alteration shall have been completed, Landlord shall not sign Building Department documents or permit work to commence on any new Alterations unless Landlord shall have received all required Building Department documents for the completed Alteration (or Tenant is making diligent efforts to obtain same), and all sign-off procedures with respect thereto have been completed (or Tenant is making diligent efforts to complete same).

17.	The attachment of any work to Building window mullions, HVAC enclosures, or window soffits, will not be permitted.

18.	Drywall partitions or installations abutting window mullions must allow for the operation of pivoting windows where applicable.

19.	Electrical wire mold will not be permitted without written approval from Landlord.

D - 5

20.	Chasing of structural slab or Building masonry walls will not be permitted unless special consent is given by Landlord.

21.	The attachment of drywall metal studs or track to mechanical, electrical, plumbing, sprinkler, or any Building Systems will not be permitted.

22.	All valves or equipment controlling Building Systems or Tenant systems must be tagged and identified.

23.	Access doors must be provided to all Building equipment and Tenant equipment.

24.	Tenant shall be responsible for alterations to any existing HVAC ductwork or system and shall ensure that such work is integrated so as not to adversely affect the Building system.

25.	All locking devices must be keyed and mastered to Building keying system. Two individual keys must be supplied to the Building manager for each such locking device.

26.	All hardware is to match Building standards.

27.	Tenant shall not install any outside louvers without Landlord’s prior written approval. Detailed sketches of all proposed louvers shall be submitted for Landlord’s approval.

28.	All unused wiring, conduit, equipment, materials, or previously installed work, no longer needed, must be removed.

29.	Any connections to Building Systems must be of the same materials as existing Building standards.

30.	No exposed piping of any kind will be permitted below a finished ceiling.

31.	Any signage, window dressing, or Tenant decor visible from outside the Tenant’s Premises must receive written approval from Landlord prior to installation.

32.	The modification of any elevator equipment must receive prior written approval from Landlord. All elevator devices must remain accessible for maintenance and must conform to Building standards.

33.	Tenant is not to mount any equipment in Building electrical closets, telephone closets, or mechanical equipment rooms without prior written approval from Landlord.

34.	Tenant is responsible to insure that all work is performed in a normal, acceptable, and safe manner

35.	BX is not to be used anywhere in the Building unless prior written approval is given by the Building manager, except that BX may be used within Tenant’s Premises.

D - 6

This includes armored cable and MC cable or any other equivalent to BX. EMT must be used outside Tenant’s Premises.

D.	Contractors Agreement; Insurance Requirements
[To be retyped on letterhead of Tenant’s contractor, addressed to Landlord]
Tenant:
Premises:
The undersigned contractor (hereinafter called “Contractor”) has been hired by the Tenant or occupant (hereinafter called “Tenant”) of the Building named above or by Tenant’s contractor to perform certain work (hereinafter called “Work”) for Tenant in the Tenant’s Premises in the Building. Contractor and Tenant have requested the undersigned Landlord (hereinafter called “Landlord”) to grant Contractor access to the Building and its facilities in connection with the performance of the Work and Landlord agrees to grant such access to Contractor upon and subject to the following terms and conditions:
1.    Contractor agrees to indemnify and save harmless the Landlord, any superior lessor and any mortgagee and their respective officers, employees, agents, affiliates, subsidiaries, and partners, and each of them, from and with respect to any claims, demands, suits, liabilities, losses and expenses, including, without limitation, reasonable attorneys’ fees, arising out of or in connection with the Work (and/or imposed by law upon any or all of them) because of personal injuries, including, without limitation, death at any time resulting therefrom, and loss of or damage to property, including, without limitation, consequential damages, whether such injuries to persons or property are claimed to be due to negligence of the Contractor, Tenant, Landlord or any other party entitled to be indemnified as aforesaid except to the extent specifically prohibited by law (and any such prohibition shall not void this agreement but shall be applied only to the minimum extent required by law).

2.	Contractor shall provide and maintain at its own expense, until completion of Work, the following insurance:
a.    Workers’ Compensation and Employers’ Liability Insurance covering each and every worker employed in, about or upon the Work, as provided for in each and every statute applicable to Workers’ Compensation and Employers’ Liability Insurance.

b.
Commercial General Liability Insurance Including Coverage for Completed Operations, Broad Form Property Damage “XCU” exclusion if any deleted, and Contractual Liability (to specifically include coverage for the indemnification clause of this Agreement) for not less than the following limits.

D - 7

Combined Single Limit Bodily Injury and Property Damage Liability:	$5,000,000 (written on a per occurrence basis)

c.	Commercial Automobile Liability Insurance (covering all owned, non- owned and/or hired motor vehicles to be used in connection with the Work) for not less than the following limits.

Bodily Injury:	$5,000,000 per person
$5,000,000 per occurrence
Property Damage:	$5,000,000 per occurrence

Contractor shall furnish a certificate from its insurance carrier or carriers to the Building office before commencing the Work, showing that it has complied with the above requirements regarding insurance and providing that the insurer will give Landlord ten (10) days prior written notice of the cancellation of any of the foregoing policies.

3.	Contractor shall require all of its subcontractors engaged in the Work to provide the following insurance:
a.    Commercial General Liability Insurance Including Protective and Contractual Liability Coverage with limits of liability at least equal to the above stated limits

b.	Commercial Automobile Liability Insurance (covering all owners, non- owned and/or hired motor vehicles to be used in connection with the Work) for not less than the following limits.

Bodily Injury:	$5,000,000 per person
$5,000,000 per occurrence
Property Damage:	$5,000,000 per occurrence
Upon the request of Landlord, Contractor shall require all of its subcontractors engaged in the Work to execute an Insurance Requirements agreement in the same form as this Agreement.
Agreed to and executed this ______ day of _________________, 20___.

D - 8

Landlord:	Contractor:

D - 9

EXHIBIT E

HVAC SPECIFICATIONS
So long as (a) the Premises are not occupied by more than one person per 150 rentable square feet, (b) the Premises’ demand electrical load does not exceed six (6.0) watts demand load per useable square foot and (c) blinds on each window in the Premises are used in accordance with Landlord’s reasonable Rules and Regulations, then:
(i)    The base building HVAC system will maintain in the summer a maximum 75ºF dry bulb temperature and a maximum 50% relative humidity when the outdoor air temperature does not exceed 91ºF dry bulb and 75ºF wet bulb;
(ii)    The base building HVAC system will maintain in the winter a minimum 70ºF dry bulb temperature when the outdoor air temperature is not less than 5ºF; and
(iii)    The base building HVAC system will maintain inside coincident humidity, when outside temperature is between 5 and 65ºF dry bulb, between a minimum of 30% and a maximum of 50% (so as not to cause condensation on windows).
Without regard to requirements (a)-(c) above, the base building HVAC system will introduce outdoor air into the Premises for ventilation at a minimum rate of 0.2 cfm per usable sq. ft. of the Premises and at a maximum temperature of 56.8ºF and 56.7ºF wet bulb during a cooling cycle and a minimum temperature of 55ºF during a heating cycle.
HVAC equipment shall be provided with minimum 12” MERV 14 filters.

E - 1

EXHIBIT F
STANDARD CLEANING SPECIFICATIONS
All cleaning services except those performed by day porters, window cleaners and matrons are to be performed nightly, 5 nights per week on Business Days only. No Saturday, Sunday or Holiday service.
Sufficient day porters and matrons will be assigned to the Building to perform daily tasks as specified below. Competent supervisors will be assigned to the Building both day and night. Supervisors shall not leave until work is completed and they must check that all lights are turned out, windows closed, doors locked and offices left in a neat, orderly condition after nightly cleaning. Head day porter is not to act as daytime on-site supervision.
Contractor will provide Building manager with a schedule of cleaning services (e.g., high dusting) not performed daily or weekly to allow verification that work is completed in accordance with the specifications.
In tenant areas, Contractor’s employees will work behind locked doors, and will only open a door for members of their cleaning crew who have been assigned to remove rubbish or other like material from tenant’s premises during the nighttime cleaning operation.
The nighttime supervisor will verify that the work has been completed in all tenant areas, that all blinds have been lowered and set in a uniform appearance, that all lights have been turned off, windows closed, doors locked and offices left in a neat and orderly appearance for the next day’s business.
Tenant Offices and Work Spaces
DAILY - FIVE DAYS PER WEEK
Empty trash containers, wipe clean with damp cloth as necessary (especially in the pantry areas) and replace liners as needed.
All waste baskets are to be put back in their proper place.
Remove other boxes and trash that are clearly marked “TRASH” and remove recycled materials that are clearly marked “RECYCLE”.
No additional trash shall be disposed of unless clearly marked “TRASH/BASURA”.
Removal of large articles of trash will be done during standard business hours by the day staff.
Dust all wood, metal, glass or laminated office furniture. This includes cleared desk surface, chairs, hat racks, credenzas, handrails, window ledges, sills, blinds, painted walls, baseboards, counters, top of file cabinets, bookcases, shelves, base of benches and chairs, all other horizontal surfaces. Surfaces are to be wiped clean of dust, dirt and smudges.

F - 1

Do not remove any objects, books, papers, or files from desk. Dust around them. All chairs are to be pushed to within 6 inches under the desks. All chairs are to be neat and straight.
Remove spills, fingerprints and smudges from furniture, walls glass partitions, doors, woodwork, light switch plates and file cabinets, entrance side lights, all stainless steel, aluminum kick and push plates and other metal surfaces dusted and/or damp wiped.
Dry mop thoroughly all uncarpeted areas with chemically treated dust mop. Damp mop all hard surface floors in office and public areas and lunchroom floors, paying special attention to corners.
Clean all countertops and sinks in pantry areas paying special attention to the sink backsplash and wall behind trash basket(s). No dishes or cups are to be moved or cleaned.
Spot clean all partition glass as needed.
Pick-up all designated recycle items from designated large containers as they reach 3/4 capacity or more in contents. Recycle items are to be placed within the appropriate bins at the loading dock.
WEEKLY
Pattern vacuum all rugs and carpeted floor surfaces in all offices.
Dust and/or wash all directory boards, picture frames (except personal photographs), similar hangings and high dusting surfaces (globes, graphs, directories, ledges, shelving, etc.) removing fingerprints and smudges.
Dust all chair legs, bases of all furniture, door frames, sills, and vertical surfaces (table legs are to be washed).
Strip and wax or spray buff all tiled floor surfaces.
Hand dust ventilating grills and convector covers.
Edge vacuum office areas, hallways, corridors and around desks and cabinets.
Spot clean all wall marks. Dust all paneled walls, rails, doors, and other similar surfaces nor reached in nightly cleaning. Remove all gum and foreign material from floor, wall partitions, etc.
Brush/wipe all lint and dirt from all upholstered furniture.
BI-MONTHLY
Vacuum lint from upholstered furniture.
MONTHLY
Dust door frames, window frames, sides of desks, sides of cabinets, high shelving, tops of partition and all other high areas.

F - 2

QUARTERLY
Vacuum draperies and dust or damp wipe Venetian blinds.
Remove plastic mats, wash and vacuum underneath.
Core Lavatories
DAILY
Restock tissue holders, hand towels, sanitary napkin and soap dispensers twice per day to maintain supplies. Wipe all containers clean.
Wash, sanitize, and polish dry all toilet seats, basins, bowls, hinges, urinals, flushometers, dispensers, fixtures, mirrors, taps, etc., taking care to clean under edges of fixtures and to wipe clean all chrome plated plumbing fixtures, including flush rings, drain and overflow outlets. All of the above shall be shining and unstreaked using no abrasives or caustic chemicals. Polish all lavatories, refill dispensers, clean and polish all fixtures. Also clean and disinfect all shower stalls and dressing areas.
Wash and polish all mirrors, glass, bright work and enameled surfaces.
Sweep and wet mop floors using proper chemicals for disinfectant and detergent use.
Special attention should be given to the area directly under urinals; this area is to be scrubbed with a deck brush to ensure proper cleaning.
Clean and sanitize both sides of toilet seats and clean underside of fixtures.
Dust and clean, wash where necessary, all partition walls with special attention given to walls and partitions adjacent to urinals, sinks and toilet bowls, doors frames, handles, lockers, tile walls and all dispensers, push plates and receptacles.
Empty and sanitize all receptacles and sanitary containers and install new sanitation bags.
Empty paper towel waste receptacles and clean as needed.
Remove all graffiti from any surface, and report to the Building manager if special attention is necessary.
Report any mechanical malfunction to the Building manager.
Clean all thresholds.
Check floor drains; flush and sanitize as needed, and insure wire mesh and metal covers are in place.
Wash and sanitize all drinking fountains.

F - 3

WEEKLY
Wash and polish all partitions, tile walls and enamel surfaces.
MONTHLY
Vacuum all louvers, ventilating grills and dust light fixtures.
Machine scrub lavatory floors, insuring grout on lower walls remains stain free.
Inspect and clean tile grout as needed, but not less than once a month.
Freight Elevator Lobbies
Daily sweep, mop, spray buff and wash. Wax weekly.
Additional Cleaning Services
Any services not listed above will be solely at tenant’s expense. In particular, this includes:

•	Washing non-carpeted flooring; spotting and shampooing carpeting.

•	The cleaning, maintaining and furnishing of lavatory supplies for private (non-core) lavatories.

•	Washing and re-lamping of all light fixtures.

•	Cleaning any interior glass other than windows, other than as expressly set forth above.

•	Exterminating in tenant’s premises (to be done by Landlord’s contractor).

•
Any cleaning and related rubbish removal for computer rooms, training rooms, copy centers/rooms, cafeterias, kitchens, pantries or any other areas used for the preparation, distribution, or consumption of food, other than as expressly set forth above.

F - 4

EXHIBIT G

FLOOR PLAN OF BASEMENT PREMISES

[Drawing Omitted]

ALL AREAS, DIMENSIONS AND CONDITIONS ARE APPROXIMATE
G - 1

EXHIBIT H
LANDLORD’S WORK
Landlord, at Landlord’s expense (except to the extent otherwise set forth below), shall perform or cause to be performed in compliance with all Legal Requirements the following work to the Premises:

1.
All existing leasehold improvements in the Premises (including any previous tenants’ vertical cabling and all wiring under the raised flooring and in the ceiling) shall be demolished in accordance with the architectural, electrical, fire protection and plumbing demolition plans dated April 4, 2014 and prepared by Fogarty Finger Architecture, as marked by Gensler as set forth on Annex 1 as and to the extent agreed by Landlord as set forth on Annex 2 (collectively, the “Demolition Plans”) except for the following:

a.    Raised flooring located on 18th through 22nd Floors;
b.    Internal convenience staircases and fire doors;
c.    Plumbing roughing located in the core restrooms; and
d.    All existing electrical panels and automatic transfer switches located within the base Building electrical closets;

2.	All secondary windows, store fronts or temperature and humidity control panels will be removed from the Premises;

3.
Landlord is to provide temporary sprinkler loop at 7’-6” above finished floor (sprinkler heads at height necessitated by code) to allow tenant ceiling construction and to protect the Premises during the Initial Tenant Work, as required by Legal Requirements for a demolished space; Landlord shall coordinate the location of the temporary sprinkler loop with Tenant prior to installation, provided, however, that such coordination neither delays Landlord’s Work nor causes Landlord to incur any additional cost or expense;

4.
Provide standpipe/sprinkler riser with sufficient pressure and fire capacity for tenant occupancy; Landlord shall provide outside stem, yoke valve drain down rig; Landlord to provide connections at standpipes system, inclusive of sprinkler loop, as well as water flow switch, and tamper switch wired back to the Building fire alarm systems;

5.	Water pressure for bathrooms and pantry will be available on each floor on which the Premises is located;

6.	Landlord will demolish the existing restrooms (other than the 22nd Floor restrooms) and leave the plumbing roughing;

H - 1

7.
Landlord is to provide a fully operational life safety system with smoke detectors, fire alarm speakers, fire extinguishers and cabinets in common areas, exit lights and emergency circuitry in full compliance with all Legal Requirements for demolished space and Base Building Design;

8.
Devices shall be provided on each floor on which Premises is located as required by all Legal Requirements, including, but not limited to, pull stations, warden stations, and detectors in lobbies and other core areas in accordance with Legal Requirements for demolished space; provide sufficient connection point/panel for Tenant’s strobes and other fire alarm devices;

9.
Where the Premises is located on a multitenant floor(s) of the Building, Landlord shall be responsible for providing all construction requirements pertaining to public areas such as elevator lobbies, corridors, restrooms and demising walls at Landlord’s sole expense, except as otherwise provided in Section 14.09 and Section 14.10 of the Lease with respect to the 23rd floor public areas;

10.	Landlord shall provide temporary heat during construction for freeze protection so long as Tenant maintains perimeter fan power boxes as turned over by Landlord in working order;

11.	All ductwork that is provided by Landlord that penetrates a fire rated wall shall have the code required dampers and be connected to the fire alarm system where appropriate;

12.
A data gathering panel (the “DGP”) shall be available on not less than every third floor on which the Premises is located based on required code in adequate addressable points for Tenant’s devices; the DGP shall have the ability to power and synchronize all strobes on the floor without Tenant installing a booster panel or synchronization module;

13.
Landlord to provide Tenant a three inch (3”) valve capped outlet on each floor of the Building supplemental HVAC riser for Tenant to connect any Tenant installed supplemental HVAC equipment and three inch (3”) valves on the 10th floor plant risers;

14.
Landlord shall strip the interconnecting convenience stairwell structure of all tenant finishes (and Landlord shall endeavor not to damage the existing fire doors, their enclosure and all components as located on each landing between floors 17 and 22 in connection with such work); all structural steel, floor pans and landings to remain;

15.
All shafts, pipe penetrations, core drills and other openings will be fireproofed as required by applicable Legal Requirements; all enclosed steel will be fireproofed as required by Legal Requirements applicable to demolished space;

16.	All of the drywall column enclosures and perimeter drywall covering the exterior façade will be patched, taped, spackled and sanded ready to accept primer;

17.	All core walls will be patched, taped, spackled and sanded ready to accept primer;

18.	Remove kitchen exhaust on 22nd Floor back to enclosed riser shaft and close duct and

H - 2

19.
On each Floor, Landlord shall either replace the air handling unit (AHU) on the Floor to provide an equivalent of 85 tons, or refurbish the existing AHU to like new condition; for refurbished AHUs, Landlord shall:

a.    Replace the cooling coil within AHU with new of nominally equivalent cooling capacity;
b.    Replace damaged pans;
c.    Replace motors, bearings and dampers;
d.    Provide a variable speed drive and inverter duty motor to modulate the fan speed to support VAV operation; and
e.    Replace all chilled water piping and valves back to the chilled water riser connection.

H - 3

ANNEX 1

GENSLER COMMENTS

[Drawings Omitted]

]

Annex 1 - 1

ANNEX 2

LANDLORD RESPONSES TO GENSLER COMMENTS

The numbering of Landlord’s responses below correspond to Gensler’s numbered notes on Annex 1.

1)	Landlord to remove existing perimeter soffit, shade pocket, shades and linear diffusers.

2)	Remove existing wall finishes to substrate at all core wall and leave exposed core.

3)	Fire door at stair landings to remain; Landlord to confirm proper functionality of door.

4)	Remove all interior column enclosures and lease exposed fireproofed steel

5)	Cage in existing communications risers

6)	Radiator covers in good working condition; damaged covers to be replaced or repaired by Landlord.

7)	Security/ID finishes to be removed.

8)	Mechanical/Electrical Room to remain,

9)	Existing Mechanical unit to remain.

10)	Confirmed shaft to remain.

11)	Existing toilet exhaust shaft to remain.

12)	North tenant communication risers to be removed. Remaining risers to walled up tight with doors for Landlord access.

13)	Existing tenant electrical closets to be removed.

14)	Not applicable.

15)	Risers penetrating the floor to be walled up tight with doors for Landlord access.

Annex 2 - 1

EXHIBIT I
FORM OF COMMENCEMENT DATE AGREEMENT
AGREEMENT (this “Commencement Date Agreement”) made as of the ____ day of __________, 20__, between WFP TOWER B CO. L.P. (“Landlord’), a New York limited partnership, having an address c/o Brookfield Financial Properties, L.P., Brookfield Place, 250 Vesey Street, 15th Floor, New York, New York 10281-1023, as landlord, and THE BANK OF NEW YORK MELLON (“Tenant”), a New York banking corporation, having an address at 101 Barclay Street – 15E, New York, New York 10286, as tenant.
W I T N E S S E T H :
WHEREAS, Landlord and Tenant have entered into a lease, dated as of __________ __, 20___ (the “Lease”), pursuant to which Landlord leased to Tenant certain space in the building located at 225 Liberty Street, New York, New York, as more fully described in the Lease; [and]
WHEREAS, pursuant to the provisions of the Lease, the parties agreed to execute a written agreement confirming the Commencement Date [, the Rent Commencement Date] and the Expiration Date[.] [; and]
[IF APPLICABLE PURSUANT TO SECTION 14.07(C) OF THE LEASE: WHEREAS, pursuant to the provisions of the Lease, the parties agreed to execute a written agreement confirming Designated Specialty Alterations set forth in Landlord’s Designated Specialty Alterations Notice.]
NOW, THEREFORE, Landlord and Tenant hereby confirm the following:
1.    The Commencement Date is ________________ [, the Rent Commencement Date is __________] and the Expiration Date is ________________.
2.    [IF APPLICABLE PURSUANT TO SECTION 14.07(C) OF THE LEASE: The following Designated Specialty Alterations set forth in Landlord’s Designated Specialty Alterations Notice dated [_________] shall be required to be removed from the Building upon the expiration or earlier termination of the Lease: [__________________________]].
IN WITNESS WHEREOF, Landlord and Tenant have respectively executed this Commencement Date Agreement as of the day and year first above written.
LANDLORD:

WFP TOWER B CO. L.P.

By:    WFP Tower B Co. G.P. LLC, its general
    partner

I - 1

By:
    Name:
    Title:
TENANT:

THE BANK OF NEW YORK MELLON, a New York banking corporation

By:
    Name:
    Title:

I - 2

EXHIBIT J
FORM OF LENDER NONDISTURBANCE AGREEMENT
LENDER SUBORDINATION
ATTORNMENT AND NONDISTURBANCE AGREEMENT
This AGREEMENT, made as of the          day of June 2014, by and among DEUTSCHE BANK AG NEW YORK BRANCH, having an office at 60 Wall Street, 11th Floor, New York, New York 10005 (in its capacity as agent for the benefit of itself and certain lenders, “Lender” or “Mortgagee”, which term shall include any subsequent holder of the Mortgage hereinafter referred to) and The Bank Of New York Mellon, a New York banking corporation, having an office at 101 Barclay Street – 15E, New York, New York 10286 (hereinafter called “Subtenant”).
WITNESSETH
WHEREAS Mortgagee is the holder of those certain mortgages set forth in Exhibit 1 annexed hereto (said agreements, as they may be amended, increased, renewed, codified, consolidated, replaced, combined, substituted, severed, split, spread or extended and all other mortgages secured by the Property hereinafter referred to held by Mortgagee, now or hereafter made, being hereinafter referred to as the “Mortgage”); the Mortgage encumbers (i) the leasehold interest of WFP TOWER D CO. L.P., a New York limited partnership (“Tower D Mortgagor”) under the Agreement of Severance Lease (as amended to date, the “Tower D Ground Lease”) dated as of June 15, 1983 between Battery Park City Authority, as landlord, and Olympia & York Battery Park Company, as tenant, as assigned by mesne assignments to Tower D Mortgagor, in the land and the building located at 250 Vesey Street, in the City, County and State of New York and more particularly described in Exhibit 2 annexed hereto (“Tower D”) and (ii) the leasehold interest of WFP TOWER B CO. L.P., a New York limited partnership (“Tower B Mortgagor”; and together with Tower D Mortgagor, “Mortgagor”) under the Agreement of Severance Lease (as amended to date, the “Tower B Ground Lease”; and together with the Tower D Ground Lease, the “Ground Lease”) dated as of June 15, 1983 between Battery Park City Authority, as landlord, and Olympia & York Battery Park Company, as tenant, as assigned by mesne assignments to Tower B Mortgagor, in the land and the building located at 225 Liberty Street, in the City, County and State of New York and more particularly described in Exhibit 2 annexed hereto (“Tower B” and together with Tower D, the “Property”); and
WHEREAS Subtenant has entered into a certain unrecorded agreement of sublease with Tower B Mortgagor (together with its successors and assigns thereunder, “Sublandlord”) dated as of June __, 2014 (as amended to date and as it may be hereafter amended from time to time, with the written consent of Mortgagee to the extent required hereunder, the “Sublease”) covering certain premises located in Tower B at the Property (the “Demised Premises”).
NOW THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged the parties hereto agree as follows:

J - 1

1.    Subject to the provisions of this Agreement, Subtenant covenants and agrees that the Sublease now is and shall at all times continue to be subject and subordinate in each and every respect to the Mortgage, provided, however, that nothing contained in this Agreement shall be deemed to affect the obligations of Sublandlord, as sublandlord under the Sublease. Subtenant, upon Mortgagee’s request, shall execute and deliver any certificate or other instrument which the Mortgagee may reasonably request to confirm said subordination.
2.    Mortgagee agrees that, in the event that Mortgagee shall commence an action to foreclose the Mortgage, to obtain a receiver of the Property or any portion thereof, to otherwise enforce the Mortgage and/or to take any action to recover damages for breach thereof, (x) it shall not name Subtenant (nor any person claiming by, through or under Subtenant unless such person’s occupancy of the Demised Premises is not permitted under the terms of the Sublease) as a party defendant to any such action or proceeding (unless as a condition precedent to commencing or proceeding with any such action to foreclose the Mortgage, obtain a receiver, otherwise enforce the Mortgage and/or take any action to recover damages for breach thereof, Mortgagee is required by statute, judicial decision or the court in which such action or proceeding has been commenced or is pending to name Subtenant or any person claiming through or under Subtenant as a party defendant and provided that the provisions of clauses (y) and (z) of this paragraph shall remain in effect), (y) the Sublease shall not be terminated by Mortgagee in connection with any such action, or by reason of a transfer of the tenant’s interest under the Tower B Ground Lease pursuant to the taking of an assignment in lieu of foreclosure (or similar device), the acquisition by Mortgagee of a new Tower B Ground Lease, whether given pursuant to the terms of the Tower B Ground Lease or otherwise (a “New Ground Lease”) or by termination of any leases or subleases superior to the Sublease or any other remedy under the Mortgage, and (z) the leasehold estate, use or possession of the Demised Premises by Subtenant in accordance with the terms of the Sublease (or by any person claiming by, through or under Subtenant unless such person’s occupancy of the Demised Premises is not permitted under the terms of such Sublease) shall not be affected or disturbed in any way by Mortgagee by reason of the subordination of the Sublease to the Mortgage, or any enforcement of the Mortgage, or the taking of any action to recover damages for breach of the Mortgage, or any sale pursuant to foreclosure of the Mortgage, or any deed or assignment in lieu of foreclosure, or by acquisition by Mortgagee of a New Ground Lease, or any other remedy under the Mortgage. Mortgagee, or any other person claiming by or through the Mortgagee that becomes the person acquiring, or succeeding to, the interests of the Sublandlord, including, without limitation, any purchaser at a foreclosure sale or any transferee in lieu thereof, and any such person’s successors and assigns (any of the foregoing being hereinafter referred to as the “Successor”), agrees to recognize Subtenant as the direct subtenant of Successor upon all of the terms, conditions and covenants as are set forth in the Sublease (except as otherwise provided herein) and to accept the attornment described in paragraph 3 below, if by reason of a default under the Mortgage, Successor succeeds to the rights of Sublandlord under the Sublease whether through possession, foreclosure, receivership, delivery of a New Ground Lease or deed or assignment in lieu of foreclosure, or otherwise. The foregoing obligations of Mortgagee or Successor, as the case may be, under this Paragraph 2 are conditioned upon the following:

J - 2

(a)    At the time of any foreclosure or other such action under the Mortgage, Subtenant shall not be in monetary or material nonmonetary default under the terms of its Sublease beyond any applicable cure period; and
(b)    Successor shall not be:
(i)    subject to any credits (except as herein provided with respect to work allowances and offsets), offsets (other than any offsets which Subtenant is entitled to pursuant to Sections 7.02, 10.08(f), 17.19 and 32.11(h) of the Sublease and any offsets that Subtenant may have in connection with work allowance given in connection with any expansion options), defenses or claims which Subtenant might have against any prior Sublandlord (including, without limitation, the then defaulting Sublandlord); provided that the foregoing shall not be construed to prevent Subtenant from (x) raising any defense of payment or performance of an obligation that it had prior to or after such succession or (y) obtaining the cure of a default or breach of the Sublease occurring prior to the date Successor succeeds to the interest of Sublandlord which continues after such succession and that may be cured by providing a service or making a repair or replacement or otherwise be cured after Successor succeeds to Sublandlord’ s interest provided that Successor shall have a reasonable period of time to remedy the same;
(ii)    bound by any base rent which Subtenant might have paid for more than one (1) month in advance of the due date thereof to any prior Sublandlord (including, without limitation, the then defaulting Sublandlord), unless actually received by the Successor;
(iii)    liable for any act or omission of any prior Sublandlord (including, without limitation, the then defaulting Sublandlord); provided, however, (x) the foregoing shall not relieve Successor from and after the date of its succeeding as Sublandlord under such Sublease of liability for any of its own acts or omissions which may also have constituted acts or omissions of the prior Sublandlord, provided that Successor shall have a reasonable period of time to remedy the same and (y) if any act or omission is of a continuing nature, Successor, as the successor Sublandlord, shall be bound to Subtenant in accordance with the Sublease for the period of time from and after the date of such succession provided that Successor shall have a reasonable period of time to remedy the same;
(iv)    bound by any covenant to undertake or complete any improvement of the Demised Premises or any portion thereof or of the building forming a part of the Property or any part thereof (other than with respect to a casualty or condemnation and the repair, maintenance and replacement obligations occurring after the date of Successor’s succeeding as Sublandlord under the Sublease, to the extent set forth in the Sublease); provided, however, that the Subtenant shall have no obligation to attorn to Successor, affirm its obligations under the Sublease and make all payments due under the Sublease to the Successor as provided for in paragraph 3 hereof in the event that the Successor does not elect, within thirty (30) days after the date of its succeeding as Sublandlord under such Sublease, to assume the prior Sublandlord’s obligations to undertake or complete such improvement or reimburse or finance the cost thereof and if Successor fails to timely elect

J - 3

to assume such obligations, Subtenant may thereafter elect to terminate its Sublease by written notice to Successor within sixty (60) days after the date that Successor succeeds as Sublandlord under the Sublease and Subtenant receives notice of such succession from Successor, such termination to be effective as of the date set forth in such termination notice by Subtenant, such date not to be more than sixty (60) days after such notice. If Subtenant fails to timely elect to terminate the Sublease, then Subtenant shall attorn to Successor, affirm its obligations under the Sublease and make all payments to Successor as provided in paragraph 3 hereof;
(v)    if Mortgagee shall have succeeded to the rights of Sublandlord under the Sublease as a result of the termination of any leases or subleases superior to the Sublease, bound by any material modification of the Sublease which is made without the prior written consent of Mortgagee (not to be unreasonably withheld or delayed) where such consent is required under the terms of the Mortgage except such consent shall not be required for a modification provided for under the Sublease; or
(vi)    required to account for and timely return of any security deposit or other deposit delivered by the Subtenant to any prior Sublandlord (including, without limitation, the then defaulting Sublandlord) other than any security deposit or other deposit actually delivered to the Successor.
3.    In the event that by reason of a default under the Mortgage and/or the termination of any leases or subleases superior to the Sublease, Successor shall succeed to the rights of Sublandlord under the Sublease, whether though possession, foreclosure, receivership, delivery of a New Ground Lease or deed or assignment in lieu of foreclosure, termination of any leases or subleases superior to the Sublease, or otherwise, Subtenant and Successor shall (subject to paragraph 2(b) hereof) be bound to each other under all of the terms, covenants and conditions of the Sublease for the balance of the term thereof remaining, with the same force and effect as if Successor were the Sublandlord, and Subtenant does hereby agree to (i) attorn to successor, including Mortgagee if it be the Successor, as its Sublandlord, (ii) affirm its obligations under the Sublease for the benefit of Successor, and (iii) make payments of all sums due under the Sublease to Successor. Subtenant and Successor, upon either’s request, shall promptly execute and deliver an instrument in recordable form and in form reasonably satisfactory to both Subtenant and Successor to evidence such attornment, affirmation and agreement; but the failure of the parties to do so shall not affect the validity or the enforceability of the foregoing provisions of this Agreement, and such attornment, affirmation and agreement shall be effective and self-operative without the execution of any further instruments, except as provided in paragraph 2(b)(iv) hereof. Without limiting the foregoing, upon such attornment, affirmation and agreement, at the option of Successor, Successor and Subtenant shall enter into a new direct sublease on identical terms with the Sublease, subject to the terms hereof, for the unexpired term thereof. Subtenant waives the provisions of any statute or rule of law now or hereafter in effect that may give or purport to give it any right or election to terminate or otherwise adversely affect the Sublease or the obligations of Subtenant thereunder by reason or any foreclosure or similar proceeding.

J - 4

4.    Subtenant agrees that if Mortgagee shall succeed to the rights of Sublandlord under the Sublease as a result of the termination of any leases or subleases superior to the Sublease while the Mortgage is in existence, then after the date of such succession it will not, as a result of Sublandlord’s default, terminate the Sublease unless and until Subtenant has given Mortgagee reasonable notice of such Sublandlord’s default and Mortgagee shall have either failed to notify Subtenant within ten (10) days thereafter of its intention to cure such default or failed to cure or remedy such default within twenty (20) days following the receipt of notice from Subtenant of such default, provided that if such default is not capable of being cured by Mortgagee within such twenty (20) day period, Mortgagee shall have a reasonable period of time thereafter (not to exceed one hundred and twenty (120) days from the date of such notice) to cure such default provided Mortgagee diligently proceeds with its efforts to cure. Mortgagee shall have the right, but not the obligation, to remedy or cure any such default.
5.    Anything herein or in the Sublease to the contrary notwithstanding, in the event that Successor shall succeed to Sublandlord’s interest under the Sublease, whether through possession, foreclosure, receivership, delivery of a New Ground Lease or deed or assignment in lieu of foreclosure, termination of any leases or subleases superior to the Sublease, or otherwise, Successor shall have no obligation, nor incur any liability, beyond Successor’s then interest, if any, in the Property and any proceeds thereof , and Subtenant shall look exclusively to such interest of Successor, if any, in the Property for the payment and discharge of any obligations imposed upon Successor hereunder or under the Sublease and Successor is hereby released or relieved of any other liability hereunder and under the Sublease. Subtenant agrees that with respect to any money judgment which may be obtained or secured by Subtenant against Successor, Subtenant shall look solely to the estate or interest owned by Successor in the Property and Subtenant will not collect or attempt to collect any such judgment out of any other assets of Successor. Further, in no event shall the affiliates, partners, officers, directors, shareholders, members, agents, servants and employees of Successor have any personal liability to Subtenant.
6.    After the date, if any, that Mortgagee shall have succeeded to the rights of Sublandlord under the Sublease as a result of the termination of any leases or subleases superior to the Sublease, no modification or voluntary termination (other than as expressly permitted by the Sublease) of the Sublease shall be effective against the Successor if it is made without the prior written consent of the Mortgagee where such consent is required under the terms of the Mortgage or where such modification or voluntary termination (other than as expressly permitted by the Sublease) is prohibited under the terms of the Mortgage.

7.    This Agreement may not be modified except by an agreement in writing signed by the parties or their respective successors in interest. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their successors and assigns, including, without limitation, any nominee or designee of Mortgagee or any purchaser at a foreclosure sale or any transferee in lieu thereof which acquires the tenant’s interest in the Tower B Ground Lease or becomes the tenant under any New Ground Lease and their successors and assigns.

J - 5

8.    Nothing contained in this Agreement shall in any way impair or affect the lien created by the Mortgage except as specifically set forth herein.
9.    Subtenant agrees that (i) this Agreement satisfies any condition or requirement in the Sublease relating to the granting of a nondisturbance agreement by Mortgagee, (ii) in the event there is any inconsistency between the terms and provisions hereof and the terms and provisions of the Sublease dealing with the granting of a nondisturbance agreement by Mortgagee, the terms and provisions hereof shall be controlling and (iii) this Agreement satisfies any obligation under the Sublease to notify Subtenant of the existence of the Mortgage.
10.    All notices, demands or requests made pursuant to, under, or by virtue of this Agreement must be in writing and mailed to the party to whom the notice, demand or request is being made by certified or registered mail, return receipt requested, at its address set forth above. Any party may change the place that notices and demands are to be sent by written notice delivered in accordance with this Agreement.
11.    This Agreement shall be governed by the internal laws of the State of New York without giving effect to the conflict of laws principles thereof. If any term of this Agreement or the application thereof to any person or circumstances shall to any extent be invalid or unenforceable, the remainder of this Agreement or the application of such term to any person or circumstances other than those as to which it is invalid or unenforceable shall not be affected thereby, and each term of this Agreement shall be valid and enforceable to the fullest extent permitted by law.
[NO FURTHER TEXT ON THIS PAGE; SIGNATURE PAGES FOLLOW]

J - 6

IN WITNESS WHEREOF, the parties hereto have hereunto caused this Agreement to be duly executed as of the day and year first above written.
Lender:
DEUTSCHE BANK AG NEW YORK BRANCH
in its capacity as agent for the benefit of itself and certain lenders
By:
    Name:
    Title:
By:
    Name:
    Title:

[SIGNATURES CONTINUE]

J - 7

Subtenant:
THE BANK OF NEW YORK MELLON, a New York banking corporation

By:_____________________________________
    Name: Carol Britton
    Title: Managing Director

J - 8

STATE OF            )
                ) ss.:
COUNTY OF            )
On the ____ day of June in the year 2014, before me, the undersigned, personally appeared ________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the person, or the entity upon behalf of which the person acted, executed the instrument.
_____________________________________
Notary Public

J - 9

STATE OF            )
                ) ss.:
COUNTY OF            )
On the ____ day of June in the year 2014, before me, the undersigned, personally appeared ________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the person, or the entity upon behalf of which the person acted, executed the instrument.
_____________________________________
Notary Public

J - 10

STATE OF            )
                ) ss.:
COUNTY OF            )
On the ____ day of June in the year 2014, before me, the undersigned, personally appeared Carol Britton, personally known to me or proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that she executed the same in her capacity, and that by her signature on the instrument, the person, or the entity upon behalf of which the person acted, executed the instrument.
_____________________________________
Notary Public

J - 11

EXHIBIT 1
Description of Mortgages
The following mortgages encumber Tower B:

1.
Mortgage made by Olympia & York Tower B Company to Bankers Trust Company, as collateral agent in the amount of $1,008,000.00 dated July 12, 1985 and recorded July 18, 1985 in Reel 938 page 237. (Mortgage Tax Paid: $22,680.00)

Amendment to Mortgage and Security Agreement made by and between Olympia & York Tower B Company and Bankers Trust Company, as collateral agent dated September 23, 1987 and recorded September 28, 1987 in Reel 1295 page 1837.
Assignment of Mortgage made by Bankers Trust Company, as collateral agent to Olympia & York World Finance Center Finance Corp. dated December 14, 1988 and recorded December 14, 1988 in Reel 1506 page 1677.

2.
Mortgage made by Olympia & York Tower B Company to Olympia & York World Financial Center Finance Corp. in the amount of $448,992,000.00 dated December 14, 1988 and recorded December 14, 1988 in Reel 1506 page 1706. (Mortgage Tax Paid: $10,102,320.00)

Spreader And Consolidation Agreement made by and between Olympia & York Tower B Company and Olympia & York World Financial Center Finance Corp. dated December 14, 1988 and recorded December 14, 1988 in Reel 1506 page 1726.
Consolidates mortgages 1 and 2 to form a single lien of $450,000,000.00. Modifies terms, spreads mortgage to encumber leasehold estates and easements, tenants right, title interest in Severance Lease and Demised Premises, as well as premises not already covered by mortgage.
Collateral Assignment Of Mortgage made by Olympia & York World Financial Center finance Corp. to Manufacturers Hanover Trust Company, a trustee dated December 14, 1988 and recorded December 14, 1988 in Reel 1506 page 2083. Collaterally assigns mortgages 1 and 2, as consolidated.
Collateral Assignment of Mortgage made by Chemical Bank successor by merger to Manufacturers Hanover Trust Company, as trustee, to Nationsbank of Virginia, N.A. dated July 8, 1992 and recorded August 7, 1992 in Reel 1894 page 1330. Collaterally assigns mortgages 1 and 2, as consolidated.
Collateral Assignment of Mortgage made by Nationsbank of Virginia N.A. (successor trustee) to The Bank of New York (successor trustee) dated March 1, 1996 and recorded

J - 12

March 12, 1996 in Reel 2302 page 1683. Assigns assignor’s interest in mortgages 1 and 2 as consolidated.
Mortgage 1 and 2, as consolidated can be satisfied or assigned by Olympia & York World Financial Center corp., and The Bank of New York as successor trustee.
Assignment of Mortgage made by Olympia & York World Financial Center Finance Corp. and The Bank of New York, as trustee to Boatmen’s National Mortgage, Inc., dated November 21, 1996 and recorded November 27, 1996 in Reel 2396 page 1972. Assigns mortgages 1 and 2, as consolidated.
Amended and Restated Mortgage Security Agreement made by and between WFP Tower B Co. L.P. and Boatmen’s National Mortgage, Inc., dated as of November 21, 1996 and recorded November 27, 1996 in Reel 2396 page 1990. Amends and restates mortgages 1 and 2, as consolidated in the amount of $450,000,000.00.

3.
Mortgage made by Olympia & York Tower B Company to Olympia & York World Financial Center Corp. in the amount of $350,000,000.00 dated December 14, 1988 and recorded December 14, 1988 in Reel 1506 page 1879. (Mortgage Tax Paid: $7,875.00)

Collateral Assignment of Mortgage made by Olympia & York World Financial Center Financial Corp. to Manufacturers Hanover Trust Company, as trustee dated December 14, 1988 and recorded December 14, 1988 in Reel 1506 page 2096. Collaterally assigns mortgage 3.
Collateral Assignment of Mortgage made by Chemical Bank successor by merger Manufacturers Hanover Trust Company, as trustee to Nationsbank of Virginia, N.A., as trustee dated July 28, 1992 and recorded August 7, 1992 in Reel 1894 page 1345. Collaterally assigns mortgage 3.
Collateral Assignment of Mortgage made by Nationsbank of Virginia N.A. (successor trustee) to The Bank of New York (successor trustee) dated March 1, 1996 and recorded March 12, 1996 in Reel 2302 page 1690.
Certificate of Reduction made by and between Olympia & York World Financial Center Finance Corp. and The Bank of New York, as trustee dated November 21, 1996 and recorded November 27, 1996 in Reel 2396 page 2175. The parties hereto hereby certify that the unpaid principal sum of mortgage 3 is $348,172,718.70.
Assignment of Mortgage made by Olympia & York World Financial Center Finance Corp. and The Bank of New York, as trustee to Boatmen’s National Mortgage, Inc. dated November 21, 1996 and recorded November 27, 1996 in Reel 2396 page 2201. Assigns mortgage 3.

J - 13

4.
Mortgage made by WFP Tower B Co. L.P. to Boatmen’s National Mortgage, Inc. in the amount of $75,263,281.70 dated as of November 21, 1996 and recorded November 27, 1996 in Reel 2396 page 2227. (Mortgage Tax Paid: -0-)

Consolidated, Amended and Restated Mortgage, Security Agreement and Assignment of Rents made by and between WFP Tower B Co. L.P. and Boatmen’s National Mortgage Inc. dated as of November 21, 1996 and recorded November 27, 1996 in Reel 2396 page 2265. Mortgages 3 and 4 are amended, restated and consolidated to form a single lien of $423,436,000.00
Consolidated, Amended and Restated Mortgage Security Agreement and Assignment of Rents made by and between WFP Tower B Co. L.P. and Boatmen’s National Mortgage, Inc. dated as of November 21, 1996 and recorded November 27, 1996 in Reel 2397 page 1. Consolidates, amends and restates mortgages 1 through 4 to form a single lien of $873,436,000.00.
Assignment of Mortgage made by Boatmen’s National Mortgage, Inc. to World Financial Properties Tower B Finance Corp. dated as of November 21, 1996 and recorded November 27, 1996 in Reel 2397 page 211. Assigns mortgages 1 through 4, as consolidated.
Assignment of Mortgage made by World Financial Properties Tower B Financial Corp. to The Chase Manhattan Bank, as trustee dated as of November 21, 1996 and recorded November 27, 1996 in Reel 2397 page 220. Assigns mortgages 1 through 4, as consolidated.
Assignment of Mortgage dated June 3, 2013 made by The Bank of New York as successor Trustee to The Chase Manhattan Bank, as Trustee to Deutsche Bank AG New York Branch, as Administrative Agent and recorded July 3, 2013 as CRFN 2013000273276. Assigns Tower B Mortgages 1 through 4, as consolidated.

5.	Mortgage made by WFP Tower B Co. L.P. to TBR Finance Inc. in the amount of $150,000,000.00 dated as of November 21, 1996 and recorded November 27, 1996 in Reel 2397 page 467. (Mortgage Tax Paid: -0-)
Subordination and Assignment of Remedies made by TBR Finance Inc. to Boatmen’s National Mortgage, Inc. dated as of November 21, 1996 and recorded November 27, 1996 in Reel 2397 page 357. Mortgage 5 is hereby made subject and subordinate to mortgages 1 through 4.
Assignment of Subordination and Assignment of Remedies made by Boatmen’s National Mortgage, Inc. to World Financial Properties Tower B Finance Corp. dated as of November 21, 1996 and recorded November 27, 1996 in Reel 2397 page 409

J - 14

Assignment of Subordination and Assignment of Remedies made by World Financial Properties Tower B Finance Corp. to The Chase Manhattan Bank, as trustee dated as of November 1, 1996 and recorded November 27, 1996 in Reel 2397 page 436.
Collateral Assignment of Mortgage, Security Agreement And Assignment of Rents made by TBR Finance Inc. to Marine Midland Bank, as trustee dated as of November 21, 1996 and recorded November 27, 1996 in Reel 2397 page 614.
Assignment of Mortgage, Security Agreement and Assignment of Rents made by HSBC Bank, USA, National Association, successor in interest to Marine Midland Bank, as Trustee and TBR Finance Inc. to BRE GM World Financial Center Holdings, LLC and Nishin Fire & Marine Insurance Co., Ltd. dated as of January 31, 2013 and recorded March 19, 2013 as CRFN 2013000111213. Assigns Mortgage 5.
First Amendment to Mortgage, Security Agreement and Assignment of Rents made by WFP Tower B Co. L.P. and Nishin Fire & Marine Insurance Co., Ltd. to BRE GM World Financial Center Holdings, LLC dated as of January 31, 2013 and recorded March 19, 2013 as CRFN 2013000111215. Amends Mortgage 5 by changing “Maximum Secured Amount to $160,000,000.00”.
Assignment of Mortgage, Security Agreement and Assignment of Rents made by BRE GM World Financial Center Holdings, LLC and Nishin Fire & Marine Insurance Co., Ltd. to Brookfield Finance Luxembourg, S.a. r.L. dated as of January 31, 2013 and recorded March 19, 2013 as CRFN 2013000111217. Assigns Mortgage 5.
Assignment of Mortgage dated June 3, 2013 made by Brookfield Finance Luxembourg, S.a. r. L to Deutsche Bank AG New York Branch, as Administrative Agent and recorded July 11, 2013 as CRFN 2013000273277. Assigns Tower B Mortgage No. 5.
The following Mortgages encumber Tower D:

1.
Mortgage and Security Agreement (Tower D) made by Olympia & York Tower D, Company to Bankers Trust Company, as Collateral Agent for the lenders listed on Schedule A (of the Mortgage) in the amount of $1,008,000.00 dated July 12, 1985 recorded July 18, 1985 in Reel 938 page 381. (Mortgage Tax Paid: $22,680.00)

Assignment of Mortgage made by Bankers Trust Company, as Collateral Agent for the lenders listed on Schedule A (of the Mortgage) to The Sumitomo Bank, Limited, New York Branch dated December 24, 1986 recorded December 29, 1986 in Reel 1164 page 2472. Assigns Mortgage 1.
Mortgage Modification and Security Agreement (Tower D) made between WFC Tower D Company (formerly known as Olympia & York Tower D Company prior to change of name) and The Sumitomo Bank, Limited, New York Branch dated December 24, 1986 recorded December 29, 1986 in Reel 1164 page 2488. Modifies terms of Mortgage 1.

J - 15

2.
Mortgage made by WFC Tower D Company to The Sumitomo Bank, Limited, New York Branch in the amount of $8,992,000.00 dated February 26, 1988 recorded March 9, 1988 in Reel 1375 page 1586. (Mortgage Tax Paid: $202,320.00)

Mortgage Consolidation, Modification and Security Agreement made between WFC Tower D Company and The Sumitomo Bank, Limited, New York Branch dated February 26, 1988 recorded March 9, 1988 in Reel 1375 page 1616. Consolidates Mortgages 1 and 2 to form a single lien in the amount of $10,000,000.00 and modifies terms of same.

3.
Tower D Obligations Mortgage and Consolidation Agreement made by WFC Tower D Company to The Sumitomo Bank, Limited, New York Branch in the amount of $240,000,000.00 dated April 9, 1992 recorded April 10, 1992 in Reel 1861 page 1788. (Mortgage Tax Paid: $6,600,000.00)

Mortgage 3 by its terms is consolidated with Mortgages 1 and 2 to form a single lien in the amount of $250,000,000.00.
Assignment of Mortgage made by The Sumitomo Bank, Limited, New York Branch to Boatmen’s National Mortgage, Inc. dated November 21, 1996 recorded November 27, 1996 in Reel 2397 page 782. Assigns Mortgages 1, 2 and 3, as consolidated.
Amended and Restated Mortgage, Security Agreement and Assignment of Rents made by WFP Tower D Co. L.P. to Boatmen’s National Mortgage, Inc. dated as of November 21, 1996 recorded November 27, 1996 in Reel 2397 page 800. Amends and restate Mortgage 3.

4.
Supplemental Mortgage (Leasehold) made by WFP Tower D Co. L.P. to Boatmen’s National Mortgage, Inc. in the amount of $184,346,000.00 dated as of November 21, 1996 recorded November 27, 1996 in Reel 2397 page 976. (Mortgage Tax Paid: None)

Consolidated, Amended and Restated Mortgage, Security Agreement and Assignment of Rents made between WFC Tower D Company and Boatmen’s National Mortgage, Inc. dated as of November 21, 1996 recorded November 27, 1996 in Reel 2397 page 1009. Consolidates Mortgages 1 through 4 to form a single lien in the amount of $434,346,000.00 and amends and restates terms of same.
Assignment of Mortgage made by Boatmen’s National Mortgage, Inc. to World Financial Properties Tower D Finance Corp. dated as of November 21, 1996 recorded November 27, 1996 in Reel 2397 page 1185. Assigns Mortgages 1 through 4, as consolidated.
Assignment of Mortgage made by World Financial Properties Tower D Finance Corp. to La Salle National Bank, as Trustee dated as of November 21, 1996 recorded March 11, 1997 in Reel 2431 page 1605. Assigns Mortgages 1 through 4, as consolidated.
Assignment of Mortgage made by Wells Fargo Bank, N.A., as successor to Bank of America, N.A., successor by merger to LaSalle Bank N.A., formerly known as LaSalle

J - 16

National Bank, as the Trustee for the benefit of World Financial Properties Tower D Finance Corp. 6.95% Pass-Through Certificates, Series 1996 WFP-D to Deutsche Bank Trust Company Americas, (in its capacity as Administrative Agent for the benefit of itself and certain lenders)dated as of June 1, 2012 and recorded June 20, 2012 as CRFN 2012000243410. Assigns Mortgages 1 through 4 as consolidated.

5.
Gap Mortgage made by WFP Tower D Co. L.P. to Deutsche Bank Trust Company Americas, as Administrative Agent in the amount of $17,646,814.00 dated as of June 1, 2012 and recorded June 20, 2012 as CRFN 2012000243412. (Mortgage Tax Paid $494,110.40)

Amended, Restated and Consolidated Leasehold Mortgage, Security Agreement, Financing Statement, Fixture Filing and Assignment of Leases, Rents and Security Deposits made by WFP Tower D Co. L.P. to Deutsche Bank Trust Company Americas, as Administrative Agent dated as of June 1, 2012 and recorded June 20, 2012 as CRFN 2012000243413. Amends, restates and consolidates Mortgages 1 through 5 to form a single lien in the amount of $90, 000,000.00.

6.
Gap Mortgage made by WFP Tower D Co. L.P. to Deutsche Bank Trust Company Americas, as Administrative Agent in the amount of $180,000,000.00 dated as of June 6, 2012 and recorded June 20, 2012 as CRFN 2012000243418. (Mortgage Tax Paid $5,040,000.00)

Second Amended, Restated and Consolidated Leasehold Mortgage, Security Agreement, Financing Statement, Fixture Filing and Assignment of Leases, Rents and Security Deposits made by WFP Tower D Co. L.P. to Deutsche Bank Trust Company Americas, as Administrative Agent dated as of June 6, 2012 and recorded June 20, 2012 as CRFN 2012000243419. Amends, restates and consolidates Mortgages 1 through 6 to form a single lien in the amount of $270,000,000.00.

7.
Gap Mortgage made by WFP Tower D Co. L.P. to Deutsche Bank Trust Company Americas, as Administrative Agent in the amount of $90,000,000.00 dated as of July 31, 2012 and recorded August 13, 2012 as CRFN 2012000318867. (Mortgage Tax Paid $2,520,000.00)

Third Amended, Restated and Consolidated Leasehold Mortgage, Security Agreement, Financing Statement, Fixture Filing and Assignment of Leases, Rents and Security Deposits made by WFP Tower D Co. L.P. to Deutsche Bank Trust Company Americas, as Administrative Agent dated as of July 31, 2012 and recorded August 13, 2012 as CRFN 2012000318868. Amends restates and consolidates Mortgages 1 through 7 to form a single lien in the amount of $360,000,000.00.
Assignment of Mortgage dated June 3, 2013 made by Deutsche Bank Trust Company Americas, as Administrative Agent to Deutsche Bank AG New York Branch, as Administrative Agent and recorded July 11, 2013 as CRFN 2013000273275. Assigns Tower D Mortgages 1 through 7, as consolidated.

J - 17

The following mortgages encumber Towers B and D:

3.
Gap Mortgage dated the date hereof made by WFP Tower B Co. L.P. and WFP Tower D Co. L.P to Deutsche Bank AG New York Branch, as Administrative Agent in the amount of $248,451,991.90 and recorded July 11, 2013 as CRFN 2013000273281.

Amended, Restated and Consolidated Leasehold Mortgage, Security Agreement, Financing Statement, Fixture Filing, Spreader and Assignment of Leases, Rents and Security Deposits, the dated of hereof between WFP Tower B Co. L.P., WFP Tower D Co. L.P. and Deutsche Bank AG New York Branch, as Administrative Agent and recorded July 11, 2013 as CRFN 2013000273282. Consolidates all of the above Tower B and D mortgages to form a single lien in the amount of $800,000,000.00.

4.
Leasehold Mortgage, Security Agreement, Finance Statement, Fixture Filing and Assignment of Leases, Rents and Security Deposits dated January 21, 2013 made by WFP Tower D Co. L.P. and WFP Tower B Co. L.P. to Deutsche Bank AG New York Branch in the amount of $50,000,000.00 and recorded January 30, 2014 as CRFN 2014000037720.

J - 18

EXHIBIT 2
Description of Property
City Commercial Center a/k/a The World Financial Center
Street lines noted herein are in accordance with Map No. ACC 30071 adopted by the New York City Board of Estimate on November 13, 1981.
All that certain plot, piece or parcel of land, situate, lying and being in the Borough of Manhattan, County of New York, City and State of New York, bounded and described as follows:
BEGINNING at the intersection of the northerly line of Liberty Street with the westerly line of Marginal Street, Wharf or Place and the United States Bulkhead Line approved by the Secretary of War, July 31, 1941: running
THENCE due West, along the northerly line of Liberty Street, 216.96 feet;
THENCE North 12 degrees 28 minutes 31 seconds West, 132.47 feet;
THENCE South 73 degrees 04 minutes 45 seconds West, 86.27 feet;
THENCE North 16 degrees 55 minutes 15 seconds West, 38.01 feet;
THENCE South 77 degrees 31 minutes 29 seconds West, 86.50 feet;
THENCE North 12 degrees 28 minutes 31 seconds West, 108.28 feet;
THENCE due West, 72.58 feet;
THENCE due North, 343.47 feet;
THENCE North 46 degrees 25 minutes 25 seconds East, 17.88 feet;
THENCE due South, 32.33 feet;
THENCE due East, 20.92 feet;
THENCE due North, 22.00 feet;
THENCE due East, 81.16 feet;
THENCE due South, 10.00 feet;
THENCE due East, 45.00 feet;

J - 19

THENCE due South, 10.00 feet;
THENCE due East, 21.24 feet to a point of a curvature;
THENCE Southeasterly, curving to the right on the arc of a circle having a radius of 56.08 feet and a central angle of 77 degrees 08 minutes 34 seconds, 75.51 feet;
THENCE North 77 degrees 08 minutes 34 seconds East, 22.36 feet;
THENCE North 12 degrees 28 minutes 31 seconds West, 51.54 feet;
THENCE North 77 degrees 31 minutes 29 seconds East, 92.15 feet;
The following 7 courses run along the aforesaid westerly line of Marginal Street, Wharf or Place and the Untied States Bulkhead Line approved by the Secretary of War, July 31, 1941:
THENCE South 18 degrees 59 minutes 34 seconds East, 17.94 feet;
THENCE South 19 degrees 12 minutes 20 seconds East, 63.63 feet;
THENCE South 18 degrees 36 minutes 20 seconds East, 75.17 feet;
THENCE South 16 degrees 42 minutes 43 seconds East, 86.89 feet;
THENCE South 16 degrees 49 minutes 40 seconds East, 196.84 feet;
THENCE South 16 degrees 52 minutes 39 seconds East, 93.66 feet;
THENCE South 16 degrees 57 minutes 30 seconds East, 78.55 feet to the point or place of Beginning.
TOGETHER with the following exclusive easement, on the terms and subject to the conditions set forth with respect thereto in that certain Easement and Restrictive Covenant Agreement dated as of June 15, 1983 between Battery Park City Authority (“BPCA”) and Olympia & York Battery Park Company (“O & Y”), and recorded in the Office of the Register of New York City (New York County) at Reel 696 Page 521, as amended by First Amendment of Easement and Restrictive Covenant Agreement dated as of July 1, 1988 and recorded December 14, 1988 in Reel 1506 page 1648.
Easement No. 3
Liberty Street Bridge
Street lines noted herein are in accordance with Map No. ACC 30071 adopted by the New York City Board of Estimate on November 13, 1981.
ALL that portion of the parcel below described lying between lower horizontal plane drawn at elevation 26.6 feet and an upper horizontal plane drawn at elevation 61.6 feet, bounded and described as follows:

J - 20

BEGINNING at a point in the northerly line of Liberty Street, distant 87.11 feet westerly from the intersection of the northerly line of Liberty Street with the westerly line of Marginal Street, Wharf or Place and the United States Bulkhead Line approved by the Secretary of War, July 31, 1941: running
THENCE South 3 degrees 59 minutes 16 seconds East, 100.24 feet;
THENCE due West, along the southerly line of Liberty Street, 40.10 feet;
THENCE North 3 degrees 59 minutes 16 seconds West, 100.24 feet;
THENCE due East, along the northerly line of Liberty Street, 40.10 feet to the point or place of Beginning.
TOGETHER with the following exclusive easement, on the terms and subject to the conditions set forth in Section 41.07 of the Severance Lease (for the Parcel) dated as of June 15, 1983 (the “Lease”), between BPCA as landlord and O & Y as tenant.
Easement No. 16
Winter Garden Mechanical Penthouse Area - Building “C”
Street lines noted herein are in accordance with map being prepared by the City of New York, said map has not been adopted by the Board of Estimate as yet.
ALL that portion of the parcel below described lying between a lower horizontal plane drawn at elevation 66.75 feet and an upper horizontal plane drawn at elevation 83.75 feet, bounded and described as follows:
BEGINNING at a point 133.09 feet, as measured along the southerly line of Vesey Street, west of the intersection of the westerly line of Marginal Street, Wharf or Place and the United States Bulkhead Line approved by the Secretary of War, July 31, 1941, with the southerly line of Vesey Street and 276.45 feet as measured along a line bearing due south, south of the southerly line of Vesey Street; running
THENCE due West, 80.58 feet;
THENCE due North, 9.92 feet;
THENCE due East, 85.50 feet;
THENCE due South, 10.00 feet;
THENCE due East, 45.00 feet;
THENCE due South, 10.00 feet;
THENCE due East, 45.00 feet;

J - 21

THENCE due South, 13.20 feet;
THENCE Southeasterly curving to the right on the arc of a circle whose radial line bears South 28 degrees 21 minutes 34 seconds West, having a radius of 60.00 feet and a central angle of 48 degrees 47 minutes 00 seconds, 51.09 feet;
THENCE South 77 degrees 08 minutes 34 seconds West, 3.92 feet;
THENCE Northwesterly, curving to the left on the arc of a circle whose radial line bears South 77 degrees 08 minutes 34 seconds West, having a radius of 56.08 feet and a central angle of 77 degrees 08 minutes 34 seconds, 75.51 feet to a point of tangency;
THENCE due West, 21.42 feet;
THENCE due North, 10.00 feet;
THENCE due West, 45.00 feet;
THENCE due North, 10.00 feet to the point or place of Beginning.
TOGETHER with the following non-exclusive easements on the terms and subject to the conditions set forth with respect thereto in Section 41.07 of the Lease.
Easement No. 9
Vehicular Access
Street lines noted herein are in accordance with Map No. ACC 30071 adopted by the New York City Board of Estimate, November 13, 1981.
ALL that portion of the parcel below described, lying between a lower horizontal plane drawn at elevation -50.0 feet and an upper horizontal plane drawn at elevation 29.5 feet, bounded and described as follows:
BEGINNING at a point in the northerly line of Liberty Street, distant 216.96 feet westerly from the intersection of the northerly line of Liberty Street with the westerly line of Marginal Street, Wharf or Place and the United States Bulkhead Line approved by the Secretary of War, July 31, 1941; running
THENCE due West, along the northerly line of Liberty Street, 92.18 feet;
THENCE North 12 degrees 28 minutes 31 seconds West, 105.56 feet;
THENCE North 73 degrees 04 minutes 45 seconds East, 90.27 feet;
THENCE South 12 degrees 28 minutes 31 seconds East, 132.47 feet to the point or place of Beginning.

J - 22

Easement No. 11
Turning Circle Area
ALL that portion of the parcel below described lying between a lower horizontal plane drawn at elevation -50.0 feet an upper horizontal plane drawn at elevation 29.5 feet, bounded and described as follows:
BEGINNING at a coordinate North 4370.933, West 10580.253.
THENCE running North 12 degrees 28 minutes 31 seconds West, 55.48 feet;
THENCE Southeasterly curving to the right on the arc of a circle whose radial line bears South 51 degrees 43 minutes 54 seconds West, having a radius of 63.75 feet and a central angle of 51 degrees 35 minutes 11 seconds, 57.40 feet to the point or place of Beginning.
Part of Vesey Street
Street lines noted herein are in accordance with map being prepared by the City of New York, said map has not been adopted by the Board of Estimate as yet.
BEGINNING at the intersection of the southerly line of Vesey Street and the westerly line of Marginal Street, Wharf or Place and the United States Bulkhead Line approved by the Secretary of War, July 31, 1941:
THENCE running North 88 degrees 07 minutes 10 seconds West, along the southerly line of Vesey Street, 693.61 feet;
THENCE North 1 degrees 52 minutes 50 seconds East, 100.00 feet to the northerly line of Vesey Street;
THENCE South 88 degrees 07 minutes 10 seconds East, along the northerly line of Vesey Street, 655.68 feet to the westerly line of Marginal Street, Wharf or Place and the United States Bulkhead Line approved by the Secretary of War, July 31, 1941;
THENCE South 18 degrees 56 minutes 00 seconds East, along the westerly line of Marginal Street, Wharf or Place and the United States Bulkhead Line approved by the Secretary of War, July 31, 1941, 94.24 feet to an angle point therein;
THENCE South 18 degrees 34 minutes 07 seconds East, still along the westerly line of Marginal Street, Wharf or Place and the United States Bulkhead Line approved by the Secretary or War, July 31, 1941, 12.71 feet to the point or place of Beginning.
Part of North End Avenue
Street lines noted herein are in accordance with map being prepared by the City of New York, said map has not been adopted by the Board of Estimate as yet.

J - 23

BEGINNING at the intersection of the southerly line of Vesey Street and the easterly line of North End Avenue;
THENCE running South 1 degrees 52 minutes 50 seconds West, along the easterly line of North End Avenue, 355.00 feet to the southerly line of North End Avenue;
THENCE North 88 degrees 07 minutes 10 seconds West, along the southerly line of North End Avenue, 100.00 feet to the westerly line of North End Avenue;
THENCE North 1 degree 52 minutes 50 seconds East, along the westerly line of North End Avenue, 355.00 feet to the northerly line of North End Avenue which is coincident with a portion of the southerly line of Vesey Street;
THENCE South 88 degrees 07 minutes 10 seconds East, along the northerly line of North End Avenue which is coincident with a portion of the southerly line of Vesey Street, 100.00 feet to the point or place of Beginning.
Plaza
Line of Liberty Street is in accordance with Map No. 30071 adopted by the New York City Board of Estimate, November 13, 1981.
Line of North End Avenue is in accordance with map being prepared by the City of New York, said map has not been adopted by the Board of Estimate as yet.
BEGINNING at a point in the northerly line of Liberty Street distant 216.96 feet westerly from the intersection of the northerly line of Liberty Street with the westerly line of Marginal Street, Wharf or Place and the United States Bulkhead Line approved by the Secretary of War, July 31, 1941.
THENCE running due West, along the northerly line of Liberty Street, 412.64 feet;
THENCE North 73 degrees 04 minutes 45 seconds East, 78.82 feet;
THENCE North 18 degrees 36 minutes 20 seconds West, 463.95 feet;
THENCE South 71 degrees 07 minutes 33 seconds West, 194.68 feet to a point of curvature;
THENCE Westerly on a curve to the right having a radius of 1880.08 feet, a central angle of 3 degrees 01 minutes 26 seconds and a distance of 99.23 feet;
THENCE North 1 degree 52 minutes 50 seconds East, 143.14 feet;
THENCE South 88 degrees 07 minutes 10 seconds East, along the southerly line of North End Avenue, 100.00 feet;
THENCE North 1 degree 52 minutes 50 seconds East, along the easterly line of North End Avenue, 61.29 feet;

J - 24

THENCE due East, 354.87 feet;
THENCE due South, 343.47 feet;
THENCE due East, 72.58 feet;
THENCE due South 12 degrees 28 minutes 31 seconds East, 108.28 feet;
THENCE North 77 degrees 31 minutes 29 seconds East, 86.50 feet;
THENCE South 16 degrees 55 minutes 15 seconds East, 38.01 feet;
THENCE North 73 degrees 04 minutes 45 seconds East, 86.27 feet;
THENCE South 12 degrees 28 minutes 31 seconds East, 132.47 feet to the point or place of Beginning.
Northern Pedestrian Bridge
As shown on Map No. ACC 30079 adopted by the New York City Board of Estimate, December 16, 1982.
Southern Pedestrian Bridge
As shown on Map NO. ACC 30071 adopted by the New York City Board of Estimate, November 13, 1981.
Subject to the reservations of BPCA designated as Easement No. 4, Easement No. 5A, Easement No. 10, Easement No. 11 and Easement No. 18 on the terms and subject to the conditions set forth in Section 26.01(d) of the Lease, and subject to the reservations of BPCA designated as Easement No. 12 and Easement No. 13 on the terms and subject to the conditions set forth in Section 41.07(e) of the Lease. Said easements are more particularly described as follows:
Easement No. 4
Storm Outfall
Street lines are in accordance with Map No. ACC 30071 adopted by the New York City Board of Estimate, November 13, 1981.
ALL that portion of the parcel below described lying between a lower horizontal plane drawn at elevation 0.0 feet and an upper horizontal plane drawn at elevation 27.0 feet, bounded and described as follows:
BEGINNING at a point in the westerly line of Marginal Street, Wharf or Plane and the Untied States Bulkhead Line approved by the Secretary of War, July 31, 1941, distant 178.00 feet northerly from the intersection of the westerly line of Marginal Street, Wharf or Place and the United States

J - 25

Bulkhead Line approved by the Secretary of War, July 31, 1941, and the northerly line of Liberty Street;
THENCE running South 85 degrees 18 minutes 27 seconds West, 10.00 feet;
THENCE North 16 degrees 49 minutes 40 seconds West, 35.00 feet;
THENCE North 85 degrees 18 minutes 27 seconds East, 10.00 feet;
THENCE South 16 degrees 49 minutes 40 seconds East, along the westerly line of Marginal Street, Wharf or Place and the United States Bulkhead Line approved by the Secretary of War, July 31, 1941, 35.00 feet to the point or place of Beginning.
Easement No. 5A
North Bridge
Street lines are in accordance with Map No. ACC 30071 adopted by the New York City Board of Estimate, November 13, 1981.
ALL that portion of the parcel below described lying below a horizontal plane drawn at elevation 65.0 feet, bounded and described as follows:
BEGINNING at a point in the westerly line of Marginal Street, Wharf or Place and the United States Bulkhead Line approved by the Secretary of War, July 31, 1941, distant 595.47 feet northerly from the intersection of the westerly line of Marginal Street, Wharf or Place and the United States Bulkhead Line approved by the Secretary of War, July 31, 1941, and the northerly line of Liberty Street as measured along the westerly line of Marginal Street, Wharf or Place and the United States Bulkhead Line approved by the Secretary of War, July 31, 1941.
THENCE running South 18 degrees 59 minutes 34 seconds East, along the aforesaid westerly line of Marginal Street, 0.73 feet;
THENCE South 19 degrees 12 minutes 20 seconds East, still along the aforesaid westerly line of Marginal Street, 49.27 feet;
THENCE South 70 degrees 38 minutes 36 seconds West, 92.31 feet;
THENCE South 12 degrees 28 minutes 31 seconds East, 27.19 feet;
THENCE South 77 degrees 31 minutes 29 seconds West, 17.83 feet;
THENCE North 12 degrees 28 minutes 31 seconds West, 8.25 feet;
THENCE North 77 degrees 31 minutes 29 seconds East, 6.00 feet;
THENCE North 12 degrees 28 minutes 31 seconds West, 8.75 feet;

J - 26

THENCE North 77 degrees 31 minutes 29 seconds East, 0.33 feet;
THENCE North 12 degrees 28 minutes 31 seconds West, 13.25 feet;
THENCE Northerly, curving to the right on the arc of a circle whose radial line bears North 12 degrees 28 minutes 31 seconds West, having a radius of 3.50 feet and a central angle of 180 degrees 00 minutes 00 seconds, 11.00 feet;
THENCE North 12 degrees 28 minutes 31 seconds West, 0.50 feet;
THENCE Northerly curving to the right on the arc of a circle whose radial line bears North 12 degrees 28 minutes 31 seconds West, having a radius of 3.50 feet and a central angle of 180 degrees 00 minutes 00 seconds, 11.00 feet;
THENCE North 12 degrees 28 minutes 31 seconds West, 0.50 feet;
THENCE Northerly curving to the right on the arc of a circle whose radial line bears North 12 degrees 28 minutes 31 seconds West, having a radius of 3.50 feet and an central angle of 180 degrees 00 minutes 00 seconds, 11.00 feet;
THENCE North 12 degrees 28 minutes 31 seconds West, 0.50 feet;
THENCE Northerly curving to the right on the arc of a circle whose radial line bears North 12 degrees 28 minutes 31 seconds West, having a radius of 3.50 feet and an central angle of 36 degrees 17 minutes 31 seconds, 2.22 feet;
THENCE North 77 degrees 08 minutes 34 seconds East, 5.25 feet;
THENCE North 12 degrees 28 minutes 31 seconds West, 51.54 feet;
THENCE North 77 degrees 31 minutes 29 seconds East, 8.31 feet;
THENCE South 12 degrees 28 minutes 31 seconds East, 27.45 feet;
THENCE North 70 degrees 38 minutes 36 seconds East, 86.41 feet to the point or place of Beginning.
Easement No. 10
Sidewalk Easement
Street lines are in accordance with Map No. ACC 30071 adopted by the New York City Board of Estimate, November 13, 1981.
BEGINNING at the intersection of the northerly line of Liberty Street with the westerly line of Marginal Street, Wharf or Place and the United States Bulkhead Line approved by the Secretary of War, July 31, 1941.

J - 27

THENCE running North 16 degrees 57 minutes 30 seconds West, along the aforesaid westerly line of Marginal Street, 78.55 feet;
THENCE North 16 degrees 57 minutes 30 seconds West, still along the aforesaid westerly line of Marginal Street, 56.58 feet;
THENCE North 49 degrees 00 minutes 00 seconds West, 62.26 feet;
THENCE North 12 degrees 28 minutes 31 seconds West, 358.48 feet;
THENCE South 70 degrees 38 minutes 36 seconds West, 10.07 feet;
THENCE South 12 degrees 28 minutes 31 seconds East, 384.10 feet;
THENCE South 49 degrees 00 minutes 00 seconds East, 66.00 feet;
THENCE South 16 degrees 57 minutes 30 seconds East, 102.95 feet to the northerly line of Liberty Street;
THENCE due East, along the northerly line of Liberty Street, 10.45 feet to the point or place of Beginning.
Easement No. 11
Turning Circle Area
ALL that portion of the parcel below described lying between a lower horizontal plane drawn at elevation 50.0 feet an upper horizontal plane drawn at elevation 29.5 feet, bounded and described as follows:
BEGINNING at a coordinate North 4370.933 West 10580.253;

THENCE running North 12 degrees 28 minutes 31 seconds West, 55.48 feet;
THENCE Southeasterly, curving to the right on the arc of circle whose radial line bears South 51 degrees 43 minutes 54 seconds West, having a radius of 63.75 feet and a central angle of 51 degrees 35 minutes 11 seconds, 57.40 feet to the point or place of Beginning.
Easement No. 18
North Bridge - West Pier
Street lines are in accordance with map being prepared by the City of New York, said map has not been adopted by the Board of Estimate as yet.
ALL that portion of the parcel below described lying below a horizontal plane drawn at elevation 65.0 feet, bounded and described as follows:

J - 28

BEGINNING at a point 545.47 feet, as measured along the westerly line of Marginal Street, Wharf or Place and the United States Bulkhead Line approved by the Secretary of War, July 31, 1941, north of the intersection of the northerly line of Liberty Street with the westerly line of Marginal Street, Wharf or Place and the United States Bulkhead Line approved by the Secretary of War, July 31, 1941, and 63.86 feet as measured along a line bearing South 70 degrees 38 minutes 36 seconds west, west of the westerly line of Marginal Street, Wharf or Place and the United States Bulkhead Line approved by the Secretary of War, July 31, 1941.
THENCE running South 19 degrees 21 minutes 24 seconds East, 4.00 feet;
THENCE South 70 degrees 38 minutes 36 seconds West, 15.00 feet;
THENCE North 19 degrees 21 minutes 24 seconds West, 58.00 feet;
THENCE North 70 degrees 38 minutes 36 seconds East, 15.00 feet;
THENCE South 19 degrees 21 minutes 24 seconds East, 54.00 feet to the point or place of Beginning.
Easement No. 12
Ground Floor Retail Area
Street lines are in accordance with map being prepared by the City of New York, said map has not been adopted by the Board of Estimate as yet.
ALL that portion of the parcel below described lying between a lower horizontal plane drawn at elevation 12.50 feet and an upper horizontal plane drawn at elevation 31.00 feet, bounded and described as follows:
BEGINNING at a point 133.09 feet as measured along the southerly line of Vesey Street, West of the intersection of the westerly line of Marginal Street, Wharf or Place and the United States Bulkhead Line approved by the Secretary of War, July 31, 1941, with the southerly line of Vesey Street and 276.45 feet as measured along a line bearing due south, south of the southerly line of Vesey Street.
THENCE running due South, 10.00 feet;
THENCE due East, 45.00 feet;
THENCE due South, 12.08 feet;
THENCE due West, 47.08 feet;
THENCE due North, 10.00 feet;
THENCE due West, 67.50 feet;
THENCE due North, 12.08 feet;

J - 29

THENCE due East, 69.58 feet to the point or place of Beginning.
Easement No. 13
Second Floor Balcony Area
Street lines are in accordance with map being prepared by the City of New York as said map has not been adopted by the Board of Estimate as yet.
All that portion of the parcel below described lying between a lower horizontal plane drawn at elevation 31.00 feet and an upper horizontal plane drawn at elevation 52.00 feet, bounded and described as follows:
BEGINNING at a point 133.09 feet as measured along the southerly line of Vesey Street, west of the intersection of the westerly line of Marginal Street, Wharf or Place and the United States Bulkhead Line approved by the Secretary of War, July 3, 1941, with the southerly line of Vesey Street and 276.45 feet as measured along a line bearing due south, south of the southerly line of Vesey Street.
THENCE RUNNING due South, 10.00 feet;
THENCE due East, 45.00 feet;
THENCE due South, 12.08 feet;
THENCE due West, 47.08 feet;
THENCE due North, 10.00 feet;
THENCE due West, 67.50 feet;
THENCE due North, 12.08 feet;
THENCE due East, 69.58 feet to the point or place of BEGINNING.
The descriptions herein of the Parcel and Easement No. 3, Easement No. 4, Easement No. 5A, Easement No. 9, Easement No. 10, Easement No. 11 and Easement No. 18, and the Plaza, Pedestrian Bridges, part of Vesey Street and part of North End Avenue are based upon the information shown on the Survey labeled LB-45-BX1, prepared by Benjamin D. Goldberg, Licensed Land Surveyor, State of New York, Earl B. Lovell-S.P. Belcher, Inc., dated December 13, 1982 and last amended July 7, 1983.
The descriptions herein of Easement No. 12, Easement No. 13 and Easement No. 16, are based upon the information on the Survey labeled LB-45-BZ, prepared by Benjamin D. Goldberg, Licensed Surveyor, State of New York, Earl B. Lovell-S.P. Belcher, Inc., dated February 23, 1983 and last amended June 7, 1983.

J - 30

Elevations refer to datum used by the Topographical Bureau, Borough of Manhattan, which is 2.75 feet above datum used by the United States Coast and Geodetic Survey, mean sea level, Sandy Hook, New Jersey.
Bearings noted herein are in the system used on the Borough Survey, President’s Office, Manhattan.
Together with the benefits of Declaration of Restrictions dated June 15, 1983 made by Battery City Authority recorded on June 20, 1983 in Reel 696 page 551 as amended by Amendment and Restatement of Declaration of Restrictions dated as of May 18, 1995 and recorded May 31, 1995 in Reel 2211 page 1414.
Waiver and Acknowledgement dated as of May 18, 1995 and recorded May 31, 1995 in Reel 2211 page 1469.

J - 31

EXHIBIT K
FORM OF GROUND LESSOR NON-DISTURBANCE AGREEMENT
GROUND LESSOR NON-DISTURBANCE AGREEMENT
RECOGNITION AND ATTORNMENT AGREEMENT
AGREEMENT dated as of the ___ of June, 2014 between BATTERY PARK CITY AUTHORITY, a public benefit corporation under the laws of the State of New York, having an office at Brookfield Place, 200 Liberty Street, 24th Floor, New York, New York 10281 (hereinafter called the “Lessor”), WFP TOWER B CO. L.P., a New York limited partnership having an office at c/o Brookfield Financial Properties, L.P., 250 Vesey Street, 15th Floor, New York, New York 10281-1023 (hereinafter called the “Lessee”) (as successor-in-interest to WFC Tower B Company f/k/a Olympia & York Tower B Company) and The Bank Of New York Mellon, a New York banking corporation, having an office at 101 Barclay Street – 15E, New York, New York 10286 (hereinafter called the “Subtenant”).

W I T N E S S E T H:
WHEREAS,
A.    Lessor is the landlord under that certain Agreement of Severance Lease dated as of June 15, 1983 between Lessor and Olympia & York Battery Park Company, pursuant to which Lessor leased to Olympia & York Battery Park Company certain real property in the City, County and State of New York, more particularly described in Exhibit A attached hereto and made a part hereof (“Parcel B”), a memorandum of which lease was recorded in the Office of the Register of New York City, New York County (the “Register’s Office”), on June 20, 1983 in Reel 696 at Page 495; which lease was assigned by Olympia & York Battery Park Company to Olympia & York Tower B Company (“O&Y”) pursuant to that certain Assignment and Assumption of Severance Lease dated as of October 7, 1983, recorded in such Register’s Office on October 7, 1983 in Reel 724, at Page 1258, and as amended by: (a) unrecorded agreement, dated as of August 24, 1984, among Lessor, O&Y and Merrill Lynch & Co., Inc. which agreement is referred to in the recorded memorandum described in clause (b) below; (b) Amendment of Severance Lease, dated as of December 5, 1984, between Lessor and O&Y, a memorandum of which was recorded in the Register’s Office on April 1, 1985, in Reel 892, at Page 1204; (c) unrecorded agreement dated July 12, 1985, among Lessor, O&Y and Bankers Trust Company as Collateral Agent, which agreement is referred to in the recorded memorandum described in clause (d) below, (which agreement has been terminated according to the recorded memorandum described in clause (j) below; (d) Amendment of Severance Lease, between Lessor and O&Y, dated as of August 15, 1985, a memorandum of which was recorded in the Register’s Office on May 19, 1986, in Reel 1065, Page 1548; (e) unrecorded agreement, dated as of January 30, 1987, among Lessor, O&Y and Bankers Trust Company as Collateral Agent, which agreement is referred to in the recorded memorandum described in clause (j) below, (which agreement has been terminated according to the recorded memorandum described in clause (f) below; (f)  unrecorded agreement dated as of

K - 1

September 23rd 1987, between Lessor, O&Y, Bankers Trust Company as Collateral Agent, Merrill Lynch & Co. Inc. and Merrill Lynch/WFC/L, Inc. as referred to in the recorded memorandum described in clause (j) below; (g) unrecorded agreement dated as of December 1987, between Lessor and O&Y, as referred to in the recorded memorandum described in clause (j) below; (h) unrecorded agreement dated as of December 28, 1987, among Bankers Trust Company as Collateral Agent, Lessor and Olympia & York (U.S.) Development Company, L.P.; (i) unrecorded agreement, dated as of June 30, 1988, among Lessor and O&Y, as referred to in the recorded memorandum described in clause (j) below; (j) Amendment of Severance Lease, dated as of July 14, 1988 between Lessor, O&Y, a memorandum of which was recorded in the Register’s office on October 4, 1988 in Reel 1473, Page 2124, which memorandum also refers to items (e), (f), (g) and (i) above; (k) unrecorded letter agreement dated December 14, 1988 between Banker’s Trust Company, as Collateral Agent, Lessor and O&Y, and as assigned by WFC Tower B Company (f/k/a Olympia & York Tower B Company) to WFP Tower B Co. L.P. pursuant to that certain Assignment and Assumption of Severance Lease dated as of November 21, 1996, (l) Amendment to Development Guidelines, dated as of February 29, 2012, among Brookfield Properties One WFC Co. LLC, Ground Tenant, WFP Tower D. Co. L.P., American Express Company, Lessor, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Merrill Lynch/WFC/L, Inc.; and (m) Amendment of Severance Lease (Tower B), dated as of June 29, 2012, between Lessor and Lessee, a memorandum of which will be hereinafter recorded in such Register’s Office, which memorandum also refers to the unrecorded agreements described in clauses (k) and (l) above (all of the foregoing, as amended and assigned, and as the same hereafter may be modified, amended, extended or renewed from time to time, the “Parcel B Severance Lease”).
B.    Lessee entered into a sublease dated as of June ___, 2014 with Subtenant, whereby Lessee leased to Subtenant certain portions (the “Subleased Premises”) of a building constructed by Lessee on Parcel B (such sublease, as amended to date and as it may be hereafter amended from time to time, with the written consent of Lessor to the extent required, being herein called the “Sublease”).
NOW, THEREFORE, in consideration of the covenants and agreements set forth herein, the parties hereto agree as follows:
1.    All terms used in this Agreement which are defined in the Parcel B Severance Lease shall have the respective meanings set forth in the Parcel B Severance Lease, unless any such term or terms are defined otherwise in this Agreement.
2.    Lessor agrees that so long as no default exists under the Sublease which would permit Lessee to terminate the Sublease or to exercise any dispossess remedy provided for in the Sublease:
(a)    Subtenant shall not be named or joined as a party defendant in any action, suit or proceeding which may be instituted or taken by Lessor to enforce the performance or observance by Lessee of the provisions of the Parcel B Severance Lease and/or to recover damages for breach thereof by reason of the occurrence of any Event of Default under the Parcel B Severance Lease;

K - 2

(b)    Subtenant shall not be evicted from the Subleased Premises, nor shall the Sublease be cut off or terminated, nor shall Subtenant’s possession under the Sublease be disturbed in or as a result of any such action, suit or proceeding; and
(c)    In the event the Parcel B Severance Lease shall terminate as a result of any Event of Default thereunder or otherwise, Lessor shall recognize the rights of Subtenant under the Sublease (except as provided to the contrary in Paragraph 3 of this Agreement).
3.    If at any time Lessor shall succeed to the rights of Lessee as lessor under the Sublease as a result of any Event of Default on the part of Lessee under the Parcel B Severance Lease or otherwise, and if no default then exists under the Sublease which would permit the lessor thereunder to terminate the Sublease or to exercise any dispossess remedy provided for in the Sublease, then (i) the Sublease shall not terminate, (ii) Subtenant shall attorn to and recognize Lessor as Subtenant’s lessor under the Sublease, and (iii) Lessor shall accept such attornment and recognize Subtenant as the lessee under the Sublease. Upon such attornment and recognition, each of which shall be self-operative except as hereinafter specifically provided in this Paragraph 3, the Sublease shall continue in full force and effect as, or as if it were, a direct lease between Lessor and Subtenant upon all of the then executory terms, conditions and covenants (including, without limitation, any right under the Sublease on the part of Subtenant to extend the term of the Sublease or to lease additional space or to contract its space) as are set forth in the Sublease and which shall be applicable after such attornment, except that neither Lessor, nor anyone claiming by, through or under Lessor (both Lessor and successor, collectively, sometimes hereinafter called, “Successor”), shall be:
(a)    liable for any act or omission of any prior landlord (including, without limitation, the then defaulting landlord), provided that the foregoing shall not relieve Successor from the landlord obligations under the Sublease in respect to services, repairs, maintenance and restoration;
(b)    subject to any offsets or defenses which the Subtenant may have then accrued against any prior landlord (including, without limitation, the then defaulting landlord) except as expressly set forth in Sections 7.02 and 32.11(h) (to the extent not already credited to Subtenant by a prior landlord or by Lessor to Lessee) and the last sentence of Section 10.08(f) of the Sublease. Notwithstanding the foregoing, Successor shall not be subject to any Sublease provision relating to the payment or offset of interest;
(c)    bound by any payment of rent which the Subtenant might have made for more than one (1) month in advance to any prior landlord (including, without limitation, the then defaulting landlord) unless actually received by the Successor;
(d)    bound by any covenant to undertake or complete any construction of the Premises or any portion thereof demised by the Sublease (other than the repair, maintenance and replacement obligations occurring after the date of Successor’s succeeding as landlord under the Sublease, to the extent otherwise set forth in this Paragraph 3), provided that the foregoing shall not be construed to abridge the Subtenant's remedies regarding occurrence of the Commencement Date under Section 2.05 of the Sublease.

K - 3

(e)    bound by any obligation to make any payment to the Subtenant, except for services, repairs, maintenance and restoration provided for under the Sublease to be performed after the date of the termination of the Parcel B Severance Lease and which landlords of like properties ordinarily perform at the landlord’s expense, and, with respect to tenants of Retail space, merchants’ association contributions or the equivalent provided for under the Sublease and first becoming due after the date of such termination of the Parcel B Severance Lease, it being expressly understood that Lessor shall not be bound by any obligation to make payment to Subtenant with respect to construction performed by or on behalf of such Subtenant at the Subleased Premises, provided that the foregoing in no event shall be construed to impair Subtenant’s offset rights as expressly set forth in Paragraph 3(b) of this Agreement; or
(f)    bound by any modification of the Sublease which reduces the basic rent, additional rent, supplemental rent or other charges payable under the Sublease (except to the extent equitably reflecting any reduction in the space covered by the Sublease), or shortens the term thereof, or otherwise materially adversely affects the rights of the landlord thereunder, made without the written consent of Lessor except a renewal of the term, expansion or contraction of the Subleased Premises, as provided for under the Sublease.
Subtenant and Lessor shall promptly execute and deliver any reasonable instrument, in recordable form and in form satisfactory to both Subtenant and Lessor, that either may request to evidence such attornment and recognition; but the failure of the parties to do so shall not affect the validity or the enforceability of the foregoing provisions of this Agreement. In the event Lessor shall have terminated the Parcel B Severance Lease as a result of an Event of Default thereunder, Subtenant shall continue to pay, in a manner provided in the Sublease, the Additional Charges, notwithstanding such termination of the Parcel B Severance Lease.
4.    Subtenant agrees that, subject to the provisions of this Agreement, the Sublease and all rights of Subtenant thereunder are and shall be subject and subordinate to the Parcel B Severance Lease.
5.    This Agreement may not be modified or terminated orally, and constitutes the entire agreement between the parties with respect to the subject matter hereof. In the event of a conflict between this Agreement and the Lease, this Agreement shall prevail.
6.    Lessee, on behalf of itself and its successors and assigns, hereby consents to the execution and delivery of this Agreement by Lessor and Subtenant and further, on behalf of itself and its successors and assigns, joins in the execution and delivery hereof to evidence its agreement with Subtenant as follows:
(a)    Lessee expressly acknowledges that nothing contained herein shall be construed as, or shall have the effect of, diminishing, impairing or affecting in any respect the obligations of Lessee or any other person or entity (excluding Lessor and its successors and assigns other than Lessee and affiliates of Lessee) to Subtenant under the Sublease or any other instrument or the rights of Subtenant thereunder;

K - 4

(b)    the exculpatory provisions set forth in clauses (a) through (e) of Paragraph 3 hereof which inure to the benefit of Lessor shall not inure to the benefit of Lessee or any affiliate of Lessee if it shall be the holder of Lessor’s right, title and interest.
7.    The covenants and agreements herein contained shall be deemed to be covenants running with the land, and shall inure to the benefit of and be binding upon the parties hereto and the successors in interest of the parties hereto.
8.    Lessee hereby represents and warrants to Subtenant that as of the date hereof the Parcel B Severance Lease is in full force and effect, without modification, and that Lessor has not delivered to Lessee any written default notice thereunder that has not been cured as of the date hereof.
9.    Lessee shall not change or consent to a change in the terms, covenants, conditions and agreements of the Parcel B Severance Lease in a manner which would have a monetary or material non-monetary adverse effect on the rights or obligations of Subtenant without the express written consent of Subtenant.
10.    This Agreement may be executed in counterparts and any party may execute any counterpart, each of which shall be deemed to be an original and all of which, taken together, shall be deemed to be one and the same document.

[NO FURTHER TEXT ON THIS PAGE; SIGNATURE PAGE FOLLOWS]

K - 5

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.
LESSOR:
BATTERY PARK CITY AUTHORITY,
a public benefit corporation under New York law
By:
Name:
Title:
SUBTENANT:
THE BANK OF NEW YORK MELLON

By:
Name: Carol Britton
Title: Managing Member

LESSEE:
WFP TOWER B CO. L.P.
By: WFP Tower B Co. G.P. LLC, its general partner

By:
    Name:
    Title:

K - 6

ACKNOWLEDGMENT
STATE OF ______________________    )
) ss.
COUNTY OF ____________________    )
On the __ day of June, 2014, before me, the undersigned, a notary public in and for said State, personally appeared _________________________________________________________________________,
____    personally known to me
[or]
____    proved to me on the basis of satisfactory evidence
to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity and that, by his/her signature on the instrument, the person or the entity upon behalf of which the person acted, executed the instrument.
____________________________
My commission expires on
__________________________
[Notary Seal]

K - 7

ACKNOWLEDGMENT
STATE OF ______________________    )
) ss.
COUNTY OF ____________________    )
On the __ day of June, 2014, before me, the undersigned, a notary public in and for said State, personally appeared Carol Britton,
____    personally known to me
[or]
____    proved to me on the basis of satisfactory evidence
to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity and that, by his/her signature on the instrument, the person or the entity upon behalf of which the person acted, executed the instrument.
____________________________
My commission expires on
__________________________
[Notary Seal]

K - 8

ACKNOWLEDGMENT
STATE OF ______________________    )
) ss.
COUNTY OF ____________________    )
On the __ day of June, 2014, before me, the undersigned, a notary public in and for said State, personally appeared _________________________________________________________________________,
____    personally known to me
[or]
____    proved to me on the basis of satisfactory evidence
to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity and that, by his/her signature on the instrument, the person or the entity upon behalf of which the person acted, executed the instrument.
____________________________
My commission expires on
__________________________
[Notary Seal]

K - 9

EXHIBIT A
Description of Property
[To be attached.]

K - 10

EXHIBIT L
RENTABLE AND USABLE SQUARE FEET MEASUREMENTS

Flr	RSF	USF
44	29,423	21,479
43	39,745	29,014
42	39,894	29,123
41	39,894	29,123
40	43,596	31,825
39	42,716	31,183
38	42,716	31,183
37	42,716	31,183
36	42,716	31,183
35	42,675	31,153
34	42,705	31,175
33	42,702	31,172
32	42,705	31,175
31	42,660	31,142
30	42,660	31,142
29	42,660	31,142
28	42,660	31,142
27	42,660	31,142
26	41,513	30,304
25	54,150	39,530
24	54,150	39,530
23	54,164	39,540
22	54,150	39,530
21	54,158	39,535
20	54,122	39,509
19	53,622	39,144
18	54,303	39,641

L - 1

Flr	RSF	USF
17	54,303	39,641
16	54,314	39,649
15	54,315	39,650
14	54,305	39,643
12	55,507	40,520
11	55,508	40,521
10	55,609	40,595
9	110,482	80,652
8	110,951	80,994
7	111,076	81,085
6	111,936	81,713
5	111,404	81,325
4	113,983	83,208
3	147,984	108,028
Basement Premises	N/A	160

L - 2

EXHIBIT M
FORM OF MEMORANDUM OF LEASE

MEMORANDUM OF LEASE
between
WFP TOWER B CO. L.P.
and
THE BANK OF NEW YORK MELLON
County: New York
Block: 16
Lot: 125

RECORD AND RETURN TO:
WFP Tower B Co. L.P.
c/o Brookfield Financial Properties, L.P.
250 Vesey Street, 15th Floor
New York, New York 10281-1023
Attention: General Counsel

M - 1

MEMORANDUM OF LEASE

NAME AND ADDRESS OF LANDLORD:	WFP Tower B Co. L.P. c/o Brookfield Financial Properties, L.P. 250 Vesey Street, 15th Floor New York, New York 10281-1023
NAME AND ADDRESS OF TENANT:	The Bank of New York Mellon 101 Barclay Street – 15E New York, New York 10286
DATE OF EXECUTION OF LEASE:	As of _____ ____, 2014
DESCRIPTION OF LEASED PREMISES:
The Leased Premises consist of _________________________ floors of the building located at Brookfield Place, 225 Liberty Street, New York, New York (the “Building”) substantially as shown in the Lease. A legal description of the land upon which the Building is located is annexed hereto as Exhibit A.
TERM OF LEASE:
The term of the Lease is _____________ (___) years. The “Commencement Date” is targeted to occur on or before _________________, and the “Expiration Date” will occur on _________________.
OPTION TO EXTEND:
EXPANSION OPTIONS:
TERMS OF LEASE GOVERN:
The rights, obligations and remedies of Landlord and Tenant, respectively, with reference to each other and the Leased Premises shall be fixed, determined and governed solely by the terms of the Lease, this being a Memorandum of Lease executed by the parties hereto solely for the purpose of providing an instrument for recording, in lieu of recording the Lease.

M - 2

The parties hereto have executed and delivered this Memorandum of Lease for the purpose of giving notice of the Lease to whomsoever it may concern. For a statement of the rights, privileges and obligations created under and by the Lease and of the options, terms, covenants and conditions contained therein, reference should be made to the Lease.
IN WITNESS WHEREOF, the parties hereto have duly executed this Memorandum of Lease as of the ___ day of ______, 2014.
LANDLORD:

WFP TOWER B CO. L.P.

By: WFP Tower B Co. G.P. LLC, its general partner

By:
    Name:
    Title:
TENANT:

THE BANK OF NEW YORK MELLON

By:_________________________________
    Name:
    Title:

M - 3

STATE OF NEW YORK    )

    )    ss.:

COUNTY OF NEW YORK    )
On the ____ day of ____, in the year 2014, before me, the undersigned, personally appeared ________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they/ executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.
___________________________________
Signature and Office of Individual
taking acknowledgement

M - 4

STATE OF NEW YORK    )

    )    ss.:

COUNTY OF NEW YORK    )
On the ____ day of ____, in the year 2014, before me, the undersigned, personally appeared ________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they/ executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.
___________________________________
Signature and Office of Individual
taking acknowledgement

M - 5

Exhibit A

Legal Description
[To be attached]

M - 6

EXHIBIT N
PRE-APPROVED CONTRACTORS

N - 1

EXHIBIT O
FORM OF SUBTENANT RECOGNITION AGREEMENT
AGREEMENT dated as of the ___ day of _______ 20__ between WFP TOWER B CO. L.P., a Delaware limited partnership, having an office c/o Brookfield Financial Properties, L.P., 250 Vesey Street, 15th floor, New York, New York 10281-1023 (“Landlord”), THE BANK OF NEW YORK MELLON, a New York banking corporation, having an address at 101 Barclay Street – 15E, New York, New York 10286 (“Tenant”) and _________________, a _____________, having an office at ________________ (“Subtenant”).
W I T N E S S E T H:
WHEREAS,
A.    Landlord is the landlord under a certain Lease dated as of __________ __, 2014 (the “Lease”) between Landlord and Tenant, pursuant to which Landlord leased to Tenant certain space (the “Premises”) in the office building located at 225 Liberty Street, New York, New York 10281 (the “Building”).
B.    Tenant entered into a sublease (the “Sublease”) dated as of the __ day of _______ __, 20__ with Subtenant, whereby Tenant subleased to Subtenant [a certain portion of the] [the entire] Premises (the “Subleased Premises”).
NOW, THEREFORE, in consideration of the covenants and agreements set forth herein, the parties hereto agree as follows:
1.    All terms used in this Agreement that are defined in the Lease shall have the respective meanings set forth in the Lease, unless any such term or terms are defined otherwise in this Agreement.
2.    The Sublease and Subtenant’s interest thereunder is now and at all times shall continue to be unconditionally subject and subordinate in each and every respect to the Lease.
3.    Landlord agrees that so long as no default exists under the Sublease which would permit Tenant to terminate the Sublease or to exercise any dispossess remedy provided for in the Sublease (which default may be waived by Landlord in its sole discretion):
(a)    Subtenant shall not be named or joined as a party defendant in any action, suit or proceeding which may be instituted or taken by Landlord to enforce the performance or observance by Tenant of the provisions of the Lease and/or to recover damages for breach thereof by reason of the occurrence of any default beyond any notice and grace period (an “Event of Default”) under the Lease;

O - 1

(b)    Subtenant shall not be evicted from the Subleased Premises, nor shall the Sublease be cut off or terminated, nor shall Subtenant’s possession under the Sublease be disturbed in or as a result of any such action, suit or proceeding; and
(c)    If the Lease shall terminate as a result of any Event of Default thereunder or due to a mutual termination of the Lease by Landlord and Tenant, Landlord shall recognize the rights of Subtenant under the Sublease (except as provided to the contrary in Section 4 below).
4.    If (a) the term of the Lease ends for any reason (other than by reason of casualty or condemnation); (b) the cause for such termination was not occasioned by a violation of the Sublease by Subtenant or of any person or entity claiming by, through or under Subtenant; (c) on the date (hereinafter referred to as the “Termination Date”) that the term of the Lease so ends, the Sublease is in full force and effect, and there are no defaults under any of the terms, covenants or conditions in the Sublease or in this Agreement on the part of Subtenant to observe, perform or comply with, which remain uncured after the giving of any notice expressly required under the Sublease or this Agreement and after the expiration of any cure period expressly permitted under the Sublease or this Agreement (any of which defaults Landlord may waive in its sole discretion); and (d) on the Termination Date, Subtenant is not a debtor or debtor-in-possession in any voluntary action or proceeding under the present or any future Federal bankruptcy code or any other present or future applicable Federal, State or other bankruptcy or insolvency statute or law, seeking or consenting to, or acquiescing in, any reorganization, arrangement, composition, readjustment, liquidation dissolution or similar relief or any such involuntary action that has not been dismissed in 45 days, and no trustee, receiver, custodian, assignee, sequestrator, liquidator or other similar official of Subtenant, or of any interest in Subtenant, or of all or substantially all of its properties, or of its interest in the Subleased Premises, exists (the conditions described in the preceding clauses (a) through (d) being herein referred to as a “Nondisturbance Event”), then:
(i)    Subtenant shall attorn to and recognize Landlord as its landlord under the Sublease.
(ii)    Landlord shall accept such attornment and recognize Subtenant as the Tenant under the Sublease and Landlord shall thereafter be deemed to be the sublandlord under the Sublease.
(iii)    Subtenant shall, within 5 Business Days after a Nondisturbance Event, re-execute any guaranties given to Tenant, as landlord under the Sublease, in favor of Landlord with respect to the Sublease.
(iv)    Effective as of, and from and after, the date of the occurrence of the Non-Disturbance Event (the “Recognition Date”), in lieu of any additional rent on account of Operating Expenses, PILOT or BID Charges (or the equivalent of such items under the Sublease), Subtenant shall pay to Landlord a pro-rata share of all Additional Rent payable by Tenant under Article 3 of the Lease with Tenant’s relevant base years.
(v)    If any provision of the Sublease (A) increases Landlord’s obligations or liabilities beyond those which are set forth in the Lease as same relate to the Subleased Premises,

O - 2

(B) decreases Landlord’s rights or remedies below those which are set forth in the Lease as same relate to the Subleased Premises, (C) increases Subtenant’s rights or remedies beyond those which are set forth in the Lease for the benefit of Tenant, or (D) decreases Subtenant’s obligations or liabilities below those which are set forth in the Lease for Tenant, then the provision of the Lease shall supersede any corresponding or inconsistent provision of the Sublease.
(vi)    From and after the Recognition Date, the base or fixed annual rent payable under the Sublease shall not be less than the greater of: (A) the Base Rent payable under the Lease as of the Termination Date (as the same may be adjusted from time to time under the Lease) for such portion of the Premises covered by the Sublease (pro-rated on a rentable square foot basis) and (B) the base or fixed annual rent payable under the Sublease.
(vii)    Upon such attornment and recognition, each of which shall be self-operative except as hereinafter specifically provided in this Section 4, the Sublease shall not terminate and shall be deemed to be automatically amended effective as of the Recognition Date to include the terms set forth in this Agreement, and Subtenant shall be bound to Landlord and the Sublease shall continue in full force and effect as, or as if it were, a direct lease between Landlord and Subtenant upon all of the then executory terms, conditions and covenants as are set forth in the Sublease (except as modified hereby) and which shall be applicable after such attornment as if Landlord and Subtenant were the parties under the Sublease, except that neither Landlord, nor anyone claiming by, through or under Landlord, shall be:

(1)
liable for any act, omission or default of any prior sublandlord (including, without limitation, the then defaulting sublandlord); provided, however, (x) the foregoing shall not relieve Landlord from and after the date of its succeeding as the sublandlord under the Sublease of liability for any of its own acts or omissions which may have constituted acts or omissions of the prior defaulting sublandlord, provided that Landlord shall have a reasonable period of time to remedy the same and (y) if any act or omission is of a continuing nature, Landlord, as the successor to such sublandlord, shall be bound to Subtenant in accordance with the Sublease for the period of time from and after the date of such succession provided that Landlord shall have a reasonable period of time to remedy the same;

(2)
subject to any offsets, claims or defenses which the Subtenant may have against any prior sublandlord (including, without limitation, the then defaulting sublandlord) under the Sublease; provided that nothing contained in this clause (2) shall relieve Landlord of any of its obligations under the then executory terms, conditions and covenants as are set forth in the Sublease (except as modified hereby) and which shall be applicable after such attornment or this Agreement;

O - 3

(3)
bound by any payment of any base or fixed annual rent or additional rent which the Subtenant might have paid to any prior sublandlord for more than one month in advance except to the extent received by Landlord (provided that the payment when due under the Sublease of any estimates on account of operating expenses, real estate taxes or similar escalations shall not be deemed to be a prepayment for more than one month for the purposes hereof) and all such prepaid rent and additional rent shall remain due and owing without regard to such prepayment;

(4)	liable for or required to account for any security deposit other than any security deposit actually delivered to the Landlord;

(5)
bound by any waiver or forbearance under, or any amendment, modification or cancellation of, the Sublease which is made without the written consent of Landlord, but the foregoing shall not prevent or prohibit the sublandlord under the Sublease from canceling the Sublease or agreeing to accept a surrender of the Subleased Premises if such cancellation is for a good business purpose and provided that Tenant shall not then be in default under the Lease, and provided further that the foregoing shall not be deemed to prohibit any amendment, modification, cancellation or termination provided for in the Sublease;

(6)
bound by any covenant to undertake or complete any construction of the Premises or any portion thereof demised by the Sublease or to pay any sums to Subtenant or to provide any work allowance or contribution in connection therewith;

(7)	bound by any obligation to make any payment to the Subtenant;

(8)
bound by or required to recognize any free rent period under the Sublease or subject to any credits, offsets, setoffs, abatements or other deductions which may have accrued against Tenant under the Sublease;

(9)
in the event of a casualty or condemnation, obligated to repair or restore the Building or any portion thereof, except to the extent, if any, otherwise provided in the Lease which alone shall govern the obligations of the parties in the event of a casualty or condemnation;

O - 4

(10)
subject to any right of cancellation or surrender or termination which requires the payment by Tenant, as sublandlord, under the Sublease of a charge, fee or penalty for such cancellation or surrender or termination, unless Subtenant waives the right to receive any such charge, fee or penalty; or

(11)	liable for any representation, warranty, or indemnity made or given by Tenant.
(viii)    Upon such attornment and recognition, Subtenant shall look only to “Landlord’s interest in the Real Property” (as such phrase is defined in Section 25.02(b) of the Lease) to enforce Landlord’s obligations under or with respect to the Sublease and shall not otherwise seek any damages against Landlord personally or against any of Landlord’s partners, officers, directors, shareholders or principals, direct or indirect, disclosed or undisclosed (collectively, the “Landlord Parties”). Subtenant shall not look to any other property or assets of Landlord or any property or assets of any of the Landlord Parties in seeking either to enforce Landlord’s obligations under or with respect to the Sublease (as modified by this Section 4), the relationship of landlord and tenant thereunder or Subtenant’s use or occupancy of the Subleased Premises or to satisfy a judgment for Landlord’s failure to perform such obligations.
(ix)    The parties hereto shall promptly execute and deliver any reasonable instrument, in form reasonably satisfactory to such parties, that Landlord may request to evidence such attornment and recognition; but the failure of the parties to do so shall not affect the validity or the enforceability of the provisions of this Agreement.
5.    Notwithstanding anything to the contrary herein contained, if a Nondisturbance Event shall occur (other than by reason of a mutual termination of the Lease by Landlord and Tenant), Tenant shall not be released from any of its obligations or liabilities under (a) the Lease and Tenant shall remain fully liable to Landlord for all such obligations and liabilities, or (b) the Sublease, and Tenant shall, subject to any limitations contained in the Sublease, remain fully liable to Subtenant for all such obligations and liabilities.
6.    Subtenant agrees that the Sublease and all rights of Subtenant thereunder are and shall be subject and subordinate to the Lease as the same hereafter may be modified, amended, extended or renewed from time to time.
7.    Subtenant agrees for the benefit of Landlord that Subtenant will not:
(a)    pay any base or fixed annual rent, basic rent, additional rent or other amounts due under the Sublease more than one month in advance (provided that the payment when due under the Sublease of any estimates on account of operating expenses, real estate taxes or similar escalations shall not be deemed to be a prepayment for more than one month for the purposes hereof); or

O - 5

(b)    make or consent to any extension of the term of the Sublease (not provided for in the Sublease) or any increase in the Subleased Premises without Landlord’s prior written consent, which consent shall be granted or withheld in accordance with the terms of the Lease.
8.    Subtenant acknowledges and agrees that until the occurrence of the Recognition Date, Landlord shall have no obligations whatsoever under the Sublease and, from and after the Recognition Date, Landlord’s obligations under the Sublease shall be subject to the limitations set forth in this Agreement.
9.    After notice is given to Subtenant by Landlord that (a) Landlord has the then present right to terminate the Lease and (b) the rentals under the Sublease should be paid to Landlord, Subtenant shall thereafter pay to Landlord or as directed by Landlord, all rentals and all other monies due or to become due to Tenant under the Sublease and Tenant hereby expressly authorizes Subtenant to make such payments to Landlord and hereby releases and discharges Subtenant from any liability to Tenant on account of any such payments. In such event, Landlord shall apply the net amount collected, if any, against Rent due under the Lease.
10.    Tenant, on behalf of itself and its successors and assigns, hereby consents to the execution and delivery of this Agreement by Landlord and Subtenant and further, on behalf of itself and its successors and assigns, joins in the execution and delivery hereof to expressly acknowledge that nothing contained in this Agreement shall be construed as, or shall have the effect of, diminishing, impairing or affecting in any respect the obligations of Tenant or any other person or entity to Subtenant under the Sublease or any other instrument or the rights of Subtenant thereunder and agrees that Tenant will not (i) make or consent to any extension of the term of the Sublease (except to the extent any right to extend is contained in the Sublease), (ii) increase the size of the Subleased Premises or decrease the size of the Subleased Premises below [__ full floors] [the entire Premises] (except as expressly provided in the Sublease) without, in any such case, the prior written consent of Landlord, or (iii) cancel the Sublease or agree to accept a surrender of the Subleased Premises (except as expressly provided in the Sublease), unless such cancellation or acceptance of surrender is for a good business purpose, and Tenant is not then in default continuing beyond any applicable notice, grace and cure period under the Lease.
11.    Any notice, statement, demand, consent, approval or other communication required or permitted to be given, rendered or made by any party to another, pursuant to this Agreement or pursuant to any applicable Legal Requirements (collectively, “Communications”), shall be in writing (whether or not so stated elsewhere in this Agreement) and shall be deemed to have been properly given, rendered or made only if sent by (i) registered or certified mail, postage prepaid and return receipt requested, posted in a United States post office station or letter box in the continental United States, (ii) nationally recognized overnight courier (e.g. Federal Express) with verification of delivery requested or (iii) personal delivery with verification of delivery requested, in any of such cases addressed as follows:

O - 6

(i)	If to Landlord: WFP Tower B Co. L.P. c/o Brookfield Financial Properties, L.P. 250 Vesey Street, 15th Floor New York, New York 10281-1023 Attention: Senior Vice President – Director of Leasing
and:

WFP Tower B Co. L.P.
c/o Brookfield Financial Properties, L.P.
Three World Financial Center, 11th Floor
250 Vesey Street, 15th Floor
New York, New York 10281-1023
Attention: General Counsel

(ii)	If to Tenant: The Bank of New York Mellon c/o Jones Lang LaSalle Americas, Inc. 525 William Penn Place, 20th Floor Pittsburgh, Pennsylvania 15259 Attention: Leasing Administration
In all cases with a copy to:
The Bank of New York Mellon
101 Barclay Street – 15E
New York, New York 10286
Attention: Director of Global Real Estate Services
and:
The Bank of New York Mellon
BNY Mellon Center, Suite 1910
Pittsburgh, PA 15258-0001
Attention: Real Estate Counsel
and:
Loeb & Loeb LLP
345 Park Avenue
New York, New York 10154
Attention: Raymond A. Sanseverino, Esq.

O - 7

(iii)	If to Subtenant: [_____________________] [_____________________] [_____________________] [_____________________]
In all cases with copy to:

[_____________________]
[_____________________]
[_____________________]
[_____________________]
(b)    All Communications shall be deemed to have been duly given, rendered or made (x) if mailed, on the second Business Day following the day so mailed, unless mailed to a location outside the State of New York, in which case it shall be deemed to have been given, rendered or made on the third Business Day after the day so mailed, (y) if sent by nationally recognized overnight courier, on the first Business Day following the day sent or (z) if sent by personal delivery, when delivered and receipted by the party to whom addressed (or on the date that such receipt is refused, if applicable). Any party may, by written notice given as aforesaid, designate a different address or addresses for Communications intended for it. Notwithstanding the foregoing, with respect to an occurrence presenting imminent danger to the health or safety of persons or damage to property in, on or about the Building, notices to Subtenant may be hand delivered to Subtenant at the Subleased Premises, provided that the same notice is also sent to Subtenant in the manner set forth above. During a postal strike, Communications shall not be sent by mail.
(c)    Notices hereunder from Landlord may be given by Landlord’s managing agent, if one exists, or by Landlord’s attorney. Notices hereunder from Tenant may be given by Tenant’s attorney, and notices hereunder from Subtenant may be given by Subtenant’s attorney.
(d)    Notwithstanding the provisions of this Section 11, (i) bills and statements may be rendered by delivering them to Subtenant at the Subleased Premises without the necessity of a receipt and without providing a copy to any other Person or address, and (ii) if any of the foregoing addresses for Communications to Tenant contain the address of the Building and, due to events beyond Landlord’s reasonable control, Communications cannot be delivered to the Building, then, in lieu of giving Tenant any Communications at the Building, Landlord may give Tenant Communications at the following address: [______________________].
12.    (a)    This Lease shall be governed by and construed in accordance with the laws of the State of New York without regard to its conflict of law provisions.
(b)    This Agreement shall be binding upon and inure to the benefit of the Landlord, its successors and assigns, and shall be binding, upon and inure to the benefit of Subtenant, its successors and to the extent that an assignment may be approved by Landlord, Subtenant’s assigns.

O - 8

13.    Each party represents to the other that it has had no dealings with any broker or agent in connection with this Agreement. Landlord and Subtenant shall hold harmless and indemnify the other party for, from and against any and all costs, expenses (including reasonable attorneys’ fees and disbursements incurred in establishing liability and in collecting amounts payable hereunder), and liability for, or arising in connection with, any compensation, commissions or charges of any broker who claims to have dealt with the indemnitor with respect to this Agreement.
14.    This Agreement may be signed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.
15.    This Agreement may not be modified or terminated orally, and constitutes the entire agreement between the parties with respect to the subject matter hereof.
[the remainder of this page intentionally left blank]

O - 9

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

LANDLORD: WFP TOWER B CO. L.P. By: WFP Tower B Co. G.P. LLC, its general partner By: Name: Title:
TENANT: THE BANK OF NEW YORK MELLON By: Name: Title:
SUBTENANT [______________________] By: Name: Title:

O - 10

EXHIBIT P
PASSENGER ELEVATOR SPECIFICATIONS

B Bank

Floors Served: 17th Floor – 25th Floor

Elevator Passenger Car Numbers	B1-B7	Performance Range
Capacity (Lbs)	4,000
Speed (Fpm)	700

Operating Time Up (Sec.)		≤ 9.5
Operating Time Down (Sec.)		≤ 9.5
Door Opening Time (Sec.)		≤ 2.0
Door Closing Time (Sec.)		≤ 3.0
Car Call Dwell Time (Sec.)		3.0
Hall Call Dwell Time (Sec.)		5.0
Door Nudging Time (Sec.)		20-30
Leveling Accuracy (Inch)		± 1/4
Door Closing Force (Ft-Lbs)		< 30
Ride Quality (Mg) (Front to Back)		< 25mg P-P
Ride Quality (Mg) (Side to Side)		< 25mg P-P

P - 1

A Bank

Floors served: Lobby, 4th Floor to 12th Floor & 14th Floor to 16th Floor

Elevator Passenger Car Numbers	A1-A7	Performance Range
Capacity (Lbs)	4,000
Speed (Fpm)	700

Operating Time Up (Sec.)		≤ 9.5
Operating Time Down (Sec.)		≤ 9.5
Door Opening Time (Sec.)		≤ 2.0
Door Closing Time (Sec.)		≤ 3.0
Car Call Dwell Time (Sec.)		3.0
Hall Call Dwell Time (Sec.)		5.0
Door Nudging Time (Sec.)		20-30
Leveling Accuracy (Inch)		± 1/4
Door Closing Force (Ft-Lbs)		< 30
Ride Quality (Mg) (Front to Back)		< 25mg P-P
Ride Quality (Mg) (Side to Side)		< 25mg P-P

P - 2

C Bank

Serves 25th Floor to 35th Floor

Elevator Passenger Car Numbers	C1-C7	Performance Range
Capacity (Lbs)	4,000
Speed (Fpm)	1,000

Operating Time Up (Sec.)		≤ 9.5
Operating Time Down (Sec.)		≤ 9.5
Door Opening Time (Sec.)		≤ 2.0
Door Closing Time (Sec.)		≤ 3.0
Car Call Dwell Time (Sec.)		3.0
Hall Call Dwell Time (Sec.)		5.0
Door Nudging Time (Sec.)		20-30
Leveling Accuracy (Inch)		± 1/4
Door Closing Force (Ft-Lbs)		< 30
Ride Quality (Mg) (Front to Back)		< 25mg P-P
Ride Quality (Mg) (Side to Side)		< 25mg P-P

P - 3

EXHIBIT Q

SUPERIOR OFFER SPACE RIGHTS

Q - 1

EXHIBIT R
CHILLED WATER SPECIFICATIONS
Gallons per minute shall not be less than 2 GPM per ton.
Supply temperature shall not exceed 48 degrees F°.
Tenant’s pumps shall not be required for service to the Premises.

R - 1

EXHIBIT S
APPROVED LOCAL UNIONS

S - 1

EXHIBIT T-1
LOCATION OF SOUTH END SIGNS

[Drawing Omitted]

T-1 - 1

EXHIBIT T-2
SOUTH END DESK SIGN

[Drawing Omitted]

T-2 - 1

EXHIBIT T-3
WINTER GARDEN DESK SIGN

[Drawing Omitted]

T-3 - 1

EXHIBIT T-4
LOBBY ELEVATOR BANK SIGN

[Drawing Omitted]

T-4 - 1

EXHIBIT U
FORM OF OPERATING STATEMENT
225 Liberty Street

Payroll & Related Expenses	$
Porter Services	$
Electric Services	$
Steam & Water	$
Chilled Water	$
Repairs & Maintenance	$
Insurance	$
Other Expenses	$
Management Fees	$
Shared Expense Area	$
Depreciation for Items Capitalized	$_________
$_________

U - 1

EXHIBIT V-1
SOUTH END CONCIERGE LOCATION

[SEE ANNEXED]

[Drawing Omitted]

ALL AREAS, DIMENSIONS AND CONDITIONS ARE APPROXIMATE
V-1 - 1

EXHIBIT V-2
WINTER GARDEN CONCIERGE LOCATION
[SEE ANNEXED]

[Drawing Omitted]

V-2 - 1

EXHIBIT W
LOCKBOX ACCOUNT INSTRUCTIONS

W - 1

EXHIBIT X
FORM OF SUBLEASE CONSENT
LANDLORD’S CONSENT TO SUBLEASE
WFP TOWER B CO. L.P., a New York limited partnership, having an office c/o Brookfield Financial Properties, L.P., 250 Vesey Street, 15th Floor, New York, New York 10281-1023 (hereinafter called “Landlord”), hereby consents (this consent agreement being referred to as the “Consent”) to the subletting by THE BANK OF NEW YORK MELLON, a New York banking corporation having an office at 101 Barclay Street – 15E, New York, New York 10286 (hereinafter called “Tenant”), to [_____________], a [________] corporation having an office at [_____________] (hereinafter called “Subtenant”), pursuant to an agreement of sublease dated as of ________ (hereinafter called the “Sublease”), a copy of which is attached hereto as Exhibit A, for a term commencing on the date as specified in the Sublease and ending on ______________, of certain space [________ rentable square feet] located on the [____] floor (hereinafter referred to as the “Sublet Space”) in the building located at 225 Liberty Street, New York, New York (hereinafter called the “Building”), which Sublet Space is [a portion of the/the entire] premises (hereinafter called the “Premises”) leased and demised by Landlord’s predecessor-in-interest to Tenant by that certain lease dated _____________ (which lease, as amended, is hereinafter called the “Lease”), such consent being subject to and upon the following terms and conditions, to each of which Tenant and Subtenant expressly agree:
1.    Unless expressly otherwise provided herein, any capitalized terms not defined in this Consent shall have the meanings ascribed thereto in the Lease.
2.    (a) Nothing contained in this Consent shall be construed to modify, waive, impair or affect any of the covenants, agreements, terms, provisions or conditions in the Lease (except as may be expressly provided in this Consent), or to waive any breach thereof, or any rights of Landlord against any person, firm, partnership, association or corporation liable or responsible for the performance thereof, or to enlarge or increase Landlord’s obligations under the Lease, and all covenants, agreements, terms, provisions and conditions of the Lease are hereby mutually declared to be in full force and effect.
(b)    If an Event of Default (as such term is defined in the Lease) under the Lease shall occur, then, upon notification by Landlord to Subtenant that an Event of Default has occurred, Tenant hereby authorizes and directs Subtenant to pay to Landlord all [_____] Rent, additional rent and other charges payable to Tenant under the Sublease, with the net amount so collected by Landlord to be applied to the [___] Rent, additional rent and other charges provided under the Lease. In the event Landlord delivers such notification to Subtenant, Subtenant hereby covenants and agrees to pay all rent, additional and other charges and sums payable under the Sublease (including, without limitation, [___] Rent, [______] rent, as such terms are defined in the Sublease) directly to Landlord. Tenant hereby waives any right, claim or demand that Tenant may now or hereafter have against Subtenant by reason of Subtenant having made such payments to Landlord, and any payment made by Subtenant to Landlord pursuant to this subparagraph 2(b) shall discharge the obligation of Subtenant to make such payment to Tenant. Notwithstanding this Consent and any acceptance by

X - 1

Landlord of any Rent from Subtenant: (i) Sublandlord shall not be released from, but shall be and remain liable for, the full performance and discharge of all of the obligations and liabilities under the Lease on the part of tenant thereunder to be performed and discharged, and (ii) Landlord shall not be deemed to have entered into a landlord/tenant relationship with Subtenant or to have otherwise accepted Subtenant as a tenant of the Sublet Space.
3.    Tenant shall be and remain liable and responsible for the due keeping, performance and observance of all the covenants, agreements, terms, provisions and conditions set forth in the Lease on the part of Tenant to be kept, performed and observed and for the payment of the Basic Rent, additional rent and all other sums now and/or hereafter becoming payable thereunder, expressly including as such, but not limited to, adjustments of rent, and any and all charges for any additional electric energy, property, material, labor, utility or other similar or dissimilar services or materials rendered, supplied or furnished by Landlord in, to or in connection with the Premises or any part thereof, whether for or at the request of Tenant or Subtenant.
4.    The Sublease of the Sublet Space shall be subject and subordinate at all times to the Lease, and to all of the covenants, agreements, terms, provisions and conditions of the Lease and of this Consent, and Subtenant shall not do or permit anything to be done in connection with Subtenant’s occupancy of the Sublet Space which would violate any of said covenants, agreements, terms, provisions and conditions.
5.    This Consent shall not be construed as a consent by Landlord to, or as permitting, any other or further subletting by either Tenant or Subtenant. Except as provided in the Lease, Subtenant shall not, without the prior written consent of Landlord in each instance, which consent shall be granted or withheld in accordance with the terms of the Lease, (i) assign the Sublease or this Consent, or further sublet the Sublet Space or any part thereof or (ii) permit the Sublet Space to be used or occupied by any other person or entity or (iii) hereafter sublet, take by assignment or otherwise occupy any space in the Building other than the Sublet Space. Without limiting the foregoing, unless and except as otherwise specifically provided in the Lease or this Consent, the provisions of Article 10 of the Lease shall apply to any proposed assignment of the Sublease or undersubletting of all or any part of the Sublet Space as if such request for Landlord’s consent to such assignment or undersubletting were a proposed assignment or subletting being made by Tenant under the Lease or as if the transaction required no such consent. In such event, Landlord shall have the same rights with respect to Subtenant under Article 10, including, but not limited to, the right to receive the amounts described in Section 10.12 of the Lease, as Landlord would have with respect to Tenant if Tenant were requesting Landlord’s consent to an assignment or subletting under the same circumstances and upon the same terms and conditions.
6.    The Sublet Space (subject to all of the covenants, agreements, terms, provisions and conditions of the Lease) shall be used by Subtenant solely for executive and general offices and any other purposes permitted under the Lease to the extent provided in the Sublease and for no other purposes.
7.    Tenant and Subtenant agree that Landlord is not responsible for the payment of any commissions or fees in connection with this transaction and they each jointly and severally agree to indemnify and hold Landlord harmless from and against any claims, liability, losses or

X - 2

expenses, including reasonable attorneys’ fees, incurred by Landlord in connection with any claims for a commission by any broker or agent in connection with this transaction.
8.    Subtenant agrees that if Subtenant shall become a direct tenant of Landlord for the Sublet Space or any part thereof upon the expiration or earlier termination of the Lease, Landlord shall not be responsible for the payment of any commissions or fees in connection with such direct lease, and Tenant and Subtenant jointly and severally agree to indemnify and hold Landlord harmless from and against any claims, liability, losses or expenses, including reasonable attorneys’ fees, incurred by Landlord in connection with any claims for a commission by any broker or agent in connection with any such direct lease.
9.    Upon the expiration or earlier termination of the term of the Lease or in case of the surrender of the Lease by Tenant to Landlord or in the case of a rejection of the Lease by Tenant pursuant to the applicable provisions of Title 11 of the United States Code, all rights of Subtenant to occupy the Sublet Space shall expire and come to an end as of the effective date of such expiration, termination, surrender or rejection, and Subtenant shall vacate the Sublet Space on or before such date. In the case of the failure of Subtenant to so vacate, Landlord shall be entitled to all the rights and remedies which are available to a landlord against a tenant holding over after the expiration of a term, in addition to the rights and remedies which are available to Landlord pursuant to the Lease in the event that Tenant holds over after the expiration of the Lease. In the event of the expiration, early termination, surrender or rejection of the Lease as set forth above, and in the event that Landlord does not so elect to have the term and estate granted by the Sublease expire, then, notwithstanding anything in the Lease to the contrary, Landlord may take over all of the right, title and interest of Tenant, as sublessor, under the Sublease and Subtenant shall, at Landlord’s option, attorn to Landlord pursuant to the then executory provisions of the Sublease, except that Landlord shall not be (i) liable for any previous act or omission of Tenant under the Sublease; provided, however, (x) the foregoing shall not relieve Landlord from and after the date of its succeeding to Tenant’s interest as the sublandlord under the Sublease of liability for any of Landlord’s own acts or omissions which may have constituted acts or omissions of Tenant, as the prior sublandlord under the Sublease, provided that Landlord shall have a reasonable period of time to remedy the same and (y) if any act or omission is of a continuing nature, Landlord, as the successor to such sublandlord, shall be bound to Subtenant in accordance with the Sublease for the period of time from and after the date of such succession provided that Landlord shall have a reasonable period of time to remedy the same, (ii) subject to any credit, offset, claim, counterclaim, demand or defense which Subtenant may have against Tenant; provided, however, that nothing contained in this clause (ii) shall relieve Landlord of any of its obligations under the then executory terms, conditions and covenants as are set forth in the Sublease (except as modified hereby) and which shall be applicable after such attornment or this Agreement, (iii) liable for any security deposited by such Subtenant that has not been transferred as such to Landlord, (iv) bound by any previous modification of the Sublease not consented to by Landlord or as expressly contemplated by the Sublease or by any previous prepayment of more than one month’s rent unless received by Landlord, (v) bound by any covenant of Tenant to undertake or complete any construction of the Sublet Space or any portion thereof demised by the Sublease, (vi) bound by any obligation to make any payment to or on behalf of Subtenant with respect to construction performed by or on behalf of Subtenant

X - 3

with regard to the Sublet Space, (vii) responsible for any monies owing by Landlord to Tenant or (viii) required to remove any person occupying the Sublet Space or any part thereof.
10.    In case of the violation by Tenant or Subtenant of any of the covenants, agreements, terms, provisions and conditions hereof, Landlord may, in addition to any other remedy available to Landlord at law or in equity, deem such violation to be a default under the Lease and may pursue any and all remedies available to Landlord under the Lease as a result of such default. Mention in this Consent of any particular remedy shall not preclude Landlord from any other remedy in law or in equity.
11.    Notwithstanding anything in the Lease to the contrary, no alterations, additions (electrical, mechanical or otherwise) or physical changes shall be made in the Sublet Space, or any part thereof, without Landlord’s prior written consent in each instance (where such consent is required under the Lease), which consent shall be granted or withheld in accordance with the provisions of the Lease; and in the event Landlord consents thereto, all such alterations, additions or physical changes shall be in compliance with the provisions of the Sublease and the Lease, respectively, relating to such alterations, additions or physical changes, and with all current rules and regulations of Landlord which are applicable to such work including, without limitation, any alteration rules and regulations attached to the Lease.
12.    Subtenant agrees to maintain the same insurance required to be carried by the Tenant under the Lease, naming as additional insureds under Subtenant’s policies of insurance Tenant, Landlord and all parties so required to be named under the Lease. Subtenant further agrees to waive subrogation in favor of the Landlord to the same extent required of the Tenant under said Lease and agrees that the terms and provisions of Section [__] of the Lease [waiver or subrogation] are and shall be fully applicable to Subtenant (as if Subtenant were tenant thereunder) for the benefit of Landlord and any third party beneficiaries thereof. Subtenant further agrees to provide a certificate of insurance which complies with these requirements to Landlord no later than the earlier of (i) fifteen (15) days following the date hereof or (ii) the date on which Subtenant, or any party acting through Subtenant, occupies the Sublet Space for any purpose, including, without limitation, the installation of Subtenant’s furniture, fixtures or other personal property.
13.    [This paragraph to be included in Consent if Sublease does not provide for indemnity of Landlord by Subtenant] Except to the extent resulting from any negligence or willful misconduct or failure to act where there is a duty to do so of an Indemnitee, Subtenant shall indemnify and save harmless Landlord and Landlord’s agents and their respective agents, employees, officers, directors, members, shareholders, and partners (the “Indemnitees”) and, at Landlord’s option, defend the Indemnitees, against and from any and all claims, liabilities, fines, suits, demands, costs, damages and expenses of any kind or nature (including, without limitation, reasonably attorneys and other professional fees and disbursements) arising from (i) any negligence or willful misconduct or failure to act where there is duty to do so on the part of Subtenant, its contractors, licensees, agents, servants, officers, employees, invitees or visitors, (ii) any accident, injury or damage whatsoever caused to any person or to the property of any person and occurring during the term of the Sublease (or during any period in which Subtenant shall have been given access to or shall continue to occupy the Sublet Space) in or about the Sublet Space, or occurring

X - 4

outside of the Sublet Space but anywhere within or about the Building where such accident, injury or damage results or is claimed to have resulted from any act or negligence of Subtenant or Subtenant’s contractors, licensees, agents, servants, officers, employees, invitees or visitors, and (iii) the breach of any term, covenant or condition to be observed or performed by Subtenant under this Consent. Except as provided in [insert reference to holdover clause of the Sublease whether or not incorporated by reference to Section 28.02 of the Lease] neither Landlord nor Subtenant shall be liable to the other for consequential damages in connection with any claims arising under the Sublease of this Consent.
14.    Tenant and Subtenant agree that (i) a true and complete fully executed copy of the Sublease has been furnished to Landlord, (ii) Landlord is not a party to the Sublease and is not bound by the provisions thereof, (iii) Landlord has not, and will not, review or pass upon any of the provisions of the Sublease, and (iv) except as provided in the Sublease, the Sublease will not be modified or amended in any way without the prior written consent of Landlord. Nothing herein contained shall be construed as a consent to, or approval or satisfaction by Landlord of any of the provisions of the Sublease, but is merely a consent to the act of subletting by Tenant to Subtenant. Tenant and Subtenant acknowledge that Landlord has made no representations or warranties to Subtenant regarding the Sublet Space or Lease.
15.    Any and all notices, demands, requests or other communications (“Notices”) given or required to be given to any party pursuant to this Consent shall be effective only if given in writing, and sent by registered or certified mail (return receipt requested), nationally recognized overnight courier (with receipt acknowledged by signature) or personally delivered (with receipt acknowledged by signature): (i) if to Landlord, to Landlord’s address set forth above, to the attention of Senior Vice President, Director of Leasing, with a duplicate original to the same address to the attention of General Counsel, (ii) if to Tenant, at the address for Notices set forth in the Lease or at such address as Tenant shall have last designated by notice in writing to Landlord, and (iii) if to Subtenant, to the Sublet Space. By notice given as herein set forth, Landlord may change the address to which Notices to Landlord must be delivered. The effective date of any Notice sent by registered or certified mail shall be the third (3rd) day following mailing, and the effective date of any Notice sent by courier or personally delivered shall be the date of delivery (or refusal to accept delivery).
16.    In the event of any conflict between the provisions of (i) the Lease or this Consent and (ii) the Sublease, the provisions of the Lease or this Consent shall prevail unaffected by the provisions of the Sublease. In the event of any conflict between the provisions of this Consent and the provisions of the Lease, the provisions of this Consent shall prevail.
17.    Tenant and Subtenant jointly and severally represent and agree that Subtenant is financially responsible, of good reputation, and engaged in a business which is in keeping with the standards of Landlord in those respects for the Building and its occupancy.
18.    Tenant and Subtenant jointly and severally represent and agree that the term of the Sublease will expire and terminate on or prior to the day of the expiration or termination of the term of the Lease.

X - 5

19.    This Consent may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any change is sought.
20.    Tenant and Subtenant represent and warrant to Landlord that no compensation or consideration of any kind other than as set forth in the Sublease has been, or will be, paid by Subtenant to Tenant in connection with the Sublease.
21.    This Consent shall not be binding upon Landlord unless and until it is signed by Landlord.
22.    This Consent shall be governed by, and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within said state.
23.    All of the terms, conditions and provisions of this Consent shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns.
24.    If any term, condition or provision of this Consent or the application thereof to any circumstance or party hereto shall be invalid or unenforceable to any extent, the remaining terms, conditions and provisions of this Consent or the application thereof any circumstance or party hereto, other than that held invalid or unenforceable, shall not be affected thereby and each remaining term, condition and provision of this Consent shall be valid and enforceable to the fullest extent permitted by law.
25.    This Consent may be executed in any number of counterparts and each counterpart shall for all purposes be deemed an original, and all such counterparts shall together constitute one and the same agreement.
[THE BALANCE OF THIS PAGE IS INTENTIONALLY BLANK]

X - 6

IN WITNESS WHEREOF, the parties hereto have caused these presents to be duly executed as of the day of , 20__.

LANDLORD:
WFP TOWER B CO. L.P. By: WFP Tower B Co. G.P. LLC, its general partner By:_____________________________ Name: Title:

TENANT:
THE BANK OF NEW YORK MELLON By: _________________________________ Name: Title:

SUBTENANT:
[____________________________] By: _________________________________ Name: Title:

X - 7

EXHIBIT A
Copy of Sublease
[To be Attached]

X - 8

EXHIBIT Y
TAX COMPARISON BUILDINGS
1.    140 Broadway
2.    32 Old Slip
3.    200 Liberty
4.    One Liberty Plaza
5.    One Battery Park Plaza
6.    195 Broadway
7.    17 State Street

Y - 1

EXHIBIT Z
CERTIFICATE OF OCCUPANCY

[Drawings Omitted]

Z - 1

EXHIBIT AA
LOCATION OF BICYCLE RACK

[Drawing Omitted]

ALL AREAS, DIMENSIONS AND CONDITIONS ARE APPROXIMATE
AA - 1

EXHIBIT BB
FORM OF CONFIDENTIALITY AGREEMENT
[Name and address of Consultant]
____________________________
____________________________
[Date]
WFP Tower B Co. L.P.
c/o Brookfield Financial Properties, L.P.
250 Vesey Street, 15th Floor
New York, New York 10281-1023
Re: Examination of Books and Records/Nondisclosure
Gentlemen:
Reference is made to the Lease dated _____________ (as amended, the “Lease”) between WFP Tower B Co. L.P., as landlord (“Landlord”) and The Bank of New York Mellon, as tenant (“Tenant”) for premises in the building known as 225 Liberty Street, New York, New York (the “Building”). All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Lease.
[ Name of Company or Individual ] (“Consultant”) will conduct an examination (the “Audit”) on behalf of Tenant of certain of the books and records of Landlord in connection with the Operating Payment paid or payable by Tenant to Landlord pursuant to the Lease on account of Operating Expenses for the Operating Year commencing on January 1, _____ and ending on December 31, ____.
Landlord has informed Consultant that it desires the contents of said books and records (the “Proprietary Information”) including, without limitation, information relating to the income and expenses of Landlord and other business data with respect thereto, to be treated as confidential. Consultant acknowledges and agrees that all of the Proprietary Information is an important asset and an integral part of the business operations of Landlord, and if any portion thereof is disclosed or made available to third parties, such business operations of Landlord may be seriously damaged and impaired as a result thereof.
Consultant further acknowledges and agrees that the disclosure to a third party of the existence of the Audit, or of any circumstances surrounding, or details pertaining to, the Audit, or to any dispute or challenge relating to the Lease and/or any resolution thereof or other agreement relating thereto (the “Dispute Information”) could seriously damage and impair the business operations of Landlord. The Proprietary Information and the Dispute Information is hereinafter collectively referred to as the “Confidential Information.”

BB - 1

Recognizing the foregoing and in consideration of the access granted to Consultant to the Proprietary Information, Consultant, on behalf of itself and its employees, officers, partners, directors, and agents, hereby agrees: (i) not to disclose, communicate or divulge to any person other than Tenant any Confidential Information not otherwise available to the general public except (a) to the extent required by law, a court of competent jurisdiction or a governmental or quasi‑governmental agency and (b) that Consultant may, to the extent reasonably necessary to fully report to Tenant, disclose to Tenant Confidential Information relating only to the Building, (ii) not to use any Confidential Information for their own benefit or for the benefit of any other party except in the resolution of a dispute or challenge between Landlord and Tenant pertaining to the Proprietary Information and (iii) not to solicit other tenants in the Building, or any other building owned or leased by Landlord or any affiliate of Landlord, with a view toward conducting audits or initiating disputes based upon or using all or any portion of the Confidential Information. Notwithstanding the foregoing, Tenant and Consultant may disclose the Confidential Information in any arbitration or other legal action or proceeding relating to the Lease or the Premises involving the Confidential Information.
Consultant further agrees as follows:
(a)    All Confidential Information disclosed to Consultant is, and shall remain, the property of Landlord. In the event that Landlord, in its sole discretion, so requests, Consultant shall, at the later of the conclusion of the Audit and any resolution of any dispute arising out of or relating to the Audit, promptly destroy or, at the option of Landlord, return to Landlord all copies of Confidential Information in its possession.
(b)    Consultant acknowledges receipt of advice from Landlord that the unauthorized disclosure of the Confidential Information may cause irreparable harm to Landlord, and that remedies at law may be inadequate to protect Landlord against actual or threatened breach of this Agreement by Consultant. Accordingly, and without prejudice to the rights and remedies otherwise available to Landlord, Landlord shall be entitled to equitable relief by way of injunction or otherwise if the Consultant breaches or threatens to breach any of the provisions of this Agreement.
No failure or delay by Landlord in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder.
(d)    If any provision of this Agreement is declared void or unenforceable by a final judicial or administrative order, this Agreement will continue in full force and effect except that the void or unenforceable provision will be deemed deleted.
(e)    This Agreement contains the entire Agreement between Landlord and the Consultant concerning the confidentiality of the Proprietary Information, and no modification of this Agreement or waiver of the terms and conditions hereof shall be binding upon Consultant or Landlord, unless signed by the party against whom such modification or waiver shall be enforceable.
(f)    This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

BB - 2

(g)    Consultant shall not assign or delegate any of its rights or obligations under this Agreement.
Very truly yours,

[_Name of Consultant_]

By: _______________________________
    Name:
    Title:

BB - 3

EXHIBIT CC
TERMINATION OF 800 AMP FEEDER

[Drawing Omitted]

CC - 1

EXHIBIT CC-1

LOCATION OF E-DSWB-10A AND E-DSWB-10B SWITCHES
AND EMERGENCY DISTRIBUTION SWITCHBOARDS

[Drawing Omitted]

CC-1 - 1

EXHIBIT CC-2

LOCATION OF SWBD-8B SWITCH

[Drawing Omitted]

CC-2 - 1

EXHIBIT DD
LOCATION OF TELECOMMUNICATIONS RISERS

[Drawings Omitted]

DD - 1

EXHIBIT EE
EXAMPLE OF FIRST CONTRACTION PAYMENT CALCULATION
[SEE ANNEXED]

[Drawings Omitted]

EE - 1

EXHIBIT FF
LOCATION OF SECURITY RISERS

[Drawings Omitted]

FF - 1

EXHIBIT GG
250 VESEY CORRIDOR SPECIFICATIONS

[Drawings Omitted]

GG - 1